Execution Version
Exhibit 2.1

AGREEMENT AND PLAN OF MERGER
dated as of September 18, 2007
by and among
ALLERGAN, INC.,
ESMERALDE ACQUISITION, INC.,
ESPRIT PHARMA HOLDING COMPANY, INC.
and
ESCROW PARTICIPANTS’ REPRESENTATIVE

i

Schedules
Schedule A – Excluded Employees From Change of Control Payments
Schedule B — Escrow Participants
Schedule C – Transaction Awards
Schedule D-1 – Legal Opinion of Milbank, Tweed, Hadley & McCloy LLP
Schedule D-2 – Legal Opinion of Steven Bosacki
Schedule E – Severance Policy
Schedule F – Consents
Exhibits
Exhibit A – Stockholders’ Written Consent
Exhibit B – Charter Amendment
Exhibit C – Indevus Agreement
Exhibit D – Escrow Agreement
Exhibit E – General Release
Exhibit F – Certificate of Incorporation of Surviving Corporation
Exhibit G – Letter of Transmittal for Company Stockholders
Exhibit H – Letter of Transmittal for Holder of Warrant

AGREEMENT AND PLAN OF MERGER
     This AGREEMENT AND PLAN OF MERGER dated as of September 18, 2007 is made and entered into by and among Allergan, Inc, a Delaware corporation (“Parent”), Esmeralde Acquisition, Inc., a Delaware corporation (“Merger Sub”), Esprit Pharma Holding Company, Inc., a Delaware corporation (the “Company”), and Andrew J. Einhorn, solely in his capacity as the Escrow Participants’ Representative. Capitalized terms not otherwise defined herein have the meanings set forth in Article I.
     WHEREAS, the Board of Directors of the Company has unanimously (a) determined that the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth herein (the “Merger”) is in the best interests of the Company and the Company Stockholders, (b) approved, in accordance with Section 251 of the DGCL, this Agreement and each of the transactions contemplated hereby, including the Merger and (c) recommended that the Company Stockholders approve this Agreement and each of the transactions contemplated hereby, including the Merger; and
     WHEREAS, the Boards of Directors of Parent and Merger Sub have each determined that it is advisable and in the best interests of Parent and Merger Sub for Merger Sub to consummate the Merger;
     WHEREAS, the Company has agreed to deliver to Parent and Merger Sub, within one Business Day after the execution and delivery of this Agreement, a written consent duly executed by (a) the holders of at least 60% of the outstanding shares of Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company (“Series A Stock”) and the outstanding shares of Series B Convertible Preferred Stock, par value $0.0001 per share, of the Company (“Series B Stock” and together with the Series A Stock, the “Preferred Stock”),voting together as a single class, (b) the holders of at least a majority of the outstanding shares of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”), and (c) the holders of at least a majority the outstanding shares of Preferred Stock (on an as-converted basis), voting together as a single class with the outstanding shares of Common Stock (the approvals specified in the foregoing clauses (a), (b) and (c) being referred to collectively as the “Requisite Stockholder Approval”), in the form of Exhibit A, adopting this Agreement and approving the Merger and approving an amendment (the “Charter Amendment”) in the form of Exhibit B to the Amended and Restated Certificate of Incorporation of the Company, as in effect on the date of this Agreement (the “Stockholders’ Written Consent”); provided, however, such Stockholder Written Consent shall be executed by each of the Escrow Participants; and
     WHEREAS, prior to or concurrently with the execution of this Agreement, the Company is entering into the Amended and Restated License, Commercialization and Supply Agreement with Indevus Pharmaceuticals, Inc., a Delaware corporation (“Indevus”) in the form attached hereto as Exhibit C (the “Indevus Agreement”) that will become automatically effective upon the Closing.

AGREEMENT
     NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:
ARTICLE I
DEFINITIONS
               SECTION 1.01 Definitions.
          (a) For purposes of this Agreement:
     “Acquired Companies” means (a) the Company and (b) each Subsidiary of the Company.
     “Acquired Company IP” means the combination of all the Acquired Company Owned IP and all of the Acquired Company Licensed IP.
     “Acquired Company Licensed IP” means all Intellectual Property licensed to each of the Acquired Companies (other than off-the-shelf shrink-wrap software that is so licensed solely in executable or object code form pursuant to a nonexclusive, internal use software license).
     “Acquired Company Owned IP” means all Intellectual Property that is related to the business of the Acquired Companies and in which an Acquired Company has (or purports to have) an ownership right or interest, but not including Acquired Company Licensed IP.
     “Action” means any claim, action, suit, arbitration, proceeding or investigation by or before any Governmental Authority.
     “Adverse Drug Reaction Report” means an adverse drug experience reported to the FDA or other corresponding Governmental Authority associated with the use of a drug, whether or not considered drug related, including the following: an adverse event occurring in the course of the use of a drug product in professional practice; an adverse event occurring from drug overdose whether accidental or intentional; an adverse event occurring from drug abuse; an adverse event occurring from drug withdrawal; and any failure of expected pharmacological action.
     “Affiliate” of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.
     “Affiliated Group” means any consolidated, affiliated, combined or unitary group of corporations for Tax purposes with respect to which an Acquired Company is or has been a member on or prior to the Closing.

     “Aggregate Proceeds Contribution Fraction” means, with respect to each share of Company Stock held by an Escrow Participant (not including shares of Common Stock issuable upon the exercise of In-the-Money Options or the Warrant), the fraction:
          (a) having a numerator equal to, as the case may be, the amount specified in Section 2.02(c)(i) in respect of such share of Preferred Stock or Section 2.02(d)(i) in respect of such share of Common Stock; and
          (b) having a denominator equal to the aggregate total of all amounts specified in Section 2.02(c)(i) in respect of Preferred Stock held by the Escrow Participants and Section 2.02(d)(i) in respect of Common Stock held by the Escrow Participants.
          For purposes of calculating the foregoing fraction in this definition of “Aggregate Proceeds Contribution Fraction”, in no event shall Dissenting Shares or shares to be cancelled at the Effective Time in accordance with Section 2.02(b) be included in such calculation.
     “Ancillary Documents” means the Escrow Agreement, Indevus Agreement, General Release, Charter Amendment, the Letter of Transmittal for Company Stockholders and the Letter of Transmittal for the holder of the Warrant.
     “Applicable Merger Consideration” means, with respect to a share of Common Stock, the Closing Date Common Per Share Consideration and with respect to a share of Preferred Stock, the Closing Date Preferred Per Share Consideration applicable to such share of Preferred Stock, in each case plus the amount determined by dividing (a) the Post-Closing Cash Consideration, if any, by (b) the Fully Diluted Common Share Number.
     “Benefit Plan” means any plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) maintained, sponsored or contributed to by any of the Acquired Companies, or under which any of the Acquired Companies has any Liability, whether actual or contingent, for providing any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof) with (i) pension, profit sharing, stock bonus, deferred compensation or retirement benefits, (ii) medical, dental, cafeteria or other health and welfare benefits, (iii) life or death benefits, insurance benefits, workers’ compensation, disability or accident benefits, supplemental unemployment benefits, vacation or holiday benefits or (iv), incentive or bonus compensation, stock, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation or benefits.
     “Business Day” means any day (other than a Saturday or Sunday) on which banks are not required or authorized to close in the City of Los Angeles, California or in the City of New York, New York.
     “Change in Control Payments” means (a) any amounts that become payable to any current or former director, officer, employee or consultant of the Acquired Companies (except for the payments identified on Schedule A to be made to those employees of the Acquired Companies identified on Schedule A), in whole or in part, as a result of the execution and delivery of this Agreement or the consummation of the Merger, whether pursuant to a severance policy of any Acquired Company or an individual employment, severance or change-in-control Contract or otherwise (but in no event the payments in respect of shares of Common Stock subject to In-the-Money Options) and (b) any Indebtedness owed to an Acquired Company that is forgiven at or prior to the Effective Time as a result of the Merger.

     “Closing Cash Balance” means the Company’s good faith estimate of the sum of all cash and cash equivalents of the Acquired Companies as of the Closing and reflected in the Transaction Schedule, as updated by the Company not less than two (2) Business Days prior to the Closing Date.
     “Closing Change in Control Payments” means the Company’s good faith estimate of Change in Control Payments reflected in the updated Transaction Schedule to be delivered to Parent and Merger Sub not less than two Business Days prior to the Closing.
     “Closing Company Debt” means the Company’s good faith estimate of Company Debt reflected in the updated Transaction Schedule to be delivered to Parent and Merger Sub not less than two (2) Business Days prior to the Closing.
     “Closing Date” means the second (2nd) Business Day following the later of (A) the day on which the waiting period under the HSR Act with respect to the Transactions has been terminated or expired and (B) the day on which the other conditions set forth in Article VIII have been satisfied (excluding conditions that, by their terms, are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or such other date as Parent and the Company agree upon in writing.
     “Closing Date Common Per Share Consideration” means the quotient obtained by dividing (a) an amount equal to (i) the Closing Date Total Cash Consideration minus (ii) the aggregate of all Preferred Per Share Preference Amounts payable upon the Merger to holders of Preferred Stock outstanding immediately prior to the Effective Time by (b) the Fully Diluted Common Share Number.
     “Closing Date Preferred Per Share Consideration” means, with respect to each share of Preferred Stock, an amount equal to the sum of (a) the Preferred Per Share Preference Amount plus (b) the lesser of (i) the Closing Date Common Per Share Consideration and (ii) the applicable Participation Cap.
     “Closing Date Total Cash Consideration” means an amount (payable in cash in immediately available United States funds) equal to the sum of (a) Three Hundred Seventy Million Dollars ($370,000,000) plus (b) the Closing Cash Balance plus (c) the aggregate exercise price of all In-the-Money Options outstanding as of immediately prior to the Effective Time minus (d) the outstanding amount of Closing Company Debt minus (e) the amount of the Closing Transaction Expenses minus (f) the Excess Change of Control Payments (if any) minus (g) the Estimated Closing Net Working Capital Shortage (if any).
     “Closing Transaction Expenses” means the Company’s good faith estimate of Transaction Expenses reflected in the updated Transaction Schedule to be delivered to Parent and Merger Sub not less than two (2) Business Days prior to the Closing.
     “Code” means the United States Internal Revenue Code of 1986.
     “Company Debt” means any Indebtedness of the Company outstanding as of immediately prior to the Closing, including amounts outstanding pursuant to the Loan Agreement and the Subordinated Notes.

     “Company Disclosure Schedule” means the Disclosure Schedule, dated as of the date hereof, delivered by the Company to Parent and Merger Sub in connection with this Agreement.
     “Company Divestiture” means the Company’s sale or other disposition of its assets and liabilities relating to Prosed to be completed prior to the Closing Date.
     “Company Options” means options (including commitments to grant options) to purchase shares of Common Stock issued pursuant to the Stock Plan.
     “Company Securityholders” means the Company Stockholders, holders of In-the-Money Options and the holder of the Warrant.
     “Company Stock” means the Common Stock and the Preferred Stock.
     “Company Stockholders” means the holders of Company Stock.
     “Consolidated Financial Statements” means the audited consolidated financial statements of the Company for the years ended December 31, 2005 and 2006, comprising a consolidated balance sheet, a profit and loss account, a cash flow statement, the notes and the relevant audit reports, all of which are included in Section 4.09(a) of the Company Disclosure Schedule.
     “ Contract ” means, with respect to any Person, any agreement, understanding, contract, note, bond, deed, mortgage, lease, sublease, license, sublicense, instrument, commitment, promise, undertaking or other binding arrangement, whether written or oral: (a) to which such Person is a party; (b) by which such Person or any of its assets is or may become bound or under which such Person has, or may become subject to, any obligation; or (c) under which such Person has or may acquire any right or interest.
     “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or arrangement or otherwise.
     “Damages” means the amount of any loss, claim, deficiency, lost profits, demand, damage (including consequential damages but excluding indirect, punitive and special damages), injury, Liability, demand, settlement, judgment, award, fine, penalty, fee (including attorneys’ fees and consultants’ and experts’ fees), charge, cost (including costs of investigation), Tax, or expense of any nature, whether or not involving an Action, including any costs of defending any Actions or enforcing a Parent Indemnified Party’s rights under this Agreement.
     “DGCL” means the General Corporation Law of the State of Delaware.
     “Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), branch office, firm or other enterprise, association, organization or entity.

     “Environmental Laws” means any and all applicable U.S. or foreign laws, statutes, ordinances, regulations, policies, guidance, rules, judgments, orders, court decisions or rule of common law, Permits, restrictions and licenses, which (a) regulate or relate to the protection or clean up of the environment; the use, treatment, storage, transportation, handling, disposal or release of wastes, pollutants, contaminants or similar substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including protection of the health and safety of employees; or (b) impose Liability or responsibility with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other Law of similar effect.
     “Equity Participations” means any (a) share, quota, security, participation right and any other present or future right entitling the holder, absolutely or contingently (through the exercise of any subscription, conversion, exchange, option or similar right), to participate in the revenues, dividends or equity appreciation of another Person, including capital stock, membership interests, units, performance units, options, warrants, company appreciation rights, interests in “phantom” stock plans, restricted or contingent stock or profits interests, voting securities, stock appreciation rights or equivalents, stock loan purchase plans, convertible debentures or stock bonus plans and (b) commitments to issue any of the foregoing.
     “Escrow Agent” means the escrow agent to be reasonably agreed to by the parties.
     “Escrow Agreement” means an escrow agreement in the form of Exhibit D attached hereto, subject to any amendments to such form requested by the Escrow Agent and mutually agreed to by Parent and the Escrow Participants’ Representative.
     “Escrow Participants” means each of the Company Stockholders set forth on Schedule B.
     “Estimated Closing Net Working Capital Shortage” means the amount, if any, by which the Estimated Closing Net Working Capital is less than the Target Net Working Capital.
     “Estrasorb” means any topically- or transdermally-administered product containing no other active ingredient other than 17b estradiol which is marketed under NDA No. 21-371.
     “Excess Change in Control Payments” means the amount by which the Change in Control Payments exceed Seven Million Five Hundred Thousand dollars ($7,500,000).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.
     “Expense Amount” means an amount equal to Five Hundred Thousand Dollars ($500,000).
     “Expense Fund” means the fund established by deposit of the Expense Amount with the Escrow Participants’ Representative in accordance with the terms of this Agreement, which funds are to be administered by the Escrow Participants’ Representative pursuant to the provisions of this Agreement.

     “FDA Act” means the Food Drug and Cosmetic Act, as amended.
     “FDA” means the United States Food and Drug Administration.
     “Financial Statements” means the Consolidated Financial Statements and the Interim Financial Statements.
     “Fully Diluted Common Share Number” means the sum of (a) the number of shares of Common Stock outstanding as of immediately prior to the Effective Time plus (b) the number of shares of Common Stock subject to In-the-Money Options that are outstanding and unexercised as of immediately prior to the Effective Time plus (c) the number of shares of Common Stock issuable upon automatic exercise of the Warrant in accordance with its terms at the Effective Time to the extent the Warrant has not been exercised as of immediately prior to the Effective Time plus (d) the number of shares of Common Stock into which all shares of Preferred Stock outstanding as of immediately prior to the Effective Time would be converted were such shares of Preferred Stock converted into shares of Common Stock pursuant to Article IV.B.3 of the Company’s Certificate of Incorporation in effect as of the date hereof.
     “GAAP” means generally accepted accounting principles in the United States, consistently applied throughout the specified period and in the immediately prior comparable period.
     “General Release” means a General Release in the form attached hereto as Exhibit E.
     “Good Clinical Practice” means the ethical and scientific quality standard for designing, conducting, recording, and reporting trials that involve the participation of human subjects, including the regulations at 21 C.F.R. Parts 50, 54 and 56.
     “Good Laboratory Practice” means the good laboratory practices for conducting nonclinical laboratory studies that support or are intended to support applications for research or marketing permits for products regulated by the FDA or other corresponding Governmental Authority, and which assures the quality and integrity of the safety data filed with the FDA or other corresponding Governmental Authority, including the regulations at 21 C.F.R. Part 58.
     “Good Manufacturing Practice” means the current good manufacturing practice for methods to be used in, and the facilities or controls to be used for, the manufacture, processing, packing, or holding of a drug to assure that such drug meets the requirements of Healthcare Laws as to safety, and has the identity and strength and meets the quality and purity characteristics that it purports or is represented to possess, including the regulations at 21 C.F.R. Parts 210 and 211.
     “Governmental Authority” means any United States or supranational, foreign, provincial, state, municipal or local government, governmental, regulatory or administrative authority, agency, body, branch or bureau, instrumentality or commission or any court, tribunal, or judicial or arbitral body.
     “Hazardous Substances” means (a) any wastes, pollutants, contaminants or other substances (including electromagnetic fields, radioactive substances, liquids, solids, gases, noise, heat and vibration) that are materially harmful to the environment by virtue of their toxic, explosive, radioactive, corrosive, noisy, caustic or noxious properties, (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas, and any mixtures thereof; (d) polychlorinated biphenyls, asbestos in any form, formaldehyde and radon; and (e) any other contaminant, substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.
     “Healthcare Laws” means the FDA Act, the Controlled Substances Act (21 U.S.C. § 801 et seq.), Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Anti-Self-Referral Law (42 U.S.C. §§ 1395nn), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), the exclusion laws (42 U.S.C. 1320a-7), all regulations or guidance promulgated pursuant to such Laws, and any other Law which regulates the design, development, testing , studying, manufacturing, processing, storing, importing or exporting, licensing, labeling or packaging, distributing or marketing of pharmaceutical products, or related to kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, pharmacy practice and compounding, licensure, accreditation or any other aspect of providing health care or pharmacy services.
     “HSR Act” means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.
     “In-the-Money Option” means a Company Option having a per share exercise price less than the Closing Date Common Per Share Consideration (it being understood that whether a Company Option is an In-the-Money Option shall be determined on an iterative basis by initially calculating the Closing Date Common Per Share Consideration without taking account of outstanding Company Options, recalculating the Closing Date Common Per Share Consideration taking into account the outstanding Company Options with a per share exercise price that is less than the initially calculated Closing Date Common Per Share Consideration and then repeating this process until no additional Company Options become In-the-Money Options as a result of such calculation).
     “Indebtedness” means, with respect to an Acquired Company, (a) all indebtedness of such Acquired Company, whether or not contingent, for borrowed money, (b) all obligations of such Acquired Company for the deferred purchase price of property or services (other than current trade liabilities incurred in the Ordinary Course of Business and recorded on the Financial Statements), (c) all obligations of such Acquired Company evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Acquired Company (even though the rights and remedies of the Acquired Company or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Acquired Company as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Acquired Company under acceptance, letter of credit or similar facilities, (g) all obligations of such Acquired Company to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends (but, in the case of the Company, excluding amounts included in the Preferred Share Consideration), (h) all Indebtedness of others referred to in clauses “(a)” through “(g)” above guaranteed directly or indirectly in any manner by such Acquired Company and (i) all Indebtedness referred to in clauses “(a)” through “(g)” above secured by any encumbrance on property (including accounts and Contract rights) owned by such Person, even though such Acquired Company has not assumed or become liable for the payment of such Indebtedness.
     “Indemnification Escrow Amount” means an amount equal to Twenty Seven Million Seven Hundred Fifty Thousand Dollars ($27,750,000).
     “Indemnification Escrow Fund” means the escrow fund established by deposit of the Indemnification Escrow Amount with the Escrow Agent in accordance with the terms of this Agreement, which funds are to be administered by the Escrow Agent pursuant to the provisions of this Agreement and the Escrow Agreement.
     “Indevus License Agreement” means the License, Commercialization and Supply Agreement by and between Indevus and Odyssey Pharmaceuticals, Inc., dated April 6, 2004, Amendment No. 1 thereto, dated April 30, 2005, and the Amendment and Consent Agreement by and between Indevus, Odyssey Pharmaceuticals, Inc. and Saturn Pharmaceuticals, Inc., dated May 14, 2005.
     “Intellectual Property” means all (a) United States and all other foreign patents, patent applications and invention registrations of any type, (b) trademarks, service marks, domain names, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (c) copyrightable works, copyrights, and registrations and applications for registration thereof, (d) software, (e) confidential and proprietary information, including inventions, trade secrets and know-how, (f) data collections, development tools, diagrams, formulae, methods, network configurations and architectures, processes, specifications, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries), and (g) all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (i) rights associated with works of authorship, including exclusive exploitation rights and moral rights; (ii) trademark and trade name rights and similar rights; (iii) trade secret rights; (iv) patent and industrial property rights; (v) other proprietary rights in the items identified in subclause “(a)” through “(f)” above; and (vi) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in subclauses “(i)” through “(v)” above.
     “Interim Balance Sheet” means the unaudited consolidated balance sheet of the Company as of June 30, 2007, which is included in the Interim Financial Statements.

     “Interim Financial Statements” means the Interim Balance Sheet and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows for the portion of the fiscal year then ended.
     “IRS” means the United States Internal Revenue Service.
     “Key Stockholder” means collectively, each of the Company Stockholders set forth on Schedule B, which Company Stockholders are also Escrow Participants.
     “Knowledge” by a Person of a particular fact or other matter means (a) if the Person is an individual, that such individual is aware of such fact or other matter or such individual would reasonably be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter, and (b) if the Person is an Entity, a member of the board of directors or other governing body or any officer of such Person is aware of such fact or other matter or such member or officer would reasonably be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.
     “Law” means national, super national, state, provincial, municipal or local statute, law, constitution, ordinance, code, regulation, rule, notice, court decision, interpretation, agency guidance, Order, resolution, corporate integrity agreement, stipulation, determination, requirement or rule of law (including common law), code or edict issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority, including Healthcare Laws.
     “Liabilities” means any and all liabilities, obligations and Indebtedness, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, Action or any Order entered by or with any Governmental Authority, and those arising under any Contract.
     “Liens” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest, conditional or installment sale agreement, encumbrance, charges or other claims of third parties of any kind, or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).
     “Liquidation Amount” means, with respect to each share of Series A Stock, $0.54, and, with respect to each share of Series B Stock, $0.65.
     “Loan Agreement” means the Loan Agreement, dated as of August 10, 2007, as amended, supplemented and otherwise modified from time to time, by and among Pharma (as borrower thereunder), the Company (as guarantor thereunder) and Parent (as lender thereunder).
     “Material Adverse Effect” means any event, circumstance, change or effect that, individually or when considered with any other events, circumstances, changes and effects, is or could reasonably be expected to (a) be materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Acquired Companies taken as a whole (b) be adverse to Parent’s right to own, or to receive dividends or other distributions with respect to, the Surviving Corporation’s capital stock or (c) prevent or materially delay the consummation of the Transactions; provided, however, that the term “Material Adverse Effect” shall not include any event, circumstance, change or effect arising from (i) general economic and market conditions in or affecting the Company’s industry, (ii) general economic or market conditions in or affecting the United States economy or the credit or financial markets, (iii) acts of terrorism or war (whether or not declared), that in the case of clauses (i), (ii) and (iii) above, do not disproportionately affect the Acquired Companies relative to other industry participants.
     “Material IP Contracts” means the Contracts listed or required to be listed in Section 4.16(a)(ii)-(iv) of the Company Disclosure Schedule.
     “Net Working Capital” means the difference between (a) the current assets of the Company and its consolidated Subsidiaries, including cash and cash equivalents, the value of inventory, accounts receivable (less any reserves for uncollectibility and payment discounts) and current prepaid expenses and (b) the current liabilities of the Company and its consolidated Subsidiaries, including accounts payable (including amounts payable under Contracts of the Acquired Companies) and all accrued expenses, including accrued commissions and incentive compensation, rebates, chargebacks, product returns and all other pricing allowances, with each amount determined in accordance with GAAP applied on a basis consistent with the past practices of the Company. For purposes of this Agreement, Net Working Capital shall, in all events, exclude (i) cash and cash equivalents to the extent such cash and cash equivalents have been included in the Closing Cash Balance, fixed assets, deferred tax assets, goodwill, intangible assets, long term debt, the current portion of Company Debt to the extent included in the Closing Company Debt (including the current portion of the Loan Agreement and the Subordinated Notes), Change in Control Payments, Transaction Expenses, assets relating to the Prosed products and assets relating to the products acquired by Pharma pursuant to the Stock Purchase Agreement by and among Pharma and the stockholders of Metagen Pharmaceuticals, Inc., dated September 18, 2005 and (ii) liabilities (including products returns and rebates) relating to the ProQuinXR Agreements for which the Parent Indemnified Parties are receiving indemnification pursuant to Section 9.02(j) and liabilities relating to reserves established in respect of returns of Prosed.
     “Net Working Capital Escrow Amount” means One Million Dollars ($1,000,000).
     “Net Working Capital Escrow Fund” means the escrow fund established by deposit of the Net Working Capital Escrow Amount with the Escrow Agent in accordance with the terms of this Agreement, which funds are to be administered by the Escrow Agent pursuant to the provisions of this Agreement and the Escrow Agreement.
     “NDA” means new drug application.
     “Order” shall mean any order, writ, judgment, injunction, decree, determination or award.

     “Ordinary Course of Business” means the ordinary course of business consistent with past practice.
     “Parent Indemnified Party” means Parent, Merger Sub, their respective Affiliates (including, following the Closing, the Company) and their respective directors, officers, employees, agents, representatives, successors and assigns.
     “Participation Cap” means, with respect to each share of Series A Stock, $1.62, and with respect to each share of Series B Stock, $1.95.
     “Permit” means all permits, registrations, franchises, grants, authorizations (including marketing and testing authorizations), concessions, licenses, easements, variances, exceptions, exemptions, consents, certificates, clearances, approvals and Orders of any Governmental Authority.
     “Person” means any individual, Entity or Governmental Authority.
     “Pharma” means Esprit Pharma, Inc., a Delaware corporation and wholly-owned Subsidiary of the Company.
     “Post-Closing Cash Consideration Fraction” means, with respect to (i) each share of Company Stock, (ii) each Share of Common Stock subject to In-the-Money Options that are outstanding and unexercised as of immediately prior to the Effective Time and (iii) each share of Common Stock issuable upon automatic exercise of the Warrant in accordance with its terms at the Effective Time to the extent the Warrant is outstanding and unexercised immediately prior to the Effective Time, the fraction:
          (a) having a numerator equal to, as the case may be, the amount specified in Section 2.02(c)(i) in respect of such share of Preferred Stock, Section 2.02(d)(i) in respect of such share of Common Stock, Section 2.03(a)(i) in respect of each share of Common Stock subject to an In-the-Money Option that is outstanding and unexercised as of immediately prior to the Effective Time, or Section 2.04(a) in respect of such share of Common Stock issuable upon the automatic exercise of the Warrant in accordance with its terms at the Effective Time; and
          (b) having a denominator equal to the aggregate total of all amounts specified in Section 2.02(c)(i) in respect of Preferred Stock, Section 2.02(d)(i) in respect of Common Stock, Section 2.03(a)(i) in respect of Common Stock subject to In-the-Money Options that are outstanding and unexercised as of immediately prior to the Effective Time, and Section 2.04(a) in respect of Common Stock issuable upon the automatic exercise of the Warrant in accordance with its terms at the Effective Time.
          For purposes of calculating the foregoing fraction in this definition of “Post-Closing Cash Consideration Fraction”, in no event shall Dissenting Shares or Company Stock cancelled prior to the Effective Time in accordance with Section 2.02(b) be included in such calculation.

     “Preferred Per Share Preference Amount” means, with respect to each share of Preferred Stock, the sum of (a) the applicable Liquidation Amount plus (b) the amount of accrued and unpaid dividends in respect of such share immediately prior to the Effective Time.
     “Products” means the Sanctura products, the Estrasorb products, the Prosed products and the products acquired by Pharma pursuant to the Stock Purchase Agreement by and among Pharma and the stockholders of Metagen Pharmaceuticals, Inc., dated September 18, 2005.
     “Proprietary Names” means trademarks, service marks, trade names, brand names, domain names or the like, whether registered or unregistered.
     “ProQuinXR Agreements” mean (a) the Exclusive License and Marketing Agreement by and between the Company and Depomed, Inc., dated July 21, 2005 and Amendment Number 1 thereto, dated July 24, 2006, (b) the Supply Agreement by and between the Company and Depomed, Inc., dated July 21, 2005 and (c) the Co-Promotion Agreement by and between the Company and Depomed, Inc., dated July 24, 2006.
     “ProQuinXR” means the extended release ciprofloxacin HCl pharmaceutical ingredient product known as ProQuinXR composed of Depomed, Inc.’s proprietary GR System and the active ingredient, ciprofloxacin hydrochloride.
     “Prosed” means a multi-ingredient product with analgesic, antispasmodic and mild antiseptic effects used to relieve lower urinary tract discomfort (i.e., irritative voiding symptoms such as urgency, frequency and dysuria) as a result of hypermotility or spasm due to inflammation or as a result of instrumentation.
     “Registered IP” shall mean all Intellectual Property that is registered, filed or issued under the authority of, with or by any Governmental Authority, including all patents, registered copyrights, registered trademarks, registered Internet domain names owned by any of the Acquired Companies or to which any of the Acquired Companies has a valid right and license and any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Authority owned by, registered or filed in the name of, any of the Acquired Companies, and all applications for any of the foregoing.
     “Related Party” means: (a) each Key Stockholder; (b) each individual who is, or who was at the time of the entry into the transaction or the creation of the interest in question an officer or director of an Acquired Company; (c) each member of the immediate family of each of the Persons referred to in subclause “(b)” above; (c) each Person that is, or that was at the time of the entry into the transaction or the creation of the interest in question an Affiliate of any Key Stockholder; and (d) any Entity (other than the Acquired Companies) in which, to the Knowledge of the Acquired Companies, any one of the Persons referred to in subclauses “(a)” through “(d)” above holds (or in which more than one of such Persons collectively hold), beneficially or otherwise, at least ten percent (10%) of the voting interest or class of any outstanding Equity Participation.
     “Sanctura” means any pharmaceutical preparation in final form (or, where the context so indicates, the form under development) containing the chemical compound known as trospium chloride whose specific chemical name is 3-alpha-benziloyloxynortropane-8-spiro-1’-pyrrolidinium chloride, also known as spiro [8-azoniabicyclo [3,2,1] octane -8,1’-pyrrolidinium]-3-[(hydroxydiphenyl-acetyl)-oxy] chloride (1a, 3b, 5a)-(9CI) and any related analogues, homologues, derivative and other pharmaceutically active salts as a primary therapeutic ingredient, which is the subject of subject of FDA NDA No. 21-595 and IND No. 71305.
     “Serious Adverse Event Report” means an adverse drug experience reported to the FDA or other corresponding Governmental Authority occurring at any dose that results in any of the following outcomes: death; a life-threatening adverse drug experience; inpatient hospitalization or prolongation of existing hospitalization; a persistent or significant disability and/or incapacity; a congenital anomaly and/or birth defect; or any other important medical event that, based upon appropriate medical judgment, may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the other outcomes listed.
     “Stock Plan” means the 2005 Stock Plan of the Company, as amended from time to time.
     “Subordinated Notes” means unsecured subordinated promissory notes issued by the Company to certain stockholders of the Company in order to fund payments required to terminate the ProQuinXR Agreements or for other general corporate purposes.
     “Subsidiary” means, with respect to a Person, any other Entity which such Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, fifty percent (50%) or more of the capital stock or other Equity Participations, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Entity, or of which such Person is the managing member or general partner, or which such Person is otherwise contractually entitled to direct and control.
     “Target Net Working Capital” means a Net Working Capital of negative Seven Million Five Hundred Thousand Dollars ($-7,500,000).
     “Tax Returns” means any return, declaration, report, estimate, election, claim for refund or information return or other statement or form relating to, filed or required to be filed with any taxing Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.
     “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
     “Transaction Expense” means any fee, cost, expense, payment, expenditure or Liability of the Company (including legal fees and expenses, accounting fees and expenses and financial advisory fees and expenses), whether incurred prior to the date of this Agreement, from the date of this Agreement through the Closing or at or after the Closing, that relates to: (a) the participation in or response to the investigation, review and inquiry conducted by Parent, Merger

Sub, any other Person and their agents, representatives and advisors with respect to the business of the Company in connection with the potential acquisition of an Acquired Company, the acquisition of all or substantially all of the assets of an Acquired Company or the co-promotion or co-marketing of Sanctura (and the furnishing of information to Parent, Merger Sub, any other Person and their agents, representatives and advisors in connection with such investigation and review); (b) the negotiation, preparation, drafting, review, execution, delivery or performance of this Agreement (including the Company Disclosure Schedule) and the Ancillary Documents (except with respect to the performance of the Indevus Agreement) or any other certificate, opinion, Contract or other instrument or document delivered or to be delivered in connection with any of the Transactions; (c) subject to the provisions of Section 12.01, the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, or the obtaining of any consent, waiver or approval required to be obtained in connection with any of the Transactions; (d) the consummation of the Transactions; but excluding the Change in Control Payments. Without limiting the generality of the foregoing, “Transaction Expenses” shall (x) include (A) the Transaction Awards and (B) any fees that are payable or may become payable by the Company in connection with the Transactions for services that were performed at or prior to the Closing, even if the invoice for such fees is not issued until after the Closing, and (y) not include any fee, cost, expense, payment, expenditure or Liability incurred by Parent or any of its Affiliates (but with respect to the Surviving Corporation, only to the extent incurred after the Closing).
     “Transaction Awards” means the total of all cash payments to be made to Persons at, and subject to the occurrence of, the Effective Time, as set forth on Schedule C.
     “Transactions” means the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents.
     “Treasury Regulations” means the United States Treasury regulations promulgated under the Code.
     “WARN” means the Worker Adjustment and Retraining Notification Act of 1988, as amended.
     “Warrant” means that certain warrant to purchase 5,377,488 shares of Common Stock (as may be adjusted in accordance with the terms of the Warrant, including upon the automatic exercise of the Warrant pursuant to the terms thereof and in connection with the Merger) issued on March 9, 2006 to Drawbridge Special Opportunities Fund LP.
          (b) The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Accounting Firm	§ 2.05(c)
Agreement	Preamble
Certificate of Merger	§ 3.01(b)
Charter Amendment	Recitals
Closing	§ 3.01(a)

Defined Term	Location of Definition
Closing Net Working Capital	§ 2.05(b)
Closing Net Working Capital Shortage	§ 2.05(e)
Common Stock	Recitals
Company	Preamble
Company Cure Period	§ 11.01(c)
Company Indemnified Persons	§ 6.01(a)
Confidential IP Information	§ 4.16(c)(v)
Confidentiality Agreement	§ 6.05(b)
Dissenting Shares	§ 2.02(e)(i)
Effective Time	§ 3.01(b)
Environmental Permits	§ 4.18
ERISA	§ 4.13(a)
Escrow Participants’ Representative	§ 10.01(a)
Escrow Participants’ Representative Costs	§ 10.05(a)
Estimated Closing Net Working Capital	§ 2.05(a)
Final Net Working Capital	§ 2.05(c)
Indevus	Recitals
Indevus Agreement	Recitals
Information Statement	§ 6.03
JAMS	§ 12.13(a)
Lease Documents	§ 4.15(b)
Material Contracts	§ 4.19(a)
Merger	Recitals
Merger Sub	Preamble
Notice of Disagreement	§ 2.05(c)
Option Closing Payment	§ 4.05(a)(vii)
Organization Documents	§ 4.02
Parent	Preamble
Parent Claim	§ 9.02
Parent Cure Period	§ 11.01(d)
Paying Agent	§ 3.04(a)
Payment Fund	§ 3.04(a)
Post-Closing Cash Consideration	§ 2.05(e)
Post-Closing Tax Period	§ 7.04
Preferred Stock	Recitals
Requisite Stockholder Approval	Recitals
Secretary of State	§ 3.01(b)
Series A Stock	Recitals
Series B Stock	Recitals
Social Security	§ 4.13(c)
Statement of Closing Net Working Capital	§ 2.05(b)
Statement of Estimated Closing Net Working Capital	§ 2.05(a)
Stock Closing Payment	§ 4.05(a)(vi)
Stockholder Written Consent	Recitals
Surviving Corporation	§ 2.01

Defined Term	Location of Definition
Tax Contest	§ 7.04
Transfer Taxes	§ 7.05
Transaction Schedule	§ 4.05(a)
Third Party Claim	§ 9.05(b)
Warrant Closing Payment	§ 4.05(a)(viii)
               SECTION 1.02 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:
          (a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement;
          (b) the table of contents and headings in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;
          (c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;
          (d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;
          (e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;
          (f) whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders;
          (g) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.
          (h) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws, prior to or as of the Effective Time;
          (i) references to a Person are also to its successors and permitted assigns;
          (j) the use of “or” is not intended to be exclusive unless expressly indicated otherwise; and

               (k) all references to monetary amounts in this Agreement refer to U.S. dollars unless otherwise indicated.
ARTICLE II
THE MERGER
                      SECTION 2.01 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and a wholly-owned Subsidiary of Parent. Subject to the foregoing and to the other sections of this Article II, the effects of the Merger shall be as provided in the applicable provisions of the DGCL.
                      SECTION 2.02 Conversion of Capital Stock. By virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any Company Stockholder:
               (a) Capital Stock of Merger Sub. Each share of the common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation. From and after the Effective Time, each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of common stock of the Surviving Corporation.
               (b) Capital Stock of the Company owned by Parent, Merger Sub or the Company. Each share of Company Stock owned by Parent, Merger Sub, the Company or any direct or indirect wholly-owned Subsidiary of Parent, Merger Sub or the Company immediately prior to the Effective Time, shall be canceled and retired without payment of any consideration with respect thereto.
               (c) Preferred Stock. Each issued and outstanding share of Preferred Stock (other than those to be cancelled in accordance with Section 2.02(b) and Dissenting Shares) shall be converted into the right to receive:
                         (i) an amount in cash equal to the Closing Date Preferred Per Share Consideration; minus
                         (ii) for a share of Preferred Stock held by an Escrow Participant, the product of (A) the Aggregate Proceeds Contribution Fraction with respect to such share of Preferred Stock multiplied by (B) the Indemnification Escrow Amount; minus
                         (iii) for a share of Preferred Stock held by an Escrow Participant, the product of (A) the Aggregate Proceeds Contribution Fraction with respect to such share of Preferred Stock multiplied by (B) the Net Working Capital Escrow Amount; minus

                         (iv) for a share of Preferred Stock held by an Escrow Participant, the product of (A) the Aggregate Proceeds Contribution Fraction with respect to such share of Preferred Stock multiplied by (B) the Expense Amount; plus
                         (v) for a share of Preferred Stock held by an Escrow Participant, the product of (A) the Aggregate Proceeds Contribution Fraction with respect to such share of Preferred Stock multiplied by (B) the aggregate amount of any cash required to be released from the Indemnification Escrow Fund to the Escrow Participants in accordance with the Escrow Agreement (as and when such cash is required to be released); plus
                         (vi) for a share of Preferred Stock held by an Escrow Participant, the product of (A) the Aggregate Proceeds Contribution Fraction with respect to such share of Preferred Stock multiplied by (B) the aggregate amount of any cash required to be released from the Net Working Capital Escrow Fund to the Escrow Participants in accordance with this Agreement and the Escrow Agreement (as and when such cash is required to be released); plus
                         (vii) for a share of Preferred Stock held by an Escrow Participant, the product of (A) the Aggregate Proceeds Contribution Fraction with respect to such share of Preferred Stock multiplied by (B) the aggregate amount of any cash released from the Expense Fund to the Escrow Participants (as and when such cash is released); plus
                         (viii) the product of (A) the Post-Closing Cash Consideration, if any, multiplied by (B) the Post-Closing Cash Consideration Fraction with respect to such share of Preferred Stock (as and when such cash is required to be released in accordance with Section 2.05).
               (d) Common Stock. Each issued and outstanding share of Common Stock (other than those to be cancelled in accordance with Section 2.02(b) and Dissenting Shares) shall be converted into the right to receive:
                         (i) an amount in cash equal to the Closing Date Common Per Share Consideration; minus
                         (ii) for a share of Common Stock held by an Escrow Participant, the product of (A) the Aggregate Proceeds Contribution Fraction with respect to such share of Common Stock multiplied by (B) the Indemnification Escrow Amount; minus
                         (iii) for a share of Common Stock held by an Escrow Participant, the product of (A) the Aggregate Proceeds Contribution Fraction with respect to such share of Common Stock multiplied by (B) the Net Working Capital Escrow Amount; minus
                         (iv) for a share of Common Stock held by an Escrow Participant, the product of (A) the Aggregate Proceeds Contribution Fraction with respect to such share of Common Stock multiplied by (B) the Expense Amount; plus
                         (v) for a share of Common Stock held by an Escrow Participant, the product of (A) the Aggregate Proceeds Contribution Fraction with respect to such share of Common Stock multiplied by (B) the aggregate amount of any cash required to be released from the Indemnification Escrow Fund to the Escrow Participants in accordance with the Escrow Agreement (as and when such cash is required to be released); plus
                         (vi) for a share of Common Stock held by an Escrow Participant, the product of (A) the Aggregate Proceeds Contribution Fraction with respect to such share of Common Stock multiplied by (B) the aggregate amount of any cash required to be released from the Net Working Capital Escrow Fund to the Escrow Participants in accordance with this Agreement and the Escrow Agreement (as and when such cash is required to be released); plus
                         (vii) for a share of Common Stock held by an Escrow Participant, the product of (A) the Aggregate Proceeds Contribution Fraction with respect to such share of Common Stock multiplied by (B) the aggregate amount of any cash released from the Expense Fund to the Escrow Participants (as and when such cash is released); plus
                         (viii) the product of (A) the Post-Closing Cash Consideration, if any, multiplied by (B) the Post-Closing Cash Consideration Fraction with respect to such share of Common Stock (as and when such cash is required to be released in accordance with Section 2.05).
          (e) Dissenting Shares.
                         (i) Notwithstanding anything in this Agreement to the contrary, any shares of Company Stock outstanding immediately prior to the Effective Time eligible under the DGCL to exercise appraisal rights and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has exercised and perfected appraisal rights for such shares in accordance with Section 262 of the DGCL and has not effectively withdrawn or lost such appraisal rights (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to consideration for Company Stock set forth in Section 2.02(c) or Section 2.02(d), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Section 262 of the DGCL.
                         (ii) Notwithstanding the provisions of Section 2.02(e), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder’s appraisal rights under Section 262 of the DGCL, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive the consideration for such shares set forth in Section 2.02(c) or Section 2.02(d), without interest, in accordance with an at the time specified in Section 2.02(c) or Section 2.02(d), and after surrender of the certificate representing such shares.
                         (iii) The Company shall (A) comply with the requirements of Section 262 of the DGCL, (B) give Parent prompt notice of any written demand received by the Company pursuant to Section 262 of the DGCL and of withdrawals of such demands, and provide copies of any documents or instruments served pursuant to the DGCL received by the Company and (C) give Parent the opportunity to participate in all negotiations and proceedings with respect to any such demands. Prior to the Effective Time, the Company shall not make any payment or settlement offer with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.
                         (iv) Any amounts that become payable in respect of Dissenting Shares shall be satisfied first from the Payment Fund up to the Applicable Merger Consideration, as if such Dissenting Shares were not Dissenting Shares, and thereafter from the Indemnification Escrow Fund.
                      SECTION 2.03 Treatment of Company Options in the Merger.
               (a) In-the-Money Options. The Company and the board of directors of the Company shall take all necessary and appropriate action so that all In-the-Money Options that are outstanding and unexercised immediately prior to the Effective Time, whether or not immediately exercisable, shall, at the Effective Time, be cancelled, terminated and extinguished and converted into the right to receive, in respect of each share of Common Stock subject to such In-the-Money Option immediately prior to the Effective Time and subject to the terms and conditions of this Agreement, an amount in cash equal to:
                         (i) the excess of the Closing Date Common Per Share Consideration over the per share exercise price of such In-the-Money Option; plus
                         (ii) the product of (A) the Post-Closing Cash Consideration, if any, multiplied by (B) the Post-Closing Cash Consideration Fraction with respect of each share of Common Stock subject to such In-the-Money Option (as and when such cash is required to be released in accordance with Section 2.05); provided any payment made under this Section 2.03(a) shall be made in compliance with the requirements of Treasury Regulation Section 1.409A-3(i)(s)(iv).
               (b) Out of the Money Company Options. The Company shall take all necessary and appropriate action, including providing reasonable notice to the holders thereof, so that all Company Options that are not In-the-Money Options shall, at the Effective Time, be cancelled, terminated and extinguished.
                      SECTION 2.04 Treatment of Warrant in the Merger. To the extent outstanding and unexercised immediately prior to the Effective Time, the Warrant shall, at the Effective Time, be terminated and, upon termination thereof, converted into the right to receive, in respect of each share of Common Stock issuable upon automatic exercise of the Warrant in accordance with its terms at the Effective Time and subject to the terms and conditions of this Agreement, an amount in cash equal to:
                         (a) the Closing Date Common Per Share Consideration; plus
                         (b) the product of (A) the Post-Closing Cash Consideration, if any, multiplied by (B) the Post-Closing Cash Consideration Fraction with respect to such share of Common Stock (as and when such cash is required to be released in accordance with Section 2.05).

                      SECTION 2.05 Net Working Capital Adjustment.
               (a) Not more than five (5) Business Days nor fewer than two (2) Business Days before the Closing Date, the Company shall provide Parent with a written and detailed statement of the Net Working Capital (the “Statement of Estimated Closing Net Working Capital”) dated as of the Closing Date (the “Estimated Closing Net Working Capital”), including the resulting Estimated Closing Net Working Capital Shortage (if any), which Statement of Estimated Closing Net Working Capital shall be prepared in good faith and in accordance with GAAP on a basis consistent with the preparation of the Interim Financial Statements and shall be accompanied by a written certificate to Parent, executed by the Chief Financial Officer on behalf of the Company, certifying that the Statement of Estimated Closing Net Working Capital was so prepared.
               (b) Within sixty (60) days after the Closing Date, Parent shall review the Statement of Estimated Closing Net Working Capital and deliver to the Escrow Participants’ Representative a statement of Net Working Capital as of the Closing Date, signed by an executive officer or the Controller of Parent (the “Statement of Closing Net Working Capital”). The Statement of Closing Net Working Capital shall set forth the Net Working Capital as of the Closing Date (the “Closing Net Working Capital”), including a detailed breakdown of the various amounts of each component of Net Working Capital and taking into account additional information that becomes available or events occurring after the Closing Date and prior to the preparation of the Statement of Closing Net Working Capital.
               (c) Within thirty (30) days following Parent’s delivery of the Statement of Closing Net Working Capital, the Escrow Participants’ Representative shall deliver a written notice (the “Notice of Disagreement”) to Parent of any dispute the Escrow Participants’ Representative has with respect to the preparation or content of the Statement of Closing Net Working Capital and the Closing Net Working Capital. The Notice of Disagreement shall describe in reasonable detail the items contained in the Statement of Closing Net Working Capital that the Escrow Participants’ Representative disputes and the basis for any such dispute. If the Escrow Participants’ Representative does not notify Parent of a dispute with respect to the Statement of Closing Net Working Capital within such 30-day period or notifies Parent that it does not have any dispute with the information reflected in the Statement of Closing Net Working Capital, such Statement of Closing Net Working Capital shall be final, conclusive and binding on the parties and the Closing Net Working Capital reflected thereon shall become the “Final Net Working Capital.” In the event a Notice of Disagreement is delivered to Parent, the Escrow Participants’ Representative and Parent shall negotiate in good faith to resolve such dispute and agree upon the “Final Net Working Capital.” If the Escrow Participants’ Representative and Parent, notwithstanding such good faith effort, fail to resolve such dispute within ten (10) Business Days after the Escrow Participants’ Representative delivers the Notice of Disagreement, then the Escrow Participants’ Representative and Parent jointly shall engage a U.S. accounting firm of national reputation as is reasonably acceptable to the Escrow Participants’ Representative and Parent that has not provided services to either of Parent or its Affiliates or the Acquired Companies or their Affiliates during the prior three (3) years (the “Accounting Firm”) to resolve such dispute in accordance with the standards set forth in this Section 2.05. Parent and the Escrow Participants’ Representative shall use commercially reasonable efforts to cause the Accounting Firm to render a written decision resolving the matters submitted to the Accounting Firm within thirty (30) days after the making of such submission. The Accounting Firm shall address only those items in dispute. The

Accounting Firm shall determine, on such basis, whether and to what extent, the Closing Net Working Capital requires adjustment, which determination shall be consistent with either the position of the Escrow Participants’ Representative or the position of Parent or between the positions of the Escrow Participants’ Representative and Parent and the amount determined by the Accounting Firm shall become the “Final Net Working Capital.” Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. All determinations made by the Accounting Firm will be final, conclusive and binding on the parties. The Escrow Participants’ Representative and/or Parent shall share the fees and expenses of the Accounting Firm proportionately based on which party’s position was closer to the determination by the Accounting Firm. For purposes of complying with the terms set forth in this Section 2.05, each party shall cooperate with and make available to the other parties and their respective representatives all information, records, data and working papers, and shall permit reasonable access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Statement of Closing Net Working Capital.
               (d) Following the determination of the Final Net Working Capital, the following payments, if any, shall be made:
                         (i) If the Final Net Working Capital is greater than or equal to the Target Net Working Capital and there was not an Estimated Closing Net Working Capital Shortage, then no additional amounts will be owed by Parent or the Company Securityholders to the other.
                         (ii) If the Final Net Working Capital is greater than or equal to the Target Net Working Capital and there was an Estimated Closing Net Working Capital Shortage, then Parent shall be required to pay an amount equal to the Estimated Closing Net Working Capital Shortage.
                         (iii) If the Final Net Working Capital is less than the Target Net Working Capital and there was not an Estimated Closing Net Working Capital Shortage, then Parent shall be entitled to receive an amount equal to the amount by which the Final Net Working Capital is less than the Target Net Working Capital.
                         (iv) If the Final Net Working Capital is less than the Target Net Working Capital and there was an Estimated Closing Net Working Capital Shortage, then:
                              (A) If the Final Net Working Capital is greater than the Estimated Closing Net Working Capital, Parent shall be required to pay an amount equal to the difference between the Final Net Working Capital and the Estimated Closing Net Working Capital; and
                              (B) If the Final Net Working Capital is less than the Estimated Closing Net Working Capital, Parent shall be entitled to receive an amount equal the difference between the Estimated Closing Net Working Capital and the Final Net Working Capital.
               (e) If Parent is obligated to pay any amount pursuant to Section 2.05(d)(ii) or Section 2.05(d)(iv)(A) (such amount, the “Post-Closing Cash Consideration”), Parent shall,

within five (5) Business Days after the Final Net Working Capital has been established (i) pay the Post-Closing Cash Consideration to the Escrow Participants’ Representative in immediately available funds, and such payment, when made, shall be deemed to have been paid in full satisfaction of the rights of the Escrow Participants under Sections 2.02(c)(viii), 2.02(d)(viii), 2.03(a)(ii) and 2.04(b), and (ii) execute written instructions to the Escrow Agent, instructing the Escrow Agent to disburse all of the funds in the Net Working Capital Escrow Fund to the Escrow Participants’ Representative and such payment, when made, shall be deemed to have been paid in full satisfaction of the rights of the Escrow Participants under Sections 2.02(c)(vi) and 2.02(d)(vi). If Parent is entitled to receive any amount pursuant to any provision of Section 2.05(d) (such amount, the “Closing Net Working Capital Shortage”), Parent and the Escrow Participants’ Representative shall, within five (5) Business Days after the Final Net Working Capital has been established, execute joint written instructions to the Escrow Agent, instructing the Escrow Agent to disburse the Closing Net Working Capital Shortage to Parent from the Net Working Capital Escrow Fund and, to the extent the amount in the Net Working Capital Escrow Fund is less than the Closing Net Working Capital Shortage, from the Indemnity Escrow Fund, and immediately thereafter to disburse any amount remaining in the Net Working Capital Escrow Fund to the Escrow Participants’ Representative and such payment, when made, shall be deemed to have been paid in full satisfaction of the rights of the Escrow Participants under Sections 2.02(c)(vi) and 2.02(d)(vi). If Parent is neither required to pay any amount nor entitled to receive any amount under Section 2.05(d), then within five (5) Business Days after the Final Net Working Capital has been established, Parent and the Escrow Participants’ Representative shall execute joint written instructions to the Escrow Agent, instructing the Escrow Agent to disburse the Net Working Capital Escrow Fund to the Escrow Participants’ Representative and such payment, when made, shall be deemed to have been paid in full satisfaction of the rights of the Escrow Participants under Sections 2.02(c)(vi) and 2.02(d)(vi).
                      SECTION 2.06 Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, (a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to conform to Exhibit F attached to this Agreement and, as so amended, shall become the Certificate of Incorporation of the Surviving Corporation, until the same shall be amended in accordance with its terms and applicable Law, and (b) the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.
                      SECTION 2.07 Directors and Officers of the Surviving Corporation. The directors and the officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Certificate of Incorporation and Bylaws.

ARTICLE III
CLOSING; PAYMENT OF CONSIDERATION
                      SECTION 3.01 Closing.
               (a) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article XI, and subject to the satisfaction or waiver (where applicable) of the conditions set forth in Article VIII, the closing of the Merger (the “Closing”) will take place at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California, at 10:00 a.m., local time, on the Closing Date, or at such other place and time as is agreed to in writing by Parent and the Company.
               (b) At the Closing, a certificate of merger (the “Certificate of Merger”) shall be duly prepared and executed by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware (the “Secretary of State”) for filing, as provided in Section 251 of the DGCL, as soon as practicable on the Closing Date. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State (the date and time of such filing being referred to herein as the “Effective Time”).
                         SECTION 3.02 Establishment of Indemnification Escrow Fund and Net Working Capital Escrow Fund.
               (a) At the Effective Time, Parent shall fund the Indemnification Escrow Fund by delivering or causing to be delivered the Indemnification Escrow Amount to the Escrow Agent pursuant to the provisions of the Escrow Agreement. The Indemnification Escrow Amount (or any portion thereof) shall be distributed from the Indemnification Escrow Fund to the Escrow Participants and Parent at the times, and upon the terms and conditions, set forth in this Agreement and the Escrow Agreement.
               (b) At the Effective Time, Parent shall fund the Net Working Capital Escrow Fund by delivering or causing to be delivered the Net Working Capital Escrow Amount to the Escrow Agent pursuant to the provisions of the Escrow Agreement. The Net Working Capital Escrow Amount (or any portion thereof) shall be distributed from the Net Working Capital Escrow Fund to the Escrow Participants and Parent at the times, and upon the terms and conditions, set forth in this Agreement and the Escrow Agreement.
               (c) The terms and provisions of the Escrow Agreement and the transactions contemplated thereby are specific terms of the Merger, and the approval and adoption of this Agreement and approval of the Merger by the Escrow Participants pursuant to the Stockholders’ Written Consent and the delivery of the letters of transmittal pursuant to Section 3.04 shall constitute approval by such Escrow Participants, as specific terms of the Merger, and the irrevocable agreement of such Escrow Participants to be bound by and comply with the Escrow Agreement and all of the arrangements and provisions of this Agreement relating thereto, including the deposit of the Indemnification Escrow Amount and the Net Working Capital Escrow Amount into escrow, the indemnification obligations set forth in Article IX hereof and the appointment and sole authority to act on behalf of the Escrow Participants of the Escrow Participants’ Representative, as provided for herein and in the Escrow Agreement.
                      SECTION 3.03 Deposit of Expense Amount. At the Effective Time, Parent shall fund the Expense Fund by delivering or causing to be delivered, the Expense

Amount to the Escrow Participants’ Representative by wire transfer of immediately available funds to an account designated by the Escrow Participants’ Representative prior to the Closing. The Escrow Participants’ Representative shall hold the Expense Fund in trust solely for the purpose of reimbursing the Escrow Participants’ Representative for expenses incurred by it on behalf of the Escrow Participants in accordance with Article X. The payment of the Expense Amount by Parent to the Escrow Participants’ Representative shall discharge Parent’s obligations with respect to such amount, and Parent shall not have responsibility or Liability for the manner in which the Escrow Participants’ Representative administers the Expense Fund, or for causing or ensuring that all or any portion of the Expense Amount is ultimately paid or distributed to the Escrow Participants.
                      SECTION 3.04 Surrender of Certificates .
               (a) Paying Agent. At the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, with a reputable bank or trust company (the “Paying Agent”) for the benefit of the Company Securityholders cash in an amount (the “Payment Fund”) equal to (i) the Closing Date Total Cash Consideration minus (ii) the Indemnification Escrow Amount minus (iii) the Net Working Capital Escrow Amount minus (iii) the Expense Amount minus (iv) the sum of the Option Closing Payments payable in respect of each In-the-Money Option minus (v) the sum of the aggregate exercise price of all In-the-Money Options. Such funds shall be invested as directed by Parent or the Surviving Corporation pending payment thereof by the Paying Agent to the applicable Company Securityholders. Earnings from such investments shall be the sole and exclusive property of the Surviving Corporation, and no part of such earnings shall accrue to the benefit of the Company Securityholders.
               (b) Surrender and Payment Procedures.
                         (i) With respect to the Key Stockholders, within three (3) Business Days prior to the Closing, and with respect to all other Company Stockholders, promptly after the Effective Time, Parent shall deliver or instruct the Paying Agent to deliver to each Company Stockholder at the address provided by the Company in the Transaction Schedule (A) a letter of transmittal in substantially the form attached hereto as Exhibit G and (B) instructions for use in effecting the surrender of certificate(s) representing all of the shares of Company Stock held by such Company Stockholder in exchange for the Stock Closing Payment that is payable in respect of the shares of Company Stock formerly represented by such certificate(s). The payment of the Stock Closing Payment with respect to each such certificate(s) is conditioned upon (1) the execution and delivery of such letter of transmittal and (2) the delivery of such certificates. Promptly after receipt by the Paying Agent of such certificate(s), properly endorsed or otherwise in proper form for transfer, for cancellation, together with such duly executed letter of transmittal, the Paying Agent shall, in exchange therefor, pay to such Company Stockholder the Stock Closing Payment payable in respect of the shares of Company Stock formerly represented by the certificate(s) surrendered, but without interest, and the certificate(s) so surrendered shall forthwith be canceled. If payment of any portion of the applicable Stock Closing Payment is to be made to a Person other than the Person in whose name the surrendered certificate(s) are registered, it shall be a condition of payment that the Person requesting such payment (x) shall have paid any transfer and other Taxes required by reason of the payment of those amounts to a Person other than the registered holder of the certificate(s) surrendered, and shall have established to the satisfaction of the Surviving Corporation that such Tax has been paid, or (y) shall have established to the satisfaction of the Surviving Corporation that such Tax is not applicable. From and after the Effective Time, until surrendered as contemplated by this Section 3.04(b), each certificate formerly representing shares of Company Stock shall be deemed to represent for all purposes only the right to receive the consideration payable in respect of the shares of Company Stock formerly represented thereby in accordance with the terms hereof and in the manner provided herein. Notwithstanding the foregoing, Parent shall use commercially reasonable efforts to cause the Paying Agent to deliver the Stock Closing Payment to each Key Stockholder and the Warrant Closing Payment to the holder of the Warrant on the Closing Date and, in any event, promptly after the Effective Time for (A) any Key Stockholder that delivers the fully completed and duly executed letter of transmittal, together with wire instructions and the applicable Tax forms, and (B) the holder of the Warrant (to the extent the Warrant is outstanding and unexercised as of the Effective Time) if the holder delivers wire instructions and the applicable Tax forms, each within one (1) Business Day prior to the Closing Date.
                         (ii) Parent shall or shall cause the Surviving Corporation to, as soon as reasonably practicable after the Effective Time, in accordance with its customary payroll practices, pay to the holder of In-the-Money Options, the Option Closing Payment payable in respect of each In-the-Money Option, but without interest and subject to applicable withholding and other Taxes.
                         (iii) Parent shall instruct the Paying Agent to, as soon as reasonably practicable after the Effective Time, mail to the holder of the Warrant as of the Effective Time at the address provided by the Company in the Transaction Schedule (A) a letter of transmittal in substantially the form attached hereto as Exhibit H and (B) instructions for use in effecting the surrender of all rights in and to the Common Stock subject to the Warrant in exchange for the Warrant Closing Payment. The payment of the Warrant Closing Payment in respect of the Warrant is conditioned upon the execution and delivery of such transmittal letter. Promptly after receipt by the Paying Agent of such duly executed letter of transmittal, the Paying Agent shall, in exchange therefor, pay to such Participating Warrant Holder the Warrant Closing Payment in respect of the Warrant so surrendered, but without interest.
                         (iv) For the purpose of releasing funds to Company Securityholders pursuant to this Section 3.04(b), the Payment Agent shall round the aggregate amount of all Stock Closing Payments, Option Closing Payments and Warrant Closing Payments payable to each Company Securityholder to the nearest cent.
                      SECTION 3.05 Transfer Books; No Further Ownership Rights in the Shares. At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of the shares of Company Stock on the records of the Company. From and after the Effective Time, the holders of certificates formerly evidencing ownership of the shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for herein or by applicable Law. After the Effective Time, the Surviving Corporation or the Paying Agent shall cancel and exchange, as provided in Section 3.04, any presented certificate representing shares of Company Stock outstanding immediately prior to the Effective Time.

                      SECTION 3.06 Termination of Fund; No Liability. At any time following the first (1st) anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any earnings received with respect thereto) that had been made available to the Paying Agent and that have not been disbursed to Company Securityholders and thereafter such Company Securityholders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) and only as general creditors thereof with respect to the Applicable Merger Consideration payable to them, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of a certificate formerly representing shares of Company Stock for any amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by Company Securityholders three (3) years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become the property of any Governmental Authority) shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation, free and clear of any claims or interest of any Person previously entitled thereto.
                      SECTION 3.07 Withholding Rights. Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from payment of any amounts (or any portion thereof) payable pursuant to this Agreement to, or on behalf of, any Company Securityholder, and the Escrow Agent shall be entitled to deduct and withhold from payment of any amounts payable pursuant to the Escrow Agreement to, or on the behalf of, any Company Securityholder, such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or any other Law. To the extent that amounts are so withheld by Parent, the Surviving Corporation, the Paying Agent or the Escrow Agent, such withheld amounts shall be treated for all purposes of this Agreement and the Escrow Agreement as having been paid to the Company Securityholder to whom such amounts would otherwise have been paid.
                      SECTION 3.08 Lost, Stolen or Destroyed Certificates. In the event any certificate(s) which formerly represented shares of Company Stock shall have been lost, stolen or destroyed, upon the making and delivery of an affidavit of that fact by the Company Stockholder thereof in form reasonably satisfactory to Parent, Parent shall instruct the Paying Agent to pay such Company Stockholder such Company Stockholder’s Stock Closing Payment as provided in Section 3.04(b); provided, however, that Parent may, in its sole discretion and as a condition precedent to issuing such instruction to the Paying Agent, require the owner of such lost, stolen or destroyed certificate(s) to deliver an agreement of indemnification in form reasonably satisfactory to Parent and a bond in such sum as Parent may reasonably direct, as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the certificate(s) alleged to have been lost, stolen or destroyed.
                      SECTION 3.09 Dissenting Shares. The provisions of Section 3.04(b) shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Parent under Section 3.04(b) shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the applicable amounts provided in Section 3.04(b).

                      SECTION 3.10 Restricted Shares. As provided in the Stock Purchase and Stock Restriction Agreements dated as of May 3, 2005, by and between Pharma and each of the following individuals: John T. Spitznagel, John T. Spitznagel, Jr., Greg Stokes, Ernest Biczak, Andrew J. Einhorn and Louis P. Berardi, and stock purchase agreements entered into pursuant to the Stock Plan pursuant to which the Company granted to certain employees restricted shares of its Common Stock as indicated in the Transaction Schedule, immediately prior to the Effective Time, each outstanding restricted share shall vest and the restrictions thereon shall lapse and such restricted share shall represent the right to receive the Applicable Merger Consideration.
                      SECTION 3.11 Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Acquired Companies and Merger Sub, the officers and directors of the Acquired Companies and Merger Sub immediately prior to the Effective Time are and will remain fully authorized in the name of such Acquired Company and Merger Sub or otherwise to take such action.
                      SECTION 3.12 Closing Deliveries by the Company and Escrow Participants’ Representative.
     At the Closing, the Company and Escrow Participants’ Representative shall deliver or cause to be delivered to Merger Sub and Parent:
               (a) counterparts of the Escrow Agreement, duly executed by the Escrow Participants’ Representative and the Escrow Agent;
               (b) counterparts to the Indevus Agreement, duly executed by the Company and Indevus;
               (c) a General Release, dated as of the Closing Date, executed by each Key Stockholder and each officer and director of each of the Acquired Companies;
               (d) a receipt for the Closing Date Total Cash Consideration, minus the Indemnification Escrow Amount, minus the Net Working Capital Escrow Amount, minus the Expense Amount, minus the sum of the Option Closing Payments payable in respect of the In-the-Money Options, minus the sum of the aggregate exercise price of all In-the-Money Options, duly executed by the Escrow Participants’ Representative;
               (e) a certificate executed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company certifying the satisfaction of the conditions set forth in Section 8.02;
               (f) a certificate of the Secretary of the Company certifying the names and signatures of the officers of the Company authorized to sign this Agreement and the Ancillary Documents and the other documents to be delivered hereunder and thereunder;
               (g) a legal opinion of Milbank, Tweed, Hadley & McCloy LLP, special counsel to the Company, dated as of the Closing Date and addressed to Parent and the

Company, addressing the matters set forth in Schedule D-1 and a legal opinion of Steven M. Bosacki, General Counsel of the Company, dated as of the Closing Date and addressed to Parent and the Company, addressing the matters set forth in Schedule D-2;
               (h) evidence in form and substance reasonably acceptable to Parent to the effect that the consents referred to in Section 8.02(f) have been obtained;
               (i) (A) a copy of the certificate of incorporation of the Company, as amended through the Effective Time (including the Charter Amendment) certified by the Secretary of State of the State of Delaware; (B) a certified copy of the bylaws of the Company; (C) certified minutes of the Board of Directors of the Company approving the Merger and the transaction related thereto; and (D) a certified copy of the Stockholders’ Written Consent;
               (j) written evidence in a form and substance reasonably acceptable to Parent that the Company has completed the Company Divestiture;
               (k) The original certificates, assignments, share registers and resolutions evidencing the direct or indirect ownership by the Company in each other Acquired Company;
               (l) good standing certificates for each Acquired Company from the Secretary of State of the State of its incorporation or formation and, in the case of Pharma only, from the Secretary of State of the State of New Jersey, in each case dated as of a date not earlier than five (5) Business Days prior to the Closing Date and accompanied by bring-down telegrams dated as of the Closing Date; and
               (m) a certificate from the Company (in a form reasonably satisfactory to Parent) certifying that no Acquired Company is a “United States real property holding corporation” for purposes of Sections 897 and 1445 of the Code.
                      SECTION 3.13 Closing Deliveries by Purchaser and Merger Sub.
               (a) At the Closing, Parent or Merger Sub shall deliver to the Escrow Participants’ Representative:
                         (i) the Expense Amount in accordance with Section 3.03;
                         (ii) counterparts of the Escrow Agreement, duly executed by Parent and the Escrow Agent;
                         (iii) a certificate of the Secretary or an Assistant Secretary of Parent certifying the names and signatures of the officers of Parent and Merger Sub authorized to sign this Agreement and the Ancillary Documents and the other documents to be delivered hereunder and thereunder; and
                         (iv) a certificate of the Secretary or an Assistant Secretary of Parent certifying the satisfaction of the conditions set forth in Section 8.01(a) – (d).

               (b) At the Closing, Parent shall deliver or cause to be delivered the Indemnification Escrow Amount to the Escrow Agent, in accordance with the Escrow Agreement and Section 3.02.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the Company Disclosure Schedule (it being understood and agreed that each item of disclosure in a particular section or subsection of the Company Disclosure Schedule provides an exception only to the corresponding section or subsection of this Agreement, except that the disclosure set forth in a section or subsection of the Company Disclosure Schedule shall be deemed to qualify other sections or subsections of the Company Disclosure Schedule to the extent that it is reasonably apparent from the text of such disclosure that such disclosure is applicable to such other sections or subsections of the Company Disclosure Schedule), the statements contained in this Article IV are true and correct as of the date hereof and as of the Closing (unless the particular statement speaks expressly as of a particular date, in which case it is true and correct only as of such date):
                      SECTION 4.01 Identity; Organization and Qualification.
               (a) A true and complete list of the Acquired Companies, together with the jurisdiction of organization, incorporation or formation of each Acquired Company and the names of the directors and officers (or members of similar governing bodies), together with their titles, of each Acquired Company is set forth in Section 4.01(a) of the Company Disclosure Schedule.
               (b) Each Acquired Company is an Entity duly organized, incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, incorporation or formation and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and as it is proposed to be conducted, and to perform its obligations under all of its Contracts. No Acquired Company has been dissolved or is in the process of being dissolved by any corporate resolutions or other action by its directors (or members of similar governing bodies) or equity holders, any Governmental Authority, or by the occurrence of any event or otherwise. Section 4.01(a) of the Company Disclosure Schedule sets forth each jurisdiction where each Acquired Company is qualified, licensed or admitted to do business and separately lists each other state, province or country in which each Acquired Company owns, uses, licenses or leases its assets or properties, conducts business, has employees or engages independent contractors. Each Acquired Company is duly qualified, licensed or admitted to do business as a foreign corporation, or otherwise, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or admission necessary.
                      SECTION 4.02 Organizational Documents. The Company has delivered to Parent accurate and complete copies of: (a) the articles of association, certificate of incorporation and bylaws or certificate of formation, as applicable, and other charter and organizational documents of each Acquired Company, including all amendments thereto (with respect to each Acquired Company, such Acquired Company’s “Organizational Documents”); (b) the stock or Equity Participation records of each Acquired Company; and (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders or members, as applicable, of each Acquired Company, the board of directors or similar governing body of each Acquired Company and all committees of the board of directors or similar governing body of each Acquired Company. There have been no formal meetings or other proceedings of the stockholders, members or partners, as applicable, of any Acquired Company, the board of directors or similar governing body of any Acquired Company or any committee of the board of directors or similar governing body of any Acquired Company that are not fully reflected in such minutes or other records. Such Organizational Documents are in full force and effect and there has not been any violation of any of the provisions of any Acquired Company’s Organizational Documents. No Acquired Company has taken any action that is inconsistent in any material respect with any resolution adopted by such Acquired Company’s stockholders or members, as applicable, or board of directors or similar governing body or any committees thereof. The books of account, stock or other equity records, minute books and other records of each Acquired Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices. All of the foregoing books and records are in the possession of the Acquired Companies. Except as set forth in Section 4.02 of the Company Disclosure Schedule, the Company does not have any prior names, and since the date of its incorporation has not conducted business under any name other than the current name of the Company.
                      SECTION 4.03 Capitalization of the Company.
               (a) As of the date hereof, there are issued and outstanding (a) 210,994,205 shares of Series A Stock, (b) 178,138,463 shares of Series B Stock, and (c) 40,898,189 shares of Common Stock. As of the date hereof 210,994,205 shares of Common Stock are issuable upon conversion of all outstanding shares of Series A Stock, 178,138,463 shares of Common Stock are issuable upon conversion of all outstanding shares of Series B Stock, 5,377,488 shares of Common Stock are issuable upon exercise of the Warrant and 11,604,520 shares of Common Stock are issuable upon exercise of all outstanding Company Options. Each Company Option was granted under the Stock Plan. All of the outstanding shares of Company Stock are, and all of the shares of Common Stock that may be issued upon conversion of the Series A Stock or Series B Stock or upon exercise of the Warrant or pursuant to outstanding Company Options will, when issued, be, duly authorized, validly issued, fully paid and nonassessable. The Company does not hold any shares of its capital stock in its treasury.
               (b) Except as reflected on the Transaction Schedule, there are no Equity Participations of the Company. Except for the Company Stock, Company Options, Company Warrants and except as set forth in Section 4.03(b) of the Company Disclosure Schedule, there is no:
                         (i) Contract with respect to the issuance, sale or transfer of Equity Participations of the Company;

                         (ii) Contracts with respect to the voting of any capital stock of the Company;
                         (iii) preemptive right, right of participation, right of maintenance or any similar right with respect to the Equity Participations of the Company;
                         (iv) Equity Participation of the Company that is subject to any right of first refusal or similar right; or
                         (v) Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any Equity Participation of the Company.
               (c) There is no Contract requiring an Acquired Company to repurchase, redeem or otherwise acquire any Equity Participations of another Entity or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person. All outstanding Equity Participations of the Acquired Companies have been issued and granted in compliance with (i) all applicable Laws and (ii) all requirements set forth in applicable Contracts of the issuer.
               (d) Except as set forth in Section 4.03(d) of the Company Disclosure Schedule, none of the Acquired Companies has ever repurchased, redeemed or otherwise reacquired any of its Equity Participations. All securities so reacquired by the Company or any other Acquired Company were reacquired in compliance with (i) applicable Law, and (ii) all requirements set forth in applicable Contracts of such Acquired Company.
                      SECTION 4.04 Subsidiaries.
               (a) The Company has no Subsidiaries except for the Entities set forth in Section 4.01(a) of the Company Disclosure Schedule; and no Acquired Company owns, beneficially or otherwise, any Equity Participation in, any other Entity, other than an Acquired Company. None of the Acquired Companies has, at any time, been a general partner of, or has been responsible or liable for any of the debts or other obligations of, any Entity.
               (b) Each issued and outstanding Equity Participation in each Acquired Company (other than the Company) has been validly issued and fully paid and are nonassessable and free from preemptive rights, rights of first refusal, rights of first offer or similar rights, and are wholly owned beneficially and of record by the Company or an Acquired Company, free and clear of all Liens of any kind or any rights of another Person to vote, sell or otherwise dispose of such Equity Participation.
               (c) There is no:
                         (i) Contract with respect to the issuance, sale or transfer of Equity Participations of such Subsidiary;
                         (ii) Contracts with respect to the voting of any capital stock of such Subsidiary;

                         (iii) Contract relating to the voting or registration of any Equity Participation of a Subsidiary; or
                         (iv) certain or contingent Liability to make additional payments or contributions to any Acquired Company as holder of Equity Participations in such Acquired Company.
                      SECTION 4.05 Transaction Schedule .
               (a) Section 4.05 of the Company Disclosure Schedule (the “Transaction Schedule”), sets forth the following, which information is true, complete and accurate, as of the date hereof and, as updated prior to the Closing:
                         (i) the name and the mailing address (as set forth in the Company’s records) of each Company Securityholder and indicating which Company Securityholders are Escrow Participants;
                         (ii) the Closing Cash Balance;
                         (iii) the total amount of Closing Company Debt;
                         (iv) the total amount of Closing Change in Control Payments, including the amount of the Excess Change in Control Payments, if any;
                         (v) the total amount of Closing Transaction Expenses;
                         (vi) with respect to each Company Stock certificate held by a Company Stockholder, (A) the number and class or series of shares of Company Stock represented by such certificate, (B) the gross consideration payable to such Company Securityholder in respect of such shares of Company Stock pursuant to Section 2.02(c)(i) or Section 2.02(d)(i), as applicable, (C) the amount, if any, to be deposited into the Indemnification Escrow Fund as specified in Section 2.02(c)(ii) or Section 2.02(d)(ii), as applicable, (D) the amount, if any, to be deposited into the Net Working Capital Escrow Fund as specified in Section 2.02(c)(iii) or Section 2.02(d)(iii), as applicable, (E) the amount to be deposited into the Expense Fund as specified in Section 2.02(c)(iv) or Section 2.02(d)(iv), as applicable (the amount determined by subtracting the foregoing amounts specified in subclauses (C), (D) and (E) from the amount specified in subclause (B) with respect to each Company Stock certificate, the “Stock Closing Payment”), (F) the Aggregate Proceeds Contribution Fraction applicable to the shares of Company Stock represented by such certificate, (G) the Post-Closing Cash Consideration Fraction applicable to the shares of Company Stock represented by such certificate and (H) the aggregate amount of withholding and other Taxes, if any, to be deducted pursuant to applicable Law from the amount set forth above in subclause (A) and (I) the net consideration payable to such Company Stockholder at the Closing in respect of such shares of Company Stock;
                         (vii) with respect to each Company Option, (A) the date of the issuance of such Company Option, (B) the total number of shares of Common Stock subject to such Company Option, (C) the per share exercise price of such Company Option, (D) the consideration, if any, specified in Section 2.03(a) ( the “Option Closing Payment”), (E) the

aggregate amount of withholding and other Taxes, if any, to be deducted pursuant to applicable Law from the amount set forth above in subclause (D), (F) the Post-Closing Cash Consideration Fraction applicable to the shares of Common Stock represented by such Company Option and (G) the net cash consideration, if any, payable to the holder of such Company Option in respect of such Company Option;
                         (viii) with respect to the Warrant (A) the total number of shares of Common Stock subject to the Warrant, (B) the per share exercise price of the Warrant, (C) the consideration, if any, specified in Section 2.04(a) (the “Warrant Closing Payment”), (D) the Post-Closing Cash Consideration Fraction applicable to the shares of Common Stock issuable upon the automatic exercise of the Warrant in accordance with its terms at the Effective Time, (E) the aggregate amount of withholding and other Taxes, if any, to be deducted pursuant to applicable Law from the amount set forth above in subclause (C) and (F) the net cash consideration payable to the holder of the Warrant in respect of the Warrant;
               (b) The calculations performed to compute the information reflected in the Transaction Schedule are, and will be, accurate and performed in accordance with the terms of this Agreement, the Company Organizational Documents and all other Contracts and instruments among the Company and the Company Securityholders.
               (c) From and after the Closing, no Company Securityholder or any holder of Equity Participations of an Acquired Company will have the right to any consideration with respect to the Equity Participations of the Acquired Companies, except as set forth in the Transaction Schedule. The Company has taken or prior to the Closing will take, all necessary and appropriate actions so that each share of Company Stock, each Company Option and the Warrant will be treated in the Transaction in accordance with Article II and Article III.
                      SECTION 4.06 Authority Relative to Agreement. The Company has all necessary power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. Except for the Requisite Stockholder Approval, the execution, delivery and performance by the Company of this Agreement and each Ancillary Document to which it is a party and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company or the Company Securityholders are necessary to authorize this Agreement or the Ancillary Documents to which the Company is a party or to consummate the Transactions. This Agreement and each Ancillary Document to which the Company is a party has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties to this Agreement, constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles. The Board of Directors of the Company has unanimously determined that the Merger is in the best interests of the Company and the Company Stockholders, has approved, in accordance with Section 251 of the DGCL, this Agreement and declared its advisability, and has unanimously recommended that the Company

Stockholders approve this Agreement and each of the Transactions, including the Merger and such approval has not been amended, rescinded or modified.
                      SECTION 4.07 No Conflict; Required Filings and Consents.
               (a) The execution and delivery by the Company of this Agreement and the Ancillary Documents to which the Company is a party do not, and the performance by the Company of its obligations under this Agreement and the Ancillary Documents to which the Company is a party and the consummation of the Transactions do not and will not, (i) conflict with, or result in any violation or breach of, any provision of the Organizational Documents of any Acquired Company, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit) under, result in a Lien under, or require a consent or waiver under, any of the terms, conditions or provisions of any Contract to which any Acquired Company is a party or is otherwise bound, (iii) result in or give any Person any additional right or entitlement to any increased, additional, accelerated or guaranteed payment or performance under any of the terms, conditions or provisions of any Contract to which any Acquired Company is a party, or (iv) conflict with or violate any Permit, concession, franchise, license or Law applicable to any Acquired Company or any of the properties or assets of any Acquired Company.
               (b) Except as may be required by the HSR Act, the execution and delivery by the Company of this Agreement and the other Ancillary Documents to which the Company is a party do not, and the performance of this Agreement and the other Ancillary Documents to which the Company is a party by the Company do not and will not, require any consent, approval, authorization or Permit of, or Order of, action by, filing with or notification to, any Governmental Authority, any Law to which any of the Acquired Companies, or any asset owned or leased by any of the Acquired Companies, is subject. No “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation, including, but not limited to, Section 203 of the DGCL, is applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement.
               (c) The Requisite Stockholder Approval is the only vote of the holders of any of the Company’s capital stock necessary to approve this Agreement and the transactions contemplated hereby.
                      SECTION 4.08 Permits; Regulatory Compliance.
               (a) Each of the Acquired Companies is, and has at all times been, acting or operated in compliance with any Law or Order applicable to the Acquired Companies and their assets and properties. None of the Acquired Companies or any Person acting on their behalf has (i) received any notice, notification or communication from any Governmental Authority or other Person regarding any actual or possible violation of, or failure to comply with any provision of, any Law or Order applicable to the Acquired Companies or their assets or properties, or (ii) filed or otherwise provided any notice, notification or communication to any Governmental Authority or other Person regarding any actual or possible material violation of, or failure to comply with any material provision of any Law or Order applicable to the Acquired Companies or their assets or properties.
               (b) Without limiting the generality of Section 4.08(a), none of the Acquired Companies (including any of their officers, directors, agents, employees or other Person associated with or acting on their behalf) has, directly or indirectly, taken any action which would cause it to be in violation of the U.S. Foreign Corrupt Practices Act, as amended, or any rules or regulations thereunder, including by offering or conveying, directly or indirectly (such as through an agent), anything of value to obtain or retain business or to obtain any improper advantage, including any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment to a foreign government official, candidate for office, or political party or official of a political party.
               (c) Each Acquired Company is and has at all times been in possession of all Permits necessary for it to own, lease and operate its properties or to carry on its business as it is now being conducted, and as the same has been conducted or as it is proposed to be conducted. A true and complete list of each such Permits is set forth on Section 4.08(c) of the Company Disclosure Schedule, and each such Permit is valid and in full force and effect, and accurate and complete copies of such Permits have been delivered to Parent. No Acquired Company or any Person acting on their behalf, is or has been in conflict with, or in default, breach or violation of any Permit of such Acquired Company to operate its business or by which any property or asset of such Acquired Company is bound. No suspension or cancellation of any Permit of an Acquired Company is pending or, to the Knowledge of the Acquired Companies, threatened. None of the Acquired Companies has received any notice from any Governmental Authority regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any such Permit, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any such Permit. No Governmental Authority is challenging or has challenged the right of any of the Acquired Companies to own, lease or operate its properties or to carry on its business.
               (d) (i) With respect to the Products, (A) each Acquired Company that designs, develops, tests, studies, manufactures, processes, stores, imports or exports, licenses, labels or packages, distributes, or markets any of its products or services, including the Products, and each company that conducts such activity on behalf of each Acquired Company has obtained, unless otherwise exempt, all necessary and applicable Permits to permit such design, development, testing , studying, manufacturing, processing, storing, importing or exporting, licensing, labeling or packaging, distribution, or marketing any of its products or services, including of the Products, to the extent necessary according to Law and applicable to the Acquired Company’s business to date; and (B) each site at which the Products are designed, developed, tested, studied, manufactured, processed, stored, imported or exported, licensed, labeled or packaged, distributed or marketed is in compliance with all Laws regarding registration, licensure, and certification; (ii) with respect to all manufacturing operations relating to the Products performed by, or on behalf of, the Acquired Companies, (A) such manufacturing operations have been and are being conducted in all material respects in compliance with applicable Good Manufacturing Practices, or equivalent such practices, in the all countries where such compliance is required; (B) the Products have been manufactured in accordance with the Acquired Company’s specifications; and (C) the Products have not been adulterated or misbranded within the meaning of the FDA Act or any comparable Law in other jurisdictions; (iii) all non-clinical and clinical studies of the Products under development, sponsored by the Company and intended to be used to support regulatory clearance or approval, have been and are being conducted (A) to the extent applicable, in compliance with accepted professional standards and Law, including the Good Laboratory Practice and Good Clinical Practices and regulations or guidances of Governmental Authorities and, if applicable, the requirements of the FDA Act and its applicable implementing regulations at 21 C.F.R. Parts 11, 50, 54, 56, 58, and 312, 314, and (B) to the extent applicable, counterpart regulations in all other countries; and (C) in compliance with protocols approved by an institutional review board. To the Knowledge of the Company, there has been no notice or communication from any Governmental Authority, or any institutional review board, requiring the termination, suspension, or material modification of any non-clinical or clinical study; and (iv) the Acquired Companies are in compliance with all applicable reporting requirements for all Permits or plant registrations described in subclause “(i)” above.
               (e) Each Acquired Company is in compliance with all Laws and all Orders applicable to the maintenance, compilation and filing of reports, including, but not limited to, periodic or annual, or other reports, with regard to the Products. Each Acquired Company has filed with the applicable Governmental Authority all applicable adverse event or product safety reports required to be filed in relation to the Products, including any Serious Adverse Event reports or Adverse Drug Reaction Reports to the extent applicable to the business of the Acquired Companies and as required to be submitted under applicable Laws.
               (f) Except as disclosed in Section 4.08(f) of the Company Disclosure Schedule, the Products have not been recalled, withdrawn, suspended or discontinued by any Acquired Company or any Governmental Authority (whether voluntarily or otherwise). No Governmental Authority has required revision of the Product labeling or indication for use. No proceedings in the United States or outside the United States seeking the recall, withdrawal, suspension, seizure or discontinuance of the Products, or suspension or termination of any study, or revision of the Product labeling are pending against any Acquired Company or, to the Knowledge of the Acquired Companies, Person acting on their behalf, or any licensee or distributor of the Products, nor have any such proceedings been pending at any prior time.
               (g) The Acquired Company has not received any notice or communication from any Governmental Authority or other Person (i) contesting the pre-market clearance or approval of, the clinical or non-clinical testing of, the uses of or the labeling, promotion, or distribution of the Products or (ii) otherwise alleging any violation of Laws by the Company. As to any Products for which a new drug application or an investigational new drug application, or any similar state or foreign Governmental Authority application has been submitted or approved, the Acquired Companies are in material compliance with all applicable Laws. As to each such Product, the Acquired Companies have included in the application, where required, the certification regarding use of debarred persons in connection with application, described in 21 U.S.C. Section 335a(k)(1), and the list of all convictions described in 21 U.S.C. Section 335a(k)(2), and each such certification and list was true, complete and correct in all material respects when made. In addition, the Acquired Companies are in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. Section 360. To the Knowledge of the Acquired Companies, no communication, filing or submission to any Governmental Authority or third party insurer with regard to the Products that is or is intended to be the basis for any approval contains any material omission or any false information.
               (h) None of the Acquired Companies or, to the Knowledge of the Acquired Companies, any director or employee of any Acquired Company (i) has been convicted of, charged with or, to the Knowledge of the Acquired Companies, investigated by a Governmental Authority for violation of, or non-compliance with applicable Healthcare Laws, or any regulations promulgated pursuant to such Laws, including offenses relating to the United States Medicare or Medicaid programs or comparable foreign Law or applicable codes or programs, (ii) has been convicted of, charged with or, to the Knowledge of the Acquired Companies, investigated for a violation of Healthcare Law related to fraud, theft, embezzlement, financial misconduct, billing third party payors, obstruction of an investigation or participation in any Governmental Authority health-care programs, (iii) has been excluded or suspended from participation in any federal or foreign health program of a Governmental Authority, including the United States Medicare, or Medicaid programs, (iv) the Acquired Companies have not been subject to any Order or any criminal or civil fine or penalty imposed by any Governmental Authority with respect to any such health care program or applicable Heathcare Law of a Governmental Authority, or (v) has Knowledge of any circumstances which could reasonably be expected to give rise to any action described in items “(i)” through “(iv)” above.
               (i) None of the Acquired Companies has engaged in or received notice or communication of any arrangement providing for any rebates, discounts, kickbacks or other forms of compensation to be paid to any Person or entity in return for the referral of business or for the arrangement for recommendation of such referrals that is unlawful in any material respect; and none of the Acquired Companies has any financial arrangement which renders any of its claims for payment of its Products and services unlawful pursuant to any Healthcare Law in any material respect. No communication, filing or submission by or on behalf of the Acquired Company to any Governmental Authority or third party insurer with regard to the Products that is or is intended to be the basis for any reimbursement contains any material omission or any false information.
                      SECTION 4.09 Financial Information; Books and Records.
               (a) Section 4.09(a) of the Company Disclosure Schedule contains a true, correct and complete copy of the Financial Statements. The Company represents and warrants that:
                         (i) the Financial Statements have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto as delivered to Parent prior to the date hereof);
                         (ii) the Financial Statements present fairly and accurately in all material respects the financial condition and operating results of the Company and its Subsidiaries (including, assets, liabilities, income, expenses, and cash-flows) as of the dates and during the periods indicated therein, subject, in the case of the Interim Financial Statements, to normal year-end adjustments, which adjustments will not be material in amount or significance; and
                         (iii) the Financial Statements were prepared in accordance with the books of account and other financial records of the Acquired Companies, which books of account and other financial records are accurate, complete and current.
               (b) The relevant auditors have issued unqualified audit reports in respect of each of the Consolidated Financial Statements, subject to a note indicating that the auditors had substantial doubt about the Company’s ability to continue as a going concern due to its requiring additional debt or equity financing to fund ongoing operations in 2007 and to satisfy certain milestone payment commitments. There are no other written communications of the auditors to the Company covering the periods reflected in the Financial Statements, other than those listed in Section 4.09(b) of the Company Disclosure Schedule. The Company has not withheld any information from the auditors, which, if disclosed would have caused the auditors to qualify their audit report or to refuse to issue their report with respect to any of the audited Consolidated Financial Statements. No auditor to an Acquired Company has ever declined or indicated its inability to issue an opinion with respect to any financial statements of such Acquired Company or its Subsidiaries.
               (c) Each of the Acquired Companies maintains adequate internal accounting controls that are reasonably designed to ensure that: (i) transactions are executed with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the Financial Statements in accordance with GAAP and to maintain accountability for the assets of the Acquired Companies; (iii) access to the assets of the Acquired Companies is permitted only in accordance with management’s general or specific authorization; and (iv) accounts, notes, inventories and receivables are recorded accurately and appropriate action is taken with respect to any differences. There have been no instances of fraud, whether or not material, that occurred during any period covered by the Financial Statements. None of the Acquired Companies or any director, or officer, or, to the Knowledge of the Acquired Companies, any employee, accountant or auditor of any Acquired Company, has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices and procedures of any Acquired Company or their respective internal accounting controls.
               (d) None of the Acquired Companies has any Liabilities (whether or not required to be reflected in Financial Statements in accordance with GAAP, and whether due or to become due), except for: (i) Liabilities identified as such in the “liabilities” column of the Interim Balance Sheet; (ii) normal and recurring current liabilities that have been incurred by the Acquired Companies since December 31, 2006 in the Ordinary Course of Business; (iii) liabilities incurred in connection with the performance of (and not the breach by any Acquired Company or the incurrence of any Acquired Company of indemnification obligations under) Contracts to which the Acquired Companies are Parties, including the Material Contracts set forth in Section 4.19 of the Company Disclosure Schedule. No event has occurred, and no circumstance or condition exists, that has resulted in, or that will or would reasonably be expected to result in, any claim for indemnification or reimbursement by any employee of any

Acquired Company (other than a claim for reimbursement by an employee, in the Ordinary Course of Business, of travel expenses, accrued vacation or other out-of-pocket expenses of a routine nature incurred by such employee in the course of performing such employee’s duties) pursuant to (A) the terms of the Acquired Companies’ Organizational Documents, (B) any indemnification agreement or other Contract between an Acquired Company and any such employee, or (C) any applicable Laws.
                      SECTION 4.10 Bank Accounts; Receivables; Payables; Customers and Suppliers; Inventory.
               (a) Section 4.10(a) of the Company Disclosure Schedule sets forth (i) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which any of the Acquired Companies has an account or a safe deposit box or maintains a banking, custodial, trading or other similar relationship (ii) a true and complete list and description of each such account, box or relationship, indicating in each case the number of each account (including the passwords and the codes associated with each account) and the respective officers, employees, agents or other similar representatives of the Acquired Companies having signatory power with respect thereto, and (iii) a list of each Equity Participation, debenture, note, mortgage, certificate or other assets, the name of the record and beneficial owner thereof, the location of such, the maturity date (if any) and any stock or bond powers or other authority for transfer granted with respect thereto.
               (b) Section 4.10(b) of the Company Disclosure Schedule sets forth a list and aging of all accounts and notes receivable of the Acquired Companies as of June 30, 2007. All existing accounts receivable of the Acquired Companies (including those accounts receivable reflected on the Interim Financial Statements that have not yet been collected and those accounts receivable that have arisen since June 30, 2007 and have not yet been collected) (i) represent valid obligations of customers of the Acquired Companies arising from bona fide transactions entered into in the Ordinary Course of Business and (ii) are current and, to the Knowledge of the Acquired Companies, will be collected in full (subject to the bad debt reserve reflected on the Interim Financial Statements) without any counterclaim or set off.
               (c) Section 4.10(c) of the Company Disclosure Schedule sets forth a list of all outstanding loans and advances made by any of the Acquired Companies to any stockholder, employee, director, consultant or independent contractor, other than advances made to employees, directors, consultants or independent contractors for business expenses in the Ordinary Course of Business.
               (d) Section 4.10(d) of the Company Disclosure Schedule sets forth an accurate and complete breakdown of amounts paid to, each supplier that received more than $100,000 from the Acquired Companies during the fiscal year ended December 31, 2006 and lists the amounts paid by the Acquired Companies to each such supplier during such period. None of the Acquired Companies has received any written notice from any such supplier indicating that any such supplier identified on Section 4.10(d) of the Company Disclosure Schedule plans to cease dealing with any of the Acquired Companies or may otherwise materially reduce the volume of business transacted by such supplier with any of the Acquired Companies below historical levels.

          (e) Section 4.10(e) of the Company Disclosure Schedule sets forth an accurate and complete list of each customer of the Acquired Companies as of the date of this Agreement. None of the Acquired Companies has received any written notice indicating that any customer or other Person identified on the list referred to in the preceding sentence may cease dealing with any of the Acquired Companies or may otherwise materially reduce the volume of business transacted by such Person with any of the Acquired Companies below historical levels.
          (f) All inventory of the Company reflected on the Interim Financial Statements consisted, and all inventory acquired since the date of the Interim Balance Sheet consists, of a quality and quantity usable and salable in the Ordinary Course of Business, subject to the applicable reserve reflected on the Interim Financial Statements. All items of Inventory have been produced or manufactured and stored in accordance with the Company’s specifications established for the manufacture and storage thereof. All items included in the inventory of the Company are the property of the Company free and clear of any Lien, have not been pledged as collateral (except under the Loan Agreement), are not held by the Company on consignment from any Person and conform in all material respects to all standards applicable to each inventory or its use or sale imposed by any Governmental Authority or Law and, as of the Closing and except as otherwise set forth on Section 4.10(f) of the Company Disclosure Schedule, do not have an expiration dates prior to twelve (12) months following the Closing Date.
               SECTION 4.11 Absence of Certain Changes or Events. Since December 31, 2006 the Acquired Companies have operated their business in the Ordinary Course of Business and there has not been any Material Adverse Effect. Without limiting the generality of the foregoing, since December 31, 2006, none of the Acquired Companies has:
          (a) experienced any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of such Acquired Company (whether or not covered by insurance);
          (b) amended any of the Organizational Documents of such Acquired Company, or effected or been a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;
          (c) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock;
          (d) sold, issued or authorized the issuance of any Equity Participations (except for shares of Common Stock issued upon the exercise of outstanding Company Options);
          (e) formed any Subsidiary or acquired any Equity Participation in any other Entity;
          (f) incurred, or entered into any Contract with respect to, any Indebtedness or subjected any of its properties or assets to any Lien;

          (g) amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of the Stock Plan or (ii) any provision of any agreement evidencing any outstanding Company Option;
          (h) adopted, amended or terminated any Benefit Plan, other than as may have been required by applicable Law;
          (i) increased any compensation or fringe benefits, paid any bonus, other than in the Ordinary Course of Business, granted or increased any severance or termination pay or otherwise changed any of the terms of employment or service for any of its directors or officers or its employees, consultants or agents;
          (j) made any payment of any nature to any employee, director, officer, consultant or Company Securityholder, other than compensation as an employee of the Company or the payment of benefits pursuant to a Benefit Plan, in each case payable in the Ordinary Course of Business, or payment in reimbursement or advancement of reasonable business expenses;
          (k) forgiven or canceled any Indebtedness owed to it or claims held by it, or waived or relinquished any right having a value in excess of $25,000 individually or in the aggregate;
          (l) (i) acquired, leased or licensed any right or other asset from any other Person in excess of $25,000 individually or $100,000 in the aggregate, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person in excess of $25,000 individually or $100,000 in the aggregate, in each case except for the acquisition of supplies in the Ordinary Course of Business, the acquisition of capital assets subject to Section 4.10(o) below, the sale of products in the Ordinary Course of Business, the disposal of obsolete equipment in the Ordinary Course of Business and the Company Divestiture;
          (m) incurred a capital expenditure or made a commitment to incur a capital expenditure exceeding $50,000 in the aggregate;
          (n) revalued any of its properties or assets (whether tangible or intangible), including writing down the value of inventory, writing off accounts receivable as uncollectible, or establishing any extraordinary reserve with respect to any account receivable;
          (o) failed to pay its obligations or satisfy its Liabilities as the same have become due and payable or requested an extension for the payment of obligations or satisfaction of Liabilities that would have otherwise become due and payable;
          (p) sold its products outside of the Ordinary Course of Business, including selling products that it reasonably believe are in excess of market demand;
          (q) changed any of its methods of accounting or accounting practices in any respect, other than as required by GAAP;

          (r) changed any election in respect of Taxes, adopted or changed any accounting method in respect of Taxes, agreed or settled any claim or assessment in respect of Taxes, filed any amended Tax Return, entered into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement relating to any Tax, surrendered any right to claim a material Tax refund, or extended or waived the limitation period applicable to any claim or assessment in respect of Taxes;
          (s) commenced or settled any Action or obtained Knowledge of the commencement, settlement, notice or threat of any Action against the Acquired Company, or any reasonable basis for any of the foregoing;
          (t) changed or modified its credit, collection or payment policies, procedures or practices, including accelerating collections or receivables (whether or not past due) or failed to pay or delayed payment of payables or other Liabilities;
          (u) entered into any material transaction or taken any other material action outside the Ordinary Course of Business, except for the Company Divestiture; or
          (v) agreed or committed to take any of the actions referred to in subclauses “(b)” through “(u)” above.
               SECTION 4.12 Absence of Litigation.
          (a) There is no Action pending or, to the Knowledge of the Acquired Companies, threatened against any Acquired Company, or any property or asset of an Acquired Company. None of the Acquired Companies nor any property or asset of any Acquired Company is subject to any continuing Order of, settlement agreement or similar written agreement with, or, to the Knowledge of the Acquired Companies, continuing investigation by, any Governmental Authority. There is no fact or circumstance known to the Company that, either alone or together with other facts and circumstances, could reasonably be expected to give rise to any Action against, relating to or affecting any Acquired Company or any of their assets or properties. None of the Key Stockholders are subject to any Order of any Governmental Authority that relates to the business of any Acquired Company or to any of the assets owned or used by any Acquired Company. To the Knowledge of the Acquired Companies, no officer or key employee of any of the Acquired Companies is subject to any Order of any Governmental Authority that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Companies.
          (b) No Acquired Company has threatened, initiated or taken any steps towards the commencement of any Action against any other Person.
               SECTION 4.13 Employee Benefit Plans.
          (a) Section 4.13(a) of the Company Disclosure Schedule sets forth and true and complete list of all Benefit Plans. The Company has delivered to Parent a true and complete copy of each Benefit Plan and has delivered to Parent a true and complete copy of the following items (in each case, only if applicable) (i) each trust or other funding arrangement,

(ii) each summary plan description and summary of material modifications, (iii) the most recently filed annual reports on IRS Form 5500 for each such Benefit Plan, (iv) the most recently received IRS determination letter for each such Benefit Plan, and (v) for each Benefit Plan that is not in writing, a written description of the material terms of such Benefit Plan. Except as provided for in this Agreement or the Benefit Plans listed in Section 4.13(a) of the Company Disclosure Schedule, none of the Acquired Companies has any express or implied commitment, whether legally enforceable or not, (A) to create, incur any Liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (B) to enter into any Contract to provide compensation or benefits to any individual or (C) to modify, change or terminate any Benefit Plan, other than with respect to a modification, change or termination required by applicable Laws, including the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the Code.
          (b) Except for the Stock Plan, no Acquired Company has any stock option, stock incentive, stock award, equity compensation or other plan pursuant to which an Acquired Company has granted Equity Participations.
          (c) All Company Options that have been granted to any person who is subject to taxation in the U.S. upon the exercise of the Company Options have been granted or issued at an exercise price equal to the fair market value of the underlying Common Stock at the date of grant or issuance, as determined in accordance with Section 409A of the Code and the temporary regulations and notices promulgated thereunder, if applicable, and none of such Company Options or any other Equity Participations of an Acquired Company or agreements constitute “deferred compensation” under Section 409A of the Code.
          (d) None of the Acquired Companies has now or at any time contributed to, sponsored, or is (i) an employee pension benefit plan (within the meaning of Section 3(2) of ERISA), which is or has been subject to Section 412 of the Code or Title IV of ERISA, (ii) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or (iii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which any Acquired Company could incur Liability under Section 4063, Section 4064, Section 4069 or Section 4212(c) of ERISA. Except as disclosed in Section 4.13(d) of the Company Disclosure Schedule, none of the Benefit Plans (A) provides for the payment of separation, severance, termination or similar-type benefits to any person, (B) obligates any Acquired Company to pay separation, severance, termination or similar-type benefits solely or partially as a result of any Transaction or (C) obligates any Acquired Company to make any payment or provide any benefit as a result of a “change in control”, within the meaning of such term under Section 280G of the Code. Except as required under Part 6 of Title 1 Subtitle B of ERISA or similar state Law, none of the Benefit Plans provides for or promises retiree medical, retiree disability or retiree life insurance benefits to any current or former employee, officer or director of any Acquired Company.
          (e) Each Benefit Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws. Each Acquired Company has performed all material obligations required to be performed by it under, is not in any material respect in default under or in violation of, and has no Knowledge of any material default or material violation by any party to, any Benefit Plan. No Action is pending or threatened with respect to any Benefit Plan (other than claims for benefits in the ordinary course) and, to the Knowledge of the Acquired Companies, no fact or event exists that could reasonably be expected to give rise to any such Action.
          (f) Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Benefit Plan for which determination letters are currently available that the Benefit Plan is so qualified and , to the Knowledge of the Acquired Companies, no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Benefit Plan.
          (g) All employer or employee contributions, premiums or payments required by Law or pursuant to the terms of any Benefit Plan to be made with respect to any Benefit Plan, have been made or, if applicable, accrued in accordance with normal accounting practices, and, to the extent required by the terms of such Benefit Plan, a pro rata contribution for the period prior to and including the date of this Agreement has been made or accrued.
          (h) None of the Acquired Companies is or at any time has been a member of any “controlled group of corporations,” under “common control,” or a member of an “affiliated service group,” as such terms are defined in Section 414(b), (c), (m) or (o) of the Code, with any Person other than the Company Securityholders and their Subsidiaries and none of the Acquired Companies has incurred any Liability with respect to any Benefit Plan, or under any other compensation or employee benefit plan, agreement, program, policy or other arrangement maintained by any Person other than one or more of the Acquired Companies.
          (i) None of the Acquired Companies has made any payments, is obligated to make any payments, or is a party to any Contract that under certain circumstances could obligate it to make any payments, that will not be deductible under Code Section 280G.
               SECTION 4.14 Labor and Employment Matters.
          (a) Section 4.14(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all employees of the Acquired Companies, their current annualized base salary, their expected or target bonus to be paid in 2007 and their state, province and country of employment.
          (b) Each of the Acquired Companies is in compliance, in all material respects, with all contractual, legal, regulatory and other obligations relating to the employment of labor, including those related to wages, hours, immigration and naturalization, insurance coverage, Social Security, pension plans, data protection, Tax, prohibition of discrimination due to age, gender, race, national origin or disability, religion, occupational safety and health requirements and collective bargaining, WARN and any similar state or local “mass layoff” or “plant closing” Laws. There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company within the six (6) months prior to Closing.
          (c) Except as disclosed in Section 4.14(c) of the Company Disclosure Schedule, there are no claims relating to unfair labor practices or labor issues pending or, to the

Knowledge of the Acquired Companies, threatened between any Acquired Company and its employees or any trade union or any other similar organization.
          (d) Except as disclosed in Section 4.14(d) of the Company Disclosure Schedule, there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the Knowledge of the Acquired Companies, threatened with respect to any Acquired Company. There is no charge of discrimination in employment or employment practices, for any reason, including age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the Knowledge of the Acquired Companies, threatened with respect to any Acquired Company.
          (e) None of the Acquired Companies is a party to any collective bargaining agreement or other labor union Contract applicable to persons employed by any Acquired Company, nor, to the Knowledge of the Acquired Companies, are there any activities or proceedings of any labor union to organize any such employees.
          (f) Each Acquired Company has, to the extent required by GAAP, paid in full to all employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to the Knowledge of the Acquired Companies, threatened before any Governmental Authority with respect to any persons currently or formerly employed by any Acquired Company. None of the Acquired Companies are a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices.
               SECTION 4.15 Real Property; Title to Assets.
          (a) None of the Acquired Companies owns or formerly owned any real property.
          (b) Section 4.15(b) of the Company Disclosure Schedule sets forth a true and complete list each parcel of real property currently or formerly leased or subleased by any Acquired Company, with the name of the lessor and the date of the lease, sublease, assignment of the lease, any guaranty given or leasing commissions payable by any Acquired Company in connection therewith and each amendment to any of the foregoing and all ancillary documents pertaining thereto (collectively, the “Lease Documents”). True, correct and complete copies of all Lease Documents have been delivered to Parent. All such current leases and subleases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by any Acquired Company or, to the Knowledge of the Acquired Companies, by the other party to such lease or sublease. To the Knowledge of the Acquired Companies, each parcel of real property leased by any Acquired Company is neither subject to any Order of a Governmental Authority to be sold nor is being condemned, expropriated or otherwise taken by any Governmental Authority, nor, to the Knowledge of the Acquired Companies, has any such condemnation, expropriation or taking been proposed.
          (c) The Lease Documents grant to the tenant thereunder the exclusive right to use and occupy the premises demised thereunder, and the Company has not entered into any lease or sublease granting any Person the right to occupy or use (or the option to exercise the right to occupy or use) all or any portion of such premises.
          (d) Except with respect to Intellectual Property, the tangible and intangible assets used by the Acquired Companies in the operation of their business:
                    (i) belong to or may be lawfully used by the Acquired Companies, free and clear of any Lien, other than (A) Liens for current Taxes and assessments not yet past due, (B) inchoate mechanics’ and materialmen’s Liens for construction in progress, (C) workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the Ordinary Course of Business, and (D) Liens and other imperfections of title and encumbrances that do not materially reduce the value of the asset subject thereto or impair its use by the Acquired Companies; and
                    (ii) are sufficient for the continuation of the business of the Acquired Companies after the Closing in substantially the same manner as it is currently conducted.
          (e) The Acquired Companies have taken all commercially reasonable efforts to maintain the rights of the Acquired Companies to their assets, whether tangible or intangible.
          (f) The tangible assets owned or used by the Acquired Companies are in good operating condition and repair taking into account normal wear and tear.
          (g) There has been no termination of, or threat to terminate, the right of any Acquired Company to use or possess any of its assets, whether tangible or intangible, that are necessary for the continuation of the business of the Acquired Companies.
               SECTION 4.16 Intellectual Property.
          (a) Section 4.16(a) of the Company Disclosure Schedule accurately and completely sets forth:
                    (i) in Section 4.16(a)(i) of the Company Disclosure Schedule: (A) each item of Registered IP and each Proprietary Name in which any of the Acquired Companies has an ownership interest of any nature (whether exclusively or jointly with another Person); (B) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; and (C) any other Person that has an ownership interest in such item of Registered IP or Proprietary Name and the nature of such ownership interest;
                    (ii) in Section 4.16(a)(ii) of the Company Disclosure Schedule: (A) all Acquired Company Licensed IP and (B) the corresponding Contract or Contracts pursuant to which such Intellectual Property is licensed to such Acquired Company;

                    (iii) in Section 4.16(a)(iii) of the Company Disclosure Schedule, each Contract pursuant to which any Person other than an Acquired Company has received or been granted a license or other right (other than an ownership interest) in or to any of the Acquired Company IP, including covenants-not-to-sue, cross-licenses and development licenses; and
                    (iv) in Section 4.16(a)(iv) of the Company Disclosure Schedule, each Contract pursuant to which any Intellectual Property was developed by an Acquired Company or by a third party, where the terms of such Contract expressly contemplate (A) the development of any Acquired Company IP by such third party, where the Acquired Company exclusively owns the Acquired Company IP (excluding employee proprietary inventions and assignment agreements and any agreements pursuant to which a individual consultant or independent contractor performed services on a full-time basis on behalf of such Acquired Company while onsite at the Acquired Company’s facilities); (B) the development of any Intellectual Property by the Acquired Company on behalf of such third party, where the third party exclusively or jointly owns the resulting Intellectual Property; or (C) the collaborative development of Intellectual Property by the Acquired Company and such third party.
          (b) Except for any licenses and rights granted in the Acquired Company Contracts expressly identified in Section 4.16(a)(ii) and (iii) of the Company Disclosure Schedule, none of the Acquired Companies is bound by, and no Acquired Company IP is subject to, any Contract containing any covenant or other provision that in any material way limits or restricts the ability of any of the Acquired Companies to use, exploit, assert, or enforce any Acquired Company IP anywhere in the world. None of the Acquired Companies has transferred any portion of ownership of any Acquired Company Owned IP to any third party, or knowingly permitted any Acquired Company IP to enter the public domain or, with respect to any Acquired Company IP for which any of the Acquired Companies has submitted an application or obtained a registration, to lapse (other than through the expiration of an item of Registered IP at the end of its maximum statutory term). None of the Acquired Companies has an explicit or implied legal obligation, absolute or contingent, to any other Person to license, sell, transfer or assign any of the Acquired Company IP.
          (c) The Acquired Companies exclusively own all right, title and interest to and in, or have a valid and enforceable right to use, the Acquired Company IP (other than Intellectual Property set forth in Section 4.16(a)(i)-(iv) of the Company Disclosure Schedule as being subject to the ownership interest of another Person) free and clear of any Lien (other than licenses granted pursuant to the Contracts set forth in Section 4.16(a)(ii) and (iii) of the Company Disclosure Schedule). Without limiting the generality of the foregoing, except as set forth in Section 4.16(c) of the Company Disclosure Schedule:
                    (i) each Person who is or was an employee, consultant or independent contractor of any of the Acquired Companies and who is or was involved in the creation or development of any Acquired Company Owned IP, or who is or was named as an inventor on any patent application filed or owned by any Acquired Company, has signed one or more valid and enforceable agreements containing an irrevocable assignment of that Person’s rights in Intellectual Property to the Acquired Company for which such Person is or was an employee, consultant or independent contractor, and confidentiality provisions protecting the Acquired Company Owned IP, and, no current or former employee, consultant or independent contractor of any of the Acquired Companies: (A) is in violation of any term or covenant of any Contract relating to employment, invention disclosure, invention assignment, non-disclosure or non-competition or any other Contract with any other party (including academic or medical institutions) by virtue of such employee, consultant or independent contractor being employed by, or performing services for, any of the Acquired Companies or using trade secrets or proprietary information of others without permission; or (B) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for any of the Acquired Companies that is subject to any Contract under which such employee, consultant or independent contractor has assigned or otherwise granted, or is obligated to assign or otherwise grant, to any third party any rights in or to such technology, software or other copyrightable, patentable or otherwise proprietary work;
                    (ii) no current or former employee, consultant or independent contractor of any Acquired Company has any claim, license, right (whether or not currently exercisable) or interest to or in any Acquired Company Owned IP;
                    (iii) to the Knowledge of the Acquired Companies, no current or former employee, consultant, or independent contractor who has performed services onsite at the Acquired Companies’ facilities for any of the Acquired Companies is in breach of any Contract with any former employer or other Person concerning Intellectual Property or confidentiality, where the cause or nature of the breach arises out of the performance of any services related to the development of any Acquired Company Owned IP by such employee, consultant, or independent contractor on behalf of any Acquired Company;
                    (iv) no funding, facilities or personnel of any Governmental Authority or any university or other educational institution were used to develop or create, in whole or in part, any Acquired Company Owned IP or, to the Knowledge of the Acquired Companies, any Acquired Company Licensed IP, and no funding from any Person (other than funds received in consideration for purchase of the capital stock of the Acquired Companies) was used in the development of the Acquired Company Owned IP or, to the Knowledge of the Acquired Companies, any Acquired Company Licensed IP. To the Knowledge of the Acquired Companies, no current or former employee, consultant or independent contractor of any of the Sellers, who was involved in, or who contributed to, the creation or development of any Acquired Company IP, was employed by or has performed services for any government, university, college or other educational or medical institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for such Acquired Company;
                    (v) each of the Acquired Companies has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all confidential or non-public information included in the Acquired Company IP (“Confidential IP Information”). To the Knowledge of the Acquired Companies, all use, disclosure or appropriation of Confidential IP Information by or to a third party has been pursuant to the terms of a written Contract between an Acquired Company and such third party. To the Knowledge of the Acquired Companies, all use, disclosure or appropriation of Confidential IP Information not owned by any or all of the Acquired Companies has been pursuant to the terms of a written Contract between an Acquired Company and the owner of such Confidential IP Information, or is otherwise lawful. All current and former employees and consultants of each of the Acquired Companies having access to Confidential IP Information or proprietary information of any of its respective customers or business partners have executed and delivered to such Acquired Company an agreement regarding the protection of such Confidential IP Information or proprietary information (in the case of proprietary information of the customers and business partners of any of the Acquired Companies, to the extent required by such customers and business partners); and
                    (vi) none of the Acquired Companies has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Intellectual Property that is material to the business of the Acquired Companies to any other Person, other than an Acquired Company.
          (d) All rights in Intellectual Property sufficient to conduct the business of the Acquired Companies as currently conducted and as is proposed to be conducted are either (i) owned by an Acquired Company or (ii) licensed to an Acquired Company pursuant to the Contracts listed in Section 4.16(a)(ii) of the Company Disclosure Schedule. To the extent that any third party Intellectual Property is incorporated into, integrated or bundled with, or used by any of the Acquired Companies in the development, manufacture or compilation of any of the Products, such Acquired Company has a written agreement with such third party pursuant to which such Acquired Company either (A) has obtained complete, unencumbered and unrestricted ownership of, and is the exclusive owner of, such Intellectual Property or (B) has obtained perpetual, non-terminable licenses to such third party Intellectual Property sufficient for the conduct the business of the Acquired Companies as currently conducted and as is proposed to be conducted.
          (e) (A) all Acquired Company Owned IP that is Registered IP and, to the Knowledge of the Acquired Companies, all Acquired Company Licensed IP that is Registered IP is valid, subsisting and enforceable (or in the case of applications, applied for) in all material respects, all registration, maintenance and renewal fees necessary for maintaining the Acquired Company Owned IP and, to the Knowledge of the Acquired Companies, the Acquired Company Licensed IP, have been paid and all documents, recordations and certificates in connection with such Acquired Company Owned IP and, to the Knowledge of the Acquired Companies, such Acquired Company Licensed IP, have been filed with the relevant patent, copyright, trademark or other authorities in the United States or non-U.S. jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting the Acquired Company Owned IP and, to the Knowledge of the Acquired Companies, the Acquired Company Licensed IP; and (B) all Acquired Company Owned IP that consists of a material copyright (whether registered or unregistered) is valid, subsisting, and enforceable in all material respects. No inequitable conduct has been committed in the prosecution of any patents applications or patents in the Registered IP, and no material information was withheld from any entity requiring disclosure of such information during prosecution of such patent applications or patents. Without limiting the generality of the foregoing:
                    (i) to the Knowledge of the Acquired Companies, no Proprietary Name owned by any Acquired Company conflicts with any Proprietary Name owned, used or applied for by any other Person in any jurisdiction where any Acquired Company currently markets or promotes or presently plans to market or promote, through the use of such Proprietary Name, any of the Products;
                    (ii) except as set forth in Section 4.16(e)(ii) of the Company Disclosure Schedule, each item of Acquired Company Owned IP that is Registered IP is in compliance with Law, and all filings, payments and other actions required to be made or taken to maintain each item of Acquired Company Owned IP that is Registered IP in full force and effect have been made by the applicable deadline;
                    (iii) except as set forth in Section 4.16(e)(iii) of the Company Disclosure Schedule, the Company has delivered to Parent complete and accurate copies of all applications, material correspondence and other material documents related to each such item of Registered IP referenced in subsection (e)(ii) above; and
                    (iv) except as set forth in Section 4.16(e)(iv) of the Company Disclosure Schedule, no interference, opposition, reissue, reexamination or Action of any nature is pending or threatened in any jurisdiction in which the scope, validity or enforceability of any Acquired Company Owned IP or, to the Knowledge of the Acquired Companies, any Acquired Company Licensed IP, is being, has been or would reasonably be expected to be contested or challenged.
          (f) Neither the execution, delivery or performance of this Agreement or any of the Ancillary Documents nor the consummation of any of the Transactions will, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or assert: (i) a loss of, or Lien on, any Acquired Company IP; (ii) the release, disclosure or delivery of any Acquired Company Owned IP by any escrow agent or to any other Person; (iii) the grant, assignment or transfer to any other Person of any license or other material right or interest, such as an ownership interest or covenant-not-to-sue, under, in or to any of the Acquired Company Owned IP; or (vi) the forfeiture or termination of, or give rise to a right of forfeiture or termination of any Acquired Company IP, or impair the right of such Acquired Company or Parent to use, possess, sell or license any Acquired Company IP or portion thereof. Following the Closing, Parent will be permitted to exercise all of the rights of any of the Acquired Companies under the Acquired Company Licensed IP to the same extent such Acquired Company would have been able had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that such Acquired Company would otherwise be required to pay. There are no royalties, honoraria, fees or other payments payable by any of the Acquired Companies to any Person (other than salaries payable to employees, consultants and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, license-out, sale, marketing, advertising or disposition of any Acquired Company IP by such Acquired Company, and the consummation of the transactions contemplated by this Agreement will not result in any such royalties, honoraria, fees or other payments being payable by Parent. Following the Closing, all Acquired Company IP will be fully transferable, alienable or licensable by Parent without restriction and without payment of any kind to any third party.

          (g) To the Knowledge of the Acquired Companies, (i) no Person has infringed, misappropriated, or otherwise violated, and (ii) no Person is currently infringing, misappropriating or otherwise violating, any Acquired Company IP.
          (h) None of the Acquired Companies, and no use of the Acquired Company IP, has infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any rights in Intellectual Property of any other Person. Except as set forth in Section 4.16(h) of the Company Disclosure Schedule and without limiting the generality of the foregoing:
                    (i) no infringement, misappropriation or similar Action is pending or threatened against any of the Acquired Companies with respect to Acquired Company IP, and, to the Knowledge of the Acquired Companies, no infringement, misappropriation or similar Action relating to the Acquired Company IP is pending or threatened against any licensee, customer, vendor or supplier of an Acquired Company who may be entitled to be indemnified, defended, held harmless or reimbursed by any of the Acquired Companies with respect to such Action;
                    (ii) none of the Acquired Companies has received any notice relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property of another Person by any of the Acquired Companies or any of the Acquired Companies’ employees, consultants, or independent contractors who have performed services onsite at the Acquired Companies’ facilities for any of the Acquired Companies, where the cause or nature of the alleged infringement, misappropriation, or violation arises out of the performance of any services performed by such employee, consultant, or independent contractor on behalf of any Acquired Company;
                    (iii) none of the Acquired Companies is bound by any Contract to indemnify, hold harmless or reimburse any other Person with respect to, or has assumed, pursuant to any Contract any existing or potential Liability of another Person for, any infringement of Intellectual Property, misappropriation or similar claim;
                    (iv) to the Knowledge of the Acquired Companies, none of the Acquired Company IP is subject to any pending or threatened outstanding Order, Contract, stipulation, proceeding, or notification, including any pending interference, opposition, cancellation, reissue, reexamination, or other challenge or adversarial proceeding, restricting in any manner the use, transfer, or licensing by any of the Acquired Companies of any Acquired Company IP, or which may affect the validity, use or enforceability of any Acquired Company IP; and
                    (v) to the Knowledge of the Acquired Companies, there is no substantial basis for a claim that the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, provision and/or use of any of the Products or the operation of the business of any of the Acquired Companies is infringing or has infringed on or misappropriated any Intellectual Property of any third party.

               SECTION 4.17 Taxes.
          (a) Filing of Tax Returns. Each of the Acquired Companies has duly and timely filed with the appropriate Governmental Authorities all Tax Returns required to be filed. All such Tax Returns are complete and accurate in all respects. All Taxes due and owing by any of the Acquired Companies on or before the date hereof (whether or not shown on any Tax Returns) have been paid. None of the Acquired Companies currently is the beneficiary of any extension of time within which to file any Tax Return. No written claim has ever been made by a Governmental Authority in a jurisdiction where any Acquired Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.
          (b) Payment of Taxes. The unpaid Taxes of the Acquired Companies did not, as of the date of the Interim Financial Statements, exceed the reserve for Tax Liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Interim Balance Sheet (rather than in any notes thereto). Since the date of the Interim Financial Statements, no Acquired Company has incurred any Liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice, other than any such Liability resulting from the Company Divestiture.
          (c) Audits, Investigations or Claims. No deficiencies for Taxes with respect to any of the Acquired Companies have been claimed, proposed or assessed by a Governmental Authority, in each case in writing. There are no pending or, to the Knowledge of the Acquired Companies, threatened audits, assessments or other actions for or relating to any Liability in respect of Taxes of any of the Acquired Companies, and to the Knowledge of the Acquired Companies there are no matters under discussion with any Governmental Authority, or Known to the Acquired Companies, with respect to Taxes that are likely to result in an additional Liability for Taxes with respect to any of the Acquired Companies. The Company has delivered or made available to Parent complete and accurate copies of federal, state and local income Tax Returns of each of the Acquired Companies for the years ended December 31, 2005 and 2006, and complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by any of the Acquired Companies with respect to Taxes of any type. None of the Acquired Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver. No power of attorney (other than powers of attorney authorizing employees of any Acquired Company to act on behalf of such Acquired Company, respectively) with respect to any Taxes of any Acquired Company is currently in effect.
          (d) Liens. There are no Liens for Taxes (other than current Taxes not yet due and payable) on any of the assets or properties of any Acquired Company.
          (e) No Withholding. Each of the Acquired Companies has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing (including any gifts made) to any employee, independent contractor, creditor, stockholder or other third party.
          (f) Other Entity Liability. None of the Acquired Companies has any Liability for the Taxes of any other Person (other than the Company, any Company Subsidiary or any Entity disposed of pursuant to the Company Divestiture) under Treasury Regulation Section 1.1502–6 (or any similar provision of state, local, or foreign Law), as a transferee, by Contract, or otherwise. None of the Acquired Companies has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company).
          (g) Tax Sharing Agreements. There are no Tax sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving any of the Acquired Companies, and, after the Closing Date, none of the Acquired Companies shall be bound by any such Tax sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.
          (h) Spin-Offs. None of the Acquired Companies has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code, and no stock of any Acquired Company has been distributed in a transaction satisfying the requirements of Section 355 of the Code.
          (i) Tax Elections. None of the Acquired Companies (i) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (ii) has made an election, or is required, to treat any of its assets as owned by another Person pursuant to the provisions of former Section 168(f) of the Code or as tax–exempt bond financed property or tax–exempt use property within the meaning of Section 168 of the Code; (iii) has acquired or owns any assets that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code; (iv) has made or will make a consent dividend election under Section 565 of the Code; (v) has elected at any time to be treated as an S corporation within the meaning of Sections 1361 or 1362 of the Code; or (vi) made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.
          (j) Partnerships, Single Member LLCs, CFCs, PHCs, and PFICs. None of the Acquired Companies (i) is a partner for Tax purposes with respect to any joint venture, partnership, or other arrangement or Contract which is treated as a partnership for Tax purposes, (ii) owns a single member limited liability company which is treated as a disregarded entity, or (iii) is a “personal holding company” as defined in Section 542 of the Code (or any similar provision of state, local or foreign Law).
          (k) Permanent Establishments. None of the Acquired Companies has or has had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country.
          (l) Tax Shelters. None of the Acquired Companies has entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulation Section 1.6011-4(b)(2). If any of the Acquired Companies has entered into any transaction such that, if the treatment claimed by it were to be disallowed, the transaction would constitute a substantial understatement of federal income tax within the meaning of Code Section 6662, then it either (x) believes that it has substantial authority for the tax treatment of such transaction or (y) disclosed on its Tax Return the relevant facts affecting the tax treatment of such transaction.

          (m) Net Operating Losses. As of December 31, 2006, the Acquired Companies have the net operating losses set forth in Section 4.17(n) of the Company Disclosure Schedule, which identifies the net operating losses and the Tax jurisdiction(s) applicable to such net operating losses. There are no limitations on the utilization of the net operating losses of the Company under Section 382 or Section 384 of the Code (or any corresponding or similar provisions of applicable Law) or the separate return limitation year rules under the consolidated return provisions of the Treasury Regulations (or any corresponding or similar provisions of applicable state Law), other than any such limitation arising as a result of the consummation of the transactions contemplated by this Agreement.
               SECTION 4.18 Environmental Matters. None of the Acquired Companies is in violation of, or has violated, any Environmental Law. None of the properties currently or formerly leased or operated by any Acquired Company (including soils and surface and ground waters) is or has been contaminated with any Hazardous Substance as a result of releases of Hazardous Substances by any Acquired Company or, to the Knowledge of the Acquired Companies, is or has been contaminated with any Hazardous Substance as a result of releases of Hazardous Substances by any Person. None of the Acquired Companies is actually, potentially or allegedly liable for any off-site contamination by Hazardous Substances as a result of releases of Hazardous Substances by any Acquired Company, nor is any Acquired Company aware of any information which might form the basis of any such Liability. There is no site to which any Acquired Company has transported or arranged for the transport of Hazardous Substances which to the Knowledge of the any Acquired Companies is or may become the subject of any environmental action. None of the Acquired Companies is actually, potentially or allegedly liable under any Environmental Law (including pending or threatened liens) as a result of releases of Hazardous Substances by any Acquired Company, nor is any Acquired Company aware of any information which might form the basis of any such Liability. Each Acquired Company has all Permits required under any Environmental Law (“Environmental Permits”) for the conduct and operation of the businesses as now being conducted, and all such Environmental Permits are in good standing. Each Acquired Company has always been and is in compliance in all material respects with its Environmental Permits. Neither the execution of this Agreement nor the consummation of the Transactions will require any Acquired Company to undertake any investigation, remediation or other action with respect to Hazardous Substances.
               SECTION 4.19 Material Contracts.
          (a) Section 4.19 of the Company Disclosure Schedule sets forth the following types of Contracts to which any Acquired Company is a party (such Contracts together with the Material IP Contracts, being the “Material Contracts”):
                    (i) each Contract, whether or not made in the Ordinary Course of Business, that contemplates an exchange of consideration with a value of more than $25,000, in the aggregate, over the term of such Contract;
                    (ii) all Contracts evidencing Indebtedness in excess of $10,000;

                    (iii) all joint venture, partnership, strategic alliance and business acquisition or divestiture agreements (and all letters of intent, term sheets and draft agreements relating to any such pending transactions);
                    (iv) all Contracts (other than Contracts evidencing Company Options or Company Warrants) (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any Equity Participations of the Acquired Companies, (B) providing any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any Equity Participations of an Acquired Company, or (C) providing an Acquired Company with any right of first refusal with respect to, or right to repurchase or redeem, any Equity Participations;
                    (v) all exclusive distribution Contracts to which any Acquired Company is a party;
                    (vi) all leases of real property leased for the use or benefit of any Acquired Company and all leases of personal property involving annual payments by the Acquired Companies in excess of $25,000;
                    (vii) all Contracts pursuant to which any Acquired Company obtains from any third party the right to manufacture any product;
                    (viii) all Contracts pursuant to which any Acquired Company grants to any third party the right to manufacture any Product;
                    (ix) all distributor, dealer, reseller, agency, sales promotion, market research, marketing consulting and advertising Contracts to which any Acquired Company is a party and any other Contract that compensates any Person based on any sales by any Acquired Company;
                    (x) each employment agreement and any other Contracts (A) relating to the employment of, or the performance of services by, any employee, consultant or independent contractor providing for aggregate payments to any such Person in any calendar year in excess of $100,000, (B) pursuant to which an Acquired Company is or may become obligated to make any severance, termination or similar payment to any current or former employee or director, or otherwise modifies the at-will relationship with an employee, or (C) pursuant to which any of the Acquired Companies is or may become obligated to make any bonus or similar payment (whether in the form of cash, stock or other securities, excluding payments constituting base salary and sales commissions) in excess of $100,000 to any current or former employee or director;
                    (xi) each Contract that provides for the indemnification of any Person;
                    (xii) all Contracts with any Governmental Authority to which an Acquired Company is a party;
                    (xiii) all Contracts imposing any restriction on the right or ability of the Company (A) to compete with, or solicit any customer of, any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;
                    (xiv) all Contracts that contain a clause that would trigger adverse consequences for Parent or Merger Sub or any Acquired Company by virtue of the change in control resulting from the completion of the Transactions;
                    (xv) all Contracts that result in any Person holding a power of attorney from any Acquired Company;
                    (xvi) all Contracts related to professional services rendered to any Acquired Company in connection with this Agreement;
                    (xvii) all Contracts relating to the design, development, testing, manufacture, or clinical trials relating to the Products;
                    (xviii) all Contracts between an Acquired Company and another Acquired Company; and
                    (xix) all other Contracts, whether or not made in the Ordinary Course of Business, which are material to any Acquired Company, or the absence of which would have a Material Adverse Effect.
          (b) Each Material Contract is valid, existing, and is enforceable against the parties thereto, in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles.
                    (i) Except as set forth in Section 4.19(b)(i) of the Company Disclosure Schedule, none of the Acquired Companies has materially violated or breached, or committed any material default under, any Material Contract, and, to the Knowledge of the Company, no other party to a Material Contract has materially violated or breached, or committed any material default under, any Material Contract.
                    (ii) No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any party to a Material Contract the right to accelerate the maturity or performance of any Material Contract, or (C) give any party to a Material Contract the right to cancel, terminate or materially modify any Material Contract.
                    (iii) None of the Acquired Companies has received any written notice regarding any unresolved issue that would constitute a violation or breach of, or default under, any Material Contract.

                    (iv) To the Knowledge of the Acquired Companies, no Acquired Company has waived any of its rights under any Material Contract. The Company has delivered to Parent true and complete copies of all Material Contracts.
               SECTION 4.20 Insurance.
          (a) Section 4.20(a) of the Company Disclosure Schedule sets forth a true and complete list of each insurance policy under which any Acquired Company has been an insured, the named insured or otherwise the principal beneficiary of coverage at any time within the past three (3) years (i) the names of the insurer, the principal insured and each named insured, (ii) the policy number, (iii) the period, scope and amount of coverage, (iv) the premium charged and (v) a current, complete and accurate list of all insurance claims notified during the three (3) years preceding the date of this Agreement. Pursuant to such insurance policies:
                    (i) all assets of the Acquired Companies which are of an insurable nature are fully insured to their full replacement value against all risks normally insured against;
                    (ii) the Acquired Companies are and have at all times been adequately covered against all legal Liability and risks normally insured against (including Liability to employees or third parties for personal injury or loss or damage to property, product liability and loss of profit);
                    (iii) the insurance is sufficient for compliance with Law and for compliance with any obligation under any Contract to which any Acquired Company is a party; and
                    (iv) the insurance is provided by established, reputable and nationally recognized insurers.
          (b) All material insurable risks of the Acquired Companies in respect of the businesses of each are covered by such insurance policies and the types and amounts of coverage provided therein are usual and customary in the context of the businesses and operations in which each Acquired Company is engaged.
          (c) With respect to such insurance policies: (i) each policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, and is in full force and effect; and (ii) none of the Acquired Companies is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy.
          (d) There has been no circumstance or breach of any terms, conditions, representations or warranties under any of the insurance policies or under Law that would entitle insurers to decline to pay all or any part of any claim made under the policies. The Acquired Companies have paid all premiums when due and have otherwise performed all of their respective obligations under all insurance policies. No insurer has threatened to terminate any of the insurance policies, to reduce the scope of the insurance or to materially increase the premiums owed. The Acquired Companies have given notice to the insurers of all claims that may be insured under the insurance policies. The insurance policies will continue to be in full force and effect following the closing of the Transaction and will not terminate or lapse by reason of the Transactions.
               SECTION 4.21 Certain Business Practices. No Acquired Company or any of their respective directors, officers, or employees (in their capacity as directors, officers, or employees) has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity in respect of the Acquired Company’s business; (b) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of a governmental official or Governmental Authority which is in any manner illegal under any Laws of the United States or any other country having jurisdiction; or (c) made any payment to any customer or supplier of the Acquired Company, or given any other consideration to any such customer or supplier in respect of the Acquired Company’s business that violates applicable Law in any material respect.
               SECTION 4.22 Interested-Party Transactions.
          (a) No Related Party has or has had, any direct or indirect interest in any material asset used in or otherwise relating to the business of any of the Acquired Companies (other than as a result of its ownership of Company Stock).
          (b) No Related Party is or has been, indebted to any of the Acquired Companies.
          (c) No Related Party is competing, or has at any time competed, with any of the Acquired Companies.
          (d) No Related Party has any claim or right against any of the Acquired Companies (other than as a result of its ownership interest in Company Stock (including by way of ownership of Company Options) or Subordinated Notes or except for (1) compensation and benefits identified pursuant to Section 4.13(a) of the Company Disclosure Schedule not yet paid (including any amounts payable in connection with the consummation of the Transactions), (2) reimbursement for expenses incurred by any such Related Party in the ordinary course of his or her employment by an Acquired Company, which are reimbursable under the Company’s expense reimbursement policies, (3) accrued vacation, subject to the Company’s policies on accrual and carryforward and (4) rights to indemnification under the Acquired Companies’ certificates of incorporation and bylaws or the indemnification agreements listed on Section 6.01 of the Company Disclosure Schedule).
          (e) No Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing involving any of the Acquired Companies (other than as a result of its ownership interest in Company Stock), including an economic interest in any Person that has furnished or sold, or furnishes or sells, services or products that any Acquired Company furnishes or sells, or proposes to furnish or sell or an economic interest in any Person that purchases from or sells or furnishes to, any Acquired Company, any goods or services.
               SECTION 4.23 Products Liability.
          (a) No claim has been made or threatened in connection with the product liability of the Products and no Governmental Authority has commenced or threatened to initiate any Action or request the recall of any Product, or commenced or threatened to initiate any Action to enjoin the production of any Product.
          (b) The goods and services supplied by each Acquired Company have complied with all Laws and with all government, trade association and other mandatory and voluntary requirements, specifications and other forms of guidance.
          (c) No customer of any Acquired Company has complained of any quality, design, engineering or safety issue with respect to the Products that could adversely impact the sales, the business, the operations or the reputation of any Acquired Company.
          (d) No Products manufactured or sold by the Acquired Companies prior to the Closing contained or will contain any quality, design, engineering, manufacturing or safety defect.
               SECTION 4.24 Brokers. Other than Merrill Lynch & Co. and Cowen & Co. LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of an Acquired Company.
               SECTION 4.25 Information Statement. The information supplied by the Company for inclusion in the Information Statement sent or to be sent to the Company Stockholders in connection with the solicitation of their consent to, and adoption of, this Agreement and the Merger shall not, on the date the Information Statement is first mailed to the Company Stockholders, at the time of the Stockholder Written Consent and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or written consents for the Stockholder Written Consent which has become false or misleading.
               SECTION 4.26 Disclosure.
          (a) The Information Statement or any other document mailed, delivered or otherwise furnished to the Company Stockholders in connection with the solicitation of their consent to, and adoption of, this Agreement and the Merger will not contain as of its date, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which made not misleading.

          (b) This Agreement (including the Company Disclosure Schedule) does not, and none of the certificates or the other Contracts delivered to Parent or Merger Sub in connection with the Transactions will, (a) contain any representation or warranty of the Company or a Company Securityholder or information regarding an Acquired Company or the Products or regarding a Company Securityholder that is false or misleading with respect to any material fact, or (b) omit to state any material fact regarding an Acquired Company or the Products or regarding a Company Securityholder necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
     As an inducement to the Company to enter into this Agreement, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:
               SECTION 5.01 Corporate Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.
               SECTION 5.02 Authority Relative to This Agreement. Each of Parent and Merger Sub has the requisite power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. This Agreement and the Ancillary Documents to which Parent or Merger Sub is a party and the performance by Parent or Merger Sub, as the case may be, of its obligations hereunder and thereunder have been duly authorized by all requisite action on the part of Parent and Merger Sub. This Agreement and the Ancillary Documents to which Parent or Merger Sub is a party have been duly executed and delivered by Parent or Merger Sub, as the case may be, and, assuming this Agreement and such Ancillary Documents constitute the valid and binding obligation of the other parties hereto and thereto, constitute the legal, valid and binding obligations of Parent and Merger Sub (to the extent they are a party thereto), enforceable against them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally and by general equity principles.
               SECTION 5.03 No Conflict; Required Filings and Consents.
          (a) Neither the execution and delivery of this Agreement nor the other Ancillary Documents to which Parent or Merger Sub is a party by Parent or Merger Sub (as the case may be), nor the consummation by Parent or Merger Sub of the Transactions will (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under, result in a Lien under, or require a consent or waiver under, any of the terms, conditions or provisions of any Contract of Parent or Merger Sub or (iii) conflict with or violate any Permit, concession, franchise, license or Law applicable to Parent or Merger Sub or any of their properties or assets, except, with respect to subclauses “(ii)” and “(iii)”, for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions.
          (b) Except as may be required by the HSR Act, no Order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by Parent or Merger Sub in connection with the execution and delivery of this Agreement or the Ancillary Documents to which Parent or Merger Sub is a party or the consummation by Parent or Merger Sub of the Transactions.
               SECTION 5.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.
               SECTION 5.05 Financing. At the Closing, either Parent or Merger Sub will have available the funds necessary to deliver the Closing Date Total Cash Consideration and to pay all fees and expenses of Parent and Merger Sub in connection with the Transactions.
ARTICLE VI
ADDITIONAL AGREEMENTS
               SECTION 6.01 Indemnification of Officers and Directors.
          (a) Parent and Merger Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time existing as of the date of this Agreement in favor of the current directors and officers of the Company (the “Company Indemnified Persons”) as provided in the Company’s certificate of incorporation and bylaws or the indemnification agreements identified in Section 6.01 of the Company Disclosure Schedule shall survive the Merger and shall continue in full force and effect in accordance with their terms for at least six years following the Effective Time, and Parent shall cause the Surviving Corporation to fulfill and honor such obligations to the maximum extent permitted by applicable Law.
          (b) Parent shall purchase a prepaid directors’ and officers’ liability insurance policy for events that shall have occurred prior to the Effective Time, that shall provide the maximum amount of coverage for a cost not to exceed two hundred fifty percent (250%) of the Company’s current one-year directors’ and officers’ liability insurance policy premium and that shall remain in effect for a period of six (6) years after the Effective Time, covering those persons that have served as directors and officers of the Company prior to the Effective Time who are currently covered by the Company’s existing directors’ and officers’ liability insurance policy.
          (c) The provisions of this Section 6.01 shall survive the Closing and are intended to be for the benefit of, and enforceable by, each director and officer of the Company and his or her heirs and personal representatives.

               SECTION 6.02 Conduct of Business by the Company. During the period from the date of this Agreement to the Closing, except as set forth in Section 6.02 of the Company Disclosure Schedule, as consented to in writing in advance by Parent (which consent may be granted or withheld in Parent’s sole discretion), or as otherwise permitted by this Section 6.02, each Acquired Company shall carry on its business in the Ordinary Course of Business and as currently proposed by such Acquired Company to be conducted prior to the Closing (including in respect of product sales, research, development and clinical trial activities and programs) and shall use commercially reasonable efforts to carry on such business in compliance with all applicable Laws and, to the extent consistent therewith, use all commercially reasonable efforts to (x) preserve intact its current business organizations, (y) keep available the services of its current officers, employees and consultants and, except as required by the Company Divestiture, or (z) preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it with the intention that its goodwill and ongoing business shall not be impaired at the Closing in any material respect. In addition to, and without limiting the generality of, the foregoing, during the period from the date of this Agreement to the Closing, except as otherwise set forth in Section 6.02 of the Company Disclosure Schedule or as consented to in writing in advance by Parent, or as permitted by this Section 6.02, no Acquired Company shall or shall permit any of its Subsidiaries to:
          (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;
          (b) (i) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any Equity Participations any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such securities, including pursuant to Contracts as in effect on the date hereof (other than the issuance of Common Stock upon the exercise of Company Options outstanding on the date hereof or upon the exercise of the Warrant, in each case, in accordance with their terms on the date hereof) or (ii) amend the terms or change the period of exercisability of any Company Securities, or purchase, repurchase, redeem or otherwise acquire any Company Securities;
          (c) amend its Organizational Documents, except for the Charter Amendment or as may be required by Law (and in such event, only after providing five days prior notice of such amendment, including a copy of the proposed amendment, to Parent);
          (d) directly or indirectly acquire (i) by merging or consolidating with, or by purchasing assets of, or by any other manner, any Person or division, business or equity interest of any Person or (ii) any asset or assets except for new capital expenditures, which shall be subject to the limitations of Section 6.02(g) below, and except for purchases of Product, finished goods or supplies in the Ordinary Course of Business;
          (e) (i) except for the Company Divestiture or sales of Products in the Ordinary Course of Business, sell, lease, license, sell and leaseback or otherwise subject to any

Lien or otherwise dispose of any of its properties or other assets or any interests therein (including securitizations), or (ii) enter into, modify or amend any lease of real property;
          (f) except for the borrowing by the Company of up to an additional Ten Million Dollars ($10,000,000) of unsecured debt from existing Company Stockholders that (A) is subordinate to any amounts outstanding pursuant to the Loan Agreement and (B) is required to be repaid immediately upon the Closing, (i) incur any Indebtedness, issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (ii) fail to satisfy its obligations and Liabilities when they come due in the Ordinary Course of Business or (iii) make any loans, advances or capital contributions to, or investments in, any other Person;
          (g) make any new capital expenditure or expenditures, other than those which, in the aggregate, are less than or equal to $50,000;
          (h) except as required by any Law or for those capital expenditures permitted under Section 6.02(g), (i) pay, discharge, settle or satisfy any Action, (ii) cancel any Indebtedness owed to an Acquired Company, (iii) waive or assign any claims or rights or (iv) waive any benefits of, or agree to modify in any respect, or, subject to the terms hereof, fail to enforce, or consent to any matter with respect to which consent is required under, any standstill or similar Contract to which the Company or any of its Subsidiaries is a party or (v) waive any material benefits of, or agree to modify in any material respect, or, subject to the terms hereof, fail to enforce in any material respect, or consent to any matter with respect to which consent is required under, any material confidentiality or similar Contract to which the Acquired Company is a party;
          (i) (i) except as required by the Company Divestiture, enter into any Contracts relating to research, clinical trial, development, distribution, sale, supply, license, marketing, co-promotion or manufacturing by third parties of the Products, or the Acquired Company IP or (ii) initiate, launch or commence any sale, marketing, distribution, co-promotion or any similar activity with respect to any new product (including products under development) in or outside the United States;
          (j) enter into any Contract that would constitute a Material Contract or amend, modify or, except as required by the Company Divestiture, consent to the termination of any Material Contract or the Acquired Company’s rights thereunder, or waive, release or assign any rights or claims thereunder, including taking any action pursuant to the Indevus License Agreement that would constitute an amendment to the Indevus License Agreement or would be binding on the Company thereunder (including by committee action thereunder), except upon prior written consent of Parent, not to be unreasonably withheld or delayed;
          (k) enter into any Contract with any Related Parties (i) except for the borrowing by the Company of up to an additional Ten Million Dollars ($10,000,000) of unsecured debt from existing Company Stockholders that (A) is subordinate to any amounts outstanding pursuant to the Loan Agreement and (B) is required to be repaid immediately upon the Closing and (ii) except as permitted by Section 6.02(o);
          (l) except as required by the Company Divestiture, enter into, modify, amend or terminate any Contract or waive, release, assign or fail to exercise or pursue any material rights or claims thereunder, which if so entered into, modified, amended, terminated, waived, released, assigned, or not exercised or pursued would reasonably be expected to (i) adversely affect in any material respect the Company, (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (iii) prevent or materially delay the consummation of the Transactions;
          (m) enter into any Contract to the extent consummation of the Transactions or compliance by the Company with the provisions of this Agreement would reasonably be expected to conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Acquired Company under, or require Parent to license or transfer any Acquired Company IP or other material assets under, or give rise to any increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such Contract;
          (n) except as required by the Company Divestiture, sell, transfer or license to any Person or adversely amend or modify any rights to any Acquired Company IP;
          (o) except as otherwise expressly permitted or contemplated by this Agreement or as required to ensure that any Benefit Plan is not then out of compliance with applicable Laws or to comply with any Contract or Benefit Plan entered into prior to the date hereof, (i) adopt, enter into, terminate or amend (A) any collective bargaining agreement or Benefit Plan or (B) any employment or benefit Contract involving any Acquired Company and any director or officer of an Acquired Company or, other than in the Ordinary Course of Business, any employee or consultant of any Acquired Company, (ii) increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus of any kind or amount whatsoever to any director or officer of an Acquired Company or, other than in the Ordinary Course of Business, any of the employees or consultants of any Acquired Company, (iii) pay to any director or officer of any Acquired Company or, other than in the Ordinary Course of Business, any employee or consultant of any Acquired Company, any benefit or amount not required under any Benefit Plan, (iv) grant or pay (other than as required pursuant to the terms of the Contracts listed in Section 4.13(a) of the Company Disclosure Schedule and taken into account in the determining the amount of Change in Control Payments) any change in control, severance or termination compensation or benefits to, or increase in any manner the change in control, severance or termination compensation or benefits of, any current or former director, officer, employee or consultant of the Acquired Company, (v) grant any awards under the Stock Plan or any other Benefit Plan (including the grant of Company Options, “phantom” stock, stock appreciation rights, “phantom” stock rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any employment or benefit agreements, Benefit Plan or agreements with respect to awards made thereunder), (vi) amend or modify any Company Option, (vii) take any action to fund or in any other way secure the payment of compensation or benefits under any employment or benefit Contract or Benefit Plan, except as required by Law, or the terms of such Contract or Benefit Plan in effect on the date of this Agreement, or (viii) except as required by this Agreement with respect to the Company Options or in Section 3.10 with respect to restricted shares of Common Stock, take any action to accelerate the vesting or payment of any compensation or benefit under any Contract or Benefit Plan, or (ix) materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan of any Acquired Company or change the manner in which contributions to any such pension plan are made or the basis on which such contributions are determined;
          (p) fail to pay obligations or satisfy Liabilities as the same become due and payable or request an extension for the payment of obligations or satisfaction of Liabilities that would have otherwise become due and payable;
          (q) commence an Action other than (i) for the routine collection of bills, or (ii) in such cases where it in good faith determines that failure to commence an Action would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such Action;
          (r) except as required by GAAP or accounting methods, principles or practices required under applicable accounting rules or any Law, revalue any material assets of any Acquired Company or make any change in any material respect in accounting methods, principles or practices (including for tax purposes);
          (s) change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, agree or settle any claim or assessment in respect of Taxes, file any amended Tax Return, enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement relating to any Tax, surrender any right to claim a material Tax refund, or extend or waive the limitation period applicable to any claim or assessment in respect of Taxes;
          (t) take any action that would reasonably be expected to result in a material breach of the representations or warranties in Article IV hereof; or
          (u) authorize any of, or commit or agree to take any of the foregoing actions.
               SECTION 6.03 Written Consents; Information Statement. Immediately following the execution of this Agreement, the Company shall ensure that the Key Stockholders (together with any other Company Stockholders) provide the Requisite Stockholder Approval by executing and delivering the Stockholders’ Written Consent. As promptly as practicable following the date of this Agreement, the Company shall prepare an information statement accurately describing this Agreement, the Merger, the other Transactions and the provisions of Section 262 of the DGCL (the “Information Statement”), and shall deliver the Information Statement to those of the Company Stockholders who did not execute the Stockholders’ Written Consent for the purpose of informing them of the approval of the Merger, the adoption of this Agreement and the approval of the Charter Amendment. The Information Statement shall include, subject to the fiduciary duties of the board of directors of the Company, a statement to the effect that the board of directors of the Company unanimously recommends that the Company Stockholders execute the Stockholders’ Written Consent approving the Merger, adopting this Agreement and approving the Charter Amendment.
               SECTION 6.04 Access to Information. Subject to the provisions of Section 6.05(b), during the period from the date of this Agreement until the Closing, upon reasonable notice, the Company shall cause the Acquired Companies’ managers, officers, directors, employees, agents, representatives, accountants and counsel to: (a) afford the officers, employees, agents, accountants, counsel, financing sources and representatives of Parent and Merger Sub reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Acquired Companies and to those managers, officers, directors, employees, agents, accountants and counsel of the Acquired Companies who have any Knowledge relating to the Acquired Companies or their business and (b) furnish to the officers, employees, agents, accountants, counsel, financing sources and representatives of Parent and Merger Sub such additional financial and operating data and other information regarding the assets, liabilities and goodwill of the Acquired Companies (or legible copies thereof) as Parent or Merger Sub may from time to time reasonably request, including financial statements prepared in accordance with GAAP for the Acquired Companies covering the period from the date of its most recent audited financial statement to the date of the Closing.
               SECTION 6.05 Confidentiality.
          (a) The Company agrees to, and shall cause the agents, representatives, Affiliates, employees, officers, directors and managers of each of the Acquired Companies to use commercially reasonable efforts to: (a) treat and hold as confidential (and not disclose or provide access to any Person) all information relating to trade secrets, processes, patent applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant Contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the Acquired Companies, (b) in the event that an Acquired Company or any such agent, representative, affiliate, employee, officer, director or manager becomes legally compelled to disclose any such information, provide Parent and Merger Sub with prompt written notice of such requirement so that Parent or Merger Sub may seek a protective Order or other remedy or waive compliance with this Section 6.05, and (c) in the event that such protective Order or other remedy is not obtained, or Parent or Merger Sub waives compliance with this Section 6.05, furnish only that portion of such confidential information that is legally required to be provided and exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such information; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Acquired Companies, and the agents, representatives, Affiliates, employees, officers directors or managers of the Acquired Companies; and provided further that, with respect to Acquired Company IP, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Acquired Company IP, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain.
          (b) The parties acknowledge that the Company and Parent have previously executed the Non-Disclosure Agreement dated January 29, 2007 (the “Confidentiality Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with its terms. Each of Parent and the Company will hold, and will cause its respective directors, officers, employees, agents, advisors and representatives (including attorneys, accountants, consultants, bankers and financial advisors) to hold any Confidential Information (as defined in the Confidentiality Agreement) confidential in accordance with the terms of the Confidentiality Agreement.
          (c) Unless otherwise required by Law, the Escrow Participants’ Representative agrees that it (and its legal, financial, accounting and other representatives) shall hold in confidence all Confidential Information (as defined in the Confidentiality Agreement) as if the Escrow Participants’ Representative were a party thereto. The parties acknowledge and agree that any and all Damages suffered or incurred by any of the Parent Indemnified Parties that arise from or as a result of, or are directly or indirectly connected to, a breach of this Section 6.05(c) by the Escrow Participants’ Representative or its legal, financial, accounting and other representatives shall be recoverable only from the Indemnification Escrow Fund as set forth in Article IX. Notwithstanding the foregoing, the parties agree and acknowledge that Damages would not be a sufficient remedy for the breach (or threatened breach) of this Section 6.05(c) by the Escrow Participants’ Representative or its legal, financial, accounting and other representatives and Parent or the Surviving Corporation shall be entitled to equitable relief, including the obtaining of an injunction and the seeking of specific performance, as a remedy for any such breach (or threatened breach).
               SECTION 6.06 Regulatory and Other Authorizations; Notices and Consents.
          (a) Each of Parent, Merger Sub and the Company shall use its commercially reasonable efforts to provide all notices and obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for the execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Documents, and the Company will cause the other Acquired Companies to cooperate fully with Parent and Merger Sub in promptly seeking to obtain all such authorizations, consents, orders and approvals.
          (b) In addition to and not in limitation of the covenants contained in Section 6.06(a), each of Parent and the Company will (a) take promptly all actions necessary to make the filings required of Parent and the Company under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by the parties from the FTC or the Antitrust Division of the DOJ pursuant to the HSR Act and (c) cooperate with each other in connection with the other party’s filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the FTC or the Antitrust Division of the DOJ or state attorneys general. Nothing contained herein shall require Parent to agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any action relating to its business, product lines or assets.
          (c) Each Acquired Company shall give promptly such notices to third parties and use its commercially reasonable efforts to obtain such third party consents and estoppel certificates as Parent or Merger Sub may reasonably deem necessary or desirable in connection with the Transactions, including obtaining such third party consents necessary for the assignment of certain Contracts.
               SECTION 6.07 Notice of Developments. From the date hereof and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent and the Company shall promptly advise the other party in writing of (a) any event or circumstance that would reasonably be expected to result in any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect so as to cause the Closing condition set forth in Section 8.01 or Section 8.02, respectively, to fail to be satisfied, (b) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement prior to the Effective Time, (c) with respect to the Company, any change or event having, or which is reasonably likely to have, a Material Adverse Effect or (d) with respect to the Company, any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; provided, however, that no such notification will be deemed to prevent or cure any breach of, or inaccuracy in, amend or supplement any Section of the Company Disclosure Schedule, or otherwise disclose an exception to, or affect in any manner, the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties or the Company Securityholders under this Agreement.
               SECTION 6.08 No Solicitation or Negotiation. The Company agrees that between the date of this Agreement and the earlier of (a) the Closing and (b) the termination of this Agreement, none of the Company Securityholders, any Acquired Company or any of their respective Affiliates, managers, officers, directors, representatives or agents will (i) solicit, initiate, consider, knowingly encourage or accept any other proposals or offers from any Person (A) relating to any acquisition or purchase of all or any portion of Company Stock, any Equity Participations in an Acquired Company or the assets of an Acquired Company (other than the sale of products in the Ordinary Course of Business and other than the issuance of Common Stock upon the exercise of Company Options or the Warrant outstanding as of the date of this Agreement) or (B) to enter into any merger, consolidation, business combination, recapitalization, reorganization or other extraordinary business transaction involving or otherwise relating to an Acquired Company or (ii) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. The Company immediately shall and shall cause each Acquired Company and each of their respective Affiliates, managers, officers, directors, representatives or agents to cease, and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. The Company shall notify Parent promptly if any such proposal or offer, or any inquiry or other contact with any

Person with respect thereto, is made and shall, in any such notice to Parent, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. The Company agrees not to, and to cause the Acquired Companies not to, without the prior written consent of Parent, release any Person from, or waive any provision of, any standstill agreement to which any Acquired Company is a party that relates to any aspect of the assets or business of the Acquired Companies.
               SECTION 6.09 Use of Intellectual Property.
          (a) The Company Securityholders acknowledge that from and after the Closing, the name “Esprit” and “Sanctura”, and all similar or related Proprietary Names and logos shall be owned by the Acquired Companies, that neither the Company Securityholders nor any of their Affiliates shall have any rights in such Proprietary Names or logos and that neither the Company Securityholders nor any of their Affiliates will contest the ownership or validity of any rights of Parent, Merger Sub, the Company or any Subsidiary of the Company in or to such Proprietary Names.
          (b) From and after the Closing, neither the Company Secuirtyholders nor any of their Affiliates shall use any of the Acquired Company IP.
               SECTION 6.10 Company Divestiture. The Company will use commercially reasonable efforts to consummate the Company Divestiture prior to the Closing. Parent shall have the right to approve, in its sole discretion, any term or condition of the Company Divestiture to the extent that such term or condition could reasonably be expected to result in Liability to any Acquired Company following the Closing.
               SECTION 6.11 Transaction Expenses; Change of Control Payments; Closing Cash Balance. At least two (2) Business Days prior to the Closing Date, the Company shall prepare and deliver to Parent the updated Transaction Schedule pursuant to Section 4.05(a).
               SECTION 6.12 Termination of the Stock Plan. Unless otherwise requested by Parent prior to the Closing, the Company shall take all actions reasonably necessary to terminate the Stock Plan prior to the Closing, subject to the satisfaction of all obligations thereunder.
               SECTION 6.13 Termination of 401(k) Plan. The Company shall, upon the request of Parent (in its sole and absolute discretion), take all actions necessary to terminate the Company’s 401(k) plan and provide to Parent (i) executed resolutions of the Board of Directors of the Company authorizing the termination of any 401(k) plan, effective no later than the day prior to the Closing Date, and (ii) an executed amendment to any 401(k) plan sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the Tax-qualified status of any such 401(k) plan will be maintained at the time of termination if such plan has been adopted or is in existence.

               SECTION 6.14 Employee Benefits.
          (a) As of the Closing Date, all the former employees of the Acquired Companies who become employees of Parent or any of its Affiliates, as determined by Parent in Parent’s sole discretion, will either continue to participate in the Benefit Plans or participate in the employee pension, health and welfare plans sponsored by Parent or its Affiliates to the same extent as similarly situated employees of Parent or its Affiliates participate.
          (b) Parent will maintain or cause to be maintained in effect the severance policy of the Acquired Companies at the same benefit levels for a period of at least one year from the Closing Date with respect to employees of the Acquired Companies who become employees of Parent and its Affiliates as of the Closing Date, provided that, Parent will have no obligation to honor such severance policy to the extent that the employee is terminated by Parent for cause. As of the Closing Date, Parent will honor or cause its Affiliates to honor all severance agreements and employment-related Contracts with the officers and employees of the Acquired Companies as disclosed in Section 4.19 of this Agreement and as in effect immediately prior to the Closing Date; provided that, Parent will have no obligation to honor such agreements and such Contracts to the extent that the applicable officer or employee is terminated by Parent for cause.
          (c) As of the Closing Date, Parent will, and it will cause its Affiliates to (a) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the individuals who at the Closing Date were employed by the Acquired Companies and who continue to be employed by Parent or any of its Affiliates after the Closing, under any health or welfare plan of Parent of any of its Affiliates in which such employees are eligible to participate after the Closing to the extent such preexisting conditions, exclusions and waiting periods did not apply to such individuals under the Benefit Plans of the Acquired Companies immediately prior to the Closing Date, (b) provide each such employee with credit for any co-payments and deductibles paid prior to the Closing in satisfying any applicable deductible or out of pocket requirements under any health or welfare plans of Parent or any of its Affiliates in which such employee is eligible to participate after the Closing to the extent such deductible or out of pocket requirements were incurred in the calendar year or plan year in which such employee becomes eligible to participate in the health or welfare plans maintained by Parent or any of its Affiliates and (c) provide each such employee with credit for all service with the Acquired Companies under each pension, health or welfare plan of Acquired Companies in which such employee is eligible to participate after the Closing for vesting, eligibility and benefit accrual and contribution calculation purposes; provided, however, that in no event will such employees be entitled to any credit to the extent that it would result in a duplication of benefits with respect to the same period of service; provided further, notwithstanding the foregoing, such employee will not receive credit for service with the Acquired Companies for purposes of eligibility to receive allocations of “Retirement Contributions” under the Allergan, Inc. Savings and Investment Plan.
          (d) Notwithstanding the foregoing, nothing in the preceding or any other provision of the Agreement shall be interpreted to interfere with the right of Parent or its Affiliates to amend or terminate any of the employee benefit plans, programs, policies and arrangements maintained by Parent or its Affiliates, or interpreted as an amendment or other modification of any Benefit Plan.

          (e) All provisions contained in this Agreement with respect to employee benefit plans or employee compensation are included for the sole benefit of the respective parties hereto and shall not create any right in any other Person, including any employee or former employee of the Acquired Companies, Parent or its Affiliates, or any participant or beneficiary in any Benefit Plan.
               SECTION 6.15 Amendment of Severance Policy. Prior to the Closing, the Company shall take all actions necessary to amend its severance policy as set forth on Schedule E.
               SECTION 6.16 General Release. At or prior to the Closing, the Company shall cause each Key Stockholder and each officer and director of an Acquired Company to execute and deliver to Parent and the Company a General Release.
               SECTION 6.17 Resignation of Officers and Directors. The Company shall use commercially reasonable efforts to obtain and deliver to Parent at or prior to the Closing the resignation of each officer and director of each of the Acquired Companies.
               SECTION 6.18 Delivery of Financial Statements; Cooperation in Preparing Pro Forma Financial Statements. From the date hereof until the Closing, the Company will deliver to Parent, not later than ten (10) days after the end of each calendar month, an unaudited, consolidated balance sheet as of the end of such month and an unaudited, consolidated statement of income and stockholders’ equity for such month. The Company covenants and agrees that such financial statements and the notes thereto, if any, shall be complete and accurate in all material respects and fairly present the financial condition of the Company on a consolidated basis at the respective dates thereof and the consolidated results of its operations for the respective months then ended, and shall be prepared in accordance with the books and records of the Company in conformity with GAAP, consistently applied with the financial statements referred to in Section 4.09, except for the omission of footnotes and normal, immaterial year-end adjustments. The Company agrees to cooperate, and use its commercially reasonable efforts to cause its accountants to cooperate, in providing (a) historical financial information to Parent in a manner for Parent to satisfy its filing obligations with the Securities and Exchange Commission and (b) any other information reasonably requested by Parent in order to comply with the requirements of Rule 3-05 of Regulation S-X of the Securities Act of 1933, as amended.
               SECTION 6.19 280G Payments. As promptly as practicable after the execution of this Agreement, the Company shall submit to the Company Stockholders (in a manner satisfactory to Parent) for approval by such Company Stockholders as is required by the terms of Section 280G(b)(5)(B) of the Code a written consent in favor of a single proposal to render the parachute payment provisions of Section 280G of the Code and the Treasury Regulations thereunder (collectively, “Section 280G”) inapplicable to any and all payments and/or benefits provided pursuant to any Benefit Plan (including any severance policy), employment agreements or other Contracts (including payments pursuant to any employee bonus plan adopted in connection with the Transactions) that might result, separately or in the aggregate, in the payment of any amount and/or the provision of any benefit that would not be deductible by reason of Section 280G or that would be subject to an excise tax under Section

4999 of the Code (together, the “Section 280G Payments”). Any such Company Stockholder approval shall be obtained in a manner which satisfies all applicable requirements of Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, including Q-7 of Section 1.280G-1 of such Treasury Regulations. The Company agrees that: (i) in the absence of such Company Stockholder approval, no Section 280G Payments shall be made; and (ii) promptly after execution of this Agreement, the Company shall deliver to Parent waivers duly executed by each Person who might receive any Section 280G Payment. The form and substance of all stockholder approval documents contemplated by this Section 6.19, including the waivers, shall be subject to the review and approval of Parent.
               SECTION 6.20 Further Action. Each of the parties hereto shall, whether prior to or after the Closing, use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the Ancillary Documents to which it is a party and consummate and make effective the Transactions.
ARTICLE VII
TAX MATTERS
               SECTION 7.01 Tax Periods Ending on or before the Closing Date. Parent shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Acquired Companies for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Parent shall deliver to the Escrow Participants’ Representative a draft of each Tax Return referred to in the preceding sentence at least fifteen (15) Business Days prior to the date such Tax Return is to be filed and shall permit the Escrow Participants’ Representative to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the Escrow Participants’ Representative. Failure of the Parent to provide Escrow Participants’ Representative with a draft of any such Tax Return at least fifteen (15) Business Days prior to the date it is to be filed shall be treated as a waiver of the right to receive indemnification with respect to Taxes covered by such Tax Return.
          SECTION 7.02 Tax Periods Beginning Before and Ending After the Closing Date. Parent shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Acquired Companies for Tax periods which begin before the Closing Date and end after the Closing Date. Parent shall deliver a draft of each Tax Return referred to in the preceding sentence, other than Tax Returns that are filed on a combined, consolidated or unitary basis with any Person that is not an Acquired Company, to the Escrow Participants’ Representative for review at least fifteen (15) Business Days prior to the date such Tax Return is to be filed and shall permit the Escrow Participants’ Representative to comment on any such Tax Return prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the Escrow Participants’ Representative. Failure of Parent to provide the Escrow Participants’ Representative with a draft of any such Tax Return at least fifteen (15) Business Days prior to the date it is to be filed shall be treated as a waiver of the right to receive indemnification with respect to Taxes covered by such Tax Return.

               SECTION 7.03 Tax Cooperation. Parent, the Company, the Escrow Participants’ Representative and the Company Securityholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Agreement and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Parent, the Company, the Escrow Participants’ Representative and the Company Securityholders agree (A) to retain all books and records with respect to Tax matters pertinent to each of the Acquired Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Parent, any extensions thereof) of the respective Taxable periods, and to abide by all record retention agreements entered into with any Governmental Authority, (B) to deliver or make available to Parent, within sixty (60) days after the Closing Date, copies of all such books and records, and (C) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Parent, the Company, the Escrow Participants’ Representative and the Company Securityholders, as the case may be, shall allow the other party to take possession of such books and records at such other party’s expense. Parent and the Escrow Participants’ Representative further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, with respect to the transactions contemplated hereby).
               SECTION 7.04 Contest Provisions. If, subsequent to the Closing, Parent or any Acquired Company receives notice of a Tax Contest with respect to any Tax Return for a Tax period or portion thereof ending on or before the Closing Date (a “Pre-Closing Return”), then within fifteen (15) Business Days after receipt of such notice, the Parent shall notify the Escrow Participants’ Representative of such notice. The Escrow Participants’ Representative shall have the right to control the conduct and resolution of such Tax Contest, provided, however, that if any of the issues raised in such Tax Contest could adversely impact Taxes of the Company for a Tax period or portion thereof beginning on or after the Closing Date (a “Post-Closing Tax Period”), then the Escrow Participants’ Representative shall afford Parent the opportunity to control jointly the conduct and resolution of the portion of such Tax Contest which could have an impact on Taxes of the Company in any Post-Closing Tax Period. If the Escrow Participants’ Representative shall have the right to control the conduct and resolution of such Tax Contest but elects in writing not to do so, then Parent shall have the right to control the conduct and resolution of such Tax Contest, provided that Parent shall keep the Escrow Participants’ Representative informed of all developments on a timely basis and Parent shall not resolve such Tax Contest in a manner that could reasonably be expected to have an adverse impact on the Escrow Participants’ indemnification obligations under this Agreement without Escrow Participants’ Representative written consent, which shall not be unreasonably withheld. Each party shall bear its own costs for participating in such Tax Contest. “Tax Contest” means any audit, other administrative proceeding or inquiry or judicial proceeding involving Taxes.
               SECTION 7.05 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other substantially similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (collectively, “Transfer Taxes”) shall be paid by the Company Securityholders when due, and the party responsible for filing any necessary Tax Returns and other documentation with respect to all such Transfer Taxes will, at their own expense, file such Tax Returns and, if required by applicable Law, the other party or parties will, and will cause their affiliates to, join in the execution of any such Tax Returns and other documentation.
               SECTION 7.06 Carrybacks. The parties agree and acknowledge that any net operating losses or similar Tax attribute of the Acquired Companies is an asset of the Company that (subject to any applicable limitations imposed by Law) is being acquired by Parent pursuant to the Merger, and that the Acquired Companies shall not elect to carryback any such Tax attributes to prior years of the Acquired Companies or otherwise act so as to limit the ability of Parent to use such attributes subsequent to the Merger.
ARTICLE VIII
CONDITIONS TO CLOSING
               SECTION 8.01 Conditions to Obligations of the Company. The obligations of the Company to consummate the Transactions shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:
          (a) Each of the representations and warranties made by Parent and Merger Sub in Article V of this Agreement and in each of the other Contracts delivered to the Company in connection with the Transactions shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing as if made at the Closing; provided, however, that the condition set forth in this Section 8.01(a) shall be deemed to have been satisfied notwithstanding the existence of inaccuracies in such representations and warranties if the circumstances rendering such representations and warranties inaccurate have not had and would not reasonably be expected to have or result in an adverse effect on Parent’s or Merger Sub’s ability to consummate the Transactions;
          (b) All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects;
          (c) All necessary approvals of Governmental Authorities as may be required for the completion of the Transactions, including the possible requirement of filings, notifications or requests with relevant competition or merger control authorities, including under the HSR Act, shall have been received, and, if any filing, notification or request for approval of a Governmental Authority is required under any applicable Law, any applicable waiting period shall have expired or any required approval thereunder shall have been received, in form and substance reasonably satisfactory to the Escrow Participants’ Representative;
          (d) No temporary restraining Order, preliminary or permanent injunction or other Order preventing the consummation of the Transactions shall have been issued against an Acquired Company by any court of competent jurisdiction and remain in effect, and there shall not be any Law enacted or deemed applicable to an Acquired Company, the Company Securityholders or the Transactions that makes consummation of the Transactions by the Company Securityholders illegal;
          (e) The Requisite Stockholder Approval shall have been obtained;
          (f) Parent and Merger Sub shall have delivered or caused to be delivered all closing deliveries set forth in Section 3.09.
               SECTION 8.02 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Transactions shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:
          (a) Each of the representations and warranties of the Company set forth in Article IV and in each of the other Contracts delivered to Parent or Merger Sub in connection with the Transactions: (i) shall have been accurate in all material respects as of the date of this Agreement; and (ii) shall be accurate in all material respects as of the Closing as if made at the Closing (except that any representation and warranty that is made exclusively as of, and that refers specifically to, a specified date need only have been accurate in all material respects as of such specified date), except in the case of both clauses (i) and (ii) (individually and together), for inaccuracies that would not, individually or in the aggregate, reasonably be expected to result in or otherwise involve Damages in excess of Twenty Seven Million Seven Hundred Fifty Thousand Dollars ($27,750,000); provided, however, that in determining the accuracy of such representations and warranties for purposes of this Section 8.02(a), all “Material Adverse Effect” and other materiality qualifications limiting the scope of such representations and warranties shall be disregarded; provided, further that nothing contained in this Section 8.02(a) shall affect a Parent Indemnified Party’s right to indemnification pursuant to Article IX if the Closing occurs;
          (b) Each of the covenants and obligations that an Acquired Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects;
          (c) Neither any Change in Control Payments made, nor any Company Options granted, nor any other payments made to any Person in connection with or in contemplation of the Transactions shall constitute a “parachute payment” under Sections 280G and 4999 of the Code;
          (d) All necessary approvals of Governmental Authorities as may be required for the completion of the Transactions, including the possible requirement of filings, notifications or requests with relevant competition or merger control authorities, including the HSR Act, shall have been received, and, if any filing, notification or request for approval of a Governmental Authority is required under any applicable Law, any applicable waiting period shall have expired or any required approval thereunder shall have been received, in form and substance reasonably satisfactory to Parent and Merger Sub;
          (e) No temporary restraining Order, preliminary or permanent injunction or other Order preventing the consummation of the Transactions shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Law enacted or deemed applicable to the Transactions that makes consummation of the Transactions illegal;
          (f) All approvals, waivers, ratifications or similar consents of a third party listed on Schedule F shall have been obtained and shall be in full force and effect;
          (g) Since the date of this Agreement, there shall not have occurred any Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Material Adverse Effect;
          (h) There shall be no Action pending against Parent, Merger Sub or any of the Acquired Companies or any of their respective Affiliates by any Governmental Authority or any Law enacted or deemed applicable (i) seeking to enjoin or make illegal, delay or otherwise restrain or prohibit the consummation of the Transactions, (ii) that would result in the Transactions being rescinded following consummation, (iii) seeking material damages in connection with the Transactions; (iv) seeking to prohibit or limit the exercise by Parent or Merger Sub of any material right pertaining to its ownership of Company Stock; (v) seeking to compel an Acquired Company, Parent, Merger Sub or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the Transactions; or (vi) seeking to impose any criminal sanctions or Liability on Parent, Merger Sub or the Acquired Companies in connection with the Transactions;
          (i) The Company Securityholders and the Company shall have delivered or caused to be delivered all closing deliveries set forth in Section 3.12;
          (j) Within one (1) Business Day after the execution and delivery of this Agreement, the Merger shall have been duly approved by the Requisite Stockholder Approval pursuant to the execution and delivery to Parent of the Stockholders’ Written Consent;
          (k) The Company shall have amended its existing severance policy as set forth in Section 6.15.
          (l) The Indevus Agreement shall be, or upon the Closing shall become, in full force and effect in accordance with its terms;
          (m) The Company shall have delivered the Statement of Closing Net Working Capital;
          (n) Each of the Acquired Companies shall have filed their federal, state and local income Tax Returns for the year ended December 31, 2006.
          (o) No more than five percent (5%) of the aggregate number of shares of Company Stock outstanding as of the Closing Date shall be Dissenting Shares or shall have the right under the DGCL to become Dissenting Shares;
          (p) The Company shall have provided to Parent (i) executed resolutions of the board of directors of the Company authorizing the termination, effective no later than one day prior to the Closing Date, of any 401(k) plan adopted or in existence and (ii) an executed amendment to any 401(k) Plan sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the tax qualified status of any 401(k) Plan will be maintained at the time of termination; and
          (q) The Company shall have completed the Company Divestiture in a manner that will not result in any Liability of the Surviving Corporation and is otherwise reasonably acceptable to Parent.
ARTICLE IX
INDEMNIFICATION
               SECTION 9.01 Survival of Representations and Warranties.
          (a) The representations and warranties of the Company and the Escrow Participants’ Representative contained in this Agreement or in any document, certificate or other instrument required to be delivered hereunder in connection with the Transactions shall survive the Closing until the date that is eighteen (18) months after the Closing Date; provided, however, that (i) the representations and warranties made pursuant to Section 4.03 (Capitalization), Section 4.05 (Transaction Schedule) and Section 4.13 (Benefit Plans) shall survive the Closing until the date that is four (4) years after the Closing Date and (ii) the representations and warranties contained in Section 4.17 (Taxes) shall survive the Closing until the date that is seven (7) years and six (6) months after the Closing Date with respect to the Tax liabilities in question.
          (b) All representations and warranties of Parent and Merger Sub contained herein or in any document, certificate or other instrument required to be delivered hereunder in connection with the transactions contemplated hereby shall terminate at the Closing.
          (c) All covenants and agreements of the Company, the Company Securityholders, the Escrow Participants’ Representative, Parent and Merger Sub contained herein shall survive the Closing (except as provided in Section 9.01(a)).
          (d) If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by Parent to the Escrow Participants’ Representative, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.
          (e) Notwithstanding anything to the contrary contained in Section 9.01(a), the limitations set forth in Section 9.01(a) shall not apply in the case of claims based upon fraud.
               SECTION 9.02 Indemnification of Parent Indemnified Parties. Each Escrow Participant shall be deemed to have agreed, and hereby agrees, to indemnify, defend and hold harmless the Parent Indemnified Parties from, against and in respect of, and to pay the Parent Indemnified Parties the amount of, any and all Damages suffered or incurred by any of the Parent Indemnified Parties or to which any of the Parent Indemnified Parties may otherwise become directly or indirectly subject (regardless of whether or not such Damages relate to any

Third Party Claim), and that arise from or as a result of, or are directly or indirectly connected with any of the following (each a “Parent Claim”):
          (a) any misrepresentation or breach or failure to be true and correct of any representation or warranty made by the Company or the Escrow Participants’ Representative in this Agreement or in any document, certificate or other instrument required to be delivered by the Company or the Escrow Participants’ Representative under this Agreement (in each case, as such representation or warranty would read if all qualifications as to materiality, including, each reference to the defined term Material Adverse Effect, were deleted therefrom) (for purposes of this Agreement, each statement or other item of information set forth in the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement);
          (b) any breach or non-fulfillment of any covenant or agreement made or to be performed by the Company Securityholders, the Company or the Escrow Participants’ Representative in this Agreement or in any agreement or instrument entered into in connection with this Agreement;
          (c) all Transaction Expenses, except to the extent that such Transaction Expenses have been included in Closing Transaction Expenses;
          (d) all Company Debt, except to the extent that such Company Debt has been included in Closing Company Debt;
          (e) all Excess Change in Control Payments;
          (f) any fraud or intentional misrepresentation or breach of this Agreement by a Company Securityholder, the Company or the Escrow Participants’ Representative in connection with the Transactions;
          (g) any amounts that a Company Securityholder is entitled to receive in connection with the Merger pursuant to the Company Organizational Documents, a written or oral agreement with the Company or any other Law that is in excess of the amount indicated on the updated Transaction Schedule delivered to Parent prior to the Closing as the amount such Company Securityholder is entitled to receive in connection with the Merger;
          (h) any other inaccuracy in the Transaction Schedule;
          (i) (i) any Taxes of the Acquired Companies with respect to any Tax year ending on or before the Closing Date and for any Tax year beginning before and ending after the Closing Date, any Taxes allocable (as determined in the following sentence) to the portion of such period beginning before and ending on the Closing Date and (ii) the unpaid Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law) to the extent any Acquired Company is liable therefore as a result of events occurring on or prior to the Closing Date, as a transferee or successor, by Contract, or otherwise. For purposes of the preceding sentence, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax that relates to the portion of such Tax period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount which would by payable if the relevant Tax period ended on the Closing Date;
          (j) any Contract between Depomed, Inc. and the Company, including the ProQuinXR Agreements and the Termination and Assignment Agreement dated July 5, 2007;
          (k) that certain letter agreement by and between the Company and John T. Spitznagel, Sr. dated July 5, 2007 entered into in connection with the termination of the ProQuinXR Agreements;
          (l) any Liabilities that arise from or are a result of, or are directly or indirectly connected with the assets related to Prosed (including the disposition thereof) or the assets acquired by Pharma pursuant to the Stock Purchase Agreement by and among Pharma and the stockholders of Metagen Pharmaceuticals, Inc., dated September 18, 2005;
          (m) any breach of Section 6.05(c) by the Escrow Participants’ Representative or its legal, financial, accounting and other representatives;
          (n) any legal proceeding relating to any inaccuracy, breach, or other matter of the type referred to in Section 9.02(a) – (m);
          (o) the amount, if any, by which the Closing Net Working Capital Deficit Amount (if any) is greater than the Net Working Capital Escrow Fund; and
          (p) any amount paid by Parent, the Company or the Surviving Corporation to any Company Stockholder with respect to Dissenting Shares pursuant to the DGCL in excess of the value such Person would have received in the Merger for such Dissenting Shares had such shares been converted pursuant to Article II, and all interest, costs, expenses and fees (including attorneys’ fees) incurred by the Company, Parent or the Surviving Corporation in connection with the exercise of all appraisal rights under the DGCL.
               SECTION 9.03 Damages of Company.
     The parties acknowledge and agree that, if the Company suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation of the Company Securityholders, the Company or the Escrow Participants’ Representative, then (without limiting any of the rights of the Company as a Parent Indemnified Party), Parent and Merger Sub shall also be deemed, by virtue of their ownership of the stock of the Company following the Closing, to have incurred Damages as a result of and in connection with such inaccuracy or breach (it being understood that any Damages suffered or incurred by the Company shall be recoverable under this Article IX by either Parent, Merger Sub or the Company).

               SECTION 9.04 Limits on Indemnification.
          (a) Except for indemnification for any Damages that are suffered or incurred by any of the Parent Indemnified Parties or to which any of the Parent Indemnified Parties may otherwise become subject (regardless of whether or not such Damages relate to any Third Party Claim or Action), and that arise from or as a result of, or are connected with (i) fraud or intentional misrepresentation or breach of this Agreement or any Ancillary Agreement by the Company, the Escrow Participants’ Representative or any Company Securityholder or (ii) a breach or failure of any representation and warranty in Section 4.03 (Capitalization), Section 4.05 (Transaction Schedule) and Section 4.13 (Benefit Plans), the sole and exclusive remedy of the Parent Indemnified Parties in respect of a Parent Claim shall be limited to recourse against the Indemnification Escrow Fund. In the event of a breach or failure of any representation or warranty referenced in subclause “(ii)” of the foregoing sentence the Parent Indemnified Parties shall not be entitled to make a Parent Claim to the extent all Damages previously recovered by the Parent Indemnified Parties under Section 9.02, together with any Damages resulting from any such breach or failure of any representation or warranty referenced in subclause “(ii)” of the foregoing sentence (but for the avoidance of doubt, all Damages shall be counted only once), exceed Twenty Seven Million Seven Hundred Fifty Thousand Dollars ($27,750,000). Except in the event of fraud or willful misconduct of the Company prior to the Effective Time, the aggregate amount of indemnification available to the Parent Indemnified Parties hereunder shall be limited to the Indemnification Escrow Amount. Nothing contained in this Agreement shall limit the rights of any Parent Indemnified Party to seek or obtain injunctive relief or any other equitable remedy to which such Parent Indemnified Party is otherwise entitled. The Liability of the Escrow Participants for indemnification that is not satisfied by the Indemnification Escrow Fund shall be several and not joint. Except as set forth in the immediately preceding sentence and Sections 9.05 and 9.09, the procedure for satisfaction of Parent Claims is set forth in the Escrow Agreement.
          (b) Except in the event of fraud or willful misconduct of the Company prior to the Effective Time, no Parent Indemnified Party shall be entitled to recover any Damages pursuant to Section 9.02(a) and Section 9.02(b) (but solely with respect to Section 9.02(a) and Section 9.02(b)) (i) in respect of any claim for Damages that are less than Twenty Thousand Dollars ($20,000) (provided that claims relating to the same subject matter shall be aggregated for purposes of determining the amount of Damages under this clause (i)), and all such Damages shall be taken into account in determining whether or the extent to which the thresholds set forth in clause (ii) of this paragraph has been met or exceeded, and (ii) unless and until such time as the total amount of all Damages otherwise indemnifiable pursuant to such Sections that have been directly or indirectly suffered or incurred by any one or more of the Parent Indemnified Parties, or to which any one or more of the Parent Indemnified Parties has or have otherwise become subject, exceeds On Million Five Hundred Thousand Dollars ($1,500,000), in which event the Parent Indemnified Parties shall be entitled to recover all of such Damages in excess of Seven Hundred Fifty Thousand Dollars ($750,000).

               SECTION 9.05 Notification of Certain Claims; Third Party Claims. Except as otherwise provided in Section 7.04:
          (a) If a Parent Indemnified Party is of the opinion that any Parent Claim has occurred or will occur, an authorized officer or representative of such Parent Indemnified Party, as applicable, may so notify the Escrow Participants’ Representative. Each such notice shall be in writing and shall describe with reasonable specificity, and to the extent known by the applicable Parent Indemnified Party, the nature of such Parent Claim and the amount of Damages related thereto.
          (b) If a Parent Indemnified Party shall receive notice of any Action audit, demand or assessment (each, a “Third Party Claim”) which may give rise to a claim for Damages under this Article IX, Parent will, promptly after receipt of notice of any such Third Party Claim, notify the Escrow Participants’ Representative (or, in the event indemnification is being sought hereunder directly from a Escrow Participant, such Escrow Participant) of the commencement thereof. The failure to so notify the Escrow Participants’ Representative (or, in the event indemnification is being sought hereunder directly from a Escrow Participant, such Escrow Participant) of the commencement of any such Third Party Claim will not relieve any Escrow Participant from Liability in connection therewith, except to the extent that such failure materially and adversely affects the ability of such Escrow Participant to defend its interests in such Third Party Claim. If such Third Party Claim does not involve any claims for any injunction, specific performance or any other non-monetary remedy or relief, the Escrow Participants’ Representative shall have the right, at its election, at any time prior to the end of the 90-day period commencing with the commencement of discovery proceedings related to such Third Party Claim, by delivering a written notice to Parent of such election, to proceed with the defense of such Third Party Claim on its own with counsel reasonably acceptable to Parent. If the Escrow Participants’ Representative so proceeds with the defense of any such Third Party Claim: (i) the Escrow Participants’ Representative shall be deemed to have conclusively agreed that all Damages suffered by a Parent Indemnified Party as a result of or in connection with the Third Party Claim are recoverable from the Escrow Participants under this Article IX, subject to the provisions of Section 9.04; (ii) all reasonable out-of-pocket expenses relating to the defense of such Third Party Claim shall be borne and paid exclusively by the Escrow Participants; (iii) Parent shall use commercially reasonable efforts to make available to the Escrow Participants’ Representative reasonable access to properties, documents, materials and employees (subject to the execution of reasonable confidentiality agreements that permit such confidential information to be used in the legal proceedings) to the extent that the Escrow Participants’ Representative determines in good faith that such access is necessary to the defense of such Third Party Claim; (iv) Parent may, at its own cost and expense, participate in the investigation, trial and defense of such Third Party Claim; and (v) the Escrow Participants’ Representative shall have the right to settle, adjust or compromise such Third Party Claim only with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). In addition, the Escrow Participants’ Representative shall not have the right to assume the control of the defense of any such Third Party Claim and shall be required, at Parent’s election, to relinquish control of any such defense previously assumed if (i) the amount claimed in such Third Party Claim, in the aggregate with the amount claimed in other Third Party Claims and direct claims against the Escrow Participants asserted as of such time against the Escrow Participants under this Article IX, would exceed the limitation of the

Escrow Participants’ liability set forth in Section 9.04, or (ii) there are or may be legal defenses available to Parent that are different from or additional to those available to the Escrow Participants and that could not be adequately advanced by counsel to the Escrow Participants’ Representative, or if a conflict or potential conflict exists between Parent and the Escrow Participants’ Representative that would make having separate representation advisable for Parent.
          (c) If, with respect to any Third Party Claim described in Section 9.05(b), the Escrow Participants’ Representative is not permitted to proceed with the defense of such Third Party Claim or is required to cease its control of such Third Party Claim, or does not elect (or has not yet informed Parent in writing that it is electing) to proceed with the defense of any such Third Party Claim, Parent may proceed with the defense of such Third Party Claim with counsel reasonably acceptable to the Escrow Participants’ Representative. If Parent so proceeds with the defense of any such Third Party Claim: (i) if it is ultimately agreed or otherwise determined that Parent is entitled to indemnification for Damages resulting from such Third Party Claim pursuant to this Article IX, all reasonable out-of-pocket expenses relating to the defense of such Third Party Claim shall, subject to Section 9.04, be borne and paid exclusively by the Escrow Participants; (ii) the Escrow Participants’ Representative shall use commercially reasonable efforts to make available to Parent any documents and materials that Parent determines in good faith may be necessary to the defense of such Third Party Claim; (iii) the Escrow Participants’ Representative may, at its own cost and expense, participate in the investigation, trial and defense of such Third Party Claim; and (iv) Parent shall have the right to settle, adjust or compromise such Third Party Claim; provided, however, that if Parent settles, adjusts or compromises any such Third Party Claim without the consent of the Escrow Participants’ Representative, Parent shall bear the burden of proof to establish the Damages arising as result of such Third Party Claim for which the Parent Indemnified Parties are entitled to be held harmless, indemnified, compensated or reimbursed pursuant to this Article IX.

               SECTION 9.06 Treatment of Adjustments. The Escrow Participants, on the one hand, and Parent and Merger Sub, on the other hand, agree that all payments made by or on behalf of either of them to or for the benefit of the other (including any payments to the Company) under this Article IX shall be treated as adjustments to the consideration payable pursuant to this Agreement for Tax and other purposes and that such treatment shall govern for purposes hereof.
               SECTION 9.07 No Right of Contribution from Parent, Merger Sub or the Company. Each Escrow Participant waives, and acknowledges and agrees that such Escrow Participant shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against Parent, Merger Sub or the Company, or any of their respective directors, officers, employees, Affiliates, agents, attorneys, representatives, assigns or successors, for any indemnification claims asserted by any Parent Indemnified Parties in connection with any indemnification obligation or any other Liability to which such Escrow Participant may become subject under or in connection with this Agreement, it being acknowledged and agreed that the representations, warranties, covenants and agreements of the Escrow Participants are solely for the benefit of the Parent Indemnified Parties.
               SECTION 9.08 Investigation; No Company Recourse. The right to indemnification or any other remedy based on representations, warranties, covenants and agreements of the Company Securityholders, the Company or the Escrow Participants’ Representative in this Agreement, or any document, certificate or other instrument required to be delivered by the Company Securityholders, the Company or the Escrow Participants’ Representative under this Agreement shall not be affected by any investigation conducted by any Parent Indemnified Party or any other Person at any time, or any knowledge acquired (or capable of being acquired) by any Parent Indemnified Party or any other Person at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or agreement.
               SECTION 9.09 Exclusivity. Except as a result of Damages that are suffered or incurred by any of the Parent Indemnified Parties or to which any of the Parent Indemnified Parties may otherwise become subject (regardless of whether or not such Damages relate to any Third Party Claim or Action), and that arise from or as a result of, or are connected with fraud or intentional misrepresentation or breach of this Agreement or any Ancillary Agreement by the Company, after the Effective Time, the rights to indemnification for Damages set forth in this Article IX shall be the sole and exclusive remedies of Parent and its Affiliates for any breach of representation or warranty or nonfulfillment or failure to be performed of any covenant or agreement made in or pursuant to this Agreement by the Company, and of the Company Securityholders or the Escrow Participants’ Representative and Parent and its Affiliates shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which Parent hereby waives; provided that nothing contained in this Agreement shall limit the rights of any Parent Indemnified Party to seek or obtain injunctive relief or any other equitable remedy to which such Parent Indemnified Party is otherwise entitled.

ARTICLE X
REPRESENTATIVE
               SECTION 10.01 Appointment of the Escrow Participants’ Representative.
          (a) If this Agreement, the Ancillary Agreements and the Transactions are approved by the Company Stockholders, effective upon such vote, and without any further act of any Company Stockholder, Andrew J. Einhorn is appointed as the true and lawful representative, agent, proxy, and attorney-in-fact for each Escrow Participant (and for the other Company Securityholders with respect to matters relating to the Post-Closing Cash Consideration, if any) with respect , with the obligations, duties, rights, powers and authority as set forth in this Article X (the “Escrow Participants’ Representative”). The power of attorney granted in this Section 10.01: (i) is coupled with an interest and is irrevocable; (ii) may be delegated by the Escrow Participants’ Representative; and (iii) shall survive the dissolution, death or incapacity of each Escrow Participant.
          (b) The Escrow Participants’ Representative agrees to act as, and to undertake the duties and responsibilities of, such representative, agent, proxy and attorney-in-fact for and on behalf of each Escrow Participant. The Escrow Participants’ Representative hereby agrees to do such acts, and execute further documents, as shall be necessary to carry out the provisions of this Agreement and the Ancillary Documents and otherwise necessary for the consummation of the Transactions.
               SECTION 10.02 Powers of the Escrow Participants’ Representative.
          (a) The Escrow Participants’ Representative shall have and may exercise all of the powers conferred upon him, her or it pursuant to this Agreement and the Escrow Agreement, including:
                  (i) The power to execute as Escrow Participants’ Representative the this Agreement, the Ancillary Documents and any other agreement, document or instrument entered into or executed in connection with the Transactions;
                  (ii) The power to give or receive any notice or instruction permitted or required under this Agreement or the Ancillary Documents, or any other agreement, document or instrument entered into or executed in connection herewith or therewith, to be given or received by any Escrow Participant, and each of them (other than notice for service of process relating to any Action before a court or other tribunal of competent jurisdiction, which notice must be given to each Escrow Participant individually, as applicable), and to take any and all actions for and on behalf of the Escrow Participants, and each of them, under this Agreement, the Ancillary Documents or any other such agreement, document or instrument, including to amend, modify, cancel, extend, or waive the terms of this Agreement, any Ancillary Document or any other agreement, document or instrument entered into or executed in connection herewith or therewith;
                  (iii) The power to (A) contest, negotiate, defend, compromise or settle any Actions for which a Parent Indemnified Party may be entitled to indemnification hereunder, (B) authorize payment to any Parent Indemnified Party of any of the Indemnification Escrow Amount, or any portion thereof, in satisfaction of any Parent Claims, (C) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with Orders and awards of arbitrators with respect to such Parent Claims, (D) take any actions necessary to resolve any Parent Claims, (E) take any actions in connection with the resolution of any dispute relating hereto or to the Transactions by arbitration, settlement or otherwise, and (F) take or forego any or all actions permitted or required of any Escrow Participant or necessary in the judgment of the Escrow Participants’ Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the Escrow Agreement;
                  (iv) The power to select, retain, hire and consult with legal counsel, independent public accountants and other experts selected by the Escrow Participants’ Representative, solely at the cost and expense of the Escrow Participants;
                  (v) The power to review, negotiate, agree to and authorize any payments from the Indemnification Escrow Fund in satisfaction of any payment obligation, in each case, on behalf of the Escrow Participants, as contemplated hereunder;
                  (vi) The power to waive any terms and conditions of this Agreement or the Escrow Agreement providing rights or benefits to the Escrow Participants (other than the payment of the consideration payable to such Escrow Participants pursuant to Articles II and III of this Agreement in accordance with the terms hereof and in the manner provided herein); and
                  (vii) The power to take any actions in regard to such other matters as are reasonably necessary for the consummation of the Transactions or as the Escrow Participants’ Representative reasonably believes are in the best interests of Escrow Participants.
          (b) The Escrow Participants’ Representative represents and warrants to Parent and Merger Sub that:
                  (i) The Escrow Participants’ Representative has all necessary power and authority to execute and deliver this Agreement, the Escrow Agreement and any Ancillary Document to which Escrow Participants’ Representative is a party, and to carry out his, her or its obligations hereunder and thereunder;
                  (ii) This Agreement has been duly executed and delivered by the Escrow Participants’ Representative and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes the valid and legally binding obligation of the Escrow Participants’ Representative, enforceable against the Escrow Participants’ Representative in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles; and
                  (iii) The Escrow Agreement will be duly executed and delivered by the Escrow Participants’ Representative and, assuming the due authorization, execution and delivery of the Escrow Agreement by the other parties hereto, will constitute a legal, valid and binding obligation of the Escrow Participants’ Representative, enforceable against the Escrow Participants’ Representative in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles.
               SECTION 10.03 Escrow Participants’ Representative Discretion. The Escrow Participants’ Representative shall have the discretion to take such action as he, she or it shall determine to be in the best interest of all of the Escrow Participants; provided, however, that, in any event, all Escrow Participants are treated in substantially the same manner.
               SECTION 10.04 Notices to Escrow Participants’ Representative. Any notice given to the Escrow Participants’ Representative will constitute notice to each and all of the Escrow Participants at the time notice is given to the Escrow Participants’ Representative (other than notice to a Escrow Participant for service of process relating to any Action before a court or other tribunal of competent jurisdiction, which notice must be given to such Escrow Participant individually, as applicable). Any action taken by, or notice or instruction received from, the Escrow Participants’ Representative will be deemed to be action by, or notice or instruction from, each and all of the Escrow Participants. Parent, Merger Sub and the Company may, and the Escrow Agent will, disregard any notice or instruction received from any one or more individual Escrow Participants, other than the Escrow Participants’ Representative.
               SECTION 10.05 Payment of Costs and Liability of Escrow Participants’ Representative.
          (a) The Escrow Participants’ Representative shall not be personally liable as the Escrow Participants’ Representative to any Escrow Participant for any act done or omitted hereunder as Escrow Participants’ Representative or error in judgment, in each case while acting in good faith, except for any act done or omitted which represents gross negligence or willful misconduct. The Escrow Participants’ Representative shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or failure to act on the part of the Escrow Participants’ Representative pursuant to such advice shall not subject the Escrow Participants’ Representative to liability to any Escrow Participant. The Escrow Participants’ Representative undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Escrow Participants’ Representative. Each of the Escrow Participants hereby severally, and not jointly, agrees to indemnify, defend and hold harmless the Escrow Participants’ Representative and any of its representatives and agents from and against any Damages or expenses incurred or paid by the Escrow Participants’ Representative arising out of or in connection with the acceptance or administration of the Escrow Participants’ Representative’s duties (except as caused by the Escrow Participants’ Representative’s fraud, bad faith gross negligence or willful misconduct), including legal costs and expenses of defending the Escrow Participants’ Representative against any claim or liability in connection with the performance of the Escrow Participants’ Representative’s duties under this Agreement and the Escrow Agreement (“Escrow Participants’ Representative Costs”).
          (b) Following the Closing, the Escrow Participants’ Representative shall be entitled to, at any time and from time to time, to pay in cash any Escrow Participants’ Representative Costs out of the Expense Amount. For the avoidance of doubt, all unpaid

Escrow Participants’ Representative Costs that shall be paid out of the Expense Amount prior to any payment or disbursement of the Expense Amount to the Escrow Participants and, notwithstanding anything herein to the contrary:
                  (i) if any Escrow Participants’ Representative Costs are paid from the Expense Amount, amounts available for disbursement from the Expense Amount to the Escrow Participants shall be reduced by the amount of such Escrow Participants’ Representative Costs;
                  (ii) the Expense Amount shall not be available for payment of any indemnification obligation under Article IX but only for payment of Escrow Participants’ Representative Costs, with any remaining amounts to be paid to the Escrow Participants at such time as the Indemnification Escrow Fund is released to the Escrow Participants pursuant to the terms of the Escrow Agreement; and
                  (iii) any payment of the Expense Amount to the Escrow Participants’ Representative shall be allocated to each Escrow Participant in accordance with each Escrow Participant’s Aggregate Proceeds Contribution Fraction set forth on the Transaction Schedule.
          (c) All of the indemnities, immunities and powers granted to the Escrow Participants’ Representative under this Agreement shall survive the termination of this Agreement.
               SECTION 10.06 Reliance on Escrow Participants’ Representative. Parent, Merger Sub, their respective Affiliates and the Escrow Agent shall be entitled to rely on the appointment the Escrow Participants’ Representative and treat such Escrow Participants’ Representative as the duly appointed attorney-in-fact of each Escrow Participant and as having the duties, powers and authority provided for in this Agreement and the Escrow Agreement. Neither Parent, Merger Sub, their respective Affiliates (including after the Closing, the Company) nor the Escrow Agent shall be liable to any Escrow Participant for any actions taken or omitted by them in reliance upon any instructions, notice, documents or other instruments delivered by the Escrow Participants’ Representative. No resignation of the Escrow Participants’ Representative shall become effective unless at least thirty (30) days prior written notice of the replacement or resignation of such Escrow Participants’ Representative shall be provided to Parent, Merger Sub and the Escrow Agent. Parent, Merger Sub, their respective Affiliates (including after the Closing, the Company) and the Escrow Agent shall be entitled to rely at any time after receipt of any such notice on the most recent notice so received. The Escrow Participants’ Representative may not be removed unless holders of at least a two-thirds (2/3) interest of the Indemnification Escrow Fund agree to such removal. Any vacancy of the Escrow Participants’ Representative hereunder may be filled by a written instrument signed by Escrow Participants holding a majority interest in the Indemnification Escrow Fund held in escrow at such time.

ARTICLE XI
TERMINATION
               SECTION 11.01 Termination Events. This Agreement may be terminated prior to Closing:
          (a) By the mutual written consent of Parent and the Company;
          (b) By either Parent or the Company if the Closing has not taken place on or before December 31, 2007; provided that the right to terminate this Agreement under this Section 11.01(b) shall not be available to any party whose action or failure to act has been a principal cause of, or resulted in the failure of, the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;
          (c) By Parent if (i) any representation or warranty of the Company or the Escrow Participants’ Representative contained in this Agreement shall be inaccurate or shall have been breached as of the date of this Agreement, or shall have become inaccurate or shall be breached as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 8.02(a) would not be satisfied; or (ii) any of the covenants or obligations of the Acquired Companies or the Company Securityholders contained in this Agreement shall have been breached in any material respect; provided, however, that if an inaccuracy in or breach of any representation or warranty of the Company or the Escrow Participants’ Representative as of a date subsequent to the date of this Agreement or a breach of a covenant by an Acquired Company or the Escrow Participants’ Representative is curable by the same through the use of commercially reasonable efforts during the 30-day period after Parent notifies the Company in writing of the existence of such inaccuracy or breach (the “Company Cure Period”), then Parent may not terminate this Agreement under this Section 11.01(c) as a result of such inaccuracy or breach prior to the expiration of the Company Cure Period, provided the Company, during the Company Cure Period, continues to exercise commercially reasonable efforts to cure such inaccuracy or breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 11.01(c) if Parent is in material breach of this Agreement or if such breach by an Acquired Company or the Escrow Participants’ Representative is cured such that such conditions would then be satisfied);
          (d) by the Company if: (i) any representation or warranty of either Parent or Merger Sub contained in this Agreement shall be inaccurate or shall have been breached as of the date of this Agreement, or shall have become inaccurate or shall be breached as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 8.01(a) would not be satisfied; or (ii) if any of Parent’s or Merger Sub’s covenants contained in this Agreement shall have been breached in any material respect; provided, however, that if an inaccuracy in or breach of any representation or warranty of Parent or Merger Sub as of a date subsequent to the date of this Agreement or a breach of a covenant by Parent or Merger Sub is curable by the same through the use of commercially reasonable efforts during the 30-day period after the Company notifies Parent in writing of the existence of such inaccuracy or breach (the “Parent Cure Period”), then the Company may not terminate this Agreement under this Section 11.01(d) as a result of such inaccuracy or breach prior to the expiration of the Parent Cure Period, provided Parent or Merger Sub, during the Parent Cure Period, continues to exercise commercially reasonable efforts to cure such inaccuracy or breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 11.01(d) if the Company is in material breach of this Agreement or if such breach by the Parent or Merger Sub is cured such that such conditions would then be satisfied);

          (e) by Parent if: (i) there shall have occurred any Material Adverse Effect; or (ii) any event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have or result in a Material Adverse Effect;
          (f) by Parent, if any condition contained in Section 8.02 shall become incapable of fulfillment by the Outside Date;
          (g) by the Company, if any condition contained in Section 8.01 shall become incapable of fulfillment by the Outside Date; or
          (h) by Parent if the Requisite Stockholder Approval is not obtained within one Business Day after the date of this Agreement.
               SECTION 11.02 Effect of Termination. If a party wishes to terminate this Agreement pursuant to Section 11.01, then such party shall deliver to the other parties to this Agreement a written notice stating that such party is terminating this Agreement and setting forth a brief description of the basis on which such party is terminating this Agreement. In the event of the termination of this Agreement, this Agreement shall be of no further force or effect, except (i) as set forth in Section 6.04, this Section 11.02 and Article XII, each of which shall survive the termination of this Agreement and (ii) the parties hereto shall remain liable for any willful or intentional breaches of representations and warranties contained in this Agreement, any breaches of covenants contained in this Agreement and any willful failure to fulfill any condition set forth in this Agreement prior to such termination.
ARTICLE XII
GENERAL PROVISIONS
               SECTION 12.01 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including Transaction Expenses, incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. Notwithstanding the foregoing, without limitation, Parent and Merger Sub shall be responsible for the payment of all fees of legal counsel to Parent and Merger Sub related to the Transactions, and the Company shall be responsible for the payment of all Transaction Expenses incurred by the Company, including the fees of legal counsel and financial advisors to the Company or the Company Securityholders directly related to the Transactions provided, however, that Parent and the Company shall each be responsible for one-half of all filing fees required to be paid in connection with the Merger pursuant to the HSR Act.
               SECTION 12.02 Notices. All notices, requests, demands, claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by confirmed facsimile with a copy sent by another means specified herein; the Business Day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and five Business Days after the date mailed by certified or registered mail, postage prepaid, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:
     If to Parent or the Merger Sub, addressed to:
Allergan, Inc.
2525 Dupont Drive
Irvine, California 92612
Attn: General Counsel
Telephone: 714-246-4500
Fax: 714-246-4774
with a copy to:
Latham & Watkins LLP
650 Town Center Drive
20th Floor
Costa Mesa, California 92626
Attn: Jonn R. Beeson and Cary K. Hyden
Telephone: (714) 540-1235
Fax: (714) 755-8290
If to the Escrow Participants, addressed to:
Andrew J. Einhorn, as Escrow Participants’ Representative
c/o Milbank, Tweed, Hadley & McCloy LLP
One Chase Manhattan Plaza
New York, NY 10005
Facsimile No.: 212-822-5680
Attn: Robert S. Reder, Esq.
If to the Company, to:
Esprit Pharma Holding Company, Inc.
Two Tower Center Blvd.
East Brunswick, NJ 08816
Facsimile No.:
E-mail: steve.bosacki@espritpharma.com
Attn: General Counsel
with a copy to:
Milbank, Tweed, Hadley & McCloy LLP
One Chase Manhattan Plaza
New York, NY 10005
Facsimile No.: 212-822-5680
Attn: Robert S. Reder, Esq.

or to such other place and with such other copies as each of Parent, Merger Sub, the Company and the Escrow Participants’ Representative may designate as to itself by written notice to the other (in accordance with this Section 12.02).
               SECTION 12.03 Release . Effective as of the Effective Time, each Company Securityholder shall be deemed to have, and hereby does, unconditionally release and forever discharge the Company, Parent, Merger Sub, their Affiliates and their respective agents, representatives, officers and directors, from (a) any and all obligations or duties the Company might have to such Person and (b) any and all claims of Liability, whether legal or equitable, of every kind and nature, which such Person ever had, now has or may claim against the Company in each case arising out of facts or circumstances occurring at any time on or prior to the date hereof; provided, however, that such release shall exclude those claims, liabilities, obligations and duties of the Company, Parent and Merger Sub under this Agreement and the Escrow Agreement and shall exclude, to the extent applicable with respect to any Person who is a director, officer or employee of the Company, (i) compensation and benefits not yet paid (including any amounts payable in connection with the consummation of the Transactions), (ii) reimbursement for expenses incurred by any such Person in the ordinary course of his or her employment which are reimbursable under the Company’s expense reimbursement policies, (iii) accrued vacation, subject to the Company’s policies on accrual and carryforward, and (iv) rights to indemnification under the Acquired Companies’ certificates of incorporation and bylaws or the indemnification agreements listed on Section 6.01 of the Company Disclosure Schedule). For the purposes of this Section 12.03, each such Person hereby expressly waives the benefits of Section 1542 of the California Civil Code (or any Law of similar effect) which reads as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release which if known to him or her must have materially affected his settlement with the debtor.
     The terms and provisions of this Section 12.03 are specific terms of the Transactions, and the approval and adoption of this Agreement and approval of the Merger by the Company Stockholders pursuant to the Stockholders’ Written Consent shall constitute approval by such Company Stockholders, as specific terms of the Merger, and the irrevocable agreement of such Company Stockholders to be bound by such terms and provisions. Parent and Merger Sub would not have entered into this Agreement but for the terms and provisions of this Section 12.03.
               SECTION 12.04 Public Announcements. Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review and make reasonable comment upon, any press release or any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable Law or any listing agreement with the New York Stock Exchange, will not issue any such press release or make any such public statement prior to such consultation and the consent of the other party, not to be unreasonably withheld or delayed; provided, however, that Parent may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by Parent and the Company.

                              SECTION 12.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced as a result of any rule of Law or public policy, all other terms and other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the greatest extent possible.
                              SECTION 12.06 Entire Agreement. This Agreement, including the Company Disclosure Schedule, Schedules and Exhibits and the other agreements referred to herein (including the Ancillary Documents), is complete, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by all the parties hereto, have been expressed herein or in such Company Disclosure Schedule, Schedules, Exhibits or such other agreements and this Agreement, including such Company Disclosure Schedule, Schedules, Exhibits and such other agreements, supersede any prior understandings, negotiations, agreements or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof or thereof, including that certain Exclusivity Agreement by and between Parent and the Company dated August 10, 2007. Neither this Agreement nor any of the terms or provisions hereof are binding upon or enforceable against any party hereto unless and until the same is executed and delivered by all of the parties hereto.
                              SECTION 12.07 Successors and Assigns. All covenants and agreements and other provisions set forth in this Agreement and made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the successors, heirs and permitted assigns of such party, whether or not so expressed. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by and Company Securityholder or the Company without the prior written consent of Parent, or assigned by Parent or Merger Sub without the prior written consent of the Company (prior to the Closing) or the Escrow Participants’ Representative (after the Closing), provided, that Parent and Merger Sub (including the Surviving Corporation) may, without obtaining the prior written consent of the Company or the Escrow Participants’ Representative, assign any of its rights, or delegate any of its obligations under this Agreement to any Affiliate of Parent so long as Parent also remains obligated for the performance of its obligations under this Agreement. The Escrow Participants’ Representative shall execute such acknowledgments of such assignments in such forms as Parent or Merger Sub (including the Surviving Corporation) may from time to time reasonably request. Any purported assignment or delegation of rights or obligations in violation of this Section 12.07 is void and of no force or effect.
                              SECTION 12.08 Amendment. This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto or by a waiver in accordance with Section 12.09. Subject to the foregoing and applicable Law, any provision of this Agreement may be amended or waived prior to the Effective Time; provided that, after approval and adoption of this Agreement and the Merger by the Company Stockholders and

without their further approval, no amendment or waiver shall be made that by Law requires further approval by the Company Stockholders without such further approval.
               SECTION 12.09 Waiver. Subject to the last sentence of Section 12.08, each party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other parties or conditions to such parties’ obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Except where a specific period for action or inaction is provided herein, neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.
               SECTION 12.10 No Third Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement and all of its conditions and provisions are for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement (except as provided in this Section 12.10), express or implied, is intended to confer upon any Person, including any union or any employee or former employee of the Company, other than the parties hereto any rights or remedies of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement or any provision hereof; provided, however that the Company Indemnified Persons are entitled to the rights and remedies of third party beneficiaries with respect to Section 6.01 and the Parent Indemnified Parties not party hereto are entitled to the rights and remedies of third party beneficiaries with respect to Article IX.
               SECTION 12.11 Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties would be damaged irreparably, and in a manner for which monetary damages would not be an adequate remedy, in the event any of the provisions of this Agreement are not performed in accordance with its specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.
               SECTION 12.12 Governing Law. This Agreement (and any claim or controversy arising out of or relating to this Agreement) shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely in such State without regard to conflict of laws principles that would result in the application of any Law other than the Law of the State of New York; provided, however, that the Merger shall be governed by the DGCL.
               SECTION 12.13 Arbitration.
          (a) All disputes, controversies or claims arising out of or in relation to this Agreement or the Transactions shall be finally resolved by arbitration before one (1) arbitrator selected by Parent and the Escrow Participants’ Representative; provided, however, that if an arbitrator is not selected within thirty (30) days (or such other period of time as the parties agree in writing) following the date of receipt of the written arbitration demand delivered by the party seeking arbitration to the other party, then Judicial Arbitration and Mediation Services (“JAMS”) shall select an arbitrator from the New York metropolitan area. The arbitration shall be in New York County, New York and shall be administered by JAMS in accordance with its Comprehensive Arbitration Rules and Procedures. Each of the parties hereto agrees that a judgment in such action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by any applicable Law.
          (b) Each of the parties hereto hereby irrevocably consents to process being served by any party to this Agreement in any dispute, controversy or claim arising out of or in relation to this Agreement or the Transactions by delivery of a copy thereof in accordance with the provisions of Section 12.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
          (c) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.13.
               SECTION 12.14 Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

               SECTION 12.15 Representation by Counsel. Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement and the Ancillary Documents in their entirety and have had it fully explained to them by such party’s respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. The parties hereto have participated jointly in the negotiation and drafting of this Agreement in connection with the Transactions, with the opportunity to seek advice as to their legal rights from such counsel. In the event an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as jointly drafted by the parties hereto and no presumption or burden of proof is to arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or by reason of the extent to which any such provision is inconsistent with any prior draft hereof.
               SECTION 12.16 Execution and Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed an original and all of which together shall constitute one and the same instrument. The parties agree that this Agreement shall be legally binding upon the electronic transmission, including by facsimile or email, by each party of a signed signature page to this Agreement to the other party.
[Signature Page Follows]

     IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Escrow Participants’ Representative have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ALLERGAN, INC.

By	/s/ Douglas S. Ingram

Name:	Douglas S. Ingram
Title:	Executive Vice President, Chief
Administrative Officer, General Counsel and Secretary

ESMERALDE ACQUISITION, INC.

By	/s/ Douglas S. Ingram

Name:	Douglas S. Ingram
Title:	Secretary

ESPRIT PHARMA HOLDING COMPANY, INC.

By	/s/ John T. Spitznagel

Name:	John T. Spitznagel
Title:	Chief Executive Officer

ESCROW PARTICIPANTS’ REPRESENTATIVE

By	/s/ Andrew J. Einhorn

Name:	Andrew J. Einhorn, solely in his capacity
as Escrow Participants’ Representative
(Agreement and Plan of Merger)

EXHIBIT A
ACTION BY WRITTEN CONSENT OF
STOCKHOLDERS OF
ESPRIT PHARMA HOLDING COMPANY, INC.
September        , 2007
     Pursuant to the provisions of Section 228, Section 242 and Section 251 of the Delaware General Corporation Law (the “DGCL”), the undersigned (each a “Stockholder” and collectively, the “Stockholders”), do hereby consent to, approve and adopt pursuant to action by written consent in lieu of a vote at a meeting of stockholders, effective as of the date first set forth above, the following resolutions:
     WHEREAS, each Stockholder owns beneficially and of record the number of shares of Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Stock”), Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B Stock” and, together with the Series A Stock, the “Preferred Stock”), and/or Common Stock, par value $0.0001 per share (“Common Stock”), of Esprit Pharma Holding Company, Inc., a Delaware corporation (the “Company”), set forth on Schedule I hereto;
     WHEREAS, the Stockholders collectively own beneficially and of record at least (i) 60% of the outstanding shares of Preferred Stock, (ii) a majority of the outstanding shares of Common Stock and (iii) a majority of the outstanding shares of Common Stock and Preferred Stock (on an as-converted basis) voting together as a single class;
     WHEREAS, the Board of Directors of the Company (the “Board”) has adopted resolutions (i) approving that certain Agreement and Plan of Merger substantially in the form of Schedule II hereto (the “Merger Agreement”) by and among the Company, Allergan, Inc., a Delaware corporation (“Parent”), a newly-formed Delaware corporation which is a wholly owned subsidiary of Parent (“Merger Sub”), and the Escrow Participants’ Representative (as such term is defined in the Merger Agreement), and declaring its advisability, (ii) approving the transactions contemplated by the Merger Agreement, including, but not limited to, the consummation of the merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the “Merger”) and (iii) determining that the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of the Company and its stockholders;
     WHEREAS, the Board has resolved to submit the Merger Agreement to the stockholders of the Company for the purpose of acting on the Merger Agreement in accordance with the provisions of Section 251 of the DGCL and the Amended and Restated Certificate of Incorporation of the Company, and has recommended that the stockholders of the Company adopt the Merger Agreement and approve the transactions contemplated thereby, including the consummation of the Merger;
     WHEREAS, the Merger Agreement also contemplates that prior to or concurrently with the execution of the Merger Agreement, the Company will adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation substantially in the form attached hereto as Schedule III (the “Charter Amendment”), which will become effective, if approved by the requisite vote of the Stockholders, when filed with the Delaware Secretary of State immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger; and
     WHEREAS, the Board has adopted resolutions approving the Charter Amendment and has resolved to submit the Charter Amendment to the Stockholders for the purpose of adopting the Charter Amendment in accordance with the provisions of Section 242 of the DGCL and the Amended and Restated Certificate of Incorporation of the Company, and has recommended that the Stockholders adopt the Charter Amendment.
     NOW, THEREFORE, BE IT:
     RESOLVED, that the Stockholders hereby consent to, approve, authorize and vote their shares of Common Stock and Preferred Stock in favor of the adoption of the Merger Agreement in substantially the form attached hereto and the approval of the transactions contemplated thereby;
     RESOLVED, that the escrow and indemnification obligations set forth in the Merger Agreement and the deposit of cash in the amount of Indemnification Escrow Fund (as defined in the Merger Agreement) and the Net Working Capital Escrow Fund (as defined in the Merger Agreement) are hereby approved, authorized and adopted in all respects;
     RESOLVED, that each of the Stockholders hereby approves the appointment of Anthony A. Rascio as the Escrow Participants’ Representative pursuant to the terms of the Merger Agreement and designates the Escrow Participants’ Representative to act as the attorney-in-fact and agent for and on behalf of the Company’s stockholders and to give and receive notices and communications, to authorize delivery to Parent of cash from the Indemnification Escrow Fund and/or the Net Working Capital Escrow Fund in satisfaction of claims by Parent, to object to claims, to agree to, negotiate and enter into settlements and compromises of claims, to demand, prosecute and defend arbitration or other actions with respect to claims and to take any and all actions, to make any decisions required or permitted to be taken by the Escrow Participants’ Representative under the Merger Agreement and to take all actions necessary or appropriate in the judgment of the Escrow Participants’ Representative for the accomplishment of the foregoing;
     RESOLVED, that the undersigned hereby affirms that (a) upon the consummation of the Merger, the rights of such Stockholder with respect to his, her or its Common Stock and/or Preferred Stock shall be governed by the Merger Agreement and such Stockholder’s ownership interest in the Company shall be converted solely into the right to receive cash pursuant to the Merger Agreement, and (b) the allocation of the consideration of the Merger among the holders of the capital stock of the Company in accordance with the terms and conditions of the Merger Agreement is hereby approved;

     RESOLVED, that in consideration of the payments to be made to the Stockholders pursuant to the Merger Agreement, each Stockholder waives, and releases and forever discharges the Company and its subsidiary and their respective officers, directors, employees, agents and affiliates from, to the fullest extent permitted by law, any and all rights, claims or actions whatsoever arising out of or relating to any alleged breach, default or failure to perform by the Company or its subsidiary of any duty or obligation, contractual, fiduciary or other, that the Stockholders shall or may have, at any time prior to the effectiveness of the Merger, by reason of or in connection with the Stockholders’ capacity as a stockholder of the Company, other than in respect of any rights to which the Stockholders are entitled pursuant to the express terms of the Merger Agreement;
     RESOLVED, that the Stockholders agree and recognize that, by consenting to the Merger Agreement and the transactions contemplated thereby, the Stockholders waive any right that the Stockholders might have to an appraisal of their shares of Common Stock and Preferred Stock under the DGCL; and
     RESOLVED, that the Stockholders hereby consent to and vote their shares of Common Stock and Preferred Stock in favor of the adoption of the Charter Amendment.
     Delivery of any copy, facsimile or other reliable reproduction of an executed copy of this Written Consent shall be as effective as delivery of a manually signed copy of this Written Consent, provided that such copy, facsimile or other reproduction is a complete reproduction of the entire original writing.
[Signature page follows]

     IN WITNESS WHEREOF, this written consent may be executed in separate counterparts and, when executed by each of the Stockholders listed below, the foregoing resolutions will be duly adopted as of the date first written above.

APAX EXCELSIOR VI, L.P.

	By:	Apax Excelsior VI Partners, L.P. its General Partner

	By:	Apax Managers, Inc. its General Partner

By:
Name:
Title:

Address:	153 East 53rd Street
New York, NY 10022

APAX EXCELSIOR VI-A, C.V.

	By:	Apax Excelsior VI Partners, L.P. its General Partner

	By:	Apax Managers, Inc. its General Partner

By:

Name:
Title:

Address:	153 East 53rd Street
New York, NY 10022

APAX EXCELSIOR VI-B, C.V.

	By:	Apax Excelsior VI Partners, L.P. its General Partner

	By:	Apax Managers, Inc. its General Partner

By:

Name:
Title:

Address:	153 East 53rd Street
New York, NY 10022

PATRICOF PRIVATE INVESTMENT CLUB III, L.P.

	By:	Apax Excelsior VI Partners L.P. its General Partner

	By:	Apax Managers, Inc. its General Partner

By:

Name:
Title:

Address:	153 East 53rd Street
New York, NY 10022

DOMAIN PARTNERS VI, L.P.

	By:	One Palmer Square Associates VI, L.L.C., its general partner

By:

Name:
Title:

Address:	One Palmer Square
Suite 515
Princeton, NJ 08542

DP VI ASSOCIATES, L.P.

	By:	One Palmer Square Associates VI, L.L.C., its general partner

By:

Name:
Title:

Address:	One Palmer Square
Suite 515
Princeton, NJ 08542

NEW ENTERPRISE ASSOCIATES 11, LIMITED PARTNERSHIP

	By:	NEA Partners 11, Limited Partnership, its general partner

	By:	NEA 11 GP, LLC, its general partner

By:

Name:
Title: Manager

Address:	1119 St. Paul Street
Baltimore, MD 21202

NEW ENTERPRISE ASSOCIATES 10, LIMITED PARTNERSHIP

	By:	NEA Partners 10, Limited Partnership, its general partner

By:

its general partner

Address:	1119 St. Paul Street
Baltimore, MD 21202

NEW ENTERPRISE ASSOCIATES 9, LIMITED PARTNERSHIP

	By:	NEA Partners 9, Limited Partnership, its general partner

By:

Address:	1119 St. Paul Street
Baltimore, MD 21202

MONTAGU NEWHALL GLOBAL PARTNERS II, L.P.

	By:	Montagu Newhall General Partner II, L.P., its general partner

	By:	Montagu Newhall Associates, Inc.

By:

Ashton Newhall

Address:	100 Painters Mill Road
Owings Mills, MD 21117

MONTAGU NEWHALL GLOBAL PARTNERS II-A, L.P.

	By:	Montagu Newhall General Partner II, L.P., its general partner

	By:	Montagu Newhall Associates, Inc.

By:

Ashton Newhall

Address:	100 Painters Mill Road
Owings Mills, MD 21117

MONTAGU NEWHALL GLOBAL PARTNERS II-B, L.P.

	By:	Montagu Newhall General Partner II, L.P., its general partner

	By:	Montagu Newhall Associates, Inc.

By:

Ashton Newhall

Address:	100 Painters Mill Road
Owings Mills, MD 21117

MONTAGU NEWHALL GLOBAL PARTNERS III, L.P.

	By:	Montagu Newhall General Partner III, L.P., its general partner

	By:	Montagu Newhall General Partner III, L.L.C.

By:

Kevin Campbell, Managing Member

Address:	100 Painters Mill Road
Owings Mills, MD 21117

MONTAGU NEWHALL GLOBAL PARTNERS III-A, L.P.

	By:	Montagu Newhall General Partner III, L.P., its general partner

	By:	Montagu Newhall General Partner III, L.L.C.

By:

Kevin Campbell, Managing Member

Address:	100 Painters Mill Road
Owings Mills, MD 21117

MONTAGU NEWHALL GLOBAL PARTNERS III-B, L.P.

	By:	Montagu Newhall General Partner III, L.P., its general partner

	By:	Montagu Newhall General Partner III, L.L.C.

By:

Kevin Campbell, Managing Member

Address:	100 Painters Mill Road
Owings Mills, MD 21117

OAK INVESTMENT PARTNERS XII, LIMITED PARTNERSHIP

By:

Name:
Title:

Address:		One Gorham Island
Westport, CT 06880

FIRST PLAZA GROUP TRUST, SOLELY FOR THE BENEFIT OF POOL PMI-127

	By:	JPMorgan Chase Bank, N.A., as trustee of the First Plaza Group Trust

By:

Name:
Title:

Address:		Performance Equity Management, LLC
2 Pickwick Plaza Suite 310
Greenwich, CT 06830-5424

FIRST PLAZA GROUP TRUST, SOLELY FOR THE BENEFIT OF POOL PMI-128

	By:	JPMorgan Chase Bank, N.A., as trustee of the First Plaza Group Trust

By:

Name:
Title:

Address:		Performance Equity Management, LLC
2 Pickwick Plaza Suite 310
Greenwich, CT 06830-5424

FIRST PLAZA GROUP TRUST, SOLELY FOR THE BENEFIT OF POOL PMI-129

	By:	JPMorgan Chase Bank, N.A., as trustee of the First Plaza Group Trust

By:

Name:
Title:

Address:		Performance Equity Management, LLC
2 Pickwick Plaza Suite 310
Greenwich, CT 06830-5424

FIRST PLAZA GROUP TRUST, SOLELY FOR THE BENEFIT OF POOL PMI-130

	By:	JPMorgan Chase Bank, N.A., as trustee of the First Plaza Group Trust

By:

Name:
Title:

Address:		Performance Equity Management, LLC
2 Pickwick Plaza Suite 310
Greenwich, CT 06830-5424

JOHN T. SPITZNAGEL, JR.

Address:		c/o Esprit Pharma Holding Company, Inc.
Two Tower Center Boulevard
East Brunswick, NJ 08816

ROSEANNE BRANCIFORTE

Address:	240 Gravel Hill Road
Monroe, NJ 08831

ROBERT BROWN

Address:	2110 North Ocean Boulevard, Apt 14B
Fort Lauderdale, FL 33305

NEA VENTURES 2005, LIMITED PARTNERSHIP

By:

By:

Name:
Title:

Address:

RICHARD J. LANE

Address:

SUNDANCE AP, LLC

By:

By:

Name:
Title:

Address:

LOUIS P. BERARDI

Address:

ANDREW J. EINHORN

Address:

ERNEST BICZAK

Address:

GREGORY STOKES

Address:

ROGER HERRIGAL

Address:

RONALD NORDMANN

Address:

JON RUBINTON

Address:

JOHN W. HADDEN II

Address:

CLAREMONT DELAWARE TRUST

By:

By:

Name:
Title:

Address:

ERIC KAUFMAN

Address:

MARVIN AMSTER

Address:

JIM PETRY

Address:

DAVID ROBINSON

Address:

JOSEPH SMITH

Address:

PATRICK J. LEPORE

Address:

BOB BALDINI

Address:

EILEEN MOORE

Address:

ROBERT PREVIDI

Address:

MARY ANN CARBONARO

Address:

STUART LEVINE

Address:

G&H PARTNERS

By:

By:

Name:
Title:

Address:

ROBERT BROWN

Address:

LEW MYERS

Address:

ALAN WRIGHT

Address:

BONNIE WRIGHT

Address:

EDWARD BOGART

Address:

SCOTT DAVIDSON

Address:

JOHN CULLEN
Address:

MELISA POOLE

Address:

LIZBETH LEON

Address:

LORETTA WOTOMSKI

Address:

STEVEN BOSACKI

Address:

NANSKE WOOD

Address:

MARK JANOFSKY

Address:

ANTHONY RASCIO

Address:

GRAHAM MAY

Address:

STAN OSBORN

Address:

LISA FANELLI

Address:

ROBERT NILES

Address:

BLANE ADAMS

Address:

GARY DEAN

Address:

ALISON BALL

Address:

DON CROUSE

Address:

LYN ADANICH

Address:

JAMENQ AYOUB

Address:

KATIE BROWN

Address:

JEFFREY CABBS

Address:

CRAIG COPAS

Address:

DENISE DELELLIS

Address:

DEBORAH FABAC

Address:

JENNIFER FAUCETT

Address:

EVA FOWLER

Address:

JAMES FRANKLIN

Address:

JESSE FULLER

Address:

ROBERT GILL

Address:

ROBERT GUKIEN

Address:

JOHN HATCHETT

Address:

PAMELA KIGGEN

Address:

CHRISTINA KOMETER

Address:

LARRY LABRADOR

Address:

MARK LENNON

Address:

JOHN MAGEE

Address:

MATTHEW MCLEOD

Address:

MEREDITH MILAM

Address:

JAIME NEUENSCHWANTER

Address:

KRISTEN NIEDZWIECKI

Address:

JAMIE NORTON

Address:

ANDREA PLUBELL

Address:

VERNON SMITH II

Address:

LISA STRICKLIN

Address:

DANIEL TELL

Address:

SCHEDULE I
STOCKHOLDERS

Stockholder	Shares Owned	Percentage
Apax Excelsior VI, L.P.
Apax Excelsior VI-A, C.V.
Apax Excelsior VI-B, C.V.
Patricof Private Investment Club III, L.P.
Domain Partners VI, L.P.
DP VI Associates, L.P.
New Enterprise Associates 11, Limited Partnership
New Enterprise Associates 10, Limited Partnership
New Enterprise Associates 9, Limited Partnership
Montagu Newhall Global Partners II, L.P.
Montagu Newhall Global Partners II-A, L.P.
Montagu Newhall Global Partners II-B, L.P.
Montagu Newhall Global Partners III, L.P.
Montagu Newhall Global Partners III-A, L.P.
Montagu Newhall Global Partners III-B, L.P.
Oak Investment Partners XII, Limited Partnership
First Plaza Group Trust, Solely for the Benefit of Pool PMI-127
First Plaza Group Trust, Solely for the Benefit of Pool PMI-128
First Plaza Group Trust, Solely for the Benefit of Pool PMI-129
First Plaza Group Trust, Solely for the Benefit of Pool PMI-130
John T. Spitznagel, Jr.
Roseanne Branciforte
Robert Brown
NEA Ventures 2005, Limited Partnership
Richard J. Lane
Sundance AP, LLC
Louis P. Berardi
Andrew J. Einhorn
Ernest Biczak
Gregory Stokes

Stockholder	Shares Owned	Percentage
Roger Herrigal
Ronald Nordmann
Jon Rubinton
John W. Hadden II
Claremont Delaware Trust
Eric Kaufman
Marvin Amster
Jim Petry
David Robinson
Joseph Smith
Patrick J. LePore
Bob Baldini
Eileen Moore
Robert Previdi
Mary Ann Carbonaro
Stuart Levine
G&H Partners
Robert Brown
Lew Myers
Alan Wright
Bonnie Wright
Edward Bogart
Scott Davidson
John Cullen
Melisa Poole
Lizbeth Leon
Loretta Wotomski
Steven Bosacki
Nanske Wood
Mark Janofsky
Anthony Rascio
Graham May
Stan Osborn
Lisa Fanelli
Robert Niles
Blane Adams
Gary Dean
Alison Ball
Don Crouse
Lyn Adanich
Jamenq Ayoub
Katie Brown
Jeffrey Cabbs
Craig Copas
Denise Delellis

Stockholder	Shares Owned	Percentage
Deborah Fabac
Jennifer Faucett
Eva Fowler
James Franklin
Jesse Fuller
Robert Gill
Robert Gukien
John Hatchett
Pamela Kiggen
Christina Kometer
Larry Labrador
Mark Lennon
John Magee
Matthew McLeod
Meredith Milam
Jaime Neuenschwanter
Kristen Niedzwiecki
Jamie Norton
Andrea Plubell
Vernon Smith II
Lisa Stricklin
Daniel Tell

EXHIBIT B
Certificate of Amendment to
Amended and Restated
Certificate of Incorporation of
Esprit Pharma holding Company, Inc.
     Esprit Pharma Holding Company, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify:
     FIRST: That pursuant to Section 141 and 242 of the General Corporation Law, the Board of Directors of the Corporation duly adopted resolutions proposing to amend the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and in the best interests of this Corporation and its stockholders, as follows:
     A. A new subsection B.7. shall be added to Article IV as follows:
     “7. Allergan Merger. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation of the Corporation, the holders of shares of Preferred Stock shall not be entitled to receive or be required to take any amounts or consideration on account of such shares in connection with the merger (the “Allergan Merger”) of the Corporation with Esmeralde Acquisition, Inc., a wholly-owned subsidiary of Allergan, Inc., pursuant to the terms of that certain Agreement and Plan of Merger, dated September 18, 2007 by and among Allergan, Inc., Esmeralde Acquisition, Inc., the Corporation and the Escrow Participants’ Representative named therein (the “Allergan Merger Agreement”), other than the amounts set forth in Section 2.02(c) of the Allergan Merger Agreement.”
     B. A new subsection C.5. shall be added to Article IV as follows:
           “5. Allergan Merger. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation of the Corporation, the holders of shares of Common Stock shall not be entitled to receive or be required to take any amounts or consideration on account of such shares in connection with the Allergan Merger, other than the amounts set forth in Section 2.02(d) of the Allergan Merger Agreement.”
     THIRD: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law.
     FOURTH: This amendment shall become effective immediately upon filing with the Secretary of State of Delaware. All other provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as currently on file with the Secretary of State of the State of Delaware, shall remain in full force and effect.

     In Witness Whereof, the undersigned has executed this Certificate of Amendment this ___day of October 2007.

Esprit Pharma Holding Company, Inc.

Steven M. Bosacki
Vice President and General Counsel

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EXHIBIT C
AMENDED AND RESTATED LICENSE,
COMMERCIALIZATION AND SUPPLY AGREEMENT
by and between
INDEVUS PHARMACEUTICALS, INC.
and
ESPRIT PHARMA, INC.
dated
September 18, 2007
Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been provided separately to the Securities and Exchange Commission.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been provided separately to the Securities and Exchange Commission.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been provided separately to the Securities and Exchange Commission.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been provided separately to the Securities and Exchange Commission.

     THIS AMENDED AND RESTATED LICENSE, COMMERCIALIZATION AND SUPPLY AGREEMENT (the “Agreement”) is made as of September 18, 2007 (the “Execution Date”), and, except as otherwise specified herein, is to become effective on the Effective Date (as defined below), by and between INDEVUS PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 99 Hayden Avenue, Suite 200, Lexington, MA 02421, United States (“Indevus”), and ESPRIT PHARMA, INC., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 2 Tower Center Boulevard, East Brunswick, NJ 08816, United States (“Esprit”).
RECITALS
     WHEREAS, Odyssey Pharmaceuticals, Inc. and Indevus entered into a certain License, Commercialization and Supply Agreement, effective as of April 6, 2004, as amended by Amendment No. 1 thereto, dated as of April 30, 2005, as further amended by the Amendment and Consent Agreement, dated as of May 14, 2005 by and among Indevus, Odyssey Pharmaceuticals, Inc. and Esprit (f/k/a Saturn Pharmaceuticals, Inc.) (collectively, the “Original Agreement”);
     WHEREAS, pursuant to a certain Asset Purchase Agreement, effective as of May 14, 2005, Odyssey Pharmaceuticals, Inc. assigned to Esprit (formerly known as “Esprit Pharma Holding Company, Inc.” and prior to that “Saturn Pharmaceuticals, Inc.”) the rights of Odyssey Pharmaceuticals, Inc., and Esprit assumed the obligations of Odyssey Pharmaceuticals, Inc., in and under the Original Agreement;
     WHEREAS, simultaneously with the execution of this Agreement, Esprit Pharma Holding Company, Inc. (“Esprit Holding”), the current parent company of Esprit is entering into an Agreement and Plan of Merger by and among Allergan, Inc., a Delaware corporation (“Allergan”), Andrew Einhorn, solely in his capacity as the Escrow Participants’ Representative, Esmerelde Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Allergan, and Esprit Holding (the “Merger Agreement”);
     WHEREAS, pursuant to the Merger Agreement, Esmerelde Acquisition, Inc. will merge with and into Esprit Holding, and Esprit Holding will survive the merger as a wholly-owned subsidiary of Allergan; and
     WHEREAS, Indevus and Esprit desire to amend and restate the Original Agreement to reflect the agreements of the Parties to be effective as of the Effective Date or, as specifically set forth in Article 14, on the Execution Date, all on the terms and conditions set forth below.
     NOW, THEREFORE, in consideration of the foregoing statements and the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indevus and Esprit hereby agree as follows:
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     1. Definitions
     Unless specifically set forth to the contrary herein, the following terms, where used in the singular or plural, shall have the respective meanings set forth below:
          1.1 “Act” means the United States Food, Drug, and Cosmetic Act of 1938, as amended, and the rules and regulations promulgated thereunder, or any successor act, as the same shall be in effect from time to time.
          1.2 “Adverse Experience” or “AE(s)” means adverse drug experiences, as defined by 21 CFR Section 314.80.
          1.3 “Affiliate” of a Party means (i) any corporation or business entity of which at least fifty percent (50%) of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a Party; (ii) any corporation or business entity which, directly or indirectly, owns, controls or holds at least fifty percent (50%) (or the maximum ownership interest permitted by law) of the securities or other ownership interests representing the equity, voting stock or general partnership interest of a Party; (iii) any corporation or business entity of which, directly or indirectly, an entity described in the immediately preceding subsection (ii) controls or holds at least fifty percent (50%) (or the maximum ownership interest permitted by law) of the securities or other ownership interests representing the equity, voting stock or general partnership interest of such corporation or entity; or (iv) any corporation or business entity of which a Party has the right to acquire, directly or indirectly, at least fifty percent (50%) of the securities or other ownership interests representing the equity, voting stock or general partnership interest thereof.
          1.4 “Agreement Term” has the meaning set forth in Section 12.1.
          1.5 “Allergan” has the meaning set forth in the Recitals.
          1.6 “Annual Purchased Amount” means, with respect to Finished Product and/or Samples of Trospium Twice-Daily the sum of (a) the amount of such Finished Product and/or Samples that is delivered to Esprit during any one (1) year period commencing on September 1, 2007 or an anniversary thereof plus (b) the amount of such Finished Product and/or Samples subject to accepted and open (non-cancelled) firm Purchase Orders submitted by Esprit and requesting delivery during the applicable annual period, in accordance with the terms and conditions of Article 14, if such Finished Product and/or Samples have not been delivered on a timely basis through no fault of Esprit.
          1.7 “Batch” means a specific quantity of Product or Compound that is produced in a process or series of processes according to a single manufacturing order during the same cycle of manufacture so that it is homogeneous within specified limits. The batch quantities are approximately [...***...] tablets for Trospium Twice-Daily and are estimated to be approximately [...***...] capsules for Trospium Once-Daily.
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          1.8 “Business Day” means any day that is not a Saturday or a Sunday or a day on which the New York Stock Exchange is closed.
          1.9 “Calendar Quarter” means for each Calendar Year, each of the three (3) month periods ending March 31, June 30, September 30 and December 31; provided, however, that (a) the first Calendar Quarter of any particular period shall extend from the commencement of such period to the end of the first complete Calendar Quarter thereafter; and (b) the last Calendar Quarter shall end upon the expiration or termination of this Agreement.
          1.10 “Calendar Year” means (a) for the first Calendar Year of the Agreement Term, the period beginning on the Effective Date and ending on (i) December 31, 2007 if the Effective Date occurs prior to December 31, 2007 or (ii) December 31, 2008 if the Effective Date occurs after December 31, 2007 and prior to December 31, 2008, (b) for each Calendar Year of the Agreement Term thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31, and (c) for the last Calendar Year of the Agreement Term, the period beginning on January 1 of the Calendar Year in which the Agreement terminates or expires and ending on the effective date of expiration or termination of this Agreement.
          1.11 “Catalent Agreements” means the (a) Manufacturing and Supply Agreement by and between Catalent Pharma Solutions LLC (“Catalent”) and Indevus, entered into as of September 17, 2007 and (b) Quality Agreement by and between Catalent and Indevus, entered into as of September 13, 2007; in each case, as in effect as of the Execution Date.
          1.12 “CFR” means the United States Code of Federal Regulations.
          1.13 “cGMP” means current Good Manufacturing Practice as defined in Parts 210 and 211 of Title 21 of the CFR, as may be amended from time to time, or any successor thereto.
          1.14 “Claims” has the meaning set forth in Section 13.2.
          1.15 “Collateral” has the meaning set forth in Section 2.6(b)(i).
          1.16 “Commercially Reasonable Efforts” means that degree of skill, effort, expertise, and resources normally used (including the promptness in which such efforts and resources would be applied) consistent with standards generally accepted in the pharmaceutical industry, with respect to the diligent development, manufacture and commercialization of pharmaceutical products of similar market and profit potential at a similar stage in development or product life as a Product in the Field.
          1.17 “Competing Product” means any product in the Field that contains Compound as one of its active ingredients [...***...].
          1.18 “Compound” means the chemical compound known as Trospium Chloride whose specific chemical name is 3-alpha-benziloyloxynortropane-8-spiro-1’-
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pyrrolidinium chloride, also known as spiro[8-azoniabicyclo[3,2,1]octane-8,1’-pyrrolidinium]-3-[(hydroxydiphenyl-acetyl)-oxy]chloride((1á, 3â, 5á))-(9Cl) and any related analogues, homologues, derivative and other pharmaceutically active salts.
          1.19 “Control” means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement with any Third Party.
          1.20 “Copromotion Period” means the period commencing on the Effective Date and expiring on (a) September 30, 2008, or (b) if extended by Indevus in accordance with Section 5.5(b)(ii), on December 31, 2008 or March 31, 2009, as applicable, or (c) the last day of any applicable Cure Period in which Indevus completes its Detail Obligations in accordance with Section 5.5(b)(ii) after the dates set forth in subsections (a) and (b) above.
          1.21 “Cure Period” means any two (2) consecutive Calendar Quarters immediately following a Deficient Quarter.
          1.22 “Data” means any and all research data, pharmacology data, preclinical data, clinical data and/or all other documentation submitted, or required to be submitted, to the FDA in association with an IND or NDA for a Product (excluding any Drug Master Files (DMFs), Chemistry, Manufacturing and Control (CMC) data, or similar documentation).
          1.23 “Deficient Quarter” means any Calendar Quarter in which the Indevus Sales Force fails to deliver [...***...] of the Quarterly Indevus Details applicable to such Calendar Quarter.
          1.24 “Deploy” means the act of designating a particular employee of Esprit or Indevus as a member of the Esprit Sales Force or Indevus Sales Force, as applicable, and the inception by such member of services to Detail the Products; provided, however, that no such member shall be Deployed without first satisfying the requirements set forth in Section 5.8.
          1.25 “Detail” means a face-to-face contact by a Representative with a Target Prescriber in an individual or group practice setting (not including dinner meetings, medical conventions, medical education meetings, Sample drops or incidental contacts that do not otherwise constitute a Detail as defined herein), and during which the FDA-approved indicated uses, safety, effectiveness, contraindications, side effects, warnings, and other relevant characteristics of a Product are described by the Representative in a fair and balanced manner consistent with the requirements of the Act and with FDA-approved Product information sheets, and using, as necessary or desirable, the Product Labeling and/or the Promotional Materials. When used as a verb, “Detail” shall mean to engage in a Detail.
          1.26 “Development Committee” has the meaning set forth in Section 3.1(a).
          1.27 “Effective Date” means the Effective Time (as such term is defined in the Merger Agreement).
          1.28 “Esprit Sales Force” has the meaning set forth in Section 5.4(a).
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          1.29 “Ex-US Supply Agreement” means, if Indevus exercises the Ex-US Supply Option, the agreement to be effective as of the Processing Assumption Date between Indevus and Esprit pursuant to which Esprit shall supply Indevus or its designees with bulk capsules of Trospium Once-Daily prior to being in their finished, labeled and packaged form solely for use outside the Territory.
          1.30 “Ex-US Supply Option” has the meaning set forth in Section 14.14.
          1.31 “FDA” means the United States Food and Drug Administration and any successor agency having substantially the same functions.
          1.32 “FDA Approval” means with respect to a Product in the Field, all authorizations by the FDA that are required for the marketing of such Product in the United States.
          1.33 “Field” means [...***...].
          1.34 “Finished Product” means Trospium Twice-Daily or Trospium Once-Daily, as applicable, in its finished, labeled and packaged form, ready for distribution in the Field in the Territory.
          1.35 “Firm Commitment” has the meaning set forth in Section 14.5(b)(ii).
          1.36 “Force Majeure” means, with respect to a Party, any fire, flood, earthquake, explosion, storm, blockage, embargo, war, acts of war (whether war be declared or not), terrorism, insurrection, riot, civil commotion, strike, lockout or other labor disturbance, failure of public utilities or common carriers, act of God or act, omission or delay in acting by any governmental authority or the other Party.
          1.37 “Forecasted Supply Price” has the meaning set forth in Section 14.8(b)(ii).
          1.38 “GAAP” means generally accepted accounting principles in the United States, consistently applied.
          1.39 “Generic Competition” shall be deemed to exist as of any date if Generic Products have a market share in the United States of [...***...] or greater of the total unit volume of Trospium Once-Daily in the United States (as so shown by the average of the monthly IMS (or IMS-equivalent) data) for the most recent Calendar Quarter ended prior to such date.
          1.40 “Generic Product” means any product containing Compound that is an AB rated equivalent to Trospium Once-Daily as defined in the 23rd edition of Approved Drug Products with Therapeutic Equivalence Evaluations issued by the United States Department of Health and Human Services, for which FDA Approval in the United States has been obtained [...***...].
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          1.41 “Helsinn Agreements” means the (a) API Supply Agreement dated as of November 22, 2006 by and between Indevus and Helsinn Chemicals SA and Helsinn Advanced Synthesis SA (collectively, “Helsinn”) and (b) Quality Technical Agreement dated as of August 21, 2007 by and between Helsinn and Indevus; in case, as in effect as of the Execution Date and as amended from time to time during the Agreement Term.
          1.42 “Improvements” means all inventions and know-how, patentable or otherwise, made, created, developed, conceived or reduced to practice by or on behalf of a Party and/or any of its Affiliates during the Agreement Term, that have application or relate to Compound or Products for use in the Field, including developments in the manufacture, formulation, ingredients, preparation, presentation, means of delivery or administration, dosage, indication, methods of use or packaging and/or sale of Products in the Field, including a process for manufacturing a Product, an intermediate used in such process, a formulation of a Product in the Field, or a use or indication of a Product in the Field.
          1.43 “IND” means an Investigational New Drug application, as described in 21 CFR Section 312.23, obtained for purposes of conducting clinical trials in accordance with the requirements of the Act and the regulations promulgated thereunder, including all supplements and amendments thereto, relating to the use of Compound or a Product in the Field.
          1.44 “Indevus Intellectual Property” means Indevus Patent Rights and Indevus Know-How.
          1.45 “Indevus Invention” has the meaning set forth in Section 8.1.
          1.46 “Indevus Know-How” means all unpatented information and Data that are as of the Effective Date or become during the Agreement Term owned or otherwise Controlled by Indevus, including discoveries, Improvements, processes, formulas, inventions, know-how and trade secrets, to the extent necessary or useful for the development, manufacture, and/or commercialization of a Compound or Product in the Field. Indevus Know-How does not include any Patent Rights. Indevus Know-How also includes, other than marketing rights and marketing approvals transferred to Esprit on the NDA Transfer Date, all marketing authorizations and marketing approvals granted by the FDA (e.g., approved NDAs, INDs, and related applications and other forms of marketing authorization) to Indevus for the marketing of Products in the Field in the Territory. Such marketing authorizations and marketing approvals shall be deemed embodiments of Data and Indevus Know-How.
          1.47 “Indevus Logo” has the meaning set forth on Schedule 1.47.
          1.48 “Indevus Patent Rights” means all Patent Rights in the Territory that are as of the Effective Date or become during the Agreement Term owned or otherwise Controlled by Indevus and that generically or specifically claim, or are otherwise related to, the making, having made, use, offer for sale, sale or importation of Products in the Field or claim any Improvements in the Field made by Indevus, including Indevus’ interest in any Patent Rights in Joint Inventions.
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          1.49 “Indevus Sales Force” means those Representatives Deployed by Indevus on a full-time basis and the field sales management supervising such Representatives.
          1.50 “Indevus Target Prescribers” means those Target Prescribers with whom, pursuant to the terms of this Agreement, the Indevus Sales Force conducts Primary Position Details and/or Secondary Position Details; provided that such Target Prescribers shall be determined from a list of Target Prescribers agreed to in writing between the Parties prior to the Effective Date, as such list may be amended from time to time with the prior written approval of both Parties.
          1.51 “Initial Indication” means the use of a Product in the treatment of overactive bladder and/or urinary incontinence.
          1.52 “Initial Purchase Order” has the meaning set forth in Section 14.6.
          1.53 “Joint Invention” has the meaning set forth in Section 8.1.
          1.54 “Launch Period” means the period commencing on the date of launch of Trospium Once-Daily in the United States and expiring on the last day of the (a) fourth (4th) complete Calendar Quarter commencing after such launch date if such launch date is on or after the forty-fifth (45th) day of a Calendar Quarter or (b) third (3rd) complete Calendar Quarter commencing after such launch date if such launch date is prior to the forty-fifth (45th) day of a Calendar Quarter.
          1.55 “Law(s)” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law of any governmental authority.
          1.56 “Losses” means any and all damages (including all incidental, consequential, statutory and treble damages), awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties (including penalties imposed by any governmental authority), costs, fees, liabilities, obligations, taxes, liens, losses, lost profits and expenses (including court costs, interest and reasonable fees of attorneys, accountants and other experts) awarded or otherwise paid or payable to Third Parties.
          1.57 “Madaus” means Madaus GmbH, a successor to Madaus AG, a company with limited liability organized under the laws of Germany and having its principal office at Colonia-Allee 15, 51067 Cologne, Germany, and any successor thereto.
          1.58 “Madaus Agreements” means the Madaus Amendment, Madaus Compound Supply Agreement, Madaus License, Madaus License and Supply Agreement, and the Madaus Supply Agreement, as any of such agreements may be amended from time to time during the Agreement Term.
          1.59 “Madaus Amendment” means the Amendment and Agreement by and between Indevus and Madaus, made as of November 3, 2006, as in effect as of the Execution Date.
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          1.60 “Madaus Compound Supply Agreement” means the Compound Supply Agreement by and between Indevus and Madaus, made as of November 3, 2006, as in effect as of the Execution Date.
          1.61 “Madaus License” means the License Agreement by and between Madaus and Indevus effective as of November 26, 1999, as in effect as of the Execution Date and as amended by the Madaus Amendment.
          1.62 “Madaus License and Supply Agreement” means the License and Supply Agreement by and between Indevus and Madaus, made as of November 3, 2006, as in effect as of the Execution Date.
          1.63 “Madaus Supply Agreement” means the Supply Agreement by and between Indevus and Madaus, made as of December 16, 2002, as in effect as of the Execution Date.
          1.64 “Marketing Committee” has the meaning set forth in Section 3.2(a).
          1.65 “Merger Agreement” has the meaning set forth in the Recitals.
          1.66 “Minimum Requirement” has the meaning set forth in Section 14.5(b)(iii).
          1.67 “Minimum Royalties” means the minimum royalties payable to Indevus by Esprit in the applicable Calendar Year determined in accordance with the table set forth in Section 6.2(b)(i).
          1.68 “Minimum Royalty Shortfall” has the meaning set forth in Section 6.2(b)(i).
          1.69 “NDA” means a New Drug Application as defined in the Act that is submitted under Section 505 (b) of the Act to apply for FDA Approval.
          1.70 “NDA Transfer Date” means the earlier of (a) September 30, 2012 and (b) at Esprit’s sole election, the date, if any, that Indevus assigns its rights or obligations under this Agreement to another person or entity in connection with the transfer or sale of Indevus’ business or all or substantially all of its assets or in the event of a merger, consolidation, change in control or similar corporate transaction.
          1.71 “Net Sales” means the gross amount invoiced for all commercial sales of Finished Products to Third Parties in the Field in the Territory by Esprit and its Affiliates, less the following deductions actually allowed or taken in accordance with GAAP:
               (a) credits or allowances actually granted for damaged or spoiled Finished Product, returns, recalls or rejections of such Finished Product, and retroactive price adjustments;
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               (b) normal and customary trade, cash and quantity discounts, allowances and credits actually allowed for such Finished Product;
               (c) sales, value added, excise or similar taxes paid or allowed, or other governmental charges imposed upon the importation, use or sale of such Finished Product in the Territory;
               (d) fees paid to Third Party distributors and legally allowed chargebacks, rebates or similar payments actually granted to customers with respect to such Finished Product, including managed health care organizations, wholesalers, distributors, buying groups, retailers, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations or other institutions or health care organizations or to federal, state/provincial, local and other governments, their agencies and purchasers and reimbursers;
               (e) freight, postage, shipping and insurance charges related to delivery of such Finished Product; and
               (f) any other items that reduce gross sales amounts as required by GAAP.
Sales or other transfers between Esprit and its Affiliates shall be excluded from the computation of Net Sales and no payments will be payable on such sales or transfers except where such Affiliates are end users, but Net Sales shall include the subsequent sales to Third Parties by such Affiliates.
          1.72 “Original Agreement” has the meaning set forth in the Recitals.
          1.73 “Party” means Indevus or Esprit.
          1.74 “Patent Rights” means any patents, patent applications, certificates of invention, or applications for certificates of invention and any supplemental protection certificates, together with any extensions, registrations, confirmations, reissues, substitutions, divisions, continuations or continuations-in-part, reexaminations or renewals thereof.
          1.75 “PDMA” means the United States Prescription Drug Marketing Act of 1987, as amended, or any successor act thereto, and the regulations promulgated thereunder from time to time.
          1.76 “Phase IV Clinical Trials” means a human clinical trial for a Product in the Field commenced after receipt of FDA Approval in the United States and that is conducted within the parameters of the FDA Approval for such Product. Phase IV Clinical Trials may include epidemiological studies, modeling and pharmacoeconomic studies, investigator sponsored clinical trials of such Product and post-marketing surveillance studies.
          1.77 “Primary Position Detail” means a Detail of a Product in the Field in which (a) such Product is the first product Detailed during a Detail to a Target Prescriber, (b) at
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least [...***...] of the total time of the Detail is spent on the presentation of such Product, and (c) the Representative delivers a message to the Target Prescriber in which key attributes of such Product are verbally promoted.
          1.78 “Primary Training” has the meaning set forth in Section 5.8(a).
          1.79 “Prime Rate” has the meaning set forth in Section 6.4(d).
          1.80 “Processing Activities” means the activities required to be undertaken by (a) Indevus or its Third Party Manufacturers in order to manufacture and supply Esprit with Trospium Once-Daily Finished Product and/or Samples prior to the Processing Assumption Date, and (b) in the event the Ex-US Supply Agreement is executed between the Parties, Esprit or its Third Party Manufacturers in order to manufacture and supply Indevus and/or its designees after the Processing Assumption Date with Trospium Once-Daily solely for use outside the Territory either in (i) bulk capsule form prior to being in its finished, labeled and packaged form or (ii) finished, labeled and packaged form.
          1.81 “Processing Assumption Date” means the effective date of Esprit’s assumption of the Processing Activities of Indevus in accordance with the terms of Section 14.13, which date shall be agreed to by the Parties in writing, but in any event shall not be earlier than the Effective Date nor later than June 30, 2008.
          1.82 “Product” means any pharmaceutical preparation in final form (or, where the context so indicates, the form under development) containing Compound as a primary active therapeutic ingredient that, except for Samples thereof, requires a prescription from a physician or other health care professional, for use in the Territory.
          1.83 “Product Adverse Event” means the occurrence of any of the following: (a) Generic Competition; (b) any materially adverse change to a Trospium Once-Daily Product label such as an FDA-mandated addition of a “Black Box” warning on the Product Labeling of Trospium Once-Daily that is unique to such product among the class of anti-cholinergic drugs for the treatment of overactive bladder; (c) any recall or withdrawal of Trospium Once-Daily mandated by the FDA or reasonably initiated by a Party (other than actions arising out of or resulting from the manufacturing of Trospium Once-Daily on or after the Processing Assumption Date); (d) a determination by a court of competent jurisdiction that a patent owned by a Third Party is infringed by the manufacture, use, sale, offer for sale or importation of Trospium Once-Daily in the Territory; or (e) failure to deliver at least (i) [...***...] of Trospium Once-Daily Finished Product and Samples for receipt by Esprit or its designee by [...***...] (provided that Esprit provides any modifications requested by Esprit to the trade dress for such Finished Product and Samples on or before [...***...], and the FDA does not reject any such modifications to the trade dress, provided that, if Esprit does not provide such modifications or if the FDA rejects any such modifications to the trade dress, such delivery date shall be extended by a period of time equal to the period between [...***...] and the date upon which Esprit provides such modifications or the FDA approves such trade dress, as applicable), (ii) [...***...] (not including the [...***...] to be delivered by [...***...], as described in subsection (i) above) of Trospium Once-
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Daily Finished Product and Samples by [...***...], and/or (iii) [...***...] (not including the [...***...] to be delivered by [...***...], as applicable, as described in subsections (i) and (ii) above) of Trospium Once-Daily Finished Product and Samples by [...***...].
          1.84 “Product Label(ing)” has the same meaning as defined in the Act and as interpreted by the FDA.
          1.85 “Product Liability Claims” means any and all claims by purchasers or users of Products in the Field, or their family members, insurers, health care providers, subrogees or assignees, seeking damages for personal injury, death, expense, economic loss (including loss of value of such Products), or any other relief or remedy, arising out of or related to any alleged defect in the design, labeling, packaging or marketing of such Products, including a failure to warn.
          1.86 “Product NDAs” means the NDAs owned by Indevus as of the Effective Date relating to Trospium Twice-Daily (No. 21-595) and Trospium Once-Daily (No. 22-103), together with all amendments, supplements and updates thereto, as well as the corresponding INDs (with respect to Trospium Twice-Daily, IND 61,381, and with respect to Trospium Once-Daily, IND 71,305).
          1.87 “Product Procurement Costs” means the costs associated with the manufacturing, purchasing, procurement and warehousing of Trospium Twice-Daily, Trospium Once-Daily and Compound, as applicable, and with any other Processing Activities, that are actually incurred by Indevus (provided that in all cases such amounts are not included in, and do not form the basis of, any payments payable by Esprit to Indevus pursuant to Section 6.2(c)), including (a) costs associated with procuring active pharmaceutical ingredients and other materials used to manufacture Finished Products and/or Samples, (b) the cost of transportation, testing, inspections, shrinkage and scrap, related taxes (but in all cases excluding taxes based upon income or receipts), (c) the cost of storage, insurance and any subcontracted costs, and amounts payable to Third Party Manufacturers in connection with the manufacture and supply of Finished Products and/or Samples, including any fees related to minimum purchase requirements, (d) direct labor and, to the extent not in excess of (i) [...***...] for Trospium Once-Daily and Trospium Twice-Daily through the Processing Assumption Date, provided the aggregate production Batches do not exceed [...***...] through the Processing Assumption Date, and (ii) [...***...] annually thereafter for Trospium Twice-Daily provided aggregate annual production Batches do not exceed [...***...] (plus, solely with respect to this Section 1.87(d)(ii), the increase on [...***...] and each anniversary of such date in the Producer Price Index, Pharmaceutical Preparations (Series ID 325412325412) (as published by the U.S. Bureau of Labor and Statistics (http://www.bls.gov/ppi)) multiplied by such price), overhead costs, including an allocation for Indevus’ internal costs and expenses for supply chain management, including supply chain production planning, the formulation and placement of orders with Third Party Manufacturers, the management of inventories throughout the supply chain process, quality control/quality assurance, regulatory and Third Party Manufacturer oversight and cost accounting and including, with respect to Trospium Once-Daily Finished Product, and (e) an amount equal to the amounts payable by Indevus to Madaus pursuant to Section 3.7(b)(2) of the
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Madaus License (provided that such amounts are not included in any payments payable by Esprit to Indevus pursuant to Section 6.2(c)).
          1.88 “Promotion” means those activities normally undertaken by a pharmaceutical company to implement promotion plans and strategies aimed at encouraging the appropriate use of a particular prescription pharmaceutical product under a common trademark, up to the point of offering a product for sale. When used as a verb, “Promote” shall mean to engage in such activities.
          1.89 “Promotional Materials” means all written, printed or graphic material, other than Product Labeling, packaging, or trade dress, intended for use by Representatives during Details of Trospium Twice-Daily or Trospium Once-Daily under this Agreement, including visual aids, file cards, premium items, clinical studies, reprints, business cards, identification tags and any other promotional support items or advertisements provided in accordance with the terms of the relevant Promotion Plan and Section 5.6.
          1.90 “Promotion Plan” means the then-current plan relating to the Promotion of a Product, as contemplated by and in accordance with the requirements of Section 5.2.
          1.91 “Proprietary Information” means any and all scientific, clinical, regulatory, marketing, financial and commercial information or data, whether communicated in writing, orally or by any other means, that is owned and under the protection of one Party and is provided by that Party to the other Party in connection with this Agreement.
          1.92 “Pro Rated Minimum Royalty” has the meaning set forth in Section 6.2(b)(i).
          1.93 “Purchase Order” has the meaning set forth in Section 14.6.
          1.94 “Quarterly Indevus Details” means the aggregate number of Details to be performed by the Indevus Sales Force to the Indevus Target Prescribers during each Calendar Quarter period of the Copromotion Period, as set forth in Section 5.5(b).
          1.95 “Regulatory Documents” means filings, applications, modifications, amendments, supplements, revisions, reports, submissions, authorizations and approvals, including any IND or NDA, and any reports or amendments necessary to maintain FDA Approvals.
          1.96 “Representative” means a sales representative employed (or in the case of Esprit, otherwise engaged) on a full-time basis by a Party to conduct Details pursuant to this Agreement.
          1.97 “Rolling Forecast” has the meaning set forth in Section 14.5(b)(i).
          1.98 “Sales Force(s)” means the Esprit Sales Force and/or the Indevus Sales Force, as applicable.
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          1.99 “Sales Force Reimbursement” has the meaning set forth in Section 6.3.
          1.100 “Samples” means units of the Product described in the Specifications distributed or provided to health care professionals in the Territory for dispensing, in turn, to patients for “trial use” at no cost to the patient pursuant to Law.
          1.101 “Secondary Position Detail” means a promotional message involving a Product delivered by a Representative during a face-to face contact with a Target Prescriber in which key product attributes are verbally presented after presenting a detail for another product, consistent with the terms of this Agreement, and where such Product is given an important but not primary emphasis, and shall be at least [...***...] of the total time of such face-to face contact. A Secondary Position Detail shall meet all of the requirements for a Detail, except as specified in this Section 1.101 and Section 5.5(b)(ii).
          1.102 “Sublicensing Royalties” has the meaning set forth in Section 6.2(a)(i).
          1.103 “Specifications” means the respective specifications for Trospium Twice-Daily and Trospium Once-Daily Finished Product as set forth in the applicable Product NDAs, as such may be modified from time to time in such Product NDAs and pursuant to Section 4.2(x).
          1.104 “Supernus” means Supernus Pharmaceuticals, Inc. (f/k/a Shire Laboratories, Inc.), a Delaware corporation with a principal place of business at 1550 East Gude Drive, Rockville, Maryland 20850.
          1.105 “Supernus Agreement” means the Development and License Agreement by and between Supernus and Indevus, effective as of March 11, 2003, as in effect as of the Execution Date, and as such agreement may be amended from time to time.
          1.106 “Supply Committee” has the meaning set forth in Section 3.3(a).
          1.107 “Supply Price” has the meaning set forth in Section 14.8(b).
          1.108 “Supply Term” has the meaning set forth in Section 14.4.
          1.109 “Target Prescribers” means those physicians determined to be high potential prescribers of urologic products to treat overactive bladder and set forth in a list specified in the Promotion Plan by the Marketing Committee.
          1.110 “Technology Transfer” means the transfer of technology to Esprit in connection with Esprit’s assumption of Processing Activities, as set forth in Section 14.13 and as may be further agreed to by the Parties.
          1.111 “Territory” means the United States of America, including the District of Columbia, and its territories and possessions, such as Puerto Rico.
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          1.112 “Third Party(ies)” means a person or entity who or which is neither a Party nor an Affiliate of a Party.
          1.113 “Third Party Manufacturer(s)” means Third Parties that have been, or may during the Agreement Term be, engaged by a Party to perform services or supply facilities or goods (including Finished Product and/or Samples) in connection with any part of the manufacture, testing and/or packaging of Finished Product and/or Samples.
          1.114 “Third Party Royalties” means the amount payable by Indevus (a) to Madaus pursuant to Section 5.2.1(d)(ii) of the Madaus License as a result of payments made by Esprit to Indevus pursuant to Section 6.2(a) and (b); provided that the amounts payable by Esprit to Indevus pursuant to Section 6.2(c) shall not give effect to the credit due to Indevus from Madaus as provided for in Section 5.1(a) of the Madaus License; and/or (b) to Supernus pursuant to Section 5.6.1 of the Supernus Agreement.
          1.115 “Trademark(s)” means the SANCTURA trademarks, owned by Esprit, and all related domain names and other trademark related rights, and/or any other trademark that either Party may apply to register in the Territory if such alternate trademark is selected for use in the Promotion of a Product in the Field by the Parties under this Agreement.
          1.116 “Training Program(s)” means the training program(s) described in Section 5.8.
          1.117 “Trospium Once-Daily” means a controlled or extended-release oral formulation of Product that is indicated for administration once per day for the Initial Indication.
          1.118 “Trospium Twice-Daily” means a twenty milligram (20 mg) dosage oral formulation of Product that is indicated for administration twice per day for the Initial Indication and that is marketed by Esprit in the Territory as of the Execution Date as SANCTURA®.
     2. Grant of Rights
          2.1 Grants by Indevus. In consideration of the commitments and undertakings of Esprit under this Agreement, and subject to the terms and conditions of this Agreement, Indevus hereby grants to Esprit during the Agreement Term:
               (a) an exclusive (even as to Indevus, subject to Section 2.8) right and license in the Field (with the right to grant sublicenses, subject to the provisions of Section 2.5), under the Indevus Intellectual Property, to use, import, offer for sale, and Promote Products in the Territory;
               (b) an exclusive (even as to Indevus) right and license in the Field (with the right to grant sublicenses, subject to the provisions of Section 2.5), under the Indevus Intellectual Property, to sell and distribute Products in the Territory;
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               (c) effective on the Processing Assumption Date, an exclusive right and license under the Indevus Intellectual Property, to make and have made Trospium Once-Daily for use in the Field in the Territory; and
               (d) during the Copromotion Period and any period of time thereafter that Esprit has Promotional Materials that were printed prior to the end of the Copromotion Period and that contain the Indevus Logo, an exclusive (even as to Indevus, subject to Section 2.8) right and license in the Field in the Territory (with the right to grant sublicenses, subject to the provisions of Section 2.5) to use the Indevus Logo on the Promotional Materials solely in accordance with this subsection (d). All representations of the Indevus Logo that Esprit intends to use, if not previously approved by Indevus, will first be submitted to Indevus for approval, such approval not to be unreasonably withheld. Indevus will have thirty (30) days to review the representation of the Indevus Logo. If Indevus does not provide written notice of its approval or disapproval (together with its reasons for such disapproval) within such thirty (30) day period, Indevus will be deemed to have approved such representation.
Notwithstanding the rights and licenses granted under Sections 2.1(a), (b) and (c), Esprit does not expect or anticipate receiving any further Indevus Intellectual Property subsequent to the NDA Transfer Date, and through the Agreement Term, as Indevus has represented to Esprit that it believes that it is remote that after the NDA Transfer Date that Indevus will be performing any research or development activities which would generate any future Indevus Intellectual Property related to the licenses granted hereunder with respect to Product in the Field. Indevus shall not refund any consideration received from Esprit or pay any penalties if Indevus terminates any or all development activities which may result in additional Indevus Intellectual Property on or prior to NDA Transfer Date.
          2.2 Sublicenses of Third Party Rights.
               (a) The licenses granted to Esprit under Section 2.1 include exclusive sublicenses by Indevus in the Field of Indevus’ rights under the Madaus License and the Supernus Agreement to use, import, offer for sale, and sell Products in and, effective as of the Processing Assumption Date, make Trospium Once-Daily for use in, the Territory. Esprit acknowledges that it is a sublicensee under the Madaus License and the Supernus Agreement to the extent stated in the foregoing sentence and agrees not to act inconsistently with the terms of such agreements to the extent applicable to the sublicenses granted to Esprit hereunder.
               (b) Provided that Esprit is in compliance with its obligations to pay the applicable Third Party Royalties in accordance with this Agreement, the payments required by Section 14.13(e)(iv) and the portion of Product Procurement Costs described in Section 1.87(e), and is otherwise in material compliance with its obligations hereunder, Indevus shall pay all amounts that Indevus shall owe to Madaus or Supernus under the Madaus Agreements or the Supernus Agreement, respectively, by virtue of this Agreement and shall perform in all material respects its obligations under the Madaus Agreements or the Supernus Agreement, as applicable, that are required to enable Esprit to perform its obligations or exercise the rights granted to Esprit under this Agreement. In the event that Indevus fails to make any such payment when due,
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Esprit, in its sole discretion, may elect to directly pay Madaus or Supernus, as applicable, any such payment and to offset against any payments due from Esprit to Indevus under this Agreement an amount equal to such payments made by Esprit to Madaus or Supernus. Indevus shall use good faith efforts to obtain the right, including by amendment of the Madaus Agreements and the Supernus Agreement, for Esprit to make such payments to Madaus and Supernus, as applicable, as described in and in accordance with this Section 2.2(b). Without limiting the generality of the foregoing, (i) as between the Parties, Indevus shall be responsible for any required milestone payments to Madaus pursuant to the Madaus Agreements and to Supernus pursuant to the Supernus Agreement, and (ii) Esprit shall, to the extent required by and in accordance with the terms of Section 6.2(c), reimburse Indevus for any Third Party Royalties payable pursuant to such agreements.
               (c) In the event that Indevus receives notice from Madaus or Supernus that Indevus has breached the Madaus Agreements (other than the Madaus License and Supply Agreement) or the Supernus Agreement, respectively, which breach gives rise to a right (whether upon further notice, or with or without the passage of time) by Madaus or Supernus, as applicable, to terminate the respective agreement in a way that would terminate or materially adversely affect Esprit’s ability to perform its obligations or exercise the rights granted to Esprit under this Agreement, Indevus shall notify Esprit of such situation as soon as practicable, and in any event within sixty (60) hours after receipt of such notice, and use commercially reasonable efforts to promptly cure such breach. Provided that Esprit is in compliance with its obligations to pay the applicable Third Party Royalties in accordance with this Agreement, the payments required by Section 14.13(e)(iv) and the portion of Product Procurement Costs described in Section 1.87(e), and is otherwise in material compliance with its obligations hereunder, if Indevus is unable to cure such breach, and Esprit has not materially breached its obligations under this Agreement, Indevus shall, to the extent possible, permit Esprit to cure such breach (and any costs or expenses of Esprit incurred in curing such breach shall, at Esprit’s election, either be reimbursed by Indevus to Esprit or offset by Esprit against any amounts owed to Indevus under this Agreement). As soon as reasonably practicable after the Effective Date, Indevus shall also use commercially reasonable efforts to obtain the agreements of each of Madaus and Supernus, as applicable, to grant, in the event that the Madaus Agreements (other than the Madaus License and Supply Agreement) or Supernus Agreement, as applicable, are terminated for any reason and Esprit is in compliance with its obligations to pay the applicable Third Party Royalties in accordance with this Agreement, the payments required by Section 14.13(e)(iv) and the portion of Product Procurement Costs described in Section 1.87(e), and is otherwise in material compliance with its obligations hereunder, substantially equivalent rights on substantially equivalent terms as those granted to Indevus pursuant to the Madaus Agreements (other than the Madaus License and Supply Agreement) or Supernus Agreement, as applicable, as are necessary for Esprit to exercise its rights and perform its obligations under this Agreement.
               (d) Notwithstanding anything to the contrary in this Agreement, except with respect to the payment obligation in Section 6.2(c)(i), Section 14.13(e)(iv), and the portion of Product Procurement Costs described in Section 1.87(e), in no event shall Esprit be responsible for or liable with respect to, or have any obligation to reimburse Indevus in respect of, any payments, claims, demands, actions, causes of action, damages, costs, expenses,
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attorneys’ fees, obligations and liabilities of whatever kind or nature, in law or equity, arising under the Madaus Agreements or the Supernus Agreement, and, as between the Parties, Indevus shall be solely responsible and liable with respect to any such payments, claims, demands, actions, causes of action, damages, costs, expenses, attorneys’ fees, obligations and liabilities, and shall bear all costs associated therewith.
          2.3 Retained Rights; No Implied Licenses; Limitations. All rights not specifically granted by a Party in this Agreement are reserved and retained by such Party. Nothing in this Agreement shall be deemed to constitute the grant of any license or other right to either Party, to or in respect of any product, patent, trademark, Proprietary Information, trade secret or other data or any other intellectual property of the other Party, except as expressly set forth herein. Except as otherwise set forth in this Agreement, neither Party shall grant any license to, or permit or authorize, any Third Party to Promote Products in the Field in the Territory without the prior written consent of the other Party.
          2.4 Non-Competition. During the Agreement Term, neither Party will Promote, or permit its Affiliates to Promote, market or sell any Competing Product in the Territory, or acquire, or permit its Affiliates to acquire, directly or indirectly any rights or interest in or to a Competing Product that is being detailed, Promoted, marketed or sold in the Territory; provided, however, that, in the event that [...***...].
          2.5 Proposed Sublicense by Esprit. Esprit shall have the right to grant sublicenses to an Affiliate under any of the rights or licenses granted to it by Indevus under this Agreement as set forth in this Section 2.5. Esprit shall advise Indevus in advance of any proposed sublicense and give due consideration to Indevus’ comments with respect thereto. Any sublicense shall be subject to the terms and conditions of this Agreement, including the provisions relating to payments set forth in Article 6, and Esprit shall be responsible to Indevus for any non-performance by any sublicensee of Esprit’s obligations under this Agreement that are assumed by the sublicensee. In the event Esprit grants a sublicense to an Affiliate, any payment due to Indevus under this Agreement must be received in its full amount by Indevus in the United States without any tax withholding or tax deduction therefrom.
          2.6 Regulatory Filings.
               (a) Transfer of Product NDAs. Indevus hereby assigns to Esprit all right, title and interest in the Product NDAs, effective as of the NDA Transfer Date. On the NDA Transfer Date, Indevus shall submit to the FDA a letter authorizing the transfer of ownership from Indevus to Esprit of the Product NDAs. As soon as practicable after the submission of such letter and the receipt by Esprit of the FDA’s acknowledgment letter, Esprit shall execute and submit to the FDA a letter, accompanied by the Product NDA transfer letter referred to in the preceding sentence, acknowledging Esprit’s commitment to assume ownership of the Product NDAs.
               (b) Security Interest.
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                    (i) Grant of Security Interest. The Parties acknowledge and agree that pursuant to the Original Agreement, as security for Indevus’ performance of its material covenants and obligations thereunder, Indevus granted to Esprit a security interest in Indevus’ right, title and interest in and to Indevus’ FDA marketing authorizations or marketing approvals related to a Product in the Field in the Territory (including the Product NDAs), subject to the Madaus Agreements (other than the Madaus License and Supply Agreement) and the Supernus Agreement and to Laws. Indevus hereby reaffirms the grant of such security interest, and hereby grants Esprit, as security for Indevus’ performance of its material covenants and obligations hereunder, a security interest in Indevus’ right, title and interest in and to any Indevus’ FDA marketing authorizations or marketing approvals related to a Product in the Field in the Territory that were not in existence as of the date of the Original Agreement (together with the subject matter described in the first sentence of this Section 2.6(a), the “Collateral”). The security interest is granted as security only and, except for the security interest granted, shall not transfer or in any way otherwise affect or modify any rights of Indevus with respect to the Collateral. The security interest shall be released on the earlier of (A) the NDA Transfer Date or (B) termination of this Agreement by Indevus pursuant to Section 12.2(a).
                    (ii) Further Assurances and Attorney in Fact.
                         (A) Indevus agrees that from time to time, at Esprit’s expense, Indevus shall promptly execute and deliver all further instruments and documents, and take all further action, that Esprit may reasonably request in order to perfect, protect or more fully evidence any security interest granted or purported to be granted hereby or to enable Esprit to exercise or enforce its rights and remedies hereunder with respect to the Collateral.
                         (B) To the extent permitted by Law, Indevus hereby authorizes Esprit, to file at Esprit’s expense, one or more financing or continuation statements, and amendments thereto and assignments thereof, relating to all or any part of the Collateral now existing or hereafter arising without the signature of Indevus, and Esprit shall promptly upon the filing thereof by it deliver to Indevus a copy of each such financing or continuation statement or amendment or assignment. To the extent permitted by Law, a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement.
                         (C) Indevus hereby irrevocably appoints Esprit as Indevus’ attorney in fact, with full authority in the place and stead of Indevus and in the name of Indevus or otherwise, from time to time in Esprit’s reasonable discretion upon the occurrence and during the continuance of a material default by Indevus of its covenants and obligations hereunder, to take any action and to execute any instrument that Indevus may reasonably deem necessary or advisable to accomplish the purposes of the security interests in the Collateral granted by Indevus hereunder.
          2.7 Access to Information. Subject to the terms and conditions of this Agreement, Indevus shall promptly provide to Esprit all Data obtained by Indevus or any of its licensees related to the Products and data and information with respect to pharmacovigilance
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related to the Products, and Indevus shall cooperate in good faith to provide Esprit access to and reasonable assistance with all Indevus Intellectual Property and other Proprietary Information as may be required for Esprit to exercise the rights and licenses explicitly granted and to perform its obligations hereunder. After the disbanding of any committee pursuant to Section 3.6, Esprit shall have the right to continue to receive the information it would otherwise be entitled to receive under this Agreement.
          2.8 Grant by Esprit. In consideration of the commitments and undertakings of Indevus under this Agreement, and subject to the terms and conditions of this Agreement, Esprit hereby grants to Indevus, during the Copromotion Period:
               (a) an exclusive (except as to Esprit), nontransferable right and license in the Field in the Territory to Promote Products solely for the purpose of co-Promoting Products with Esprit in accordance with and subject to the terms of Article 5; and
               (b) an exclusive (except as to Esprit), nontransferable right and license in the Field in the Territory to use the trademarks owned or otherwise controlled by Esprit that are included in Promotional Materials provided by Esprit pursuant to this Agreement in connection with the use of such Promotional Materials in connection with the Promotion of Products; provided that Indevus shall not have the right to use any representations of such trademark except as set forth in Section 5.6(e).
          2.9 No Further Development by Indevus. The Parties acknowledge and agree that Indevus has no obligation under this Agreement to develop or continue to develop any Indevus Intellectual Property and that after the NDA Transfer Date Indevus shall not be permitted to develop or continue to develop any inventions or intellectual property in the Field in the Territory relating to Products.
     3. Governance
          3.1 Development Committee.
               (a) Members. Pursuant to the Original Agreement, the Parties established a joint development committee with certain obligations and powers. Effective as of the Effective Date, the Parties shall establish a new joint development committee (the “Development Committee”) composed of four (4) individuals, two (2) of whom shall be appointed by Indevus and two (2) of whom shall be appointed by Esprit and all of whom shall be qualified to appropriately represent their respective Party at the Development Committee level. The members of the Development Committee as of the Effective Date shall be as set forth on Schedule 3.1. Membership shall include representation from each Party’s scientific, clinical development, and regulatory affairs and/or such other departments as the Development Committee may deem appropriate. Either Party may replace any or all of its representatives on the Development Committee at any time upon written notice to the other Party. A Party may designate a substitute to temporarily attend and perform the functions of such Party’s designated representative at any meeting of the Development Committee. The Development Committee
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shall be chaired by a representative of Esprit. The chairperson shall appoint a secretary of the Development Committee, who shall be a representative of Indevus.
               (b) Role and Responsibilities. The Development Committee shall have as its overall purpose, subject to Section 4.2 and Section 5.6, the oversight of development, including review of clinical protocols and timetables for development, oversight of development and selection of entities or individuals, including Indevus or Esprit, to perform tasks required in connection with development of Products in the Field in the Territory. In particular, the Development Committee shall perform the following functions:
                    (i) Review development activities conducted under this Agreement with respect to Compound and Products in the Field in the Territory, including any Phase IV Clinical Trials;
                    (ii) Monitor regulatory strategy and communications with FDA;
                    (iii) In concert with the Marketing Committee, assist in the coordination and monitoring of regulatory strategy and activities for Phase IV Clinical Trials in the Field in the Territory;
                    (iv) Review and approve in advance any Promotional Materials or educational materials and literature related to Trospium Twice-Daily or Trospium Once-Daily, including Product advertising;
                    (v) Oversee any changes to the Specifications proposed by the Parties and propose whether any such changes require any supplements to a Product NDA, as further described in Section 4.2(a)(x); and
                    (vi) Have such other responsibilities as may be assigned to the Development Committee pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.
               (c) Primary Contact. Indevus and Esprit each shall appoint a person (a “Development Primary Contact”) to be the primary contact between the Parties with respect to development and to coordinate related correspondence between the Parties. The Development Primary Contact of each Party as of the Effective Date is set forth on Schedule 3.1. Each Party shall notify the other in writing as soon as practicable upon changing its Development Primary Contact. The Development Primary Contact of each Party will be one of its representatives on the Development Committee.
               (d) Oversight. The Development Committee may make decisions with respect to any subject matter that is subject to the Development Committee’s decision-making authority and responsibilities as set forth in Section 3.1(b). The Development Committee shall use its good faith efforts to resolve by consensus any issue relevant to development of Products. The Development Committee shall give consideration to the views,
Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been provided separately to the Securities and Exchange Commission.

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position and recommendations of each Party on any issue that has been brought before the Development Committee. If the Development Committee shall arrive at a consensus on any issue relating to the development of a Product, such consensus shall be binding upon the Parties. All decisions of the Development Committee shall be made by unanimous vote or written consent, as indicated by all members signing the written minutes thereof, with Esprit representatives collectively having one (1) vote and Indevus representatives collectively having one (1) vote in all decisions. If the Development Committee cannot reach consensus on a matter brought to its attention, Esprit shall be entitled to make the final decision with respect to such matter, subject to Section 3.1(e) and Section 5.6(a).
               (e) The Development Committee shall have only the powers assigned to it in this Section 3.1. All activities conducted by the Development Committee shall be consistent with and subject to the provisions of this Agreement, and the Development Committee shall not have any power to take any action that conflicts with the terms of this Agreement or to amend, modify or waive compliance with this Agreement.
          3.2 Marketing Committee.
               (a) Members. Pursuant to the Original Agreement, the Parties established a joint marketing committee with certain obligations and powers. Effective as of the Effective Date, the Parties shall establish a new joint marketing committee (the “Marketing Committee”) composed of four (4) individuals, two (2) of whom shall be appointed by Indevus and two (2) of whom shall be appointed by Esprit and all of whom shall be qualified to appropriately represent such Party at the Marketing Committee level. The members of the Marketing Committee as of the Effective Date shall be as set forth on Schedule 3.2. Either Party may replace any or all of its respective representatives on the Marketing Committee at any time upon written notice to the other Party. Either Party may designate a substitute to temporarily attend and perform the functions of such Party’s designated representative at any meeting of the Marketing Committee. The Marketing Committee shall be chaired by a representative of Esprit. The chairperson shall appoint a secretary of the Marketing Committee, who shall be a representative of Indevus.
               (b) Role and Responsibilities. The Marketing Committee will be used as the forum for the Parties to discuss the Promotion strategy for Products and, subject to the terms and conditions of this Agreement, will review the pre-launch, launch, post-launch and ongoing Promotional activities for Products in the Territory. In particular, the Marketing Committee shall perform the following functions:
                    (i) Review and provide recommendations regarding the Promotion Plan and any material amendments or modifications to the Promotion Plan;
                    (ii) Discuss the actual results of the Promotion of Trospium Twice-Daily and Trospium Once-Daily in the Territory as compared to the Promotion Plan;
Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been provided separately to the Securities and Exchange Commission.

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                    (iii) In concert with the Development Committee, assist in the coordination and monitoring of regulatory strategy and activities for Phase IV Clinical Trials in the Field in the Territory;
                    (iv) Propose the launch date for Trospium Once-Daily in the Territory, subject to the provisions of Section 5.1;
                    (v) Discuss the state of the markets for Trospium Twice-Daily and Trospium Once-Daily in the Territory and opportunities and issues concerning the Promotion of such Products in the Territory, including consideration of marketing and promotional strategy, marketing research plans, labeling, Product positioning and Product profile issues, to determine the kind of marketing and selling efforts that are appropriate, in accordance with the Promotion Plan and Law;
                    (vi) Review Training Program(s) and promotional activities to be performed by the Parties in the Promotion of Trospium Twice-Daily and Trospium Once-Daily in the Territory;
                    (vii) Review the overall performance and effectiveness of the Sales Forces;
                    (viii) Review and propose physicians to be high potential prescribers of urologic products to treat overactive bladder and propose a list of such physicians for inclusion in the Promotion Plan;
                    (ix) Review in advance any Promotional Materials or educational materials and literature related to Trospium Twice-Daily or Trospium Once-Daily, including Product advertising; and
                    (x) Have such other responsibilities and address any other matters delegated to the Marketing Committee under this Agreement or as may be mutually agreed upon in writing by the Parties from time to time, as well as any other matters pertaining to each Party’s performance of its Promotion obligations under this Agreement.
               (c) Primary Contact. Indevus and Esprit each shall appoint a person (a “Marketing Primary Contact”) to be the primary contact between the Parties with respect to the Promotion Plan and to coordinate related correspondence between the Parties. The Marketing Primary Contact is set forth on Schedule 3.2. Each Party shall notify the other in writing as soon as practicable upon changing its Marketing Primary Contact appointment. The Marketing Primary Contact of each Party will be one of its two representatives on the Marketing Committee.
               (d) Oversight. The Marketing Committee may make decisions with respect to any subject matter that is subject to the Marketing Committee’s decision-making authority and responsibilities as set forth in Section 3.2(b). The Marketing Committee shall use its good faith efforts to resolve by consensus any issue relevant to the commercialization of
Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been provided separately to the Securities and Exchange Commission.

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Products. Each Party shall provide input with respect to the Promotion Plan, and the Marketing Committee shall give substantial consideration to the views, position and recommendations of each Party on any issue that has been brought before the Marketing Committee. If the Marketing Committee shall arrive at a consensus on any issue relating to the commercialization of Products, such consensus shall be binding upon the Parties. All decisions of the Marketing Committee shall be made by unanimous vote or written consent, as indicated by all members signing the written minutes thereof, with Esprit representatives collectively having one (1) vote and Indevus representatives collectively having one (1) vote in all decisions. If the Marketing Committee cannot reach consensus on a matter brought to its attention, Esprit shall be entitled to make the final decision with respect to such matter, subject to Section 3.2(e).
               (e) The Marketing Committee shall have only the powers assigned to it in this Section 3.2. All activities conducted by the Marketing Committee shall be consistent with and subject to the provisions of this Agreement, and the Marketing Committee shall not have any power to take any action that conflicts with the terms of this Agreement or to amend, modify or waive compliance with this Agreement.
          3.3 Supply Committee.
               (a) Members. Effective as of the Effective Date, the Parties shall establish a joint supply committee (the “Supply Committee”) composed of four (4) individuals, two (2) of whom shall be appointed by Indevus and two (2) of whom shall be appointed by Esprit and all of whom shall be qualified to appropriately represent their respective Party at the Supply Committee level. The members of the Supply Committee as of the Effective Date are set forth on Schedule 3.3. Membership shall include representation from each Party’s manufacturing department and/or such other departments as the Supply Committee may deem appropriate. Either Party may replace any or all of its respective representatives on the Supply Committee at any time upon written notice to the other Party. A Party may designate a substitute to temporarily attend and perform the functions of such Party’s designated representative at any meeting of the Supply Committee. The Supply Committee shall be chaired by a representative of Esprit. The chairperson shall appoint a secretary of the Supply Committee, who shall be a representative of Indevus.
               (b) Role and Responsibilities. The Supply Committee shall oversee all aspects of supply of Trospium Twice-Daily and Trospium Once-Daily under this Agreement and shall have as its overall purpose the management of the supply to Esprit of Finished Products and/or Samples prior to the Processing Assumption Date, the transition of Processing Activities from Indevus to Esprit pursuant to the terms of this Agreement and, if Indevus exercises the Ex-US Supply Option, the management of the supply of Trospium Once-Daily solely for use outside the Territory either in (i) bulk capsule form prior to being in its finished, labeled and packaged form or (ii) finished, labeled and packaged form. In particular, the Supply Committee shall perform the following functions:
Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been provided separately to the Securities and Exchange Commission.

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                    (i) Oversee all aspects of the supply of Trospium Twice-Daily prior to the NDA Transfer Date and Trospium Once-Daily prior to the Processing Assumption Date;
                    (ii) Prepare a supply plan coordinating the entire supply chain to support all needs for Products in the Field within and outside the Territory;
                    (iii) Oversee all Processing Activities;
                    (iv) Identify and propose actions to prevent potential interruptions of supply;
                    (v) Oversee audits of Third Party Manufacturers;
                    (vi) Propose new Third Party Manufacturers, subject to the terms and conditions of Indevus’ agreements with Third Party Manufacturers;
                    (vii) Oversee quality control and assurance, implementation process improvements, cost reduction initiatives, and logistics initiatives;
                    (viii) Coordinate the supply of Compound in sufficient quantities for Indevus to satisfy its obligations under Section 14.6(b);
                    (ix) Coordinate assumption by Esprit of Processing Activities, including the Technology Transfer, and recommend a timeline and procedures for the Technology Transfer in its first meeting; and
                    (x) Have such other responsibilities and address any other matters delegated to the Supply Committee under this Agreement or as may be mutually agreed upon in writing by the Parties from time to time, as well as any other matters pertaining to each Party’s performance of its supply obligations under this Agreement.
               (c) Oversight. The Supply Committee may make decisions with respect to any subject matter that is subject to the Supply Committee’s decision-making authority and responsibilities as set forth in Section 3.3(b). The Supply Committee shall use its good faith efforts to resolve by consensus any issue relevant to the supply of Finished Products and/or Samples. Each Party shall provide input with respect to the supply of Finished Products and/or Samples, and the Supply Committee shall give substantial consideration to the views, position and recommendations of each Party on any issue that has been brought before the Supply Committee. If the Supply Committee shall arrive at a consensus on any issue relating to the supply of Finished Products and/or Samples, such consensus shall be binding upon the Parties. All decisions of the Supply Committee shall be made by unanimous vote or written consent, as indicated by all members signing the written minutes thereof, with Esprit representatives collectively having one (1) vote and Indevus representatives collectively having one (1) vote in all decisions. If the Supply Committee cannot reach consensus on a matter brought to its
Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been provided separately to the Securities and Exchange Commission.

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attention, Esprit shall be entitled to make the final decision with respect to such matter, subject to Section 3.3(d).
               (d) The Supply Committee shall have only the powers assigned to it in this Section 3.3. All activities conducted by the Supply Committee shall be consistent with and subject to the provisions of this Agreement and, if applicable, the Ex-US Supply Agreement, and the Supply Committee shall not have any power to take any action that conflicts with the terms of this Agreement or to amend, modify or waive compliance with this Agreement.
          3.4 Meetings. The chairpersons of the Development Committee, Marketing Committee, and Supply Committee shall call meetings as reasonably requested by one of the Parties; provided, however, that:
               (a) the Marketing Committee shall meet at least three (3) times per year (with a meeting to be held not later than thirty (30) days after the Effective Date at Esprit’s offices) through the end of the Copromotion Period, unless the Parties agree otherwise;
               (b) the Development Committee shall meet at least three (3) times per year (with a meeting to be held not later than thirty (30) days after the Effective Date at Indevus’ offices) through the NDA Transfer Date, unless the Parties agree otherwise; and
               (c) the Supply Committee shall meet on at least a Calendar Quarterly basis (with a meeting to be held not later than thirty (30) days after the Effective Date at Indevus’ offices) through the Processing Assumption Date, unless the Parties agree otherwise, and, after the Processing Assumption Date through the NDA Transfer Date, the Supply Committee shall meet at least three (3) times per year.
Meetings may be held in person, by telephone, or by video conference call, and, except as set forth above, the location of each meeting shall alternate between the Parties’ headquarters or such other location as may be mutually agreed upon by the Parties. On advance written notice to the other Party, additional participants may be invited by any representative to attend meetings where appropriate. Each Party shall be responsible for all travel and related costs and expenses of its members and other representatives to participate or attend committee meetings. The Parties shall cause their respective representatives on the committees to use good faith efforts to resolve all matters presented to them. Any Proprietary Information disclosed in any meeting of the Development Committee, Marketing Committee, or Supply Committee by a Party shall remain Proprietary Information of the disclosing Party.
          3.5 Minutes of Committee Meetings. Minutes of the each committee meeting shall be transcribed and issued by the secretary within thirty (30) days after each meeting (or, if shorter, at least ten (10) Business Days prior to the date of the next scheduled meeting of such committee) and shall be approved as the first order of business at the immediately succeeding meeting of such committee. Such minutes shall include only key discussion points and decisions made and provide a list of any identified issues yet to be resolved, either within such committee or through the relevant resolution process, if any.
Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been provided separately to the Securities and Exchange Commission.

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          3.6 Disbanding of Committees.
               (a) The Parties shall have the right to disband any or all of the Development Committee, Marketing Committee, and Supply Committee, upon mutual agreement. Additionally, to the extent the applicable committee is not disbanded pursuant to the preceding sentence, the Development Committee shall be automatically disbanded effective on the NDA Transfer Date, the Marketing Committee shall be automatically disbanded effective on the expiration of the Copromotion Period, and the Supply Committee shall be automatically disbanded effective on the NDA Transfer Date.
               (b) After the disbanding of a committee, Esprit shall be entitled to make the final decision with respect to any and all matters or actions for which it had the right to make such decisions prior to the disbanding of any such committee subject to any provisions applicable to such decision.
          3.7 Project Coordinators. Promptly following the Effective Date, each Party shall designate an appropriate expert to facilitate communication and coordination of the Parties’ activities under this Agreement relating to Products and to provide support and guidance to the Development Committee, Marketing Committee, and Supply Committee (each, a “Project Coordinator”). Each Project Coordinator shall be experienced in project management and may also serve as one of the representatives of its respective Party on any of the Development Committee, Marketing Committee, and Supply Committee. From time to time each Party may replace its Project Coordinator by written notice to the other Party specifying such replacement.
     4. Development and Regulatory Matters
          4.1 Development.
               (a) General. After the Effective Date, Development of Products in the Field in the Territory shall be conducted, administered and funded solely by Esprit or its designees, and Indevus shall not conduct any development activities with respect to Products in the Field in the Territory.
               (b) Phase IV Clinical Trials. After the Effective Date, all Phase IV Clinical Trials or other pre-clinical or clinical trials that are required by the FDA as a condition to or in connection with an FDA Approval in the United States shall be conducted, administered and funded solely by Esprit or its designees. Indevus shall have the right, but not the obligation, to provide appropriate personnel to support and assist in the conduct of such Phase IV Clinical Trials, as mutually agreed to between the Parties, subject to reimbursement of Indevus’ costs and expenses associated therewith.
          4.2 Regulatory Matters.
     (a) Prior to the NDA Transfer Date. The Parties acknowledge that Indevus has obtained FDA Approval for Trospium Twice-Daily and Trospium Once-Daily and is
Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been provided separately to the Securities and Exchange Commission.

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the owner of the Product NDAs as of the Execution Date and is expected to be the owner of the Product NDAs as of the Effective Date. Prior to the NDA Transfer Date:
                    (i) Indevus shall own and control all Regulatory Documents relating to a Product in the Field in the Territory.
                    (ii) Indevus shall have sole authority and responsibility for the timely preparation, filing, prosecution, and maintenance of all Regulatory Documents relating to a Product in the Field in the Territory, including Product NDAs and any reports or amendments necessary to maintain FDA Approvals, and for seeking any revisions of the conditions of each FDA Approval.
                    (iii) Indevus shall have sole authority and responsibility to seek and/or obtain any necessary FDA approvals of any Product Label(ing), packaging, advertising or other promotional or informational materials used in connection with Product and Promotional Materials and for determining whether the same requires FDA approval, and Indevus shall submit Promotional Materials to the FDA after approval of both Parties, in accordance with the procedures set forth in Section 5.6.
                    (iv) Indevus shall remain the primary contact with the FDA and shall be solely responsible for all communications with the FDA that relate to any IND or NDA relating to a Product in the Field in the Territory prior to and after any FDA Approval.
                    (v) Esprit shall have the right, but not the obligation, to assist and consult with Indevus with respect to all regulatory submissions, including applications for FDA Approvals, prior to making any such submissions. At least thirty (30) days prior to the filing of any documents with the FDA relating to Products in the Field, Indevus shall provide Esprit with copies of all such filings, submissions, authorizations and FDA Approvals, including any correspondence related to manufacturing of Products in the Field; provided that, if Indevus believes it is required by Law to make such submission sooner, Indevus shall provide Esprit with final copies of such submissions for Esprit’s review at least two (2) Business Days prior to filing them with the FDA. Indevus shall consider in good faith any comments of Esprit with respect to the foregoing.
                    (vi) Indevus shall provide Esprit with a copy of all safety data received by Indevus regarding Products in the Field worldwide.
                    (vii) Indevus shall provide advance notice to Esprit of any planned meetings, discussions, or other communications with the FDA relating to Products in the Field. Esprit shall have the right, but not the obligation, to participate with respect to such meetings, discussions, or other communications; provided that, in providing any such assistance, Esprit shall not contact the FDA without the prior approval of Indevus and, if contacted by the FDA with respect to Product, shall refer such contact to Indevus.
Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been provided separately to the Securities and Exchange Commission.

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                    (viii) If contacted by the FDA with respect to a Product in the Field, Indevus shall notify Esprit within two (2) Business Days of such contact, and provide Esprit with any related official correspondence received from the FDA, including as applicable minutes of any meetings or telephone conferences and/or discussions between Indevus and the FDA. Esprit shall have a right to participate in and provide comments with respect to any subsequent meetings, discussions, or other communications with respect to such contact.
                    (ix) To the extent Esprit reasonably believes that a filing or submission relating to Products in the Territory is required by Law, Esprit shall notify Indevus. If Indevus decides not to prepare such filing or submission, Indevus shall promptly notify Esprit, but in no event later than thirty (30) days, unless notified by Esprit that a shorter period of review is mandated by FDA or Law, after such notice by Esprit of such decision, and Esprit shall be entitled to prepare such filing or submission, to be filed or submitted by Indevus; provided that Esprit shall use good faith efforts to include any comments of Indevus in such filing or submission.
                    (x) Prior to the Processing Assumption Date, changes to the Specifications shall be made only by mutual prior agreement of the Parties, except as required by Law. The Parties shall determine whether any such changes require any supplements to a Product NDA, and each Party shall provide the other Party with notice of any such changes as soon as practicable. After the Processing Assumption Date, but prior to the NDA Transfer Date, changes to the Specifications shall be made only after prior notification to Indevus of any such changes as soon as practicable, and the Parties shall determine whether any such changes require any supplements to a Product NDA, except as required by Law.
                    (xi) Notwithstanding anything herein to the contrary, Indevus shall not file with the FDA any regulatory submissions that are intended to change or modify the Product label or FDA-approved prescribing information for, or the indications of, Trospium Twice-Daily or Trospium Once-Daily in the Territory without providing to Esprit a draft of such submission at least ten (10) days prior to planned submission to the FDA and giving prompt and reasonable consideration to any comments Esprit may have; provided that, if and to the extent required by Law Indevus is required to file any such submission in less than ten (10) days after notice from the FDA, Indevus will notify Esprit of any such requirement promptly and in no event later than two (2) Business Days after such notice.
                    (xii) Notwithstanding Section 14.13(f), during the period beginning on the Processing Assumption Date and ending on the NDA Transfer Date, in connection with Indevus’ responsibilities as holder of the Product NDAs, Indevus and Esprit shall cooperate in good faith, in coordination with the Supply Committee, for Indevus to subcontract or assign the performance and management of quality assurance responsibilities to Esprit, while retaining the authority for Indevus to monitor Esprit’s performance, as subcontractor to Indevus with respect to such activities, consistent with Indevus’ quality obligations under the Product NDA for Trospium Once-Daily.
               (b) After the NDA Transfer Date. After the NDA Transfer Date:
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                    (i) Esprit shall own and control all Regulatory Documents relating to a Product in the Field in the Territory. Indevus hereby assigns to Esprit all right, title and interest in such Regulatory Documents, effective as of the NDA Transfer Date.
                    (ii) Esprit will be solely responsible for the timely preparation, filing, prosecution, and maintenance of all Regulatory Documents relating to a Product in the Field in the Territory, including Product INDs and NDAs and any reports or amendments necessary to maintain FDA Approvals, and for seeking any revisions of the conditions of each FDA Approval.
                    (iii) Esprit shall have sole authority and responsibility to develop, modify, seek and/or obtain any necessary FDA approvals of any Product Label(ing), packaging, advertising or other promotional or informational materials used in connection with Product in the Field in the Territory, and Promotional Materials and for determining whether the same requires FDA approval.
                    (iv) Esprit will be the primary contact with the FDA and shall be solely responsible for all communications with the FDA that relate to any IND or NDA relating to a Product in the Field in the Territory prior to and after any FDA Approval.
                    (v) Esprit may, in its sole discretion, file any submissions that are intended to change or modify the Product label or FDA-approved prescribing information for, or the indications of, Trospium Twice-Daily or Trospium Once-Daily in the Territory provided that, except as required by Laws, it provides to Indevus a draft of such submission at least ten (10) days prior to planned submission to the FDA and gives prompt and reasonable consideration to any comments Indevus may have.
                    (vi) To the extent Indevus reasonably believes that a filing or submission relating to Products in the Field in the Territory is required by Law, Indevus shall notify Esprit. If Esprit decides not to prepare such filing or submission, it shall promptly notify Indevus, but in no event later than thirty (30) days, unless notified by Indevus that a shorter period of review is mandated by FDA or Law, after such notice by Indevus of such decision, and Indevus shall be entitled to prepare such filing or submission, to be filed or submitted by Esprit; provided that Indevus shall use good faith efforts to include any comments of Esprit in such filing or submission.
                    (vii) Indevus may, but is not required to, assist Esprit, at Esprit’s election, in Esprit’s efforts to seek and obtain FDA Approvals, subject to reimbursement of Indevus’ related costs and expenses.
               (c) Regulatory Cooperation. Each Party shall inform the Development Committee or, if the Development Committee has been disbanded, the other Party, within twenty four (24) hours, of its receipt of any information that: (i) raises any concern regarding the safety of Compound or Product; (ii) concerns suspected or actual tampering, counterfeiting (excluding diversion, which is subject to Section 5.7(c)) or contamination or other
Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been provided separately to the Securities and Exchange Commission.

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similar problems with respect to Compound or Product; (iii) is reasonably likely to lead to a recall or market withdrawal of a Product; or (iv) concerns any ongoing or potential FDA investigation, inspection, detention, seizure or injunction involving a Compound or Product.
               (d) Adverse Experiences. The reporting of Adverse Experiences shall be governed by Article 10.
               (e) Recalls and Other Corrective Action. The Development Committee shall make all final decisions with respect to any recall, market withdrawal or any other corrective action related to a Product in the Field in the Territory, and neither Party shall initiate any such action without the approval of the Development Committee; provided, however, that nothing herein shall prohibit Indevus, prior to the NDA Transfer Date, from initiating or conducting any recall or other corrective action mandated by the FDA or Law. At a Party’s request, the other Party shall provide reasonable assistance in conducting such recall, market withdrawal or other corrective action, including providing all pertinent records that such Party may reasonably request to assist in effecting such action, subject to reimbursement of such other Party’s reasonable costs and expenses associated with providing such cooperation. Any documented, direct, out-of-pocket costs incurred (paid or accrued) with respect to such recall, market withdrawal or other corrective action prior to the Processing Assumption Date shall be borne by Indevus; provided, however, that, in the event that the recall or other corrective action is attributable solely to Promotional activities under Article 5, Esprit shall bear such expenses. Any documented, direct, out-of-pocket costs incurred (paid or accrued) with respect to a recall, market withdrawal or other corrective action with respect to Products in the Field in the Territory after the Processing Assumption Date shall be borne by Esprit. Neither Party shall have any obligation to reimburse or otherwise compensate the other Party or its Affiliates for any consequential damages, lost profits or income that may arise in connection with any recall, market withdrawal or corrective action with respect to Products.
     5. Promotion of Products
          5.1 General.
               (a) Subject to the terms and conditions of this Agreement, Esprit shall during the Agreement Term, and Indevus shall during the Copromotion Period, use Commercially Reasonable Efforts to Promote Products in the Field in the Territory and to perform their respective obligations under this Agreement. All activity conducted by a Party under this Agreement shall occur at such Party’s sole expense except as otherwise expressly provided in this Agreement.
               (b) Without limiting the generality of the foregoing, Esprit shall use Commercially Reasonable Efforts to launch Trospium Once-Daily in the United States by [...***...], subject to the following:
                    (i) If Indevus has complied in all material respects with its obligations under this Agreement and there has not been an event of Force Majeure, Esprit shall
Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been provided separately to the Securities and Exchange Commission.

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launch Trospium Once-Daily in the United States by the later of (a) [...***...] or (b) [...***...] in the event that Esprit pays Indevus, on or before [...***...], if necessary, [...***...] or such other amount, if any, agreed to by [...***...], or (c) such other date to which the Parties may mutually agree.
                    (ii) If, because of a Force Majeure event, Esprit is unable to launch Trospium Once-Daily in the United States on or before [...***...], Esprit shall launch Trospium Once-Daily in the United States on the date that is the number of days beyond [...***...] equal to the number of days of Force Majeure, and Indevus, on or before [...***...], shall be required to obtain an extension of the launch requirement [...***...] if required to prevent a breach of [...***...].
                    (iii) If, because Indevus has not complied with its obligations under this Agreement, Esprit is unable to launch Trospium Once-Daily in the United States on or before [...***...], Indevus, on or before [...***...], shall be required to obtain an extension of the launch date requirement, which extended launch date requirement shall not be before [...***...], including [...***...], if necessary, [...***...] (in which case the extended launch date requirement shall be [...***...] ) or such other lesser amount, if any, agreed to [...***...]; and Indevus shall not have the right to terminate this Agreement for Esprit’s failure to launch Trospium Once-Daily on or before [...***...] provided that Esprit launches Trospium Once-Daily by such extended launch date requirement.
               (c) Notwithstanding anything herein to the contrary, if Esprit determines, in consultation with the Development Committee prior to the NDA Transfer Date, in its sole discretion, that market acceptance of Trospium Once-Daily relative to Trospium Twice-Daily justifies the discontinuation of Trospium Twice-Daily, it shall have the right to discontinue Promotion of Trospium Twice-Daily and to require Indevus to provide notice of discontinuation of Trospium Twice-Daily to the FDA by providing written notice to Indevus and citing this Section 5.1(c). For the avoidance of doubt, the exercise of the rights provided in this Section 5.1(c) by Esprit and the related obligation by Indevus shall not be deemed a Product Adverse Event.
          5.2 Promotion Plan. Esprit will prepare a Promotion Plan and budget, which will be provided to the Marketing Committee by not later than [...***...] before the commencement of the Launch Period, covering the Copromotion Period; provided that any and all Promotion Plans shall terminate and shall have no effect upon termination of the Copromotion Period. Subject to the other terms and conditions of this Agreement, the Promotion Plan shall focus on the Promotion of Products in the Field in the Territory, and shall include matters such as:
               (a) The determination and review of the content, quantity, method of distribution of, and guidelines for the use of Promotional Materials related to, Trospium Twice-Daily and Trospium Once-Daily, including any claims made about such Products, including any seminars, conferences or medical education materials, which shall be consistent with the provisions of Section 5.6.
Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been provided separately to the Securities and Exchange Commission.

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                    (b) The quantity and timing of distribution of Samples of Trospium Twice-Daily and Trospium Once-Daily.
                    (c) The level of marketing and other support for Trospium Twice-Daily and Trospium Once-Daily to be provided by either Party; provided, however, that no additional obligations or costs may be imposed upon either Party without the prior written consent of such Party.
          5.3 Target Prescribers; Product Advisors.
               (a) For each Calendar Year, Esprit shall review with the Marketing Committee by October 1 of the immediately preceding Calendar Year (or, for the Calendar Year ending December 31, 2008, thirty (30) days after the Effective Date) the specific Target Prescribers for Trospium Twice-Daily and Trospium Once-Daily and the planned copromotion coverage by Esprit and Indevus; provided, however, that (a) the Target Prescribers for the Indevus Sales Force shall be the Indevus Target Prescribers; and (b) Esprit may also conduct Details to the Indevus Target Prescribers.
               (b) Notwithstanding and in addition to any rights or requirements set forth in any other provision of this Agreement, during the Copromotion Period, Indevus shall, with the prior consent of Esprit, and at Indevus’ cost, have the right to (i) have reasonable access to all medical advisors and consultants and with medical education, advertising and public relations agencies engaged by any Party with respect to Trospium Twice-Daily and Trospium Once-Daily (collectively, “Product Advisors”) and (ii) participate in meetings or discussions relating to marketing, medical education programs, advertising or any other promotional activities relating principally to Trospium Twice-Daily and Trospium Once-Daily between any Party or any Affiliate of any Party and any Product Advisor.
          5.4 Esprit Promotional Activities.
               (a) Esprit intends to provide a professional fully trained sales force to support Esprit’s obligations under this Agreement (the “Esprit Sales Force”). The Esprit Sales Force shall include Representatives Promoting Products to Target Prescribers and sales managers and sales directors who shall observe and supervise each Esprit Representative in the field, conduct and provide meaningful field evaluations, time supervision, territory management and field reports and other miscellaneous paperwork on behalf of the Esprit Sales Force. Esprit will provide the Marketing Committee at each meeting (but not more often than each meeting) with a report with respect to the monthly number and composition of the Esprit Sales Force.
               (b) The Esprit Sales Force may conduct Details of products other than Products, as may be determined by Esprit from time to time. Esprit acknowledges and agrees that the absence of a requirement in this Agreement that Esprit provide a specified minimum number of Representatives or annual or quarterly Details shall not in any way minimize Esprit’s commitment to Promote Products hereunder.
Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been provided separately to the Securities and Exchange Commission.

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          5.5 Indevus Promotional Activities.
               (a) The Indevus Sales Force shall include Representatives Promoting Products to the Indevus Target Prescribers and sales managers and sales directors who shall observe and supervise each such Indevus Representative in the field, conduct and provide meaningful field evaluations, time supervision, territory management and field reports and other miscellaneous paperwork on behalf of the Indevus Sales Force. Indevus will provide the Marketing Committee at each meeting (but not more often than each meeting) with a report with respect to the monthly number and composition of the Indevus Sales Force.
               (b) Detail Requirements.
                    (i) For the portion of the Copromotion Period ending September 30, 2008, the number of Quarterly Indevus Details, all of which shall be Primary Position Details, to be delivered to the Indevus Target Prescribers shall [...***...], during each Calendar Quarter; provided, however, that, if the period from the Effective Date to the end of the first Calendar Quarter ending after the Effective Date is less a full Calendar Quarter, the number of such Details shall be subject to pro rata adjustment to the give effect to the reduced number of days in such period.
                    (ii) Indevus may extend the Copromotion Period until December 31, 2008 by providing written notice of such extension to Esprit by not later than July 31, 2008. Indevus may further extend the Copromotion Period until March 31, 2009 by providing written notice of such extension to Esprit by not later than October 31, 2008. In the event Indevus elects to extend the Copromotion Period, the determination as to the number of Quarterly Indevus Details during each extended Calendar Quarter shall be mutually agreed to by the Parties by not later than June 30, 2008 and September 30, 2008 for the Calendar Quarter ending December 31, 2008 and March 31, 2009, respectively; provided, however, that the number of Quarterly Indevus Details during each such extended Calendar Quarter shall be not less than [...***...]. The foregoing Details in each such extended Calendar Quarter may be Primary Position Details or Secondary Position Details in such proportion as is specified by Indevus on or prior to June 30, 2008 or September 30, 2008, as applicable; provided that, for the purpose of determining the number of Details completed pursuant to this Section 5.5(b)(ii), each Primary Position Detail conducted by Indevus during such extended Calendar Quarter shall equal one (1) Detail, and each Secondary Position Detail conducted by Indevus during such extended Calendar Quarter shall equal [...***...] Detail.
               (c) Detail Adjustments. The Quarterly Indevus Details may be adjusted from time to time based on the Marketing Committee’s determination that the Product is promotionally sensitive as measured by immediate sales increases through promotional efforts and such other measurements of then-current market conditions (qualitative or/and quantitative) as may be commercially reasonable; provided, however, that any such adjustments shall be subject to the prior written approval of Indevus. The Indevus Sales Force may also conduct details of products other than Product, as may be determined by Indevus from time to time.
Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been provided separately to the Securities and Exchange Commission.

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               (d) Failure to Meet Detail Requirements. If, for any Calendar Quarter during the Copromotion Period, the Indevus Sales Force delivers less than one hundred percent (100%) of the Quarterly Indevus Details set forth in Section 5.5(b) for such Calendar Quarter, such Calendar Quarter shall be deemed a Deficient Quarter, and the following shall be applicable:
                    (i) If the Indevus Sales Force delivers less than one hundred percent (100%) but greater than [...***...] of the Quarterly Indevus Details set forth in Section 5.5(b) for such Deficient Quarter, the Indevus Sales Force shall cure the deficiency by delivering the deficient number of Details during the Cure Period in addition to its required Quarterly Indevus Details for the Cure Period.
                    (ii) If the Indevus Sales Force delivers less than or equal to [...***...] but greater than [...***...] of the Quarterly Indevus Details set forth in Section 5.5(b) for such Deficient Quarter, (A) the Indevus Sales Force shall, at Esprit’s election, cure the deficiency by delivering the deficient number of Details during the Cure Period in addition to its required Quarterly Indevus Details for the Cure Period and (B) Esprit’s Sales Force Reimbursement payment obligations for such Deficient Quarter pursuant to Section 6.3 shall be reduced to [...***...] of the amount that would otherwise have been due for such Calendar Quarter pursuant to Section 6.3.
                    (iii) If the Indevus Sales Force delivers less than or equal to [...***...] but greater than [...***...] of the Quarterly Indevus Details set forth in Section 5.5(b) for such Deficient Quarter, (A) the Indevus Sales Force shall, at Esprit’s election, cure the deficiency by delivering the deficient number of Details during the Cure Period in addition to its required Quarterly Indevus Details for the Cure Period and (B) Esprit’s Sales Force Reimbursement payment obligations for such Deficient Quarter pursuant to Section 6.3 shall be reduced to [...***...] of the amount that would otherwise have been due for such Calendar Quarter pursuant to Section 6.3.
                    (iv) If the Indevus Sales Force delivers less than or equal to [...***...] of the Quarterly Indevus Details set forth in Section 5.5(b) for such Deficient Quarter, at Esprit’s election, (A) the Copromotion Period shall terminate and the Indevus Sales Force shall, at Esprit’s election, cease all Details and (B) [...***...] pursuant to Section 6.3 for such Deficient Quarter or thereafter.
               (e) The actual number of Details made by the Indevus Sales Force to Target Prescribers during each Calendar Quarter shall be determined and reported in accordance with a call reporting system provided by Esprit to Indevus under this Agreement during the Copromotion Period.
          5.6 Promotional Materials and Activities. During the Copromotion Period, and in compliance with Law, Esprit shall have the sole right to create and develop the Promotional Materials with, during the Copromotion Period, input and participation from the Marketing Committee, subject to Section 5.6(a). During the Copromotion Period, prior to
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finalizing such Promotional Materials and promotional activities, each Party shall include the other Party in its internal circulation of information regarding such promotional materials and activities during the development of such Promotional Materials and any event related materials and upon the finalization of such materials.
               (a) Neither Party shall produce (other than as concepts for consideration by the other Party), distribute or otherwise use any Promotional Materials that have not been approved in advance by the Development Committee for purposes of determining compliance with Law and agreed upon standard operating procedures of each Party. Prior to the NDA Transfer Date, Promotional Materials shall be submitted to Indevus’ internal regulatory compliance personnel for timely review pursuant to applicable internal standard operating procedures, for an assessment of compliance with Law and shall be subject to Indevus’ approval solely with respect to compliance with Law. Such assessment shall be provided to both Parties. Each Party shall limit its statements, discussions and claims regarding Products, including those as to safety and efficacy, to those that are consistent with the Product Labeling and the Promotional Materials. Neither Party shall add, delete, modify or distort claims of safety or efficacy in the Detailing of Products, nor shall it make any changes (including underlining or otherwise highlighting any language or adding any notes thereto) or alter the presentation order or format in the Promotional Materials.
               (b) Esprit shall own all right, title and interest in and to the copyrights in all marketing, sales, advertising or Promotional Materials relating to the Products in the Field in the Territory (“Territory Copyrighted Works”). Indevus shall execute all documents and take all actions as are reasonably requested by Esprit to vest title to such Territory Copyrighted Works in Esprit. Esprit shall be responsible, at its expense, for searching, clearing and filing applications for registration of all such Territory Copyrighted Works. To the extent such materials include or incorporate original works of authorship created by Indevus prior to the Effective Date, Indevus shall not use, or make any proprietary claim with regard to, those pre-existing materials separate and apart from their use and inclusion in Territory Copyrighted Works relating to Products.
               (c) Subject to Section 5.6(b), Esprit and Indevus shall retain all rights, including all copyrights and trademarks, to all of their respective programs and materials existing as of the Effective Date in all formats (including print, video, audio, digital, and computer formats) regarding sales training, patient education and disease management programs owned or licensed by each at the time such materials are shared with the other Party, as well as any modifications of such programs each may develop in the future that are not specific to Products in the Field. Esprit and Indevus shall, from time to time, each notify the other as to the identity of such proprietary programs. In addition, all new programs that are not specific to Products in the Field that are jointly developed by Esprit and Indevus pursuant to this Agreement shall be jointly owned by Esprit and Indevus, and each Party shall have the right to use such jointly developed programs free of charge after the expiration of the Agreement Term.
               (d) Esprit shall be the primary Party responsible for preparing all submissions with the FDA regarding approval of all Promotional Materials that require FDA
Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been provided separately to the Securities and Exchange Commission.

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approval; provided that prior to the NDA Transfer Date Indevus shall be responsible for filing all such submissions and participating with Esprit in any interactions with the FDA regarding such matters. After the NDA Transfer Date, Esprit shall be responsible for all submissions and interactions with the FDA regarding approval of all Promotional Materials that require FDA approval.
               (e) Except as otherwise prohibited by Law, during the Copromotion Period, all Promotional Materials used by Indevus in connection with the Promotion of Products under this Agreement shall be only those supplied by Esprit. Indevus may display on such Promotional Materials the Indevus Logo; provided that the trademark of and specified by Esprit (or any person or entity to which Esprit assigns or sublicenses rights hereunder) shall appear to the left of and/or above the Indevus Logo. Indevus shall not use any representations of any mark of Esprit other than those supplied by Esprit in Promotional Materials. Solely to the extent required by Law, all Promotional Materials used by Esprit will indicate that a Product is sold under license from Indevus and promoted by Esprit or any such Affiliate, as directed by Esprit. All promotional materials used by Indevus in connection with the Promotion of Products under this Agreement shall indicate that the Trademarks (except for the Indevus Logo) are owned by Esprit or any such Affiliate, as directed by Esprit. Notwithstanding anything to the contrary in this Section 5.6(e), except to the extent required by Law, in no event shall any packaging, trade dress, journal advertising and sales aids, or FDA approved Product Labeling display any mark of Indevus.
               (f) Within ninety (90) days after the expiration or termination of this Agreement, each Party shall return (unless prohibited by Law), or otherwise dispose of in accordance with instructions from the other Party, all remaining Promotional Materials provided by the other Party and will provide the other Party with a certified statement that all remaining Promotional Materials have been returned or otherwise properly disposed of and that the Party is no longer in possession or control of any such Promotional Materials in any form or fashion.
          5.7 Samples. The following terms shall apply to any Samples in the Territory:
               (a) Esprit shall distribute to each Party Samples to be used by the Sales Forces. All supply and costs of Samples shall be subject to the provisions of Article 14.
               (b) Each Party shall receive and use such Samples in accordance with the Promotion Plan and Laws. The quantity of Samples to be provided to each Party and the method of distribution shall be determined by Esprit; provided, that the number of Samples provided to a Party shall be consistent with the number of Samples provided to the other Party based on the respective number of Details expected to be made by each Party’s Representatives under the Promotion Plan.
               (c) Each Party shall maintain and adhere to its established internal standard operating procedures to assure that such Party and such Party’s Sales Force comply with all requirements of the PDMA with respect to the Promotion of Products and other activities
Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been provided separately to the Securities and Exchange Commission.

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under this Agreement, as well as material compliance with other Laws. Indevus shall notify Esprit promptly, but no less than in sufficient time after Indevus learns that any Samples shipped by Esprit to Indevus have been lost or have not been received as scheduled, such that Esprit will have a reasonable period of time to enable it to comply with all legal requirements and file any reports with respect to such Samples. Furthermore, such procedures shall include a requirement that each Party shall be responsible for reporting directly to the FDA any known thefts or significant losses of Samples, as the same is required by the then applicable FDA regulations, and Esprit shall promptly provide Indevus with a complete copy of any such report submitted by Esprit.
               (d) Within [...***...] after the expiration or termination of the Copromotion Period, Indevus shall return, or otherwise dispose of in accordance with instructions from Esprit and Law, all remaining Samples controlled by Indevus and will provide Esprit with a certified statement that all remaining Samples have been returned or otherwise properly disposed of and that Indevus is no longer in possession or control of any such Samples in any form or fashion.
               (e) Upon not less than [...***...] advance written notice to the other Party, during the Copromotion Period each Party shall be entitled, at its sole expense, to conduct an inspection and audit of the other Party’s compliance with Section 5.7(b) and (c).
          5.8 Training Program.
               (a) Primary Training. No person shall be Deployed as a Sales Force member unless and until such person has received and successfully completed the training, certification and testing set forth in this Section 5.8 (the “Primary Training”). The Parties acknowledge and agree that as of the Effective Date, pursuant to the Original Agreement, the Indevus Sales Force has completed the Primary Training with respect to Trospium Twice-Daily. The Primary Training shall initially consist of home study training and an initial training program, which shall include such medical and technical information about Trospium Once-Daily and, as applicable, Trospium Twice-Daily, and such sales training as the Marketing Committee deems necessary and appropriate, including training on the proper handling of Adverse Experiences encountered with respect to Trospium Twice-Daily and Trospium Once-Daily and on timely reporting to Esprit of inquiries relating to Trospium Twice-Daily and Trospium Once-Daily and other requests for information related to Trospium Twice-Daily and Trospium Once-Daily and the reporting thereof to Esprit. Esprit, with consultation from the Marketing Committee shall plan, formulate and conduct the Primary Training with respect to Trospium Once-Daily to the extent not completed as of the Effective Date, and Esprit shall be responsible for all expenses (e.g., airfare, hotel, and expense of instructors) except for salaries and compensation of members of the Indevus Sales Force incurred in connection with attending such Primary Training; provided that Indevus may participate in planning and conducting any such Primary Training relating to the Indevus Sales Force. The Product training of each Party’s Sales Force shall be consistent with the direction of Esprit, the Promotion Plan, and the Product training materials. Promptly after the Effective Date, Esprit and Indevus shall agree on a mutually convenient schedule which will enable the Parties to complete the Primary Training of
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the Sales Force with respect to Trospium Once-Daily in sufficient time to enable the Sales Forces to meet the launch date for Trospium Once-Daily in the United States.
               (b) Each Party may conduct the Training Program for its employees at sites to be determined by such Party. Each Party shall bear all costs associated with any Training Programs for its employees; provided that Esprit shall provide the training materials for each Training Program, including an up-to-date learning unit for Trospium Twice-Daily and Trospium Once-Daily for “at home” study prior to the commencement of the Training Program. Esprit shall also provide for distribution to the Sales Force, Product promotional training and training materials regarding the Detailing of Trospium Twice-Daily and Trospium Once-Daily to the Target Prescribers in accordance with the Promotion Plan for the Products. Such materials shall be provided to Indevus free of charge for distribution to the Indevus Sales Force.
               (c) Additional Training. In addition to the Primary Training, during the Agreement Term, each Party shall conduct, at its sole expense, separate training programs for its respective Sales Force with respect to the “Medicare and Medicaid Anti-Kickback Statute,” set forth at 42 U.S.C. §1320(a)-7b(b) and the prohibited acts set forth thereunder, PDMA regulations, and other applicable guidelines relating to promotion of Products in the Field, such as the Pharmaceutical Research and Manufacturers of America Code on Interactions with Healthcare Professionals, with the content of said training programs to be pre-approved by both Parties. Upon completion of such additional training, each Sales Force member shall be required to sign a certificate acknowledging their receipt of such training and certifying and acknowledging their understanding of such statutes and the specified actions prohibited thereunder.
               (d) Testing/Certification of Product Knowledge. No person shall be Deployed as a Sales Force member unless and until such person has demonstrated a thorough knowledge of Trospium Twice-Daily and Trospium Once-Daily by passing the Product certifications. Such Product certifications shall be administered to each trainee near the completion of the Primary Training (or of any subsequent Product training), and the scores of such certification shall be verified to the satisfaction of both Parties. Each Party reserves, and shall at all times have, the right to review any and all Product certifications taken by any member of the other Party’s Sales Force during the Copromotion Period. The Parties shall review and determine minimum score standards prior to the administering of the certifications. Any Representative failing to meet such minimum standards is not eligible for assignment to Detail Products under this Agreement.
               (e) Ongoing Training. Each Party shall be responsible for, and shall plan, coordinate and conduct and pay for such ongoing training as is otherwise required to Deploy new or replacement members of its Sales Force and account for any changes in the Promotion Plan, the Products or Laws, which training shall be substantially equivalent to the Primary Training.
               (f) Assistance of the Parties. Each Party shall cooperate with the other Party to coordinate the Training Programs.
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          5.9 Additional Services and Assistance by Esprit.
               (a) During the Agreement Term, in addition to the other services to be provided by Esprit under this Agreement, Esprit shall provide to Indevus the services or assistance set forth in this Section 5.9.
               (b) Esprit or its Third Party contractor shall provide all order entry, customer service (including forwarding to Indevus product complaints), reimbursement management, medical affairs (including reports for all Adverse Experiences in accordance with Article 10), medical information, warehousing, physical distribution, invoicing, credit and collections, production forecasting and other related facilities and services necessary or desirable for the distribution, marketing, Promotion and sales of Products under this Agreement. Such services shall include contract administration, including handling wholesaler chargebacks, managed care contracts, federal and state government contracts, rebate contracts, long-term care contracts, performance-based contracts and hospital purchasing contracts, and Esprit shall be responsible for managing and performing visits to national accounts, including managed care, trade and government accounts. Esprit shall be exclusively responsible for accepting and filling purchase orders for Products pursuant to this Agreement and for processing billing and returns with respect to such Products, in accordance with Article 14. Prior to the Processing Assumption Date, provided that Esprit’s storage and handling of Finished Products and Samples after receipt from Indevus conforms to Specifications, Esprit shall have no obligation or responsibility for Finished Products and Samples meeting Specifications under this Agreement, which shall be solely the obligation and responsibility of Indevus until the Processing Assumption Date.
               (c) During the Copromotion Period, Esprit shall make available to Indevus the right to use Esprit’s call reporting system which system shall be reasonably satisfactory to Indevus and shall be in compliance with all PDMA regulations and Esprit shall provide Indevus with up to [...***...] during the Copromotion Period of its call reporting system, to use for such purposes. Each Party shall provide all necessary and appropriate support to such Party’s Sales Force for sample and call reporting and tracking, in each case in compliance with all PDMA regulations and reasonably satisfactory to the other Party.
               (d) At Indevus’ reasonable request, Esprit shall make available to Indevus reasonable regulatory support with respect to Products, as agreed by the Parties; provided that such support does not require Esprit to incur significant expenses, as determined by Esprit at its sole discretion, and does not require Esprit to defer or delay regulatory support of any other products or product candidates in its portfolio.
               (e) Esprit shall make available to Indevus reasonable support regarding Esprit’s indigent patient program and other patient assistance programs, as agreed to between the Parties and PDMA compliance, in accordance with Esprit’s internal standard operating procedures.
               (f) Esprit shall provide Indevus on a [...***...] basis for the immediately preceding [...***...] (i) sales reports of Net Sales (including any deductions from the
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gross amount invoiced) in the Territory, in a format to be approved by the Marketing Committee and (ii) monthly data that measures prescriptions written for a Finished Product by each Target Prescriber in the Territory from a source mutually agreed in writing by the Parties, as such data becomes available, as agreed by the Parties.
               (g) Esprit and its Third Party contractors shall be responsible for responding to medical questions or inquiries from members of the medical and paramedical professions and consumers regarding Products in the Field, including the distribution of standard medical information letters (provided a form of such letter has been approved by Esprit regulatory personnel) resulting from the marketing activities of the Sales Forces. Indevus shall refer all such medical inquiries that it receives to Esprit; provided that Esprit shall provide copies of the responses given, all in accordance with Laws, including regulations and policies of the FDA, to Indevus. The Parties shall work together to formulate, and shall mutually agree upon, responses to such inquiries, including the content of any Frequently Asked Questions. If appropriate, the Parties shall establish a centralized database to document and track medical inquiries. Indevus shall provide information and access to data, records and reports reasonably requested or needed by Esprit to fulfill its obligations under this Section 5.9(g).
          5.10 Additional Personnel and Support. Each Party shall provide as necessary for the diligent performance of this Agreement additional personnel needed to coordinate, support and enhance the quality and effectiveness of the activities of each Representative Detailing Products under this Agreement; provided, however, that none of such non–Sales Force personnel shall directly or indirectly engage in Detailing the Products, nor shall any such non–Sales Force member be given access to or control over any Samples.
          5.11 Covenants of the Parties.
               (a) Esprit covenants that the Esprit Sales Force during the Agreement Term shall (i) limit its claims of efficacy and safety for Products in the Field in the Territory to those that are consistent with approved promotional claims in the Promotion Plan and are consistent with the FDA-approved prescribing information for Products in the Field in the Territory; (ii) not add, delete or modify claims of efficacy and safety in the Promotion of Products under this Agreement from those claims of efficacy and safety that are contained in the Promotion Plan and that are consistent with the FDA-approved prescribing information and with Law; (iii) use the Promotional Materials in accordance with Section 5.6; (iv) Promote Products under this Agreement in accordance with the Promotion Plan and Laws, and in compliance with the then current Pharmaceutical Research and Manufacturers of America Code on Interactions with Healthcare Professionals; and (v) except as required by Law, not intentionally do anything that could reasonably be expected to materially jeopardize or harm the NDA for, or materially harm the commercial value, commercial reputation or Net Sales of, Products.
               (b) Indevus covenants that, during the Copromotion Period, the Indevus Sales Force shall (i) limit its claims of efficacy and safety for Products in the Field in the Territory to those that are consistent with approved promotional claims in the Promotion Plan and are consistent with the FDA-approved prescribing information for Products in the Field in
Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been provided separately to the Securities and Exchange Commission.

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the Territory; (ii) not add, delete or modify claims of efficacy and safety in the Promotion of Products under this Agreement from those claims of efficacy and safety contained in the Promotion Plan and that are consistent with the FDA-approved prescribing information and Law; (iii) use the Promotional Materials in accordance with Section 5.6; (iv) Promote Products under this Agreement in accordance with the Promotion Plan and Laws, and in compliance with the then current Pharmaceutical Research and Manufacturers of America Code on Interactions with Healthcare Professionals; and (v) except as required by Law, not intentionally do anything that could reasonably be expected to materially jeopardize or harm the NDA for, or materially harm the commercial value, commercial reputation or Net Sales of, Products. After expiration of the Copromotion Period, Indevus shall not conduct any Promotion activities with respect to Products in the Field in the Territory.
               (c) During the Agreement Term, neither Party shall solicit any employee of the other Party or any of its Affiliates, with whom it has come in contact or interacted for the purposes of the performance of this Agreement, including any member of such other Party’s Sales Force, to leave the employment of such other Party and accept employment or work as a consultant with such Party or any of its Affiliates; provided that, for purposes of the foregoing, “solicit” shall not be deemed to mean (i) circumstances where an employee of one Party initiates contact with the other Party or any of its Affiliates with regard to possible employment or (ii) general solicitations of employment not specifically targeted at employees of a Party or any of its Affiliates, including responses to general advertisements.
     6. Payments and Statements
          6.1 Upfront and Milestone Payments. In consideration of the rights granted by Indevus hereunder:
               (a) Esprit shall pay Indevus on the Effective Date by wire transfer of immediately available funds to an account designated by Indevus an up-front license fee of US$25,000,000 (twenty-five million dollars), a portion of which shall be creditable in accordance with Section 6.2(a)(ii).
               (b) Esprit shall pay Indevus on December 31, 2013 by wire transfer of immediately available funds to an account designated by Indevus a milestone payment of US$20,000,000 (twenty million dollars); [...***...].
     6.2 Sublicensing Royalties, Minimum Royalties and Third Party Royalties.
               (a) Sublicensing Royalties.
                    (i) In consideration of the rights granted by Indevus hereunder, during the Agreement Term, Esprit shall pay Indevus sublicensing royalties equal to twelve and one-half percent (12.5%) of aggregate Net Sales in the Field in the Territory in each Calendar Year (“Sublicensing Royalties”), subject to Section 6.2(a)(ii).
Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been provided separately to the Securities and Exchange Commission.

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                    (ii) Commencing on the earlier of (A) January 1, 2010 or (B) the occurrence of a Product Adverse Event that is due to Generic Competition or that results in termination by Esprit of all commercialization activities of Esprit with respect to Trospium Once-Daily in the Field in the Territory: Esprit shall be entitled to credit against Sublicensing Royalties otherwise payable by Esprit pursuant to Section 6.2(a)(i) the amounts set forth in this Section 6.2(a)(ii) below to the extent the aggregate amount so credited does not during the Agreement Term exceed US$20,000,000 (twenty million dollars); provided that the amount that may be credited against Sublicensing Royalties in any Calendar Year shall not exceed the lesser of (W) [...***...] or (X) the greater of (1) [...***...] of such Sublicensing Royalties otherwise payable for such Calendar Year prior to the occurrence of a Product Adverse Event and (2) [...***...] of such Sublicensing Royalties otherwise payable for such Calendar Year after a Product Adverse Event has occurred. Notwithstanding the foregoing, Esprit shall not be entitled to credit, for each Calendar Quarter, more than the lesser of (Y) [...***...] or (Z) the greater of (1) [...***...] of such Sublicensing Royalties otherwise payable for such Calendar Quarter prior to the occurrence of a Product Adverse Event and (2) [...***...] of such Sublicensing Royalties otherwise payable for such Calendar Quarter after a Product Adverse Event has occurred; provided that, to give effect to the maximum credit available for each Calendar Year, for the fourth Calendar Quarter of a Calendar Year, or portion thereof, if applicable, Esprit will calculate the maximum amount creditable by Esprit pursuant to the first sentence of this Section 6.2(a)(ii) for such Calendar Year, and, if the maximum amount creditable pursuant to the first sentence of this Section 6.2(a)(ii) for such Calendar Year is greater than the actual amount credited during the first three Calendar Quarters of such Calendar Year, Esprit may credit an amount equal to such difference against any payments payable to Indevus for the fourth Calendar Quarter of such Calendar Year, or thereafter if Esprit is not able to fully credit such amount because such creditable amount is greater than Sublicensing Royalties otherwise payable to Indevus for such Calendar Quarter.
                    (iii) Esprit shall be entitled to credit amounts in accordance with Section 6.2(a)(ii) until Esprit has fully credited US$20,000,000 (twenty million dollars) against payments due from Esprit to Indevus. For clarity, if any such amount is not credited during a Calendar Quarter, such amount shall be creditable in subsequent Calendar Quarters, in accordance with Section 6.2(a)(ii).
               (b) Minimum Royalties. In consideration of the rights granted by Indevus hereunder, to the extent that Sublicensing Royalties payable to Indevus under Section 6.2(a) for a Calendar Year (without taking account of any credit applied pursuant to Section 6.2(a)(ii) during such Calendar Year) specified in the table in Section 6.2(b)(i) do not equal or exceed the Minimum Royalties set forth adjacent to such Calendar Year in the table in Section 6.2(b)(i), Esprit shall pay to Indevus an amount equal to the difference, as follows:
                    (i) Subject to Sections 6.2(b)(ii) and (iii), to the extent that Sublicensing Royalties payable to Indevus under Section 6.2(a) for each Calendar Quarter (excluding the fourth Calendar Quarter, for which Sublicensing Royalties and Minimum Royalties, to the extent applicable, shall be paid in accordance with Section 6.2(b)(iv)) of a Calendar Year specified in the table in this Section 6.2(b)(i) below (without taking account of
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any credit applied pursuant to Section 6.2(a)(ii)) (the “Actual Sublicensing Royalties”), do not equal or exceed [...***...] of the Minimum Royalties set forth adjacent to such Calendar Year in the table in this Section 6.2(b) below (as may be adjusted pursuant to Sections 6.2(b)(ii) and (iii)) (the “Pro Rated Minimum Royalty”), Esprit shall pay to Indevus, in accordance with Section 6.4(b), an amount equal to the difference between (A) the Pro Rated Minimum Royalty applicable for such Calendar Quarter and (B) the Actual Sublicensing Royalties for such Calendar Quarter (such difference for any Calendar Quarter, the “Minimum Royalty Shortfall”).

Calendar Year ending December 31,	Minimum Royalties
2007	US$	8,125,000	*

2008	US$	8,125,000

2009	US$	10,625,000

2010	US$	15,625,000

2011	US$	18,125,000

2012	US$	20,625,000

2013	US$	23,500,000

2014	US$	26,250,000

*	For the avoidance of doubt, the 2007 Minimum Royalty shall apply only for the period, if any, after the Effective Date and prior to December 31, 2007. Prior to the Effective Date, the minimum royalties provided for in the Original Agreement shall continue to apply.
                    (ii) Notwithstanding Section 6.2(b)(i), the Pro Rated Minimum Royalty for any Calendar Quarter that is less than a complete Calendar Quarter (such as for the Calendar Quarter in which the Effective Date occurs or a Calendar Quarter that is less than a complete Calendar Quarter due to the termination of this Agreement), shall be subject to pro rata adjustment, based on the applicable number of days in such Calendar Quarter.
                    (iii) Notwithstanding Section 6.2(b)(i), in the event of a Product Adverse Event, the following shall be applicable:
                         (A) Esprit’s obligation to pay the Minimum Royalty Shortfall for a particular Calendar Quarter or a Calendar Year shall be suspended effective as of the date on which the Product Adverse Event occurs and shall either terminate for such Calendar Quarter and all Calendar Quarters thereafter or be reinstated in accordance with the following subsections (B) through (D).
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                         (B) Upon the occurrence of a Product Adverse Event that (1) is due to Generic Competition or (2) results in termination by Esprit of all commercialization activities of Esprit with respect to Trospium Once-Daily in the Field in the Territory, Esprit’s obligation to pay the Minimum Royalties shall terminate for such Calendar Quarter and all Calendar Quarters thereafter.
                         (C) Upon the occurrence of a Product Adverse Event (1) that is not due to Generic Competition, (2) that does not result in termination by Esprit of all commercialization activities of Esprit with respect to Trospium Once-Daily in the Field in the Territory, and (3) following which, the average Net Sales for the two (2) complete Calendar Quarters commencing immediately after termination of such Product Adverse Event (the “Post Adverse Event Net Sales”), does not equal or exceed the product of (x) the average Net Sales for the two (2) complete Calendar Quarters immediately preceding the commencement of such Product Adverse Event and (y) the sum of the Pro Rated Minimum Royalties for each of the two (2) complete Calendar Quarters immediately after the termination of such Product Adverse Event divided by the sum of the Pro Rated Minimum Royalties for each of the two (2) complete Calendar Quarters immediately preceding the occurrence of such Product Adverse Event, each as calculated from the table set forth in Section 6.2(b)(i) (such product, the “Pre Adverse Event Sales Base”), then the Minimum Royalties set forth in the table in Section 6.2(b)(i) for the Calendar Year in which the Product Adverse Event occurs and for each Calendar Year thereafter shall be reduced as follows: the applicable Minimum Royalties set forth in the table in Section 6.2(b)(i) shall be multiplied by the Post Adverse Event Net Sales and divided by the Pre Adverse Event Sales Base. The Product of such calculation shall be “New Minimum Royalties”. Effective as of the termination of such Product Adverse Event, Esprit’s obligation to satisfy the Minimum Royalties shall be reinstated but such Minimum Royalties shall, for all purposes under this Agreement, be the New Minimum Royalties. In such event, all references herein to the Minimum Royalties shall be deemed to be such New Minimum Royalties and all references herein to the Pro Rated Minimum Royalty or the Minimum Royalty Shortfall shall be calculated based on such New Minimum Royalties. Notwithstanding the foregoing, such New Minimum Royalties shall be subject to pro rata adjustment, as set forth in Section 6.2(b)(ii), to give effect to any portion of a Calendar Quarter in which the obligation to pay the Minimum Royalty Shortfall is suspended.
                         (D) If the Product Adverse Event (1) is not due to Generic Competition, (2) does not result in termination by Esprit of all commercialization activities of Esprit with respect to Trospium Once-Daily in the Field in the Territory, and (3) the Post Adverse Event Net Sales equals or exceeds the Pre Adverse Event Sales Base, then upon termination of such Product Adverse Event, the Minimum Royalties set forth in the table in Section 6.2(b)(i) shall be reinstated; provided, however, that such Minimum Royalties shall be subject to pro rata adjustment, as set forth in Section 6.2(b)(ii), to give effect to any portion of a Calendar Quarter in which the obligation to pay the Minimum Royalty Shortfall is suspended.
                    (iv) For each Calendar Year, as part of the report for the fourth Calendar Quarter of such Calendar Year, Esprit will calculate the maximum Sublicensing Royalties payable to Indevus pursuant to Section 6.2(a) for such Calendar Year (without taking
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account of any credit applied pursuant to Section 6.2(a)(ii)) (for purposes of this Section 6.2(b)(iv) and for each Calendar Year, the “Annual Sublicensing Royalties) and, if applicable, the Minimum Royalties payable to Indevus pursuant to Section 6.2(b)(i)–(iii) for such Calendar Year (for purposes of this Section 6.2(b)(iv) and for each Calendar Year, the “Annual Minimum Royalties”). The amount payable by Esprit to Indevus for the fourth Calendar Quarter of each Calendar Year pursuant to Section 6.2(a) and (b), or creditable by Esprit as described below, shall be calculated as follows:
                         (A) If the Annual Sublicensing Royalties payable for any Calendar Year are (1) greater than the Annual Minimum Royalties payable for such Calendar Year and (2) greater than the sum of all Sublicensing Royalty payments and Minimum Royalty Shortfall payments paid by Esprit to Indevus during the first three (3) Calendar Quarters of such Calendar Year, Esprit shall pay to Indevus, in accordance with Section 6.4(b), an amount equal to the difference between (1) such Annual Sublicensing Royalties and (2) the sum of all Sublicensing Royalty payments and Minimum Royalty Shortfall payments paid by Esprit to Indevus during the first three (3) Calendar Quarters of such Calendar Year;
                         (B) If the Annual Sublicensing Royalties payable for any Calendar Year are (1) greater than the Annual Minimum Royalties payable for such Calendar Year and (2) less than the sum of all Sublicensing Royalty payments and Minimum Royalty Shortfall payments paid by Esprit to Indevus during the first three (3) Calendar Quarters of such Calendar Year, Esprit may credit, in accordance with Section 6.4(b), an amount equal to the difference between (1) such Annual Sublicensing Royalties and (2) the sum of all Sublicensing Royalty payments and Minimum Royalty Shortfall payments paid by Esprit to Indevus during the first three (3) Calendar Quarters of such Calendar Year, against any amounts payable to Indevus under this Agreement for such fourth Calendar Quarter, or for any Calendar Quarter thereafter if Esprit is not able to fully credit such amount because such creditable amount is greater than payments otherwise payable to Indevus for such fourth Calendar Quarter;
                         (C) If the Annual Minimum Royalties payable for any Calendar Year are (1) greater than the Annual Sublicensing Royalties payable for such Calendar Year and (2) greater than the sum of all Sublicensing Royalty payments and Minimum Royalty Shortfall payments paid by Esprit to Indevus during the first three (3) Calendar Quarters of such Calendar Year, Esprit shall pay, in accordance with Section 6.4(b), to Indevus an amount equal to the difference between (1) such Annual Minimum Royalties and (2) the sum of all Sublicensing Royalty payments and Minimum Royalty Shortfall payments paid by Esprit to Indevus during the first three (3) Calendar Quarters of such Calendar Year; and
                         (D) If the Annual Minimum Royalties payable for any Calendar Year are (1) greater than the Annual Sublicensing Royalties payable for such Calendar Year and (2) less than the sum of all Sublicensing Royalty payments and Minimum Royalty Shortfall payments paid by Esprit to Indevus during the first three (3) Calendar Quarters of such Calendar Year, Esprit may credit, in accordance with Section 6.4(b), an amount equal to the difference between (1) such Annual Minimum Royalties and (2) the sum of all Sublicensing Royalty payments and Minimum Royalty Shortfall payments paid by Esprit to Indevus during
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the first three (3) Calendar Quarters of such Calendar Year, against any amounts payable to Indevus under this Agreement for such fourth Calendar Quarter, or for any Calendar Quarter thereafter if Esprit is not able to fully credit such amount because such creditable amount is greater than payments otherwise payable to Indevus for such fourth Calendar Quarter.
               (c) Third Party Royalties.
                    (i) In further consideration of the rights granted by Indevus hereunder, during the Agreement Term (or such shorter period or periods in which any such amounts are payable to Madaus or Supernus, as applicable, under the Madaus License and the Supernus Agreement, respectively) Esprit shall also reimburse Indevus an amount equal to the aggregate Third Party Royalties payable for any Calendar Quarter by Indevus in accordance with the report described in Section 6.4(b)(iii); provided, however, that in no event shall Esprit have any obligation to pay any such Third Party Royalties in excess of [...***...] of Net Sales in any Calendar Quarter. Each such payment shall be non-refundable to and non-creditable by Esprit.
                    (ii) The upfront payment, milestone payment, Sublicensing Royalties and Minimum Royalties payable to Indevus pursuant to Section 6.2(a) and/or Section 6.2(b) are exclusive of the Third Party Royalties payable to Indevus under this Section 6.2(c).
          6.3 Sales Force Reimbursement. Subject to Section 5.5:
               (a) Esprit shall pay to Indevus, as a sales force reimbursement for the Indevus Sales Force, an amount equal to (i) US$2,318,461 (two million three hundred eighteen thousand four hundred sixty-one dollars) for each Calendar Quarter from October 1, 2007 through June 30, 2008 and (ii) US$2,318,461 (two million three hundred eighteen thousand four hundred sixty-one dollars) (plus an industry standard cost-of-living increase (not to exceed the percentage change since January 1, 2008 in the National Compensation Survey, Private Industry Compensation as reported by the Department of Labor, Bureau of Labor Statistics, or successor agency)) for the Calendar Quarter ending September 30, 2008; and
               (b) If Indevus elects to extend the Copromotion Period, Esprit shall pay Indevus as sales force reimbursement for the Indevus Sales Force, an amount equal to US$2,318,461 (two million three hundred eighteen thousand four hundred sixty-one dollars) (plus an industry standard cost-of-living increase (not to exceed the percentage change since January 1, 2008 in the National Compensation Survey, Private Industry Compensation as reported by the Department of Labor, Bureau of Labor Statistics, or successor agency)) for each extended Calendar Quarter from October 1, 2008 through December 31, 2008 or, if Indevus elects to extend the Copromotion Period through March 31, 2009, through March 31, 2009, as applicable.
The sales force reimbursement amounts set forth in (a) and (b), above (the “Sales Force Reimbursement”) shall be payable in accordance with Section 6.4(a).
     (c) Esprit shall pay on the Effective Date the amounts, if any, that are stated in any statements for Sales Force Reimbursement, as such term is defined in the Original
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Agreement, submitted by Indevus for September 2007 and any subsequent month ending after the Execution Date to the extent the same are unpaid as of the Effective Date.
          6.4 Reports and Payments.
               (a) Within fifteen (15) days following the end of each Calendar Quarter that begins or ends during the Copromotion Period, Indevus shall submit to Esprit a statement for the Sales Force Reimbursement and a report containing an accounting of all Details performed by the Indevus Sales Force to the Target Prescribers during such Calendar Quarter. Such accounting shall include, to the extent available from the call reporting system provided to Indevus by Esprit, a summary of actual physician data, the number of Primary Position Details made, the number of Secondary Position Details made, the date on which such Details were made and the location made.
               (b) Within twenty (20) days after the end of each Calendar Quarter that begins or ends during the Agreement Term, Esprit shall furnish to Indevus a written report showing:
                    (i) all Net Sales during (A) such Calendar Quarter, including a reconciliation to Net Sales and a breakdown of all deductions from the gross amount invoiced to arrive at Net Sales, and (B) the Calendar Year to date through the end of such Calendar Quarter;
                    (ii) the total number of units of each Finished Product sold during that Calendar Quarter (which, with respect to Trospium Once-Daily, is the total number of capsules sold during such Calendar Quarter) and not returned; and
                    (iii) a calculation of (A) Third Party Royalties payable for such Calendar Quarter, (B) Sublicensing Royalties, (C) Minimum Royalties, Pro Rated Minimum Royalties and/or Minimum Royalty Shortfall, as applicable, for such Calendar Quarter and, (D) any amounts creditable under this Agreement, including pursuant to Section 6.2(a)(ii), 6.2(b)(iv), and 14.8(b)(iii), and (E) any amounts payable pursuant to Section 14.13(e)(iv).
                    (iv) if a report has not previously been provided under Section 6.5(e) of the Original Agreement for the Calendar Quarter ending September 30, 2007, or any other Calendar Quarter than commences after the Execution Date but prior to the Effective Date, the first report provided under this Section 6.4(b) after the Effective Date shall also include, for the applicable periods referenced in this Section 6.4(b)(vi) and ending on the day immediately prior to the Effective Date, the information required by Section 6.5(e) and (f) of the Original Agreement with respect to Sublicensing Royalties, Third Party Royalties and Minimum Royalties as such terms are defined in the Original Agreement.
                    (v) Each such report shall be accompanied by (A) with respect to the period commencing on the Effective Date, payment of the Third Party Royalties under Section 6.2(c), Sublicensing Royalties under Section 6.2(a), the amount required under Section 6.2(b) and the Minimum Royalty Shortfall required under Section 6.2(b) in respect of such
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Calendar Quarter, if any, and the Sales Force Reimbursement under Section 6.3, subject to any offsets due to creditable amounts, (B) with respect to the Calendar Quarter in which the true-up of the Supply Price occurs pursuant to Section 14.8(b)(iii), the amounts payable pursuant to Section 14.8(b) and (C) with respect to any Calendar Quarter that begins prior to the Processing Assumption Date, the amount payable under Section 14.13(e)(iv). In addition, the first report provided after the Effective Date shall also be accompanied by payment of applicable Third Party Royalties, Sublicensing Royalties and the difference between the pro rated portion of the Minimum Royalties and the cumulative Sublicensing Royalties (as each of such terms are defined in the Original Agreement) paid by Esprit to Indevus (if any), for the period commencing on July 1, 2007 and ending on the day immediately prior to the Effective Date, as contemplated by Section 6.4(b)(iv), except to the extent such payments are made on or prior to the Effective Date.
Esprit acknowledges and agrees that it has been provided with copies of the Madaus License, including the Madaus Amendment, and agrees to comply with, and to enable Indevus to comply with, the provisions of Section 5.3 of the Madaus License with respect to the audit and other rights of Madaus to verify the information required to be provided by Indevus to Madaus under such Section 5.3.
               (c) Any change in the amount that would have been payable from one Party to the other Party under this Agreement that results from any restatements to a prior period’s financial results due to errors, omissions, or any other misstatements, shall be added to or deducted from, as applicable, the amount of the next payment due under this Agreement. Esprit shall keep and shall require its Affiliates to keep complete and accurate records in connection with the purchase, use and/or sale by or for it of the Products hereunder in sufficient detail to permit accurate determination of all amounts necessary for calculation and verification of all payment obligations set forth in this Article 6.
               (d) Without limiting any Party’s remedies hereunder, in the event payments required to be made under this Section 6.4 are not made on or prior to the required payment date, the amount of the late payment shall bear interest at the Prime Rate commencing on the date such payment is due until such date as the payment is made. “Prime Rate” shall mean the prime rate of Citibank, N.A. in New York, New York as published in the Wall Street Journal computed on a daily basis and shall change when and as the Prime Rate changes.
               (e) A Party required to make a payment to the other Party under this Agreement shall be entitled to deduct and withhold from the amount otherwise payable such amounts to the extent it is required to deduct and withhold with respect to such payment under any provision of federal, state, local or foreign tax Law. Such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Party on whose behalf it was withheld. No deduction shall be made to the extent the paying Party is timely furnished with necessary documents certifying that the payment is exempt from tax or subject to a reduced tax rate.
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               (f) Except as otherwise defined herein, all financial calculations by either Party under this Agreement shall be calculated in accordance with GAAP. All payments due by one Party to the other Party under this Agreement shall be payable in United States dollars. In addition, all calculations herein shall give pro-rata effect to and shall proportionally adjust (by giving effect to the number of applicable days in such Calendar Quarter) for any Calendar Quarter that is shorter than a standard Calendar Quarter or any Calendar Year (or twelve month period) that is shorter than four consecutive full Calendar Quarters or twelve consecutive months, as applicable.
          6.5 Audits.
               (a) Independent Audit.
                    (i) Upon the written request of Indevus, but in no event more than once in any twelve (12) month period, Esprit shall permit an independent certified public accounting firm of recognized standing, selected by Indevus and reasonably acceptable to Esprit, to have access during normal business hours to such of the records of Esprit as may be reasonably necessary to verify the accuracy of the reports under Section 6.4 for any year ending not more than [...***...] months prior to the date of such request. The accounting firm shall disclose to Indevus whether the reports are correct or incorrect, the specific details concerning any discrepancies (including the accuracy of the calculation of Net Sales, and the resulting effect of such calculations on the amounts payable by Esprit under this Agreement) and such other information that should properly be contained in a report required under this Agreement. Esprit shall have reciprocal audit rights for reports to be provided by Indevus under this Agreement.
                    (ii) Dispute. If there is a dispute between the Parties following any audit performed pursuant to Section 6.5(a)(i), either Party may refer the issue (an “Audit Disagreement”) to a second independent certified public accounting firm of recognized standing for resolution. In the event an Audit Disagreement is submitted for resolution by either Party, the Parties shall comply with the following procedures:
                    (A) The Party submitting the Audit Disagreement for resolution shall provide written notice to the other Party that it is invoking the procedures of this Section 6.5(a)(ii).
                    (B) Within five (5) Business Days of the giving of such notice, the Parties shall jointly select a recognized national accounting firm to act as an independent expert to resolve such Audit Disagreement.
                    (C) The Audit Disagreement submitted for resolution shall be described by the Parties to such independent expert, which description may be in written form, within ten (10) Business Days of the selection of such independent expert.
                    (D) Such independent expert shall render a decision on the matter as soon as practicable.
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                         (E) The decision of such independent expert shall be final and binding and shall not be subject to Section 15.6 unless such Audit Disagreement involves alleged fraud, breach of this Agreement, or construction or interpretation of any of the terms and conditions hereof.
               (b) If, pursuant to Section 6.5(a)(i) or 6.5(a)(ii), as applicable, an accounting firm concludes that additional amounts were owed during a year, the audited Party shall pay the additional payments, together with interest at the Prime Rate on the amount of such additional payments, within ten (10) days of the date the auditing Party delivers to the audited Party such accounting firm’s written report so concluding. In the event such accounting firm concludes that amounts were overpaid by the audited Party during such period, the auditing Party shall repay the audited Party the amount of such overpayment, together with interest at the Prime Rate on the amount of such overpayment, within ten (10) days after the date the auditing Party delivers to the audited Party such accounting firm’s written report so concluding. The fees charged by such accounting firm shall be paid by the auditing Party; provided, however, that, if an error in favor of the auditing Party of more than five percent (5%) of the payments due hereunder for the period being reviewed is discovered, then the fees and expenses of the accounting firm shall be paid by the audited Party.
               (c) Upon the expiration of [...***...] months following the end of any year for which Esprit has made payment in full of amounts payable with respect to such year, and in the absence of negligence or willful misconduct of Esprit or a contrary finding by an accounting firm pursuant to Section 6.5(a)(i) or 6.5(a)(ii), as applicable, such calculation shall be binding and conclusive upon Esprit, and Esprit shall be released from any liability or accountability with respect to royalties or other payments for such year.
               (d) Each Party shall treat all financial information subject to review under this Section 6.5 in accordance with the confidentiality provisions of Article 11, subject to its existing agreements with Third Parties.
          6.6 License to Dominating Patent.
               (a) If Esprit would be prevented from making, using, selling, offering for sale or importing Products in the Field in the Territory on the grounds that by doing so Esprit would infringe a Dominating Patent, Indevus shall use commercially reasonable efforts to procure a license to such Dominating Patent for the benefit of Esprit. If Indevus does not procure such a license for the benefit of Esprit, Esprit may attempt to procure a license. If Esprit procures such a license, then Indevus shall promptly reimburse Esprit for the cost, if any, of procuring such Dominating Patent. To the extent that Indevus has failed to so reimburse Esprit, Esprit shall have the right to offset the amount of such costs against payments payable by Esprit to Indevus under this Agreement.
               (b) For purposes of this Section 6.6, a “Dominating Patent” means an unexpired United States patent that (i) is owned by a Third Party, (ii) has not been invalidated by a court or other governmental agency of competent jurisdiction and (iii) (A) the CEOs of the
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Parties reasonably determine is required to be licensed in order for Esprit to make, use, import, offer for sale or sell Products in the Field in the Territory without infringing such patent or (B) has been determined by a court of competent jurisdiction to be infringed by the manufacture, use, sale, offer for sale or importation of Trospium Once-Daily in the Territory.
     7. Representations and Warranties
          7.1 General Representations. Each Party hereby represents and warrants to the other Party, as of the Execution Date and the Effective Date, as follows:
               (a) Such Party is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and failure to have such would prevent it from performing its obligations under this Agreement;
               (b) The execution, delivery and performance by such Party of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter or bylaws; or (ii) conflict with or constitute a default under any other agreement to which such Party is a party;
               (c) This Agreement has been duly executed and is a legal, valid and binding obligation of such Party, enforceable against it in accordance with the terms and conditions hereof, except as enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditor’s rights generally, or (ii) general principles of equity, whether considered in a proceeding in equity or at law;
               (d) Such Party is not under any obligation to any person or entity, contractual or otherwise, that is in conflict with the terms of this Agreement, nor will such Party undertake any such obligation during the Agreement Term;
               (e) Such Party has obtained all authorizations, consents and approvals, governmental or otherwise, necessary for the execution and delivery of this Agreement, and to otherwise perform such Party’s obligations under this Agreement;
               (f) Except (i) with respect to Indevus, for any rights of Madaus under the Madaus License (ii) with respect to Indevus, for any rights of Supernus under the Supernus Agreement, (iii) with respect to Esprit, for any rights of Allergan, Inc., neither Party, nor any of its Affiliates, are a party to, or are otherwise bound by, any oral or written contract that will result in any Third Party obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any of such Party’s or the other Party’s rights under this Agreement; and
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               (g) Such Party shall perform its obligations hereunder in accordance with all Laws.
          7.2 Additional Representations and Warranties of Indevus. Indevus represents and warrants to Esprit that as of the Execution Date and the Effective Date:
               (a) Indevus has no reason to believe that any of the Indevus Patent Rights are, or are likely to be held, invalid; the Indevus Patent Rights are in full force and not subject to any pending or threatened re-examination, opposition, interference or litigation proceedings;
               (b) Except for any rights of Madaus under the Madaus License and Supernus under the Supernus Agreement, in the Territory, (i) Indevus is the sole and exclusive owner of or exclusively Controls the Indevus Intellectual Property in the Field in the Territory; and (ii) the Indevus Intellectual Property is not subject to any encumbrance, lien or claim of ownership by any Third Party in the Field in the Territory;
               (c) At no time during the Agreement Term shall Indevus assign, transfer, encumber or grant rights in or with respect to the Indevus Intellectual Property inconsistent with the rights or security interest granted to Esprit under this Agreement;
               (d) At no time after the Execution Date and/or during the Agreement Term shall Indevus enter into any agreement, or any amendment of an agreement to which Indevus is a party as of the Execution Date (including any agreement with Madaus, Supernus, Catalent or Helsinn) with a Third Party relating to the Product in the Field in the Territory if such agreement or amendment could reasonably be expected to adversely affect Esprit’s rights hereunder, without the prior written consent of Esprit;
               (e) The Data provided in writing to Esprit or its Affiliates relating to Trospium Once-Daily and Trospium Twice-Daily has been accurate in all material respects and Indevus has made no material misrepresentation or material omission in connection with such Data. Indevus has also provided Esprit or its Affiliates with access to summaries of all material adverse events known to it relating to the Compound;
               (f) To Indevus’ knowledge, the manufacture, use importation and/or sale of Trospium Once-Daily or Trospium Twice-Daily in the Territory as contemplated under this Agreement does not infringe or misappropriate any patents or other intellectual property right of any Third Party that are not Controlled by Indevus;
               (g) All Products manufactured by Indevus, or manufactured by a Third Party on behalf of Indevus, and delivered to Esprit under this Agreement shall be manufactured in compliance with cGMP and all other Laws;
               (h) Indevus, or its Third Party designee, shall supply adequate commercial quantities of Finished Product and/or Samples pursuant to and subject to the terms and conditions of this Agreement;
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               (i) Each of the Madaus Agreements and the Supernus Agreement is in full force and effect in accordance with its terms. Indevus is not in default or breach in any material respect of the Madaus Agreements or the Supernus Agreement, nor has it received any notice of any defaults, breaches or violation thereunder. To Indevus’ knowledge, no other party to the Madaus Agreements or the Supernus Agreement is in default or breach of such agreement. Indevus has provided Esprit with copies of the Madaus Agreements and the Supernus Agreement that are true, correct and complete as of the Execution Date;
               (j) Indevus is the owner of record of the Product NDAs and has the exclusive right to grant licenses with respect to, and transfer ownership of, the Product NDAs in the Territory subject to acceptance by Esprit, and Indevus shall not transfer ownership of or rights in or to any Product NDA owned by Indevus as of the Execution Date to any Third Party;
               (k) No claim or demand has been asserted in writing against Indevus alleging trademark infringement resulting from the use and/or registration of the SANCTURA Trademark;
               (l) To Indevus’ knowledge, (i) under 21 CFR 314.108(b)(2), Indevus, as the holder of the NDA for Trospium Twice-Daily, is entitled to marketing exclusivity until May 28, 2009, during which time the FDA may not accept any Third Party’s application to market a drug containing the same active chemical moiety as Trospium Twice -Daily for review, except as set forth in 21 CFR 314.108(b)(2); and (ii) under 21 CFR 314.108(b)(4), Indevus, as the holder of the NDA for Trospium-Once Daily, is entitled to marketing exclusivity until August 3, 2010 during which time the FDA may not make effective a Third Party’s application under Section 505(b)(2) of the Act or abbreviated new drug application under Section 505 (j) of the Act as set forth in 21 CFR 314.108(b)(4); and
               (m) No effective financing statement naming Indevus as “debtor” or other instrument similar in effect covering all or any part of the Collateral is on file or recorded in any filing or recording office in the United States in favor of any Person other than Esprit.
          7.3 Additional Representations and Warranties of Esprit. Esprit represents and warrants to Indevus that as of the Execution Date and the Effective Date:
               (a) To the knowledge of Esprit, the Trademarks are not subject to any encumbrance, lien or claim of ownership by any Third Party, and no claim or demand has been asserted in writing against Esprit or any of its Affiliates alleging trademark infringement resulting from the use and/or registration of the SANCTURA Trademark; and
               (b) Esprit has utilized its own scientific, marketing and distribution expertise and experience to analyze and evaluate both the scientific and commercial value of the Products in the Field in the Territory and has solely relied on such analysis and evaluation in deciding to enter into this Agreement.
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          7.4 Disclaimer of Additional Warranties. EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY OTHER WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE, EVEN IF EITHER PARTY HAS BEEN ADVISED OF SUCH PURPOSE.
          7.5 Limitation of Liability. EXCEPT FOR A BREACH OF ARTICLE 11 OR FOR CLAIMS OF A THIRD PARTY WHICH ARE SUBJECT TO INDEMNIFICATION UNDER ARTICLE 13, NEITHER PARTY SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT, WHETHER UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, MULTIPLE, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS, LOSS OF USE, DAMAGE TO GOODWILL, OR LOSS OF BUSINESS).
     8. Patent Matters
          8.1 Ownership. The provisions of this Section 8.1 are qualified by and subject to the provisions of Section 5.6. As between the Parties, Indevus shall have and retain all right, title and interest in or Control over, as applicable, all Indevus Patent Rights, inventions, discoveries, and Indevus Know-How concerning Products in the Field, including formulations thereof, or methods of making or using same which have been made, conceived, reduced to practice or generated by its employees, agents, or other persons acting under its authority prior to the Effective Date. As between the Parties, during the Agreement Term, except as otherwise provided in and subject to the terms of this Agreement, (a) Indevus shall have and retain all rights, title and interest in all inventions, discoveries and know-how relating to Products, including formulations thereof, or methods of making or using same, or Improvements thereof, that are made, conceived, reduced to practice or generated, solely by Indevus’ employees, agents, or other persons acting under its authority (“Indevus Inventions”); (b) Esprit shall have and retain all rights, title and interest in all inventions, discoveries and know-how relating to Products, including formulations thereof, or methods of making or using same, or Improvements thereof, that are made, conceived, reduced to practice or generated, singly by Esprit’s employees, agents, or other persons acting under its authority (“Esprit Inventions”); and (c) the Parties shall jointly own all right, title and interest in its interest in all inventions, discoveries and know-how relating to Products, including formulations thereof, or methods of making or using same, or Improvements thereof, that are made, conceived, reduced to practice or generated jointly by Indevus’ employees, agents, or other persons acting under Indevus’ authority and Esprit’s employees, agents, or other persons acting under Esprit’s authority (“Joint Inventions”), subject to the license granted to Esprit in the Field under this Agreement. Indevus shall notify Esprit promptly of any Indevus Inventions, and Esprit shall notify Indevus promptly of any Esprit Inventions.
          8.2 Maintenance and Prosecution. Indevus shall have the first right to file, prosecute and maintain the Indevus Patent Rights and any patent application(s) or patent(s)
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arising from Joint Inventions in Indevus’ name, using patent counsel selected by Indevus and shall be responsible for the payment of all patent prosecution and maintenance costs. Indevus agrees to keep Esprit informed of the course of patent prosecution or other proceedings, including by providing Esprit with copies of office actions and communications received by Indevus from, and communications sent by Indevus to, the United States Patent and Trademark Office and foreign patent offices concerning such Patent Rights. Indevus shall solicit Esprit’s review of the nature and text of such patent applications and important prosecution matters related thereto in reasonably sufficient time prior to filing thereof, and Indevus shall take into account Esprit’s reasonable comments related thereto. Upon Indevus’ request, Esprit shall reasonably cooperate in the filing, prosecution or maintenance of any such patent application or patent. If Indevus elects not to file, prosecute or maintain a patent application or patent included in such Patent Rights in the Territory, it shall provide Esprit with no less than forty-five (45) days’ written advance notice sufficient to avoid any loss or forfeiture, and Esprit shall have the right, but not the obligation, at its sole expense, to file, prosecute or maintain such patent application or patent as owner thereof. Esprit shall have the sole right to file, prosecute and maintain any patent application(s) or patent(s) arising from the Esprit Inventions, at its sole expense.
          8.3 Third Party Infringement.
               (a) Each Party shall promptly give the other Party notice of any actual or suspected infringement in the Territory of any patent included in the Indevus Patent Rights and the Parties’ interests in Joint Inventions (collectively, the “Parties’ Patent Rights”), which comes to such Party’s attention. The Parties will thereafter consult and cooperate to determine a course of action, including the commencement of legal action by any Party.
               (b) Esprit shall have the first right to initiate and prosecute such legal action at its own expense and in the name of Indevus and/or Esprit, or to control the defense of any declaratory judgment action relating to the Parties’ Patent Rights in the Territory. Indevus shall render, at its expense, all assistance reasonably requested in connection with any action taken by Esprit or to prevent such infringement. However, the control of such action, including whether to initiate any legal proceeding and/or the settlement thereof, shall solely be under the control of Esprit; provided that Esprit shall not, settle any such claim or proceeding in a manner that materially adversely affects Indevus’ rights under this Agreement or which results in any material monetary payment by or financial loss to Indevus, without Indevus’ written consent, which consent shall not be unreasonably withheld.
               (c) If Esprit elects not to initiate and prosecute an infringement or defend a declaratory judgment action in any country in the Territory as provided in Section 8.3(b) and Indevus elects to do so, the cost of any agreed-upon course of action, including the costs of any legal action commenced or any declaratory judgment action defended, shall be borne solely by Indevus and any award of any damages shall be solely retained by Indevus, provided, however, that Indevus shall not enter into any settlement or compromise of any claim relating to the Parties’ Patent Rights licensed hereunder without the prior written consent of Esprit, which consent shall not be unreasonably withheld.
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               (d) For any such legal action or defense, in the event that any Party is unable to initiate, prosecute, or defend such action solely in its own name, the other Party will join such action voluntarily and will execute all documents necessary for the Party to prosecute, defend and maintain such action. In connection with any such action, the Parties will cooperate fully and will provide each other with any information or assistance that either reasonably may request. Any recovery or award obtained by either Party as a result of any such action or settlement shall be shared as follows:
                    (i) the Party that initiated and prosecuted, or maintained the defense of, the action shall recoup all of its costs and expenses (including reasonable attorneys’ fees) incurred in connection with the action, whether the recovery is by settlement or otherwise;
                    (ii) the other Party then shall, to the extent possible, recover its reasonably documented costs and expenses (including reasonable outside attorneys’ fees) incurred in connection with the action;
                    (iii) if Indevus initiated and prosecuted, or maintained the defense of, the action, the amount of any recovery remaining then shall be retained by Indevus; and
                    (iv) if Esprit initiated and prosecuted, or maintained the defense of, the action, the amount of any recovery remaining shall be retained by Esprit, except that Indevus shall receive a portion equivalent to the amount it would have received in accordance with the terms of this Agreement if such amount were deemed Net Sales of Esprit.
          8.4 Third Party Intellectual Property.
               (a) In the event that a Party becomes aware of any claim that the manufacture, import, use, offer for sale, or sale of a Product hereunder infringes the intellectual property rights of any Third Party in the Territory, such Party shall promptly notify the other Party.
               (b) Esprit shall have the first right, but not the obligation, to defend any action in the Territory related to the intellectual property rights of any Third Party or to initiate and prosecute legal action related to the intellectual property rights of any Third Party at its own expense and in the name of Indevus and/or Esprit. Indevus shall render, at its expense, all assistance reasonably requested in connection with any action taken by Esprit. However, the control of such action, including whether to initiate any legal proceeding and/or the settlement thereof, shall solely be under the control of Esprit; provided that Esprit shall not settle any such claim or proceeding in a manner that materially adversely affects Indevus’ rights under this Agreement or that results in any material monetary payment by or financial loss to Indevus, without Indevus’ written consent, which consent shall not be unreasonably withheld.
               (c) If Esprit elects not to defend an infringement action in any country in the Territory as provided in Section 8.4(b), and Indevus elects to do so, the cost of any agreed-
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upon course of action, including the costs of any legal action commenced or any infringement action defended, shall be borne solely by Indevus; provided that Indevus shall not enter into any settlement or compromise of any claim without the prior written consent of Esprit, which consent shall not be unreasonably withheld.
               (d) For any such legal action or defense, in the event that any Party is unable to initiate, prosecute, or defend such action solely in its own name, the other Party will join such action voluntarily and will execute all documents necessary for the Party to prosecute, defend and maintain such action. In connection with any such action, the Parties will cooperate fully and will provide each other with any information or assistance that either reasonably may request.
          8.5 Patent Term Extensions. The Parties shall cooperate with each other in obtaining patent term extensions or restorations or supplemental protection certificates or their equivalents in any country in the Territory where applicable and where desired by either Party. Any expenses incurred by the Parties in connection with the foregoing shall be (a) shared equally if both Parties agree to pursue such patent term extension or restoration or supplemental protection certificates or their equivalents or (b) borne by Esprit if Indevus does not agree that the Parties should pursue such patent term extension or restoration or supplemental protection certificates or their equivalents. If elections with respect to obtaining such extension or supplemental protection certificates are to be made, Indevus shall have the right but not the obligation to make the election. If Indevus chooses in its sole discretion not to pursue such patent term extension, then at Esprit’s request Indevus, shall authorize Esprit to act as Indevus’ agent for the purpose of making any application for any extensions of the term of any such Indevus Patent Rights in the Territory and Indevus shall provide all reasonable assistance therefore to Esprit at Esprit’s expense.
          8.6 Conflict with Certain Existing Agreements. To the extent that Indevus is not authorized under either the Madaus License or the Supernus Agreement, to grant Esprit any of the rights set forth in this Article 8 with respect to the filing, prosecution, maintenance and/or enforcement of any of the Indevus Patent Rights, Esprit’s rights under this Article 8 shall be limited to those which are permitted under such agreements in a manner to effectuate, to the greatest extent, the intent and purposes of this Article 8.
     9. Trademark Matters
          9.1 General. It is the intent of the Parties to use the Trademarks on and in connection with the marketing, sale, advertising and/or Promotion of Products in the Field in the Territory. The Parties acknowledge and agree that pursuant to the Original Agreement, Indevus assigned to Esprit its right, title and interest in the Territory to the Trademarks. Accordingly, as of the Effective Date, Esprit holds all right, title and interest in and to such Trademarks in the Territory, subject to the rights retained by or granted to Indevus herein. Esprit or its Affiliates consent to the use by Indevus or its Affiliates of the Trademarks in connection with the performance of Indevus’ or its Affiliate’s obligations and in connection with the programs and materials developed by Indevus pursuant to this Agreement.
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          9.2 Maintenance. Esprit, at is sole discretion, shall use commercially reasonable efforts to maintain all registrations of the Trademarks in the Territory. If necessary to permit Indevus to use the Trademarks as contemplated hereunder, Esprit shall make application to register Indevus as a permitted user or registered user of the Trademarks.
          9.3 Use of Trademark. All packaging materials, package inserts, labels, labeling, and marketing, sales, advertising and Promotional Materials relating to Products in the Field and distributed in the Territory shall properly display the Trademark notice in the form and style and with a placement determined by Esprit. Indevus shall not use any trademark that has not been approved by Esprit in connection with Promotional activities conducted under this Agreement.
          9.4 Enforcement. Esprit and Indevus shall cooperate with each other and use commercially reasonable efforts to protect the Trademarks from infringement by Third Parties. Without limiting the foregoing, each Party shall promptly notify the other Party of any known, threatened or suspected infringement, imitation or unauthorized use of or unfair competition relating to the Trademarks. Esprit shall have the first right to determine in its discretion whether to and to what extent to institute, prosecute and/or defend any action or proceedings involving or affecting any rights relating to the Trademarks in the Territory. Upon Esprit’s reasonable request, Indevus shall cooperate with and assist Esprit in any of Esprit’s enforcement efforts with respect to the Trademarks in the Territory. If Esprit determines not to take action against any actual or suspected infringement of the Trademark in the Territory within sixty (60) days after having become aware of such infringement, then Indevus shall have the right, but not the obligation, to bring or assume control of any action against the allegedly infringing Third Party as Indevus determines may be necessary in its sole discretion. In the event that Indevus brings or assumes control of any such action, then Esprit agrees to reasonably assist Indevus in connection therewith. The Parties shall share equally in all costs and expenses reasonably incurred by either of them in connection with any such action, and, following each Party’s recovery of its respective costs and expenses, the Parties will share equally in all money damages, if any, recovered in connection with such action.
          9.5 Avoidance of Confusion. Neither Indevus nor Esprit, nor any of their Affiliates, shall market, promote, sell and/or distribute in the Territory, or authorize or permit another to market, promote, sell and/or distribute in the Territory, any product other than a Product in the Field under the Trademarks or any confusingly similar trademark. Indevus and its Affiliates shall not, directly or indirectly, contest the validity of or Esprit’s rights in the Trademarks in the Territory or assist any Third Party in doing so. In the event that actual confusion should arise, or either Party reasonably believes that a likelihood of confusion may arise, in connection with the Parties’ respective uses of the Trademarks in the Territory, the Parties will fully cooperate in an effort to eliminate such confusion and to avoid the possibility of such a likelihood of confusion.
          9.6 Trademark Security Interest. In the event at any time during the Agreement Term, Esprit intends to grant to any Third Party any security interest in, or create any other lien or encumbrance on any of the Trademarks, Esprit shall, prior to taking any such action,
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in order to secure the payment and performance of Esprit’s obligations hereunder and under the Agreement, grant to Indevus a security interest in and to all of Esprit’s right, title and interest in the Trademarks (the “Trademark Security Interest”). Esprit will execute, deliver, file and record any statement, instrument, agreement or other document and take any other action (including, without limitation, any filings with the United States Patent and Trademark Office and any filings of financing or continuation statements under the Uniform Commercial Code) in order to create, preserve, upgrade in rank, perfect, confirm or validate the Trademark Security Interest or enable Indevus to obtain the full benefits of the Trademark Security Interest.
     10. Adverse Experiences
          10.1 The Development Committee shall establish operating procedures to report Adverse Experiences to the FDA in accordance with Laws; provided that, subject to Section 4.2(a), prior to the NDA Transfer Date, Indevus shall be responsible for the timely filing with the FDA of all Adverse Experience reports in the United States and after the NDA Transfer Date, Esprit shall be responsible for the timely filing with the FDA of all Adverse Experience reports in the United States. Such operating procedures shall provide for the exchange of safety information between the Parties sufficient to enable each Party to comply with its legal obligations to report to the FDA, include any measures necessary for each Party to comply with Laws applicable to such Party. Each Party shall promptly provide the other Party with copies of all such reports, analyses, summaries and all submissions to the FDA or any other governmental agency. The Adverse Experience procedures utilized in the preparation and filing of such reports will incorporate the provisions set forth in Section 10.2. The Parties agree to implement, or update any pharmacovigilance agreement in effect as of the Effective Date between the Parties, as applicable, concerning responsibilities and case exchange. The agreed procedures will be reviewed jointly on a regular basis or when there is a change in regulations governing Adverse Experience reporting.
          10.2 Esprit’s central safety department has established and shall continue to maintain a toll-free phone number for patients, physicians and others to report Adverse Experiences. The costs of such reporting and of all services provided by any Third Party contractor in connection with Adverse Experiences hereunder shall be borne by Esprit. As of the Effective Date, the Parties anticipate that Esprit or a Third Party contractor will timely collect reasonable information about the Adverse Experiences, initiate and conduct reasonably required investigations, interact with Indevus if physical or other testing of a Product appears to be reasonably required, determine the nature of the Adverse Experience based on data and reports it has obtained, and issue any reports, analyses or summaries of its activities as may be required by Law, including, prior to the NDA Transfer Date, providing to Indevus on a timely basis such reports, which, in form and substance, are necessary and appropriate for Indevus to file such periodic reports on a timely basis with the FDA. Copies of all such reports, including reports filed by Indevus with the FDA, will be promptly provided to Esprit.
          10.3 All safety related reports and correspondence shall be addressed to, for Esprit, Sharon Tonetta; or to such other safety representative as may be designated by Esprit., and for Indevus: Senior Vice President, Clinical Development and Medical Affairs, Indevus
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Pharmaceuticals, Inc., 33 Hayden Avenue, Lexington, MA 02421 (facsimile number 781-863-2564; telephone number 781-402-3444), or such other safety representative as may be designated by Esprit for Esprit or by Indevus for Indevus.
          10.4 Notwithstanding anything in this Article 10 to the contrary, prior to the NDA Transfer Date, Indevus shall have the right, at its own cost and expense, to conduct any investigations required under Law(s), and, subject to Section 4.2, to communicate with the FDA regarding the results of those investigations, regarding Products and Product quality; provided, however, that upon Indevus’ request, Esprit shall provide reasonable assistance and cooperation in connection with any such investigations at Indevus’ cost and expense.
     11. Confidentiality and Publicity
          11.1 Non-Disclosure and Non-Use Obligations. All Proprietary Information disclosed by one Party to the other Party hereunder shall be maintained in confidence and shall not be disclosed to any Third Party or used for any purpose except as expressly permitted herein without the prior written consent of the Party that disclosed the Proprietary Information to the other Party during the Agreement Term and for a period of seven (7) years thereafter. The foregoing non-disclosure and non-use obligations shall not apply to the extent that such Proprietary Information:
               (a) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by business records;
               (b) is or becomes properly in the public domain or knowledge without breach by either Party;
               (c) is subsequently disclosed to a receiving Party by a Third Party who, to the knowledge of the receiving Party, is lawfully able do so and, to the knowledge of the receiving Party, is not under an obligation of confidentiality to the disclosing Party; or
               (d) is developed by the receiving Party independently of Proprietary Information received from the other Party, as documented by research and development records.
          11.2 Permitted Disclosure of Proprietary Information. Notwithstanding Section 11.1, a Party receiving Proprietary Information of another Party may disclose such Proprietary Information:
               (a) to governmental or other regulatory agencies in order to obtain Patent Rights pursuant to this Agreement, or to gain approval to conduct clinical trials or to market Products, but such disclosure may be made only to the extent reasonably necessary to obtain such Patent Rights or authorizations and in accordance with the terms of this Agreement or as otherwise requested by the FDA;
               (b) in connection with the performance of this Agreement and solely on a need-to-know basis, to Affiliates; potential or actual collaborators (including potential
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sublicensees); potential or actual investment bankers, accountants, investors, lenders, or acquirers; or employees, independent contractors (including consultants and clinical investigators) or agents, each of whom prior to disclosure must be bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 11 or to counsel for such Party; provided, however, that the receiving Party shall (i) undertake reasonable precautions to safeguard and protect the confidentiality of the Proprietary Information; (ii) remain responsible for any failure by any Person who receives Proprietary Information pursuant to this Article 11 to treat such Proprietary Information as required under this Article 11; and (iii) take all reasonable measures to restrain the receiving Party and any such Persons from prohibited or unauthorized disclosure or use in violation of this Article 11; or
               (c) if required to be disclosed by Law or court order, provided that notice is promptly delivered to the non-disclosing Party in order to provide an opportunity to challenge or limit the disclosure obligations.
If and whenever any Proprietary Information is disclosed in accordance with this Section 11.2, such disclosure shall not cause any such information to cease to be Proprietary Information except to the extent that such disclosure results in a public disclosure of such information (other than in breach of this Agreement). Where reasonably possible and subject to Section 11.3, the receiving Party shall notify the disclosing Party of the receiving Party’s intent to make such disclosure pursuant to Sections 11.2(a)–(c) sufficiently prior to making such disclosure so as to allow the disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information, and the receiving Party shall cooperate with the disclosing Party in such efforts.
          11.3 Disclosure of Agreement to Governmental Authority. Without limiting any of the foregoing, it is understood that the Parties or their Affiliates may make disclosure of this Agreement and the terms hereof in any filings required by the United States Securities and Exchange Commission and any successor agency having substantially the same functions (the “SEC”), other governmental authority or securities exchange, may file this Agreement as an exhibit to any filing with the SEC, other governmental authority or securities exchange, and may distribute any such filing in the ordinary course of its business; provided, that, to the maximum extent allowable by the rules and regulations of the SEC, other governmental authority, or securities exchange, and except as required by Laws, Indevus and Esprit shall seek to redact any confidential information set forth in such filings, and each Party shall provide a draft of the redacted version of this Agreement to the other Party no less than five (5) Business Days prior to filing with the SEC, other governmental authority, or securities exchange, and give reasonable consideration to the other Party’s comments regarding any proposed redaction.
          11.4 Publications. Indevus and Esprit each acknowledge the other Party’s interest in publishing its results related to Products in the Field to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each Party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Accordingly, prior to the NDA Transfer Date, neither Party shall submit for written or oral publication any manuscript, abstract or the like relating to
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Products in the Field without the prior review by the other Party. Any Party proposing to submit such publication shall deliver the proposed publication or an outline of the oral disclosure at least ten (10) Business Days prior to planned submission or presentation (twenty-four (24) hours for a meeting abstract). At the reasonable request of the other Party, the submission of such publication may be delayed such that any issues of patent protection may be addressed. In the absence of any such request, upon expiration of the applicable period referred to in this Section 11.4 the publishing Party shall be free to proceed with the publication or presentation. If the other Party requests modifications to the publication to prevent disclosure of trade secret or proprietary business information prior to submission of the publication or presentation, the publishing Party shall so edit such publication. The contribution of each Party, if any, shall be noted in all publications or presentations by acknowledgment or co-authorship, whichever is appropriate.
          11.5 Other Public Statements.
               (a) Esprit and Indevus shall each ensure that no claims or representations in respect of Products in the Field or the characteristics thereof are made by or on behalf of itself (by members of its respective Sales Force or otherwise) that have not been approved by the Development Committee or the Marketing Committee, or that are not consistent with the Promotion Plan and with Law.
               (b) Except as set forth in this Agreement or as required by Law, neither Party shall make any press release or other public announcement or other disclosure to a Third Party concerning the existence of or terms of this Agreement or relating to Products in the Field without the prior written consent of the other Party, which consent shall include agreement upon the nature and text of such announcement or disclosure and shall not be unreasonably withheld. Each Party agrees to provide to the other Party a copy of any public announcement as soon as reasonably practicable under the circumstances prior to its scheduled release. Each Party shall have the right to expeditiously (but in any event within forty-eight (48) hours of receipt) review and recommend changes to any press release or announcement regarding this Agreement or the subject matter of this Agreement; provided, however that such right of review and recommendation shall only apply for the first time that specific information is to be disclosed, and shall not apply to the subsequent disclosure of substantially similar information that has previously been disclosed unless there have been material developments relating to Products since the date of the previous disclosure.
     12. Term and Termination
          12.1 Term and Expiration. Except for provisions expressly provided in Article 14 to be effective as of the Execution Date, this Agreement shall be effective as of the Effective Date and, unless terminated earlier pursuant to Section 12.2, shall extend for a period that shall expire on the later of (a) the twelfth (12th) anniversary of the launch date of Trospium Once-Daily in the Territory or (b) the expiration of the last to expire patent included in the Indevus Patent Rights covering Trospium Once-Daily in the Territory (the “Agreement Term”).
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          12.2 Early Termination.
               (a) Either Party may, without prejudice to any other remedies available to it under this Agreement or at law or in equity, terminate this Agreement prior to expiration of the Agreement Term in the event that the other Party (as used in this Section 12.2(a), the “Breaching Party”) has materially breached or defaulted in the performance of any of its material obligations hereunder, and has not cured such breach within (i) thirty (30) days after notice of such breach is provided by the non-breaching Party to the Breaching Party, in case such breach is a non-payment of any amount due under this Agreement (which shall be deemed a material breach of a material obligation) and (ii) sixty (60) days (or, if such breach cannot be cured within such sixty (60) day period, if the Breaching Party does not commence and diligently continue actions to cure such breach during such sixty (60) day period) after notice of such breach is provided by the non-breaching Party to the Breaching Party for other cases of breach. The termination shall become effective at the end of the (x) thirty (30) day period in case the breach is a non-payment of any amount due under this Agreement if the Breaching Party has not cured such breach during such thirty (30) day period, or (y) sixty (60) day period for other cases of breach unless (A) the Breaching Party cures such breach during such sixty (60) day period, or (B) if such breach is not susceptible to cure within such sixty (60) day period, the Breaching Party has commenced and is diligently pursuing a cure (unless such breach, by its nature, is incurable, in which case the Agreement may not be terminated unless the Breaching Party fails use its best commercially reasonable efforts to prevent a similar subsequent breach). The right of either Indevus or Esprit to terminate this Agreement as provided in this Section 12.2 shall not be affected in any way by such Party’s waiver or failure to take action with respect to any previous breach or default.
               (b) Either Party may, without prejudice to any other remedies available to it under this Agreement or at law or in equity, terminate this Agreement upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, in the case of any involuntary bankruptcy, reorganization, liquidation, receivership or assignment proceeding such right to terminate shall only become effective if such other Party consents to the involuntary proceeding or such proceeding is not dismissed within ninety (90) days after the filing thereof.
               (c) Notwithstanding Sections 12.2(a) and (b), if, at any time prior to the Effective Date, Indevus seeks to terminate the Original Agreement or this Agreement pursuant to Section 12.2(a) or (b), or any prior agreement between Indevus and Esprit, Indevus shall notify Allergan, in accordance with Section 15.4, of such situation as soon as practicable, and in any event at least thirty (30) days prior to such termination, and provide Allergan or its designated Affiliate an opportunity to (i) assume all rights and obligations of Esprit under this Agreement by assignment from Esprit and/or (ii) enter into an agreement with Indevus that provides Allergan and Indevus with substantially equivalent rights on substantially equivalent terms as those granted to Esprit or Indevus, respectively, under the agreement to be so terminated.
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               (d) Without prejudice to any other remedies available to it under this Agreement or at law or in equity, provided that Indevus has complied in all material respects with its obligations under this Agreement and Catalent has complied with its obligations under the Catalent Agreements, Indevus may terminate this Agreement on thirty (30) days written notice to Esprit, if Esprit (i) after having launched Trospium Once-Daily, discontinues commercial sale of Trospium Once-Daily for a period of [...***...] or more for reasons unrelated to Force Majeure, regulatory or safety issues or manufacturing or Product quality issues and subsequently fails to resume sales of Trospium Once-Daily within thirty (30) days of having been notified in writing of such failure by Indevus; and (ii) does not launch Trospium Once-Daily in the United States by the applicable date set forth in Section 5.1(b).
               (e) This Agreement, except for Article 14 which shall remain in full force and effect to amend and restate Article 14 of the Original Agreement with respect to provisions therein that are effective as of the Execution Date, shall terminate effective upon the effective date of termination of the Merger Agreement in accordance with its terms.
          12.3 Rights Not Affected. All rights and licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that Esprit and Indevus shall retain and may fully exercise all of their respective rights, remedies and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy or reorganization case by or against a Party under the Bankruptcy Code, the other Party shall be entitled to all applicable rights under Section 365 (including 365(n)) of the Bankruptcy Code. Upon rejection of this Agreement by a Party or a trustee in bankruptcy for such Party, pursuant to Section 365(n), the other Party may elect (a) to treat this Agreement as terminated by such rejection or (b) to retain its rights (including any right to enforce any exclusivity provision of this Agreement) to intellectual property (including any embodiment of such intellectual property) under this Agreement and under any agreement supplementary to this Agreement for the duration of this Agreement and any period for which this Agreement could have been extended by such other Party, subject, however, to the continued payment of all amounts owing under this Agreement, all of which amounts shall be deemed to be royalties for purposes of Section 365(n) of the Bankruptcy Code. Upon written request to the trustee in bankruptcy or bankrupt Party, the trustee or Party, as applicable, shall (i) provide to the other Party any intellectual property, including all Indevus Intellectual Property (including any embodiment of such intellectual property) held by the trustee or the bankrupt Party and shall provide to the other Party a complete duplicate of (or complete access to, as appropriate) any such intellectual property including all Indevus Intellectual Property and all embodiments of such intellectual property and (ii) not interfere with the rights of the other Party to such intellectual property as provided in this Agreement or any agreement supplementary to this Agreement, including any right to obtain such intellectual property (or such embodiment or duplicates thereof) from a Third Party.
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          12.4 Effect of Expiration or Termination.
               (a) By Indevus. In the event of termination of this Agreement by Indevus pursuant to Section 12.2(a), 12.2(b) or 12.2(d) (provided that Allergan does not exercise its right under Section 12.2(c) and Indevus and Allergan do not enter into the agreement referred to therein), the following shall be applicable: (i) Esprit shall promptly transfer to Indevus copies of all data, reports, records and materials in Esprit’s possession or Control that relate to the Products and return to Indevus all relevant records and materials in Esprit’s possession or Control containing Proprietary Information of Indevus (provided that Esprit may keep one (1) copy of such Proprietary Information of Indevus for archival purposes solely for the purpose of compliance with this Agreement) and (ii) Esprit shall transfer to Indevus ownership of any regulatory filings made or filed for Products in the Field in the Territory by Esprit or its designees. Subject to the payment of all amounts required hereunder, Esprit and its Affiliates shall have the right to sell or otherwise dispose of the stock of any Product subject to this Agreement on hand at the time of such termination or in process of manufacture; provided, however, that, at Indevus’ request, Esprit shall return to Indevus any Product that has not been sold or used within six (6) months following such termination and, if such termination is prior to the Processing Assumption Date, Indevus shall reimburse Esprit’s procurement costs related to such Product to the extent such costs have been previously been paid by Esprit to Indevus.
               (b) By Esprit. In the event of termination of this Agreement by Esprit pursuant to Section 12.2(a) or 12.2(b), Indevus shall promptly return to Esprit all relevant records and materials in Indevus’ possession or Control containing Proprietary Information of Esprit (provided that Indevus may keep one (1) copy of such Proprietary Information of the terminating Party for archival purposes solely for the purpose of compliance with this Agreement).
               (c) Expiration. Upon expiration of this Agreement, all rights and licenses granted to Esprit hereunder with respect to the Indevus Intellectual Property shall be deemed fully paid up and shall survive such expiration, and Esprit shall be relieved of any obligation to pay Indevus any royalties or other fees hereunder except those that accrued prior to the date of expiration.
               (d) Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination, including all accrued payment obligations arising under Article 6 and 14. In addition to any other provisions of this Agreement that, by their terms continue after the expiration of this Agreement, Articles 1 and 15, Sections 2.3, 4.2(e) (last sentence only), 7.4, 7.5, 8.1, 8.2 (provided that the nonbreaching Party shall have no obligations, and the breaching Party shall have no rights, under Section 8.2 after any termination of this Agreement by the nonbreaching Party pursuant to Section 12.2(a)), 9.1, 9.2, 12.4(a)–(c) (to the extent applicable), and this 12.4(d) shall survive the expiration or termination of this Agreement. Additionally, the provisions of Articles 11 and 13 shall survive the expiration or termination of this Agreement and shall continue in effect for seven (7) years after the date of expiration or termination. In addition, any other provisions required to interpret and enforce the Parties’ rights and obligations under this Agreement shall
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also survive, but only to the extent required for the full observation and performance of this Agreement. Any expiration or early termination of this Agreement shall be without prejudice to the rights of any Party against the other accrued or accruing under this Agreement prior to termination. Except as expressly set forth herein, the rights to terminate as set forth herein shall be in addition to all other rights and remedies available under this Agreement, at law, or in equity, or otherwise.
     13. Indemnification and Insurance
          13.1 Indemnity. For purposes of this Article 13, “Indevus Indemnified Parties” refers to Indevus, its Affiliates and the officers, directors, employees, shareholders, agents and successors and assigns of Indevus and its Affiliates, and “Esprit Indemnified Parties” refers to Esprit, its Affiliates and officers, directors, employees, shareholders, agents and successors and assigns of Esprit and its Affiliates.
          13.2 Esprit Indemnification. Esprit shall defend the Indevus Indemnified Parties from and against all suits, claims, actions, demands, complaints, lawsuits or other proceedings (other than Product Liability Claims, which are covered in Section 13.6), (collectively, “Claims”), that are brought by a Third Party, and shall indemnify and hold harmless to the fullest extent permitted by Law the Indevus Indemnified Parties from and against any and all Losses, that arise out of or are attributable to: (a) the Promotion, marketing, advertising, importation, offer for sale, or sale of Products in the Territory by or through Esprit or its Affiliates, or any of their respective employees, agents, contractors, representatives or other persons or entities working on their behalf; (b) Esprit’s negligence, recklessness or willful misconduct in exercising or performing any of its rights or obligations under this Agreement; (c) a material breach by Esprit of any of its obligations, representations, warranties or covenants under this Agreement; or (d) any failure by Esprit to comply with the Promotion Plan, including any failure to comply with the PDMA; provided, however, that Esprit shall not be obligated under this Section 13.2, to the extent it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such Claim that the Claim arose out of the negligence or wrongdoing on the part of Indevus.
          13.3 Indevus Indemnification. Indevus shall defend the Esprit Indemnified Parties from and against all Claims, in each case that are brought by a Third Party, and shall indemnify and hold harmless to the fullest extent permitted by Law the Esprit Indemnified Parties from and against any and all Losses that arise out of such Claims that are attributable to: (a) the Promotion, marketing, advertising, importation, offer for sale, or sale of Products in the Territory by or through Indevus or its Affiliates, or any of their respective employees, agents, contractors, representatives or other persons or entities working on their behalf; (b) Indevus’ negligence, recklessness or willful misconduct in exercising or performing any of its rights or obligations under this Agreement; (c) a material breach by Indevus of any of its obligations, representations, warranties or covenants under this Agreement; (d) any failure by Indevus to comply with the Promotion Plan, including any failure to comply with the PDMA; or (e) any actual or alleged infringement or violation of any patent, trade secret, copyright, trademark, or other proprietary rights of a Third Party arising from the manufacture, use, sale, offer for sale, or
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importation in the Field of the Compound and/or any Product obtained under the terms of this Agreement from Indevus; provided, however, that Indevus shall not be obligated under this Section 13.3, to the extent it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such Claim that the Claim arose out of the negligence or wrongdoing on the part of Esprit.
          13.4 Indemnification Procedure.
               (a) Each Party shall promptly notify the other Party in writing of any Claim or Losses for which it is entitled to indemnification pursuant to Section 13.2 or 13.3, as applicable. Concurrent with the provision of notice pursuant to this section, the Indemnified Party shall provide to the other Party copies of any complaint, summons, praecipe, subpoena or other court filings or correspondence related to such Claim and will give such other information with respect thereto as the other Party shall reasonably request. The Indemnifying Party and Indemnified Party shall meet to discuss how to respond to such Claim. Failure to provide prompt notice shall not relieve any Party of the duty to defend or indemnify except to the extent such failure materially prejudices the defense of any matter. Each Party agrees that it will take reasonable steps to minimize the burdens of the litigation on witnesses and on the ongoing business of the Indemnified Parties, including making reasonable accommodations to witnesses’ schedules when possible and seeking appropriate protective orders limiting the duration and/or location of depositions.
               (b) Should either Party dispute that any Claim or portion of a Claim (“Disputed Claim”) of which it receives notice pursuant to Section 13.4(a), is an indemnifiable Claim, it shall so notify the other Party providing written notice in sufficient time to permit such other Party to retain counsel and timely appear, answer and/or move in any such action. In such event, such other Party shall defend against such Claim; provided, however, that such other Party shall not settle any Claim that it contends is an indemnified Claim without providing the Indemnifying Party ten (10) Business Days’ notice prior to any such settlement and an opportunity to assume the defense and indemnification of such Claim pursuant to this Agreement. If it is determined that a Disputed Claim is subject to indemnification, the Indemnifying Party will reimburse the costs and expenses, including reasonable attorneys’ fees, of the Indemnified Party.
          13.5 Defense of Claims. Esprit shall undertake the defense of any Claims that are not subject to indemnification by Indevus under Section 13.3 (provided that, if Esprit declines or fails to assume such role, Indevus shall be entitled to assume such role). The Parties shall bear equally all defense costs, including reasonable fees of attorneys, accountants or other experts, as incurred. Indevus shall have the right to participate in the defense of any such Claim utilizing attorneys of its choice, at its own expense. Indevus shall have a reasonable opportunity to participate in decision-making with respect to the strategy of such defense, and the Parties shall reasonably cooperate with each other in connection with the implementation thereof. Esprit shall keep any counsel selected by Indevus reasonably informed of the status and progress of the defense and shall consult with any counsel selected by Indevus on all material aspects of the defense, including settlement, of such Claim, provided, however, that (a) Indevus shall have
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exclusive control of the defense of any Claim for which an Esprit Indemnified Party seeks indemnification from Indevus under Section 13.3, (b) any Indevus Indemnified Party shall be entitled to assume the defense of any Claim with respect to such Indevus Indemnified Party, upon written notice to Esprit pursuant to this Article 13, in which case Esprit shall be relieved of liability under Section 13.2 for such Claim; and (c) in the event of a Claim brought against one Party containing allegations of liability based on such Party’s exercise or performing, or failure to exercise or perform any of its rights or obligations under this Agreement, such Party shall control and bear financial responsibility for its own defense, unless the other Party agrees to control and bear financial responsibility of such defense and Claim.
          13.6 Settlement of Indemnified Claims. The Indemnifying Party under Section 13.2 or 13.3, as applicable, shall have the sole authority to settle any Indemnified Claim without the consent of the other Party; provided, however, that an Indemnifying Party shall not, without the written consent of the other Party, as part of any settlement or compromise (a) admit to liability on the part of the other Party; (b) agree to an injunction against the other Party; or (c) settle any matter in a manner that separately apportions fault to the other Party. The Parties further agree that as part of the settlement of any Indemnified Claim, an Indemnifying Party shall obtain a full, complete and unconditional release from the claimant on behalf of the Indemnified Parties.
          13.7 Product Liability Claims. Other than Claims for which either Party is obligated to indemnify the other Party under Section 13.2 or 13.3, the following shall apply to Losses arising out of or resulting from any Product Liability Claim, regardless of legal theory.
               (a) Each Party shall give the other prompt written notice of any Product Liability Claim, but failure to provide such prompt notice shall not relieve any Party of the duty to defend or indemnify unless such failure materially prejudices the defense of any matter. With respect to each Product Liability Claim, the Parties shall determine by mutual agreement, within twenty (20) days following their receipt of notice of the commencement of or assertion of such Product Liability Claim (or such lesser period of time as may be required to properly respond to such Product Liability Claim) which Party shall undertake the defense thereof. Should the Parties be unable to agree on who shall undertake the defense of any Product Liability Claim, Esprit shall be entitled to assume such role, provided, however, that absent an agreement by the Parties to the contrary, Indevus shall reimburse Esprit for fifty percent (50%) of defense costs, including reasonable fees of attorneys, accountants or other experts retained by Esprit, as incurred, and if Esprit declines or fails to assume such role, Indevus shall be entitled to assume such role and Esprit shall reimburse Indevus for fifty percent (50%) of defense costs, including reasonable fees of attorneys, accountants or other experts retained by Indevus, as incurred.
               (b) The Party undertaking the defense of any Product Liability Claim (the “Controlling Party”) shall consult with the other Party on all material aspects of the defense, including settlement, of such Product Liability Claim, and the other Party shall have a reasonable opportunity to participate in decision-making with respect to the strategy of such defense, and the Parties shall reasonably cooperate with each other in connection with the
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implementation thereof. The non-Controlling Party shall also have the right to participate in the defense of any Product Liability Claim utilizing attorneys of its choice, at its own expense. In furtherance of the Parties’ cooperation, the Controlling Party will consult with the other Party regarding strategic decisions, including the retention of counsel for defense of any Product Liability Claim. The Controlling Party will otherwise keep the other Party reasonably informed of the status and progress of the defense and any settlement discussions concerning each Product Liability Claim, and the Parties shall provide each other with all reasonably requested assistance and will reasonably cooperate with each other in connection therewith. Each Party agrees that it will take reasonable steps to minimize the burdens of the litigation on witnesses and on the ongoing business of the Indemnified Parties including making reasonable accommodations to witnesses’ schedules when possible and seeking appropriate protective orders limiting the duration and/or location of depositions.
               (c) The Parties shall negotiate in good faith to enter into a joint defense agreement as soon as reasonably practicable after the commencement of any Product Liability Claim which agreement shall, among other things: (i) establish procedures to allocate between the Parties the responsibility for Losses arising out of or resulting from Product Liability Claims (giving effect to, among other factors, the nature of the Product Liability Claim); (ii) establish procedures as are reasonably necessary to permit the Parties to reconcile their actual payments for such Losses with their allocable share of responsibility for such Losses on a quarterly basis; and (iii) provide for procedures with respect to any settlement of a Product Liability Claim; provided, however, that (x) to the extent it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such Product Liability Claim that the Losses resulting from such Product Liability Claim resulted from the manufacture of Products by or through Indevus or its Affiliates or any of their respective employees, agents, contractors, representatives or other persons or entities working on their behalf, then Indevus shall bear financial responsibility for all such Losses, unless Esprit agrees to control and bear financial responsibility of such defense and Product Liability Claim; (y) to the extent it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such Product Liability Claim that the Losses resulting from such Product Liability Claim resulted from the manufacture of Products by or through Esprit or its Affiliates or any of their respective employees, agents, contractors, representatives or other persons or entities working on their behalf, then Esprit shall bear financial responsibility for all such Losses, unless Indevus agrees to control and bear financial responsibility of such defense and Product Liability Claim; and (z) if the Parties are unable to agree to a mutually acceptable joint defense agreement, the matter shall be submitted to binding arbitration for resolution.
               (d) Product Liability Claims shall be governed exclusively by the provisions of this Section 13.6 and, except in accordance with this Section 13.6, neither Party shall seek from the other Party any indemnity or other recovery on account of any such Product Liability Claims; provided, however, that nothing in this Section 13.6 shall limit either Party’s liability to the other Party for damages on account of any breach by such Party of its representations, warranties, covenants or agreements under this Agreement.
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          13.8 Insurance. Each Party shall maintain, commencing as of the Effective Date and for a period of three (3) years after any expiration of termination of this Agreement, a Commercial General Liability Insurance policy or policies (including coverage for Product Liability, Contractual Liability, Bodily Injury, Property Damage and Personal Injury), with minimum limits of [...***...] per occurrence and in the aggregate. Such insurance shall insure against all liability arising out of the manufacture, use, sale, distribution, or marketing of Products in the Territory. During the Agreement Term, each Party shall not permit such insurance to be reduced (other than by payment of Claims), expired or canceled without reasonable prior written notice to the other Party. Upon request each Party shall provide Certificates of Insurance to the other Party evidencing the coverage specified herein. Except as expressly stated herein, a Party’s liability to the other is in no way limited to the extent of the Party’s insurance coverage. The Parties agree that neither Party shall be deemed to be an additional insured under the terms of their respective insurance policies. The Parties further agree that neither Party shall be deemed to be an additional insured vendor under such policies.
     14. Orders and Supply
          14.1 Orders and Terms of Sale. In the Territory and in the Field, during the Agreement Term, Esprit shall have the sole right to (a) receive, accept and fill orders for Finished Product and Samples, (b) control invoicing, order processing and collection of accounts receivable for Product sales, and (c) book all Net Sales and record Product sales in its books of account. Esprit shall have the sole right and responsibility for establishing and modifying the commercial terms and conditions with respect to the sale and distribution of Products hereunder, including matters such as the price at which Products will be sold and whether any discounts, rebates or other deductions should be made, paid or allowed, it being understood that certain of such matters shall be incorporated in the Promotion Plan developed pursuant to Section 5.2. Esprit shall notify Indevus in writing of such changes at the time such information is provided by Esprit to its Sales Force.
          14.2 Misdirected Orders. During the Agreement Term, except in the event specifically authorized in writing to do so by Esprit, (a) Indevus will not accept or fill purchase orders for Products in the Field in the Territory and will not process billing or returns with respect to such Products (and in any event Indevus shall have no obligation to do so); and (b) at no time shall Indevus have any power or authority to accept or reject orders on behalf of Esprit. If, for any reason, Indevus receives orders for Products hereunder, Indevus shall forward such orders to Esprit (or if directed by Esprit to Esprit’s wholesalers) promptly, for acceptance or rejection.
          14.3 Product Returns. If any quantities of Products are returned to Indevus during the Agreement Term, Indevus shall notify Esprit as soon as practicable and ship them to the facility designated by Esprit, with any reasonable or authorized shipping or other documented direct cost to be paid by Esprit. Indevus, at its option, may advise the customer who made the return that such Products should have been returned to Esprit, but shall take no other steps in respect of any return without the consent of Esprit.
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          14.4 Supply Obligations. Subject to the terms and conditions of this Agreement, during the period beginning on the Execution Date and expiring on the NDA Transfer Date (“Supply Term”), Indevus (or its designees) shall supply to Esprit quantities of Finished Products and/or Samples requested by Esprit in accordance with this Article 14 for use in the Territory, and Esprit shall purchase from Indevus all its requirements of Finished Products and/or Samples at the applicable Supply Price; provided that, such obligations shall terminate (a) as of the NDA Transfer Date with respect to Trospium Twice-Daily, and (b) as of the Processing Assumption Date with respect to Trospium Once-Daily. Notwithstanding the foregoing, Indevus shall, from and after the NDA Transfer Date, (a) continue to have the right, but not the obligation to supply Esprit with Finished Product and Samples of Trospium Twice-Daily, or (b) if so requested by Esprit, use commercially reasonable efforts at any time prior to the NDA Transfer Date to assign to Esprit the Madaus Supply Agreement and Indevus’ rights and obligations thereunder. The Parties acknowledge and agree that Indevus intends to obtain such Finished Products and Samples through contractual arrangements with Third Party Manufacturers and that Indevus’ obligations hereunder shall be subject to the terms of its agreements with Madaus, Catalent, and Helsinn and any other Third Party Manufacturer approved by the Parties. The Supply Committee will discuss and address any issues resulting from the failure to meet the requirements of this Section 14.4. Esprit shall place orders for the quantities requested by its Affiliates, and either have Indevus ship directly to such Affiliates or to Esprit for its reshipment to such Affiliates.
          14.5 Forecasts for Products.
               (a) Trospium Twice-Daily.
                    (i) The total quantity of Finished Product and Samples of Trospium Twice-Daily forecasted for any twelve (12) month period specified herein shall be the “Annual Forecast Amount.” Attached hereto as Schedule 14.5(a) is Esprit’s forecast of its orders for Finished Products and/or Samples of Trospium Twice-Daily for the twelve (12) Calendar Quarters commencing with the Calendar Quarter ending December 31, 2007, broken down by month for the initial Annual Forecast Amount of such forecast (the “Trospium Twice-Daily Forecast”). Esprit shall provide Indevus on September 1, 2008 and September 1 of each Calendar Year thereafter during the Supply Term, with an updated nonbinding [...***...] Trospium Twice-Daily Forecast (broken down by month for the initial Annual Forecast Amount of each such forecast) of its orders for Finished Products and/or Samples of Trospium Twice-Daily. Esprit shall be required to purchase at least [...***...] of the first Annual Forecast Amount included in each such forecast delivered pursuant to this Section 14.5(a). Except for the first Annual Forecast Amount included in any forecast delivered pursuant to this Section 14.5(a), such forecast will not be binding in any way. Each Trospium Twice-Daily Forecast shall supersede any previous forecast of the Annual Forecast Amount for each of such twelve (12) month period, except that it shall not alter or effect the [...***...] minimum purchase requirement of the initial Annual Forecast Amount included in earlier forecasts.
                    (ii) In the event that the Annual Purchased Amount with respect to the first twelve (12) months included in a forecast delivered pursuant to Section
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14.5(a)(i) does not equal or exceed [...***...] of the first Annual Forecast Amount included in such forecast, Esprit shall reimburse Indevus for any Minimum Supply Fees paid by Indevus pursuant to Section 4.1(c) of the Madaus Supply Agreement. The Parties shall cooperate in good faith to minimize the Minimum Supply Fee.
               (b) Trospium Once-Daily.
                    (i) Attached hereto as Schedule 14.5(b) is Esprit’s forecast of its orders for Finished Products and/or Samples of Trospium Once-Daily for the [...***...] Calendar Quarters commencing with the Calendar Quarter ending December 31, 2007, broken down on a quarterly basis (the “Initial Trospium Once-Daily Forecast”). The Initial Trospium Once-Daily Forecast shall provide for, with respect to the Calendar Quarter ending December 31, 2007, orders for delivery of [...***...] of Trospium Once-Daily. Esprit shall provide to Indevus, (i) on January 2, 2008 for the period beginning on the first day of the third Calendar Quarter of 2008 and ending on the last day of the second Calendar Quarter of 2009, and (ii) on April 1, 2008 for the period beginning on the first day of the fourth Calendar Quarter of 2008 and ending at the end on the last day of the third Calendar Quarter of 2009, an updated written forecast of its orders of Finished Products and/or Samples, broken down on a quarterly basis and stating the quantities for each of Finished Products and/or Samples for Trospium Once-Daily (the Initial Trospium Once-Daily Forecast and each subsequent forecast, a “Rolling Forecast”). Notwithstanding anything to the contrary, all Rolling Forecasts shall be terminated as of the Processing Assumption Date, except that Esprit shall continue to be responsible for the Firm Commitment portion of any Rolling Forecast submitted by Esprit to Indevus prior to the Processing Assumption Date.
                    (ii) The first three (3) Calendar Quarters with respect to the Initial Trospium Once-Daily Forecast, and the first Calendar Quarter of each Rolling Forecast provided after the launch date of Trospium Once-Daily, shall constitute a firm order for the aggregate quantities of Trospium Once-Daily Finished Product and Samples specified therein and a binding commitment to submit Purchase Orders for the aggregate quantities of Trospium Once-Daily Finished Product and Samples specified therein (“Firm Commitment”) and the following Calendar Quarters of each Rolling Forecast shall be non-binding, good faith estimates for planning purposes only and shall not constitute binding commitments by Esprit to purchase Trospium Once-Daily Finished Product and Samples. Each Rolling Forecast provided by Esprit shall supersede any previous Rolling Forecast solely with respect to Calendar Quarters that were not previously part of the Firm Commitment portion of the Rolling Forecast.
                    (iii) Minimum Requirements. During each successive twelve (12) month period (each, a “Requirement Year”) commencing after the expiration of the Launch Period and expiring after Esprit has submitted Purchase Orders for an aggregate of at least [...***...] of Trospium Once-Daily, Esprit shall submit Purchase Orders for at least an aggregate of [...***...] of Trospium Once-Daily (“Minimum Requirement”), subject to pro rata adjustment for any Requirement Year that is not a full twelve (12) month period. If Esprit does not satisfy such Minimum Requirement during any Requirement Year, within thirty (30) days after the end of such Requirement Year, Esprit shall pay Indevus an amount equal to the
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difference between (A) the total amount Esprit would have paid to Indevus if the Minimum Requirement had been fulfilled, and (B) the total amount Esprit paid Indevus based on the number of capsules of Trospium Once-Daily that were the subject of all Purchase Orders for Trospium Once-Daily submitted to Indevus in accordance with this Agreement during the just-concluded Requirement Year.
          14.6 Purchase Orders. Notwithstanding the terms in Section 14.5, prior to the desired delivery date, Esprit shall submit a firm, binding, non-cancelable purchase order on the standard purchase order forms of Esprit of its requirements for Finished Product and Samples for the aggregate number of units of Finished Product and Samples specified in the Firm Commitment portion of the Rolling Forecast (“Purchase Order”) specifying delivery dates for each Batch as follows: (a) not later than the Execution Date, for deliveries requested during the Calendar Quarters ending December 31, 2007 (provided that the quantity of Trospium Once-Daily requested for delivery during such Calendar Quarter shall be [...***...] of Trospium Once-Daily), March 31, 2008 and June 30, 2008 (provided that the quantity of Trospium Once-Daily requested for delivery during each of such Calendar Quarters shall be [...***...] of Trospium Once-Daily) (the “Initial Purchase Orders”); and (b) at least [...***...] before the requested delivery dates for deliveries of Finished Product and Samples requested during any subsequent Calendar Quarters; provided that Indevus shall be authorized to order sufficient quantities of Compound based on the Firm Commitment portions of the previously provided forecasts and Esprit shall reimburse Indevus for its Product Procurement Costs associated with any quantities of Compound so ordered that are not included, pursuant to this Section 14.6 in a Purchase Order for Finished Product and Samples. Each Purchase Order covering any Firm Commitment portion of a Rolling Forecast shall be for [...***...] quantities of Finished Product and Samples constituting the applicable binding portion, with respect to Trospium Twice-Daily, or the Firm Commitment portion, with respect to Trospium Once-Daily, of the applicable forecasts submitted under Section 14.5. Each Purchase Order shall conform to the terms of this Agreement and shall be consistent with the obligations of Helsinn and Catalent under the Helsinn Agreements and the Catalent Agreements, respectively. Indevus will promptly confirm receipt and acceptance of each such Purchase Order. Indevus shall use Commercially Reasonable Efforts to fulfill orders made hereunder by delivering the Finished Products and/or Samples ordered on the specified delivery date.
          14.7 Delivery. All Finished Products and/or Samples to be delivered pursuant to this Agreement shall be delivered in accordance with this Section 14.7, and the Specifications and suitably packed for shipment, and marked for shipment to the final destination point indicated in Esprit’s Purchase Order. Delivery will not be complete unless each shipment is accompanied by a Certificate of Analysis and Compliance (as defined in this Section 14.7) and any required export documentation. All Finished Product and Samples supplied to Esprit hereunder (other than [...***...] manufactured under [...***...] ) shall have the longest remaining shelf life reasonably possible, but in any event not less than [...***...], based on [...***...] dating, after delivery to Esprit. The shipping packaging used in connection with deliveries of Finished Products and/or Samples shall be in accordance with cGMP with respect to protection of the Finished Products and/or Samples during transportation, taking into consideration the mode(s) of transport Esprit has elected to use for each such shipment, the final destination point of each such
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shipment and reasonable expectations as to shipment time duration and possible delays associated therewith. Indevus will deliver or cause to be delivered all Finished Products and/or Samples to the carrier nominated by Esprit at a point selected by Indevus. If Esprit nominates a Third Party other than a carrier to receive the Finished Products and/or Samples, Indevus shall be deemed to have fulfilled its obligation to deliver the Finished Products and/or Samples when the Finished Products and/or Samples are delivered to that Third Party. Title and risk of loss shall transfer to Esprit upon delivery, F.O.B. to the carrier or Third Party designated by Esprit. For purposes of this Section 14.7, “Certificate of Analysis and Compliance” means a document as determined by mutual agreement of the Parties, signed by the designated quality manager of Indevus or Indevus’ Third Party Manufacturer, as applicable, and provided by such Person to Esprit, that sets forth the analytical test results against the Specifications for a specified Batch or lot of Finished Products and/or Samples and that certifies that each Batch or lot of Finished Products and/or Samples was produced and tested in compliance with the Specifications, cGMPs, the master Batch record and all applicable FDA Approvals.
     14.8 Supply Price and Payments.
               (a) Invoices and Payments. Except as set forth herein, Indevus shall submit invoices to Esprit for Finished Products and/or Samples promptly after delivery to the carrier or Third Party designated by Esprit under Section 14.7. Payment shall be made in accordance with Section 14.8(b). All relevant terms of Section 6.4 with respect to payments to Indevus hereunder shall apply to the payment of invoices for the supply of Finished Products and/or Samples. Payments hereunder shall be in United States dollars.
               (b) Supply Price. Prior to the Processing Assumption Date with respect to Trospium Once-Daily, and prior to the NDA Transfer Date with respect to Trospium Twice-Daily, Esprit shall purchase Finished Products and/or Samples from Indevus at a purchase price equal to the Product Procurement Costs incurred by Indevus for the applicable Product (the “Supply Price”). The Supply Price shall be established and paid as follows:
                    (i) Initial Purchase Orders. Esprit shall pay Indevus on the Effective Date by wire transfer of immediately available funds the Forecasted Supply Price for all quantities of Trospium Once-Daily Finished Product and Samples specified in the Initial Purchase Orders.
                    (ii) Forecasted Supply Price. Set forth on Schedule 14.8(b) is a forecasted Supply Price for Finished Products and/or Samples, broken down for Trospium Twice-Daily and Trospium Once-Daily, that shall apply for all quantities of Finished Products and/or Samples of the applicable Product purchased by Esprit from Indevus prior to the Processing Assumption Date (the “Forecasted Supply Price”). By August 31 of each Calendar Year, beginning on August 31, 2008, until the NDA Transfer Date, Indevus shall provide Esprit with an updated Forecasted Supply Price with respect to Trospium Twice-Daily for the following twelve (12) month period. The Parties acknowledge that the Forecasted Supply Price for Finished Products and/or Samples is a good faith estimate of what Indevus believes the average Supply Price will be for Finished Products and/or Samples to be purchased by Esprit during the
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applicable twelve (12) month period, based on the forecasts provided and to be provided by Esprit with respect to the applicable Finished Product and Samples for the corresponding periods under Section 14.5. Unless otherwise agreed by the Parties, Esprit shall be invoiced at the Forecasted Supply Price for all Finished Products and/or Samples purchased by Esprit during the applicable twelve (12) month period promptly after shipment by Indevus or its Third Party Manufacturer. Except as set forth in subsection (i) above, payments of the Forecasted Supply Price shall be made by Esprit within thirty (30) days after Esprit’s receipt of the invoice (or, for amounts in dispute pursuant to Section 14.10(d), within ten (10) days after the date the dispute is resolved), and shall be subject to the true-up provided for in Section 14.8(b)(iii).
                    (iii) True-up of Supply Price. Within sixty (60) days following the Processing Assumption Date with respect to Trospium Once-Daily, and sixty (60) days following August 31, 2008 and each subsequent twelve (12) month period ending August 31 thereafter with respect to Trospium Twice-Daily, Indevus shall provide Esprit a preliminary report estimating Indevus’ calculation of the actual Supply Price for the aggregate shipments of Finished Products and/or Samples supplied to Esprit for the period covered by such report (the “Actual Shipment Supply Price”), which calculation shall state the amount by which the Forecasted Supply Price for the applicable Product exceeded or was less than the Actual Shipment Supply Price for such shipments. To the extent that volume estimates are needed for such calculation, annualized volumes shall be utilized. In addition, with respect to Trospium Twice-Daily, the report shall include a calculation of the actual quantity of Samples purchased by Esprit for that year as a percentage of the Annual Purchased Amount for that year and any reconciliation caused by the difference between such actual quantity and the quantity of Samples used to determine the Forecasted Supply Price for Trospium Twice-Daily. In the event the Forecasted Supply Price for the applicable Product exceeds the Actual Shipment Supply Price for such period, Esprit shall credit the amount of such deviation from the next payment due Indevus under Section 6.4; provided that Indevus shall reimburse Esprit any amounts not so credited in the event that such amounts are greater than the payments due to Indevus in such payment under Section 6.4. In the event the Forecasted Supply Price for the applicable Product was less than the Actual Shipment Supply Price for such period, Esprit shall pay the amount of such deviation with the next payment due Indevus under Section 6.4. Within thirty (30) days following the end of the first complete Calendar Quarter ending after the date of the preliminary reports referred to above, if there are any deviations from the amounts set forth in the preliminary reports referred to above, Indevus shall provide Esprit with a written report including Indevus’ final determination of the figures set forth in the preliminary reports referred to above and any deviations from the Actual Shipment Supply Price shall be addressed similarly to the deviations referred to in the preceding two sentences. Upon the expiration or any termination of this Agreement, any then unpaid true-up payments of the Supply Price shall be made by the Party owing such payment to the other Party within thirty (30) days after such expiration or termination.
                    (iv) Notwithstanding the foregoing, Esprit shall be permitted to credit against any payments due under Sections 14.8(b)(i)–(iii), an amount equal to the Supply Price for commercial quantities of capsules contained in the [...***...] of Trospium Once-Daily manufactured under [...***...] to the extent previously paid with respect to such commercial
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quantities, which amounts will be set forth in detail in a report provided by Indevus concurrently with the first invoice delivered to Esprit pursuant to Section 14.8(a), and which amounts Indevus acknowledges has been paid as of the Execution Date. For clarity, such amount shall include the cost of any packaging and any overhead and additional quality control/quality assurance work allocated to such commercial quantities, to the extent such amounts have been previously paid with respect to such commercial quantities as set forth in such report.
          14.9 Conformity; Specifications; Quality Control.
               (a) All quantities of Finished Products and/or Samples supplied by Indevus pursuant to this Article 14 will conform in all material respects to the Specifications.
               (b) Indevus shall conduct, or cause to be conducted, quality control testing of Finished Products and/or Samples prior to shipment, in accordance with the Specifications as are in effect from time to time and such other quality control testing procedures adopted by Indevus from time to time.
               (c) Each Party shall have the right, at reasonable times and upon reasonable notice, to inspect and audit all facilities at which Finished Products and/or Samples are manufactured and quality control tested pursuant to this Article 14 for compliance with cGMP, subject to Indevus’ existing agreements with Third Party Manufacturers.
               (d) The Parties agree to negotiate in good faith to enter into a mutually agreeable quality control agreement relating to, (i) prior to the Processing Assumption Date, the supply by Indevus to Esprit under this Agreement of Trospium Once-Daily Finished Products and/or Samples, (ii) prior to the NDA Transfer Date, the supply by Indevus to Esprit under this Agreement of Trospium Twice-Daily Finished Products and/or Samples, and (iii) after the Processing Assumption Date (A) and prior to the NDA Transfer Date, the supply by Esprit under this Agreement of Trospium Once-Daily Finished Products and/or Samples, and (B) if the Ex-US Supply Agreement is entered into, the supply by Esprit to Indevus of Trospium Once-Daily Finished Products and/or Samples or bulk capsules of Trospium Once-Daily prior to being in its finished, labeled and packaged form, for use in jurisdictions outside the Territory.
          14.10 Inspection; Non-conformance.
               (a) Inspection Upon Delivery. Upon receipt of the Finished Products and/or Samples in any shipment, Esprit or its designee may inspect such Finished Products and/or Samples and assay samples thereof. If Esprit finds that any Finished Products and/or Samples delivered to Esprit hereunder fails to meet Specifications upon delivery to Esprit, then Esprit shall provide Indevus with a written notice (the “Non-conformance Notice”) within five (5) days after determination of non-conformance and within thirty (30) days after receipt of such Finished Products and/or Samples by Esprit. Esprit shall retain the Finished Products and/or Samples claimed to be non-conforming and Indevus or its designee shall have the right to inspect such Finished Products and/or Samples. In the event Indevus does not respond in writing, within
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thirty (30) days after the date of a Non-conformance Notice, Indevus shall be deemed to be in agreement with Esprit’s determination of non-conformance.
               (b) Undisputed Claims. Indevus shall, if it agrees with Esprit’s determination of non-conformance, replace any such non-conforming Finished Products and/or Samples with an equal quantity of Finished Products and/or Samples complying with the Specifications at no additional cost to Esprit and without undue delay; provided that Catalent, Helsinn and Madaus have not breached their respective obligations relating to the supply of Compound, Finished Products and/or Samples, as applicable, under the Catalent Agreements, the Helsinn Agreements, the Madaus Supply Agreement, respectively. Esprit shall dispose of any Finished Products and/or Samples that are not in compliance with the Specifications at Indevus’ cost, except that Esprit shall follow any reasonable instructions from Indevus to return to Indevus or its designee or otherwise dispose of such non-conforming Finished Products and/or Samples in another manner at Indevus’ cost. If Indevus is in agreement with the determination of non-conformance, Esprit may credit any amounts representing any charges relating to such non-conforming and replacement Finished Products and/or Samples or receive a refund of any amounts paid. In the event that any Finished Products and/or Samples shipment or Batch thereof is ultimately agreed or found to meet the Specifications, Esprit shall accept and pay for such shipment or Batch.
               (c) Prior to the Processing Assumption Date, Indevus will assume responsibility for all FDA mandated tests for the Finished Products and/or Samples as described in or committed to in the applicable Product NDA.
               (d) Disputed Claims. If Indevus does not agree with Esprit’s determination of non-conformance, then Indevus shall provide Esprit with a written notice of such disagreement within thirty (30) days after receipt of the Non-Conformance Notice, responding to Esprit’s claim. The Supply Committee shall use commercially reasonable efforts to resolve such disagreement within ten (10) Business Days after Esprit’s receipt of Indevus’ notice of disagreement. In the event that the Supply Committee cannot resolve the issue, the Supply Committee shall submit the disputed Finished Products and/or Samples to an independent testing laboratory, to be agreed upon by the Supply Committee, for testing in accordance with the Testing Methods. The findings of such laboratory shall be binding on the Parties, absent manifest error. Expenses of such independent testing shall be borne by either Esprit or Indevus depending on which Party’s testing results were in error. Until such time as the disagreement is resolved, no Finished Products and/or Samples from the lot tested shall be released.
          14.11 Inventory Management. Esprit shall maintain inventory of Finished Products and/or Samples in accordance with Esprit’s usual and customary inventory management practices that Esprit applies to its other products.
          14.12 Shortages; Failure to Supply. If for any reason Indevus shall be, or reasonably believes that it shall be, unable to satisfy Esprit’s ordered quantities for Finished Products and/or Samples pursuant to Purchase Orders submitted under Section 14.6, then Indevus shall: (a) give Esprit prompt notice thereof, (b) if such failure to supply lasts for a
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consecutive [...***...] period, implement Commercially Reasonable Efforts to remedy such shortage, and (c) if such inability is partial, fulfill firm orders with such quantities of Finished Products and/or Samples as are available and shall continue to use its Commercially Reasonable Efforts to fulfill orders on a timely basis. If Indevus fails to supply on a timely basis the quantities of Finished Products and/or Samples ordered pursuant to Section 14.6, in addition to any other remedy available to Esprit, at Esprit’s sole discretion and upon notice to Indevus, such shortfall may be carried over and added to the quantity of such Finished Products and/or Samples forecasted for the next delivery. Absent any such notice from Esprit, however, there shall be no such carryover, and Esprit shall not be obligated to accept a late delivery of shortfall. If Indevus or its Third Party Manufacturer delivers a greater quantity of Finished Products and/or Samples than has been ordered, Esprit shall not be obligated to purchase such overage and, at Indevus’ option, Esprit may dispose of same or return same to Indevus or its Third Party manufacturer at Indevus’ direction and expense. Esprit shall, however, have the option to treat such overage as an advance delivery of the next quantity to be delivered or, alternatively, to accept and pay for such overage.
          14.13 Assumption of Processing Activities.
               (a) On the Processing Assumption Date, Esprit shall be required to assume responsibility for the performance of the Processing Activities in the Territory performed as of the Processing Assumption Date by Indevus (but not its Third Party Manufacturers) in the Territory, subject to and in accordance with the provisions of this Section 14.13. Esprit shall provide written notice to Indevus of the Processing Assumption Date at least ninety (90) days prior to the projected Processing Assumption Date. Thereupon, the Parties, in coordination with the Supply Committee, shall establish a plan for Esprit to so undertake such activities, which plan shall include the activities set forth in this Section 14.13. Notwithstanding anything to the contrary set forth in this Agreement, Indevus shall, prior to or after, as applicable, the Processing Assumption Date, complete the activities set forth on Schedule 14.13(a).
               (b) Notwithstanding anything to the contrary set forth in this Agreement, Esprit’s assumption of responsibility for the performance of all or any portion of any Processing Activities then being conducted by Indevus or through Catalent and/or Helsinn shall include Esprit’s assumption of Indevus’ obligations under the Catalent Agreements and/or Helsinn Agreements with respect to Trospium Once-Daily, including any minimum purchase requirements or obligations or amounts required to be paid by Indevus to Catalent and/or Helsinn, as applicable, in the event of any early termination of the Catalent Agreements or Helsinn Agreements, as applicable.
               (c) Technology Transfer. Promptly following Indevus’ receipt of Esprit’s written notice of the Processing Assumption Date and thereafter for at least one hundred twenty (120) days, Indevus shall commence the transfer to Esprit or its designee, or, to the extent permitted under the applicable agreements with Indevus’ Third Party Manufacturer(s), use reasonable efforts to arrange for the applicable Third Party Manufacturer to commence the transfer to Esprit, of all technical information, regulatory information and other information and materials reasonably necessary for Esprit to assume responsibility for the Processing Activities
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under Section 14.13(a), and the Parties shall establish such operational procedures as are reasonably necessary for Esprit to assume such responsibility. In connection therewith, Esprit shall agree in writing to the same confidentiality obligations to which Indevus is then subject with respect to any such Third Party Manufacturer(s). Such transfer shall include reasonable time to consult with Indevus’ technical personnel (and, to the extent available, its Third Party Manufacturer(s)’ technical personnel) with respect to the Processing Activities during the transfer and for a period of up to six (6) months after the Processing Assumption Date. Indevus shall use commercially reasonable efforts to cause its Third Party Manufacturer(s) to provide Esprit with such access to such personnel and activities.
               (d) On the Processing Assumption Date, (i) the license under Section 2.1(c) shall become effective, (ii) if the Ex-US Supply Agreement is entered into between the Parties, the Catalent Agreement, and all rights and obligations thereunder, shall be assigned to and assumed by Esprit in its entirety, (iii) if the Ex-US Supply Agreement is not entered into between the Parties, the Catalent Agreement, and all rights and obligations thereunder relating to the manufacture and supply of Finished Product and Samples of Trospium Once-Daily in the Territory, shall be assigned to and assumed by Esprit, (iv) Esprit shall assume Indevus’ obligations under all Purchase Orders submitted by Indevus to its Third Party Manufacturers to satisfy Trospium Once-Daily Purchase Orders submitted by Esprit prior to the Processing Assumption Date, (v) if Indevus has exercised the Ex-US Supply Option, Indevus and Esprit shall enter into the Ex-US Supply Agreement, and (vi) either (A) the Helsinn Agreements, and all rights and obligations thereunder, shall be assigned to and assumed by Esprit in its entirety, or (B) in the event that Helsinn reasonably withholds its consent to assignment of the Helsinn Agreements to Esprit, Indevus will use commercially reasonable efforts to have Esprit added as a co-party to the Helsinn Agreements or allow Espirit and Helsinn to enter into a new supply agreement for Compound. If Esprit assumes the rights and obligations of the Helsinn Agreements in their entirety, Espirit will be obligated to supply Indevus under the same terms and condition of the Helsinn Agreements; provided that Indevus shall assign the Helsinn Agreements to Esprit on or before the NDA Transfer Date.
               (e) Payment Obligations.
                    (i) Reimbursement of Expenses. Esprit shall bear and reimburse Indevus for any out of pocket expenses actually incurred by Indevus and payable to any Third Party Manufacturer in connection with such transfers and activities or Esprit’s assumption of the Processing Activities.
                    (ii) Supply Price Payments. In addition to any payments of the Supply Price for Products shipped prior to the Processing Assumption Date, within thirty (30) days after the Processing Assumption Date, Esprit shall reimburse Indevus for the Supply Price to the extent incurred by Indevus with respect to supply of Products by Third Parties prior to the Processing Assumption Date with respect to Trospium Once-Daily Purchase Orders submitted by Esprit prior to the Processing Assumption Date but for which the Forecasted Supply Price has not yet been paid by Esprit; provided that such Products are held for the
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account of or delivered to Esprit and/or Esprit’s designee. For clarity, in no event shall a charge based on the same inventory be required to be paid more than once.
                    (iii) Unused Inventory of Compound. In addition to any payments required as a result of the true-up of the Supply Price for Finished Products and/or Samples shipped prior to the Processing Assumption Date in accordance with Section 14.8(b), after the Processing Assumption Date, at Indevus’ request, Esprit shall purchase from Indevus all or any portion of Compound in inventory as of the Processing Assumption Date that meets applicable specifications at a price equal to Indevus’ Product Procurement Cost for such Compound. For clarity, in no event shall a charge based on the same inventory be required to be paid more than once.
                    (iv) Payments to Madaus. After the Processing Assumption Date, Esprit shall continue to be responsible for and shall pay Indevus the payments required to be paid by Indevus to Madaus under Section 3.7(b)(2) of the Madaus License.
               (f) Transfer of Responsibility. Unless and until transfer of the Processing Activities has been transferred to Esprit and Esprit shall have acknowledged in writing to Indevus that Esprit is ready to assume responsibility for such Processing Activities on a specified Processing Assumption Date, Indevus shall remain responsible for such Processing Activities hereunder. Upon Esprit’s assumption of such Processing Activities, Indevus shall be relieved from all its obligations hereunder as they apply to the Processing Activities.
          14.14 Ex-US Supply Agreement. Indevus shall have the option (the “Ex-US Supply Option”) to request that, commencing at any time on or after the Processing Assumption Date, Esprit supply bulk drug product of Trospium Once-Daily, in the form prior to being in its finished and package form and as manufactured for the Territory, to Indevus and/or its designees for jurisdictions outside the Territory. In the event Indevus elects to exercise the Ex-US Supply Option, it shall provide a written notice of such election to Esprit. The Parties shall then negotiate in good faith to enter into the Ex-US Supply Agreement, which shall in any event contain terms and conditions intended to ensure compliance with the supply obligations of Article V of the Madaus License and Supply Agreement, within sixty (60) days after the date of such election notice.
     15. Miscellaneous
          15.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement during the period of time when such failure or delay is caused by or results from a Force Majeure event or act, omission or delay in acting by the other Party. The affected Party shall notify the other Party of such Force Majeure circumstances as soon as reasonably practicable.
          15.2 Assignment. The Agreement may not be assigned or otherwise transferred without the prior written consent of the other Party; provided, however, that:
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               (a) Indevus may assign this Agreement to an Affiliate or a Third Party in connection with the transfer or sale of its business or all or substantially all of its assets or in the event of a merger, consolidation, change in control or similar corporate transaction, without such consent; provided, however, that such assignment shall not relieve Indevus of its responsibilities for performance of its obligations under this Agreement, and further provided that, in the event of any such assignment, any payment due to Esprit under this Agreement must be received in its full amount by Esprit in the United States without any withholding or deduction therefrom and any payment made by Esprit to any such Indevus assignee organized in a country outside the United States shall be net of any applicable withholding tax; and
               (b) Esprit may assign this Agreement to any Affiliate of Esprit at the time of such assignment or in connection with the transfer or sale of Esprit’s business or all or substantially all of Esprit’s assets as a whole or in the event of a merger, consolidation, change in control or similar corporate transaction with respect to Esprit (any of the foregoing, for purposes of this Section 15.2, a “Corporate Transaction”), without such consent; provided, however, that:
                    (i) such consent shall be required in connection with the transfer or sale of all or substantially all of Esprit’s assets relating to Product or the subject matter of this Agreement, except where such transfer or sale would constitute a transfer or sale of all or substantially all of Esprit’s assets as a whole and would constitute a Corporate Transaction;
                    (ii) in the event Esprit or any of its Affiliates: (A) signs a definitive agreement with respect to a Corporate Transaction by operation of which Esprit or any of its Affiliates would (1) acquire a product which causes the Department of Justice or the Federal Trade Commission (or any successor or other federal agency similar thereto) to require the divestiture of a product other than a Product or of a Product (a “Divestiture Causing Product”), or (2) be acquired by or merge with a Third Party who has a Divestiture Causing Product; or (B) as a result of any other event or transaction or series of events or transactions, engages in a Corporate Transaction that results in the common ownership of both Product and a Divesture Causing Product; then Esprit or its Affiliate (or the other Party to the Corporate Transaction) shall divest the Divesture Causing Product, provided that any divestiture of Product will result in the automatic termination of this Agreement; and
                    (iii) such assignment shall not relieve Esprit of its responsibilities for performance of its obligations under this Agreement, and further provided that, in the event of any such assignment, any payment due to Indevus under this Agreement must be received in its full amount by Indevus in the United States without any withholding or deduction therefrom and any payment made by Indevus to any such Esprit assignee organized in a country outside the United States shall be net of any applicable withholding tax.
This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.
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          15.3 Severability. In the event that any of the provisions contained in this Agreement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. In such event, the Parties covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.
          15.4 Notices.
                      (a) Correspondence, reports, documentation, and any other communication in writing between the Parties in the course of ordinary implementation of this Agreement (but not including any notice required by this Agreement) shall be in writing and delivered by hand, sent by facsimile, or by overnight express mail (e.g., FedEx) to any one (1) member of the Development Committee, Marketing Committee, or Supply Committee as applicable, appointed by the Party which is to receive such written communication, or any other way as the Development Committee, Marketing Committee, or Supply Committee, as applicable, deems appropriate.
                      (b) Extraordinary notices and communications (including notices of termination, force majeure, material breach, change of address, or any other notices required by this Agreement) shall be in writing and shall be deemed to have been given when delivered in person, or sent by overnight courier service (e.g., FedEx), postage prepaid, or by facsimile confirmed by prepaid registered or certified air mail letter or by overnight express mail (e.g., FedEx), or sent by prepaid certified or registered air mail, return receipt requested, to the following addresses of the parties (or to such other address or addresses as may be specified from time to time in a written notice), and shall be deemed to have been properly served to the addressee upon receipt of such written communication, to the following addresses of the Parties:
     if to Indevus to:
INDEVUS PHARMACEUTICALS, INC.
33 Hayden Avenue
Lexington, MA 02421
Attention: Chief Executive Officer
Fax No.: 781-862-3859
     if to Esprit to:
ESPRIT PHARMA, INC.
2 Tower Center Boulevard
East Brunswick, NJ 08816
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Attention: Vice President and General Counsel
Fax No.: 732-828-9954
     with a copy to:
ALLERGAN, INC.
2525 Dupont Drive
Irvine, CA 92612
Attention: General Counsel
Fax No.: 714-246-4774
or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if personally delivered or sent by facsimile on a Business Day, upon confirmed delivery by nationally-recognized overnight courier if so delivered and on the third Business Day following the date of mailing if sent by registered or certified mail.
          15.5 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in all material respects or otherwise are breached. Accordingly, and notwithstanding anything herein to the contrary, each of the Parties agree that the other Party shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement, and/or to enforce specifically this Agreement and the terms and provisions hereof, in any action instituted in any court or tribunal having jurisdiction over the Parties and the matter, without posting any bond or other security, and that such injunctive relief shall be in addition to any other remedies to which such Party may be entitled, at law or in equity.
          15.6 Applicable Law and Venue. This Agreement shall be governed by the laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York State or federal court sitting in the City of New York, County of Manhattan, and the Parties hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive any defense of an inconvenient forum to the maintenance of any such action or proceeding. The United Nations Convention On Contracts For The International Sale Of Goods shall not apply in any action, suit or proceeding arising out of or relating to this Agreement.
          15.7 Entire Agreement. This Agreement, including the schedules hereto, contains the entire understanding of the Parties with respect to the subject matter of this Agreement. All express or implied agreements and understandings, either oral or written, made on or before the Execution Date, including any offering letters or term sheets, are expressly superseded by this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by all Parties. Notwithstanding the foregoing, on and after the Execution Date and prior to the Effective Date, the provisions of the Original Agreement shall continue to apply with respect to all rights and obligations of the Parties, and with respect to any period(s) occurring or ending, prior to the Effective Date; and the provisions
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of the Original Agreement will be amended, superseded and replaced by this Agreement with respect to all rights and obligations of the Parties, and with respect to any period(s) occurring or commencing, as of and after the Effective Date; provided, however, that, notwithstanding the foregoing, the provisions of Article 14 (including all defined terms used in such provisions) shall be effective as of, and will apply with respect to all rights and obligations of the Parties, and with respect to any period(s) occurring or commencing, as of and after the Execution Date.
          15.8 Independent Contractors. It is expressly agreed that the Parties shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, that shall be binding on the other Party, without the prior consent of such other Party.
          15.9 Waiver. The waiver by a Party hereto of any right hereunder or the failure to perform or of a breach by another Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.
          15.10 Headings; References; Interpretation. The captions to the several Articles, Schedules or Sections of this Agreement are not a part of the Agreement, but are merely guides or labels to assist in locating and reading the several Articles, Schedules or Sections of this Agreement. Where words and phrases are used herein in the singular, such usage is intended to include the plural forms where appropriate to the context, and vice versa. The words “including”, “includes” and “such as” are used in their non-limiting sense and have the same meaning as “including without limitation” and “including but not limited to”. Any reference in this Agreement to an Article, Schedule or Section shall, unless otherwise specifically provided, be to an Article, Schedule or Section of this Agreement. “Herein” means anywhere in this Agreement. “Hereunder” and “hereto” means under or pursuant to any provision of this Agreement.
          15.11 Release. On the Execution Date the Esprit shall deliver to Indevus, and Indevus shall deliver to Esprit, the mutual release in the form attached hereto as Exhibit 15.11. As a condition precedent to the effectiveness of this Agreement, on the Effective Date, the Parties shall deliver a bring-down mutual release in the form attached hereto as Exhibit 15.11.
          15.12 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to the Agreement transmitted by fax, by email in “portable document format” (“.pdf”) or by any other electronic means intended to preserve the original graphic and pictorial appearance of the Agreement shall have the same effect as physical delivery of the paper document bearing original signature.
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     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date.

INDEVUS PHARMACEUTICALS, INC.

By:
Name:	Glenn L. Cooper, M.D.
Title:	Chairman and Chief Executive Officer

ESPRIT PHARMA, INC.

By:
Name:	John T. Spitznagel
Title:	Chief Executive Officer
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SCHEDULES
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SCHEDULE 1.47
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SCHEDULE 3.1
Development Committee Members
Indevus designees:
[...***...]
Esprit designees:
[...***...]
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SCHEDULE 3.2
Marketing Committee Members
Indevus designees:
[...***...]
Esprit designees:
[...***...]
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SCHEDULE 3.3
Supply Committee Members
Indevus designees:
[...***...]
Esprit designees:
[...***...]
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SCHEDULE 14.5(a)
[...***...]
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SCHEDULE 14.5(b)
[...***...]
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SCHEDULE 14.8(b)
Forecasted Supply Price
Trospium Once-Daily:
[...***...]
Trospium Twice-Daily:
[...***...]
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SCHEDULE 14.13(a)
Manufacturing Scale-Up Requirement
Prior to the Processing Assumption Date, a validated scaled-up [...***...] for Trospium Once-Daily Finished Product utilizing [...***...].
Prior to the Processing Assumption Date, successful execution means completion of a formal validation protocol that requires at least [...***...] full-scale production Batches.
Prior to [...***...] after the Processing Assumption Date, Indevus shall support such validated process until a success rate of [...***...] is achieved on a total of at least of [...***...] production Batches.
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SCHEDULE 15.11
Release
MUTUAL RELEASE AGREEMENT
     This MUTUAL RELEASE AGREEMENT (this “Agreement”) is made as of the Execution [or Effective, for the bring-down release] Date (as defined in the Amended and Restated Agreement (as defined below)), by and between Esprit Pharma, Inc., a Delaware corporation (“Esprit”), and Indevus Pharmaceuticals, Inc., a Delaware corporation (“Indevus”). Esprit and Indevus are also individually referred herein as a “Party,” or collectively as the “Parties.”
RECITALS
     A. Esprit (as the successor-in-interest to Odyssey Pharmaceuticals, Inc.) and Indevus are parties to that certain License, Commercialization and Supply Agreement, effective as of April 6, 2004, as amended by Amendment No. 1 thereto, dated as of April 30, 2005, as further amended by the Amendment and Consent Agreement, dated as of May 14, 2005 (collectively, the “Original Agreement”).
     B. In connection with the acquisition of Esprit Pharma Holding Company, Inc., the parent of Esprit, by Allergan, Inc., Esprit and Indevus believe it to be in their best interest to amend and restate the Original Agreement by entering into an Amended and Restated License, Commercialization and Supply Agreement (the “Amended and Restated Agreement”).
     C. As a condition to entering into the Amended and Restated Agreement, each of the Parties desire to release any and all Claims (as defined below) either Party has against the other, subject to the terms and conditions of and except as otherwise set forth herein.
AGREEMENT
     NOW, THEREFORE, in reliance on the mutual covenants, releases, agreements and conditions contained herein and subject to the provisions and terms of this Agreement and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows:
     1. Release by Esprit. Effective as of the date hereof, Esprit, on behalf of itself and its (a) successors, assigns, subsidiaries, predecessors, successors-in-interest and purchasers [for bring down, including Allergan]; and (b) Affiliates, officers, directors, executives, employees, and attorneys of Esprit, solely in their respective capacity as Affiliates, officers, directors, executives, employees, and attorneys, of Esprit, and solely to the extent that Esprit has the authority to legally bind such individuals or entities (the “Esprit Representatives”), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of
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Indevus and the Indevus Representatives (as defined in Section 2) (but, with respect to the Indevus Representatives listed in Section 2(b), only in their capacity as Affiliates, officers, directors, executives, employees, and attorneys, of Indevus) from and against any and all past and present disputes, claims, controversies, demands, rights, actions, liabilities, suits, causes of action, obligations, duties, debts, liens, losses, costs, expenses (including, without limitation, attorneys’ fees) and damages of every nature, kind and description (including, without limitation, breaches of the Original Agreement or the Amended and Restated Agreement), but excluding continuing obligations under the Original Agreement or Article 14 of the Amended and Restated Agreement that have not, as of the Execution Date [for bring down: during the period from and after the Execution Date and prior to the Effective Date], resulted from a breach of the Original Agreement or Amended and Restated Agreement (any and all of the above, “Claims”) that any of Esprit or such Esprit Representatives now has against any of Indevus or such Indevus Representatives, except for those Claims set forth on Schedule A hereto.
     2. Release by Indevus. Effective as of the date hereof, Indevus, on behalf of itself and its (a) successors, assigns, subsidiaries, predecessors, successors-in-interest and purchasers; and (b) Affiliates, officers, directors, executives, employees, and attorneys solely in their respective capacity as Affiliates, officers, directors, executives, employees, and attorneys, of Indevus, and solely to the extent that Indevus has the authority to legally bind such individuals and entities (the “Indevus Representatives,” and, together with the Esprit Representatives, “Representatives,” as applicable), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of Esprit [and Allergan [ to be included in Effective Date bring down release]] and the Esprit Representatives (but, with respect to the Esprit Representatives listed in Section 1(b), only in their capacity as Affiliates, officers, directors, executives, employees, and attorneys, of Esprit) from and against any and all Claims that any of Indevus or such Indevus Representatives now has against any of Esprit [and Allergan [ to be included in Effective Date bring down release]] or such Esprit Representatives, except for those Claims set forth on Schedule B hereto.
     3. Section 1542 Waiver. Each Party, on its own behalf and on behalf of its respective Representatives, (a) represents, warrants and acknowledges that such Party has had, or has had and waived, the opportunity to be advised by independent legal counsel as to the contents of Section 1542 of the Civil Code of the State of California (an any analogous law of any other state, locality or other jurisdiction) and (b) hereby expressly waives the benefits and protections thereof and any rights such Party may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
Each Party, on its behalf and on behalf of its Representatives, understands and acknowledges the
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significance and consequence of its specific waiver of Section 1542 of the Civil Code of the State of California and hereby assumes full responsibility for any injuries, damages, and losses which it may incur as a result of its waiver of Section 1542 of the Civil Code of the State of California.
     4. Agreement as Bar to Future Actions. The Parties understand and agree that this Agreement may be pleaded as a full and complete defense to, and may be used as the basis of an injunction (without the requirement of any security or undertaking) or order of dismissal with prejudice by any court of competent jurisdiction, against any motion, suit, or other proceeding that may be instituted, prosecuted, or attempted by either of the Parties hereto in breach of this Agreement. The Parties further agree that if one of them (the “Breaching Party”) should hereafter commence any suit or otherwise assert any claim against one of the other Party (the “Non-Breaching Party”) concerning any of the Claims released by this Agreement, the Breaching Party shall be unconditionally obligated to pay to the Non-Breaching Party all of such Non-Breaching Party’s reasonable costs of defense against such claim, including but not limited to such Non-Breaching Party’s reasonable attorneys’ fees and all other costs of suit.
     5. Representations and Warranties. Each Party hereby represents and warrants that as of the Execution Date [to be Effective Date for bring-down release]:
     (a) neither the Party or its Representatives has assigned, transferred, conveyed or otherwise disposed of any Claim against the other Party or its Representatives, or any direct or indirect interest in any such Claim, in whole or in part;
     (b) to the best of such Party’s knowledge, no other person or entity has any interest in any of the released Claims;
     (c) this Agreement has been duly and validly executed and delivered by such Party;
     (d) neither the execution and delivery of this Agreement nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which such Party or any of its Representatives is a party or by which such Party or any of its Representatives is bound, or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which such Party or any of its Representatives is subject; and
     (e) no authorization, instruction, waiver, consent or approval of any person or entity is required to be obtained by such Party or any of such Party’s Representatives in connection with the execution and delivery of this Agreement or the performance hereof.
     6. Modification/Waivers. This Agreement may only be modified, amended or changed by an agreement in writing signed by both Parties.
     7. Binding Effect. This Agreement and each provision hereof shall bind and inure to the benefit of the respective heirs, successors, transferees, assigns and personal representatives
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     of the Parties.
     8. Governing Law. This Agreement shall be deemed to have been entered into in the State of New York and all questions concerning the validity, interpretation, or performance of any of its terms or provisions or of any rights or obligations of the Parties hereto shall be governed by and resolved in accordance with the laws of the State of New York.
     9. Venue and Jurisdiction. Each Party, on its behalf and on behalf of its Representatives, hereby agrees that any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced by a Party in a state or federal court located in the State of New York. Each Party, on its behalf and on behalf of its Representatives, hereby:
     (a) expressly and irrevocably consents and submits to the nonexclusive jurisdiction of each state and federal court located in the State of New York in connection with any such legal proceeding;
     (b) agrees that each state and federal court located in the State of New York shall be deemed to be a convenient forum;
     (c) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of New York, any claim that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court; and
     (d) agrees that nothing contained in this Agreement shall be deemed to limit or otherwise affect the right of a Party to raise this Agreement as a defense in any legal proceeding in any other forum or jurisdiction.
     10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
     11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes and all of which, when taken together, shall constitute one and the same agreement.
[signature pages follows]
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     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Execution Date [To be Effective Date for bring down release].

INDEVUS PHARMACEUTICALS, INC.

By:
Name:	Glenn L. Cooper, M.D.
Title:	Chairman and Chief Executive Officer

ESPRIT PHARMA, INC.

By:
Name:
Title:

[signature pages to Mutual Release Agreement]
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SCHEDULE A
EXCLUDED ESPRIT CLAIMS
1. With respect to the Release dated as of the Execution Date: None.
2. With respect to the Release dated as of the Effective Date: any Claims with respect to payments that have become due under and pursuant to the Original Agreement or Article 14 of the Amended and Restated Agreement on or after the Execution Date and that are unpaid as of the Effective Date, as specifically scheduled below.
[To be added in release dated as of the Effective Date.]
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SCHEDULE B
EXCLUDED INDEVUS CLAIMS
1. With respect to the Release dated as of the Execution Date: None.
2. With respect to the Release dated as of the Effective Date: any Claims with respect to payments that have become due under and pursuant to the Original Agreement or Article 14 of the Amended and Restated Agreement on or after the Execution Date and that are unpaid as of the Effective Date, as specifically scheduled below.
[To be added in release dated as of the Effective Date.]
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EXHIBIT D
ESCROW AGREEMENT
     THIS ESCROW AGREEMENT (this “Agreement”) dated as of October ___, 2007 by and among [Parent], Inc., a Delaware corporation (“Parent”), Andrew J. Einhorn as agent and attorney-in-fact (the “Representative”) for certain stockholders of [Sprite], Inc., a Delaware corporation (the “Company” and, after the Effective Time, the “Surviving Corporation”), and [                                        ], as escrow agent (the “Escrow Agent”).
RECITALS
     Pursuant to the Agreement and Plan of Merger dated as of September 18, 2007 (the “Merger Agreement”) by and among Parent, Esmeralde Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), the Company and the Representative, Merger Sub will merge with and into the Company and the Company will become a wholly-owned subsidiary of Parent. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. All interest or other income earned from the investment of the Escrow Funds or any portion thereof (the “Earnings”) shall not become part of the Escrow Funds and shall not be made available to satisfy Parent Claims.
     Parent will deliver or cause to be delivered to the Escrow Agent an amount in cash equal to the sum of Twenty Seven Million Seven Hundred Fifty Thousand Dollars ($27,750,000) (the “Indemnification Escrow Amount”) and One Million Dollars ($1,000,000) (the “Net Working Capital Escrow Amount”) at the Closing pursuant to Section 3.02 of the Merger Agreement, which amounts (the “Escrow Funds”), are to be held in escrow by the Escrow Agent pursuant hereto and released in accordance with the terms hereof.
     NOW, THEREFORE, the parties agree as follows:
     SECTION 1. Escrow Funds Subject to Agreement. The Escrow Agent hereby agrees to act as escrow agent subject to the terms of this Agreement. The Escrow Agent shall accept delivery of, hold and safeguard the Escrow Funds in an escrow account specifically established and maintained for the purpose outlined below (the “Escrow Account”) pursuant to the terms hereof.
     SECTION 2. Investment of Escrow Funds. The Escrow Funds shall be invested by the Escrow Agent in Permitted Investments. The term “Permitted Investments” means the following investments so long as they have maturities of ninety (90) days or less: (a) obligations issued or guaranteed by the United States or by any person controlled or supervised by or acting as an instrumentality of the United States or by any person controlled or supervised by or acting as an instrumentality of the United States pursuant to authority granted by Congress; (b) obligations issued or guaranteed by any state or political subdivision thereof rated either AAA or higher, or MIG 1 or higher, by Moody’s Investors Service, Inc. (“Moody’s”) or AAA or higher, or an equivalent, by Standard & Poor’s Corporation (“Standard & Poor’s”), both of New York, New York, or their successors; (c) commercial or finance paper which is rated either Prime-1 or higher or an equivalent by Moody’s or A-1 or higher or an equivalent by Standard & Poor’s or their successors; and (d) certificates of deposit or time deposits of banks or trust companies, organized under the laws of the United States and having minimum equity of $500,000,000. The Escrow Agent shall be entitled to rely upon the written certification of Parent and the

Representative as to the characterization of the investment as a Permitted Investment, and shall have no liability to ascertain whether or not the investment is a Permitted Investment. In the absence of such written directions, the Escrow Agent shall invest the Escrow Funds in the [                                        ]. The parties acknowledge that shares in this mutual fund are not obligations of the Escrow Agent, are not deposits and are not insured by the FDIC. The Escrow Agent or its affiliate may be compensated by the mutual fund for services rendered in its capacity as investment advisor, or other service provider, and such compensation is both described in detail in the prospectus for the fund, and is in addition to compensation, if any, paid to the Escrow Agent in its capacity as escrow agent hereunder. Until disbursement pursuant to the terms hereof, Earnings will be deposited into the Escrow Account and invested with the Escrow Funds. The Escrow Agent shall not be accountable for any losses resulting from the sale or depreciation in the market value of such investments thereof, unless such loss results from the Escrow Agent’s gross negligence, fraud or willful misconduct.
     SECTION 3. Tax Treatment and Reporting.
     (a) The parties hereto agree to treat the Escrow Funds as owned by Parent and not received by the Escrow Participants unless and until paid to the Escrow Participants pursuant to this Agreement, and to file all Tax Returns on a basis consistent with such treatment.
     (b) The parties hereto agree that, for Tax reporting purposes, Earnings in any Tax year shall be treated as having been realized by the Escrow Participants for United States federal income tax purposes. Unless otherwise required by law, the parties hereto agree that, for United States federal income tax purposes, each Escrow Participant shall report Earnings as its income and shall report related expenses as its expense, in each case in accordance with each Escrow Participant’s Aggregate Proceeds Contribution Fraction. Notwithstanding anything to the contrary in this Agreement, the Escrow Agent shall, not later than five (5) Business Days after the end of each calendar quarter, distribute the Earnings for the preceding calendar quarter to the Representative by wire transfer for distribution by the Representative to the Escrow Participants (in accordance with each Escrow Participant’s Aggregate Proceeds Contribution Fraction). The Escrow Agent annually shall file information returns (if any) with the IRS and provide payee statements to Parent, documenting such Earnings.
     (c) Any disbursement of amounts in the Escrow Account to Escrow Participants shall be treated for United States federal income tax purposes as consisting, in part, of imputed interest in accordance with the Code and Treasury Regulations promulgated thereunder. The Escrow Agent shall timely file information statements with the IRS and provide payee statements to Escrow Participants documenting each Escrow Participant’s share of the imputed interest or any payment made hereunder. The Escrow Agent shall inform Parent that the Escrow Agent filed such information returns and provided such payee statements.
     (d) Parent and the Escrow Participants agree to provide the Escrow Agent with any forms and documents that the Escrow Agent may reasonably request to complete any information returns and payee statements (collectively, the “Tax Reporting Documentation”), prior to any distribution to Parent or the Escrow Participants. The parties hereto understand that, in the event the Tax Reporting Documentation is not provided to the Escrow Agent, the Internal Revenue Code of 1986, as amended, may require withholding of a portion of any imputed interest or other payments made to Parent or the Escrow Participants. To the extent that amounts are so withheld by the Escrow Agent, such withheld amounts shall be treated for all

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purposes of this Agreement as having been paid to Parent or the Escrow Participants, as appropriate, in respect of whom such deduction and withholding was made by the Escrow Agent.
     SECTION 4. Net Working Capital Escrow Fund. Upon receipt by the Escrow Agent of a written notice from Parent or the Representative setting forth how the Net Working Capital Escrow Amount is to be distributed and released, accompanied by either (i) an executed written agreement between Parent and the Representative with respect to such distribution and release or (ii) a written decision of the Accounting Firm with respect to such distribution and release, the Escrow Agent shall promptly pay to Parent from the Net Working Capital Escrow Amount and, to the extent the Net Working Capital Escrow Amount is insufficient, the Indemnification Escrow Amount, the Closing Net Working Capital Shortage, if any, and release any remaining portion of the Net Working Capital Escrow Amount from the Escrow Account to the Representative by wire transfer for disbursement by the Representative to each Escrow Participant based on such Escrow Participant’s Aggregate Proceeds Contribution Fraction.
     SECTION 5. Indemnification Escrow Fund.
     (a) Notices of Claims and Dispute Notices.
     (i) With respect to any Parent Claim that Parent reasonably believes exists, or reasonably believes will exist, Parent may deliver to the Escrow Agent a written notice (a “Notice of Claim”), which shall set forth in reasonable detail (to the extent known) the nature of such Parent Claim and an estimate of the aggregate amount to which Parent believes it is at that time, or will be, entitled to be paid out of the Indemnification Escrow Amount pursuant to the Merger Agreement. Parent shall send a copy of the Notice of Claim to the Representative at the same time that it sends such Notice of Claim to the Escrow Agent.
     (ii) The Escrow Agent may liquidate any Permitted Investment in order to make available a sufficient portion of the Indemnification Escrow Amount, if and as necessary, and shall pay to Parent, or such Person designated by Parent, therefrom the amount set forth in a Notice of Claim as soon as practicable, but no earlier than thirty one (31) days following receipt by the Escrow Agent of such Notice of Claim; provided, however, that if within the period of thirty (30) days following receipt by the Escrow Agent of such Notice of Claim, the Escrow Agent shall have received from the Representative a written notice (a “Dispute Notice”) stating that the Representative disputes the validity or the amount specified in such Notice of Claim or any portion thereof (a “Disputed Amount”) and providing in reasonable detail the reasons therefor, the Escrow Agent shall not pay any such Disputed Amount (but shall pay any amount specified in such Notice of Claim that is not in dispute) to Parent, or such Person designated by Parent, other than pursuant to Section 3(b) of this Agreement. The Representative shall send a copy of each Dispute Notice to Parent at the same time that the Representative sends such Dispute Notice to the Escrow Agent.
     (iii) If the Escrow Agent shall not have received a Dispute Notice with respect to the amount specified in a Notice of Claim, or a portion thereof, within the period of thirty (30) days following its receipt of such Notice of Claim, the Representative and the Escrow Participants shall be forever barred and precluded from contesting in any manner

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or forum whatsoever the distribution of the Escrow Funds on account of such amount not so disputed (except to dispute the delivery by Parent of a Notice of Claim to the Representative), and the Escrow Agent shall pay such amount to Parent, or such Person designated by Parent in writing, in accordance with the preceding paragraph (ii) of this Section 5(a).
     (iv) Notwithstanding the foregoing, the Escrow Agent may pay to Parent, or any Person designated by Parent in writing, the amount set forth in a Notice of Claim earlier than thirty (31) days following receipt by the Escrow Agent of such Notice of Claim, provided that the Parent delivers to the Escrow Agent a Notice of Claim executed by both Parent and the Representative authorizing the Escrow Agent to release such specified amount of the Escrow Funds to Parent. In the event that the Representative authorizes the Escrow Agent to release such specified amount of the Escrow Funds by executing a Notice of Claim with Parent, the Representative and the Escrow Participants shall be forever barred and precluded from contesting in any manner or forum whatsoever the distribution of the Escrow Funds on account of such amount.
     (b) Disputed Amounts. Upon receipt by the Escrow Agent of a written notice (a “Resolution Notice”) from Parent and/or the Representative with respect to a Disputed Amount specifying the amount of such Disputed Amount to which Parent is entitled, accompanied by either (i) an executed written agreement between Parent and the Representative with respect to such Disputed Amount or (ii) an award, judgment, decree or order of the arbitrators pursuant to Section 5(c) below, the Escrow Agent shall pay to Parent, or such Person designated by Parent, from the Indemnification Escrow Amount the amount to which Parent is entitled, if any.
     (c) Dispute Resolution. In the event of a Disputed Amount, the Parent and the Representative shall in good faith negotiate to settle such Disputed Amount. If no resolution is reached within thirty (30) days after delivery of the Dispute Notice to the Escrow Agent, either party may demand arbitration of the dispute pursuant to Section 12.13 of the Merger Agreement. The decision of the arbitrator shall be written and shall set forth the award, judgment, decree or order of the arbitrator. Judgment upon any such award, judgment, decree or order may be entered in any court having competent jurisdiction. The non-prevailing party in any such arbitration, as determined by the arbitrator, shall bear all fees, costs and expenses related to such arbitration, including the reasonable attorneys’ fees and costs incurred by the other party.
     (d) Release of the Indemnification Escrow Fund.
     (i) On the date that is nine (9) months after the date of this Agreement (the “First Distribution Date”), the Escrow Agent will release to the Representative by wire transfer for distribution by the Representative to the Escrow Participants (in accordance with each Escrow Participant’s Aggregate Proceeds Contribution Fraction) the positive difference, if any, between (A) the Indemnification Escrow Amount and (B) the sum of (i) the aggregate amount of the payments, if any, previously made to Parent, the Escrow Participants or the Escrow Agent out of the Escrow Funds (other than pursuant to Section 3(b) or Section 4) in accordance with the terms of this Agreement, (ii) any amounts that the Escrow Agent is required to pay but has not yet paid to Parent or a Person designated by Parent, pursuant to Sections 5(a) or 5(b), (iii) the Withheld Amounts (as defined below) as of the First Distribution Date, and (iv) Thirteen Million Eight Hundred Seventy Five Thousand Dollars ($13,875,000). As soon as practicable, after the First Distribution

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Date, the Escrow Agent will release such funds, if any, to the Representative by wire transfer for distribution by the Representative to each Escrow Participant in accordance with each Escrow Participant’s Aggregate Proceeds Contribution Fraction. The term “Withheld Amounts” shall mean the aggregate amount of (x) all Disputed Amounts not paid or otherwise resolved by such date and (y) all other amounts specified in Notices of Claims received by the Escrow Agent as of such date and not paid as of such date from the Escrow Funds unless, as of such date, the Escrow Agent is required to pay such amounts pursuant to Sections 5(a) or 5(b). The amounts described in clause (B)(ii) of this Section 5(d)(i) shall be paid by the Escrow Agent to Parent, or a Person designated by Parent, pursuant to Sections 5(a) or 5(b) as the case may be, and the amounts described in clause (B)(iii) of this Section 5(d)(i) shall remain Escrow Funds held by, and to be paid out by, the Escrow Agent in accordance with the terms of this Agreement.
     (ii) On the date that is eighteen (18) months after the date of this Agreement (the “Second Distribution Date”), the Escrow Agent will release to the Representative by wire transfer for distribution by the Representative to the Escrow Participants (in accordance with each Escrow Participant’s Aggregate Proceeds Contribution Fraction) the positive difference, if any, between (A) any amount remaining in the Escrow Account and (B) the sum of (i) any amounts that the Escrow Agent is required to pay but has not yet paid to Parent or a Person designated by Parent, pursuant to Sections 5(a) or 5(b), and (ii) the Withheld Amounts as of the Second Distribution Date. As soon as practicable, after the Second Distribution Date, the Escrow Agent will release such funds, if any, the Escrow Agent will release such funds, if any, to the Representative by wire transfer for distribution by the Representative to each Escrow Participant in accordance with each Escrow Participant’s Aggregate Proceeds Contribution Fraction. The amounts described in clause (B)(i) of this Section 5.1(d)(ii) shall be paid by the Escrow Agent to Parent, or a Person designated by Parent, pursuant to Sections 5(a) or 5(b) as the case may be, and the amounts described in clause (B)(ii) of this Section 5(d)(ii) shall remain Escrow Funds held by, and to be paid out by, the Escrow Agent in accordance with the terms of this Agreement.
     (iii) If, after the First Distribution Date or the Second Distribution Date, as applicable, the Escrow Agent is required to pay all or a portion of the amounts remaining in the Escrow Account to Parent pursuant to Section 5(a) or 5(b), then the Escrow Agent shall make such payment to Parent in accordance with such Section 5(a) or 5(b).
     (iv) Upon receipt by the Escrow Agent after First Distribution Date but prior to the Second Distribution Date of a written notice from Parent or the Representative that any claims as to all or any portion of the Withheld Amounts as of the First Distribution Date have been resolved (“Resolved Withheld Amounts”), accompanied by (A) an executed written agreement between Parent and the Representative with respect to such Resolved Withheld Amounts or (B) an award, judgment, decree or order of the arbitrator pursuant to Section 5(c) with respect to such Withheld Amounts, the Escrow Agent shall release such Resolved Withheld Amounts from the Escrow Account, as instructed in the joint written notice or order, to Parent or to the Representative by wire transfer for distribution by the Representative to each Escrow Participant in accordance with each Escrow Participant’s Aggregate Proceeds Contribution Fraction (as set forth on the Transaction Schedule attached hereto as Schedule A), provided, however, that the Escrow

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Agent shall only release to the Representative such portion of such Resolved Withheld Amounts due the Representative, if any, that does not exceed (X) Thirteen Million Eight Hundred Seventy Five Thousand Dollars ($13,875,000) minus (Y) the sum of (i) the aggregate amount of the payments, if any, previously made to Parent, the Escrow Participants or the Escrow Agent out of the Escrow Funds (other than pursuant to Section 3(b) or Section 4) in accordance with the terms of this Agreement, (ii) any amounts that the Escrow Agent is required to pay but has not yet paid to Parent (including such portion of the Resolved Withheld Amounts, if any, and to the extent not already paid) or a Person designated by Parent, pursuant to Sections 5(a) or 5(b), and (iii) any other Withheld Amounts; provided, . that such portion of such Resolved Withheld Amounts due the Representative that does exceed the foregoing calculation shall continue to be retained in the Escrow Account as Escrow Funds.
     (v) Upon receipt by the Escrow Agent after the Second Distribution Date of a written notice from Parent or the Representative with respect to any Resolved Withheld Amounts, accompanied by (A) an executed written agreement between Parent and the Representative with respect to such Resolved Withheld Amounts or (B) an award, judgment, decree or order of the arbitrator pursuant to Section 5(c) with respect to such Resolved Withheld Amounts, the Escrow Agent shall release such Resolved Withheld Amounts from the Indemnification Escrow Fund as directed in such joint notice or order to Parent or to the Representative by wire transfer for distribution by the Representative to each Escrow Participant in accordance with each Escrow Participant’s Aggregate Proceeds Contribution Fraction.
     (vi) Any amounts paid or otherwise released to the Representative hereunder, when made, shall be deemed to have been paid in full satisfaction of the rights of the Escrow Participants to receive such payments as set forth in the Merger Agreement and hereunder.
     (vii) Notwithstanding any other provision herein to the contrary, in no event will amounts be released to the Escrow Participants from the Indemnification Escrow Fund in excess of Thirty Five Million Dollars ($35,000,000) and any amount remaining in the Indemnification Escrow Fund in excess of such amount on termination of this Agreement shall be distributed to Parent.
     SECTION 6. Administrative Provisions.
     (a) Parent and the Representative shall have the right to inspect and obtain copies of the records of the Escrow Agent pertaining to the Escrow Account and to receive monthly reports of the status of the Escrow Funds. The Escrow Agent shall send to Parent and the Representative monthly reports detailing the amount of the Escrow Funds in the Escrow Agent’s possession, any release of the Escrow Funds in the preceding month and the status of any claims pending for the release of any of the Escrow Funds.
     (b) The Escrow Agent may resign as escrow agent by notice to the other parties hereto (the “Resignation Notice”) effective upon appointment of a successor Escrow Agent. If, prior to the expiration of sixty (60) Business Days after the delivery of the Resignation Notice, the Escrow Agent shall not have received written instructions from Parent and the Representative designating a banking corporation or trust company organized either under the

6

laws of the United States or of any state as successor escrow agent and consented to in writing by such successor escrow agent, the Escrow Agent may apply to a court of competent jurisdiction to appoint a successor escrow agent. Alternatively, if the Escrow Agent shall have received such written instructions, it shall promptly transfer the Escrow Funds to such successor escrow agent. Upon the appointment of a successor escrow agent and the transfer of the Escrow Funds, and any other records, including without limitation, tax-related information, relating to the Escrow Funds or this Agreement by the resigning Escrow Agent to the successor escrow agent, the duties of such resigning Escrow Agent hereunder shall terminate.
     (c) Each of Parent and the Representative hereby agrees to pay the Escrow Agent reasonable compensation for its services hereunder in accordance with the “Schedule of Fees” attached hereto as Schedule A and to reimburse the Escrow Agent for all expenses, disbursements and advances incurred or made by it in the performance of its duties hereunder and to indemnify and hold the Escrow Agent harmless from and against any and all taxes, expenses (including reasonable counsel fees), assessments, liabilities, claims, damages, actions, suits or other charges incurred by or assessed against it for anything done or omitted by it in the performance of its duties hereunder, except as a result of its own gross negligence, fraud or willful misconduct. Parent and the Representative, on behalf of the Escrow Participants, shall share equally in all payments owing under this Section 6(c), although liability for such payments if not paid in a timely manner shall be the responsibility of the party responsible therefore. The Representative’s portion of such payments shall be funded from the Escrow Fund (without any requirement of any written instruction or directive from the Representative), and Parent agrees to execute a Notice of Claim pursuant to Section 5(a) of this Agreement authorizing the Escrow Agent to release such portion of the Representative’s payments to the Escrow Agent. The agreement contained in this Section 6(c) shall survive any termination of the duties of the Escrow Agent hereunder.
     (d) The Escrow Agent shall have no duties or responsibilities, including, without limitation, a duty to review or interpret the Merger Agreement, except those expressly set forth herein, and no implied duties shall be read into this Agreement. It may consult with counsel, shall be fully protected with respect to any action taken or omitted in good faith on advice of counsel and shall have no liability hereunder except for gross negligence, fraud or willful misconduct. The Escrow Agent shall have no responsibility as to the validity, collectibility or value of the Escrow Funds or for investment losses related thereto, provided the Escrow Funds have been invested in accordance with Section 2 above, and it may rely on any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument which it reasonably believes to be genuine and to have been signed or presented by a proper person or persons. If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to the Escrow Funds, which, in its opinion, are in conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by the other parties hereto or by order of a court of competent jurisdiction. Notwithstanding any provision to the contrary contained in any other agreement between any of the parties hereto, the Escrow Agent shall have no interest in the Escrow Funds except as provided in this Escrow Agreement and shall hold such funds in trust in accordance herewith.
     (e) All notices, consents and other communications under this Escrow Agreement shall be in writing and shall, except as otherwise provided herein, be deemed to have been

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received when (i) delivered by hand, (ii) sent by facsimile (with receipt confirmed), provided that a copy is mailed by certified mail, return receipt requested, or (iii) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case, at the appropriate addresses and facsimile numbers as set forth below:

If to Escrow Agent:

Attention:

Telephone:
Facsimile:

Wire Instructions:	Bank:
ABA#:
A/C#:
Attention:

If to Parent:	Allergan, Inc.
2525 Dupont Drive
Irvine, California 92612
Attn: General Counsel
Fax: 714-246-4774

with a copy to:	Latham & Watkins LLP
650 Town Center Drive
20th Floor
Costa Mesa, CA 92626
Attn: Jonn R. Beeson
Facsimile: (714) 755-8290

If to the Representative:	Andrew J. Einhorn
c/o Milbank, Tweed, Hadley & McCloy LLP
One Chase Manhattan Plaza
New York, NY 10005
Attention: Robert S. Reder, Esq.
Facsimile: (212)-822-5680

with a copy to:	Milbank, Tweed, Hadley & McCloy LLP
One Chase Manhattan Plaza
New York, NY 10005
Attention: Robert S. Reder, Esq.
Facsimile: (212)-822-5680
(or to such other addresses and facsimile numbers as a party may designate as to itself by notice to the other parties in accordance with this Section 6(e)).
     (f) Nothing in this Agreement shall be construed to limit the right of Parent, the Representative or any of the Escrow Participants under any provision of the Merger Agreement.

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     (g) This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed entirely in the State of New York (without giving effect to the conflicts of laws provisions thereof).
     (h) This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.
     (i) All covenants and agreements set forth in this Agreement and made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the successors, heirs and assigns of such party, whether or not so expressed. None of the parties may assign or transfer any of their respective rights or obligations under this Agreement without the consent in writing of the other parties hereto, except as otherwise provided herein and provided that Parent may assign or transfer its rights and obligations hereunder in connection with a change of control of Parent or its permitted successors or assigns, or to any other permitted assignee under the Merger Agreement.
     (j) In the event that any one or more of the provisions contained herein is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each of the parties’ rights and privileges shall be enforceable to the fullest extent permitted by law, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     (k) Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than Parent, any Parent Indemnified Party, the Representative, the Escrow Participants, the Escrow Agent and their respective permitted successors and assigns any rights or remedies under or by reason of this Agreement or any other certificate, document, instrument or agreement executed in connection herewith.
     (l) This Agreement shall terminate upon the disbursement by the Escrow Agent of all the Escrow Funds in accordance with this Agreement; provided, however, that the provisions of Section 6(c) hereof shall survive such termination. This Agreement may be amended only with the written consent of all parties hereto. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the date first written above.

,
as Escrow Agent

By:

Name:

Title:

ALLERGAN, INC.

By:

Name:	Douglas S. Ingram
Title:	Executive Vice President, Chief
Administrative Officer, General Counsel and Secretary

REPRESENTATIVE

Andrew J. Einhorn

SCHEDULE A
SCHEDULE OF FEES
To act as an
Escrow Agent

Annual Administration Fee	$	[ ]
Covers acceptance of appointment as Escrow Agent including complete study of drafts of Escrow Agreement and all supporting documents in connection therewith, conferences until final Agreement is agreed upon, execution to final Agreement and administrative duties in connection with the security provision of the Agreement.

Wire Transfer of Funds	$	[ ]

EXHIBIT E
GENERAL RELEASE
     This General Release (this “General Release”) is being executed and delivered as of October ___, 2007, by the undersigned (“Releasor”) in its capacity as a stockholder of [Sprite], Inc., a Delaware corporation (the “Company”), to and in favor of, and for the benefit of, the Company, Allergan, Inc., a Delaware corporation (the “Parent”), and the other Releasees (as defined in Section 2).
     A. Pursuant to an Agreement and Plan of Merger dated as of September 18, 2007 (the “Merger Agreement”) among Parent, Esmeralde Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), the Company and the Escrow Participants’ Representative, Merger Sub is merging with and into the Company and the Company will become a wholly-owned subsidiary of Parent (the merger of Merger Sub into the Company being referred to as the “Merger”). Any term not otherwise defined herein shall have the meaning given such term in the Merger Agreement.
     B. Releasor is a Key Stockholder of the Company.
     C. In connection with the Merger any shares of capital stock of the Company held by Releasor will be exchanged for the consideration set forth in the Merger Agreement.
     D. Parent has required, as a condition to consummating the transactions contemplated by the Merger Agreement, that Releasor execute and deliver this General Release.
     In order to induce Parent to consummate the transactions contemplated by the Merger Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by Releasor), Releasor hereby covenants and agrees as follows:
     1. Release. Releasor, for itself and for each of Releasor’s Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 2) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).
     2. Definitions.
          (a) The term “Releasor’s Associated Parties” shall mean and include: (i) Releasor’s predecessors, successors, and administrators; (ii) each entity or natural person that Releasor has the power to bind (by Releasor’s acts or signature) or over which Releasor directly or indirectly exercises control, including, to the extent Releasor has the power to bind such, the partners, members, shareholders, principals, directors, officers, employees, agents, attorneys and representatives of the foregoing entities; and (iii) each entity of which Releasor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.
          (b) The term “Releasees” shall mean and include: (i) the Company; (ii) each of the direct and indirect subsidiaries of the Company; (iii) each other Affiliate of the Company; and (iv) the successors and past, present and future assigns, directors, officers and employees of the respective entities identified or otherwise referred to in clauses “(i)” through “(iii)” of this sentence, other than Releasor.
          (c) The term “Claims” shall mean and include all past and present disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature including: (i) any unknown, unsuspected or undisclosed claim and (ii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.
          (d) The term “Released Claims” shall mean and include each and every Claim that (i) Releasor or any of Releasor’s Associated Parties may have had in the past, may now have or may have in the future against any Releasee and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this General Release, but shall exclude any rights of Releasor under the Merger Agreement and the Escrow Agreement and shall exclude, to the extent applicable with respect to any Releasor’s Associated Parties who is a director, officer or employee of the Company, (i) compensation and benefits not yet paid (including amounts payable in connection with the consummation of the Transactions, (ii) reimbursement for expenses incurred by any such Person in the ordinary course of his or her employment, which are reimbursable under the Company’s reimbursement policies, (iii) accrued vacation, subject to the Company’s policies on accrual and carryforward, and (iv) rights to indemnification under the Acquired Companies’ certificates of incorporation and bylaws or the indemnification agreements listed on Section 6.01 of the Company Disclosure Schedule.
     3. Representations and Warranties. Releasor represents and warrants that:
          (a) neither Releasor nor any of Releasor’s Associated Parties has assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;
          (b) to the best of such Releasor’s knowledge, no other Person has any interest in any of the Released Claims;
          (c) this General Release has been duly and validly executed and delivered by Releasor;
          (d) this General Release is a valid and binding obligation of Releasor and each of Releasor’s Associated Parties, and is enforceable against Releasor and each of Releasor’s Associated Parties in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and the enforcement of creditors’ rights generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies;
          (e) there is no Action, complaint or investigation by or before any Governmental Authority or, to the best of Releasor’s knowledge, threatened against Releasor or any of Releasor’s Associated Parties that challenges or would challenge the execution and delivery of this General Release or the taking of any of the actions required to be taken by Releasor under this General Release;

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          (f) neither the execution and delivery of this General Release nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which Releasor or any of Releasor’s Associated Parties is a party or by which Releasor or any of Releasor’s Associated Parties is bound, or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which Releasor or any of Releasor’s Associated Parties is subject; and
          (g) no authorization, instruction, waiver, consent or approval of any person or entity is required to be obtained by Releasor or any of Releasor’s Associated Parties in connection with the execution and delivery of this General Release or the performance hereof.
     4. Indemnification. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, Releasor shall indemnify and hold harmless each Releasee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge or expense (including attorneys’ fees) that is directly or indirectly suffered or incurred at any time by such Releasee, or to which such Releasee otherwise becomes subject at any time, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any failure on the part of Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein, or (b) the assertion or purported assertion of any of the Released Claims by Releasor or any of Releasor’s Associated Parties.
     5. California Civil Code §1542. Releasor, on its behalf and on behalf of Releasor’s Associated Parties, (a) represents, warrants and acknowledges that Releasor has had, or has had and waived, the opportunity to be advised by independent legal counsel as to the contents of Section 1542 of the Civil Code of the State of California (and any analogous law of any other state, locality or other jurisdiction), and (b) hereby expressly waives the benefits thereof and any rights Releasor and/or Releasor’s Associated Parties may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
     Releasor, on its behalf and on behalf of Releasor’s Associated Parties, also hereby waives the benefits of, and any rights Releasor and/or any of Releasor’s Associated Parties may have under, any statute or common law principle of similar effect in any jurisdiction with respect to the Released Claims.
     6. Miscellaneous.
          (a) Releasor acknowledges that this General Release sets forth the entire understanding of Releasor and Releasees relating to the subject matter hereof and supersedes all prior agreements and understandings among or between Releasor and Releasees relating to the subject matter hereof.

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          (b) Any term or provision of this General Release that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this General Release is invalid or unenforceable, it is agreed that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this General Release shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.
          (c) This General Release shall be construed in accordance with, and governed in all respects by, the laws of the State of New York (without giving effect to principles of conflicts of laws).
          (d) Releasor, on its behalf and on behalf of Releasor’s Associated Parties, and each Releasee hereby agree that any legal action or other legal proceeding relating to this General Release or the enforcement of any provision of this General Release shall be brought or otherwise commenced by any Releasee in a state or federal court located in New York. Releasor, on its behalf and on behalf of Releasor’s Associated Parties, and each Releasee:
          (i) expressly and irrevocably consents and submits to the nonexclusive jurisdiction of each state and federal court located in the State of New York in connection with any such legal proceeding;
          (ii) agrees that each state and federal court located in the State of New York shall be deemed to be a convenient forum; and
          (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of New York, any claim that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this General Release or the subject matter of this General Release may not be enforced in or by such court.
Nothing contained in this General Release shall be deemed to limit or otherwise affect the right of any Releasee to raise this General Release as a defense in any legal proceeding in any other forum or jurisdiction.
          (e) The exchange of a fully executed General Release by facsimile transmission or email in a pdf (or similar) format shall be sufficient to bind Releasor to the terms and conditions of this General Release.

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          (f) Releasor shall execute and/or cause to be delivered to each Releasee such instruments and other documents, and shall take such other actions, as a Releasee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this General Release.
          (g) If any legal action or other legal proceeding relating to this General Release or the enforcement of any provision hereof is brought by Releasor or any Releasee, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements to the extent actually incurred (in addition to any other relief to which the prevailing party may be entitled).
          (h) Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.
          (i) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this General Release.
          (j) As used in this General Release, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”
[Signature page follows]

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     In Witness Whereof, Releasor has caused this General Release to be executed as of the date first above written.

Releasor:

By:

Print Name:

Title:

General Release Signature Page

EXHIBIT F
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ESPRIT PHARMA HOLDING COMPANY, INC.
ARTICLE I
     The name of the corporation is ESPRIT PHARMA HOLDING COMPANY, INC. (hereinafter called the “Corporation”).
ARTICLE II
     The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of the registered agent at such address is Corporation Service Company.
ARTICLE III
     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
     The total number of shares of all classes of stock that the Corporation shall have authority to issue is 100 shares of Common Stock having the par value of $0.001 per share.
ARTICLE V
     The number of directors of the Corporation shall be fixed from time to time by the Board of Directors of the Corporation.
ARTICLE VI
     In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.
ARTICLE VII
     Unless and except to the extent that the Bylaws of the Corporation so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VIII
     To the fullest extent from time to time permitted by law, no director of the Corporation shall be personally liable to any extent to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director.
ARTICLE IX
     Each person who is or was or had agreed to become a director or officer of the Corporation, and each such person who is or was serving or who had agreed to serve at the request of the Corporation as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted from time to time by applicable law. Any repeal or modification of this Article IX shall not adversely affect any right to indemnification of any person existing at the time of such repeal or modification with respect to any matter occurring prior to such repeal or modification.

EXHIBIT G
LETTER OF TRANSMITTAL
for shares of capital stock of
[Sprite], Inc.
Delivery Instructions:
[                     ]
(the “Payment Agent”)

By Overnight Courier or By Hand:	By Mail:
[ ]	[ ]
Attn: [ ]	Attn: [ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
For Information With Respect to the Payment Agent, Contact                      (XXX) XXX-XXXX.
For questions regarding this Letter of Transmittal call                      at (XX) XXX-XXXX.
     In accordance with the terms of that certain Agreement and Plan of Merger, dated as of September 18, 2007 (the “Merger Agreement”) by and among [Parent], Inc, a Delaware corporation (“Parent”), Esmeralde Acquisition, Inc., a Delaware corporation (“Merger Sub”), [Sprite], Inc., a Delaware corporation (the “Company”), and Andrew Einhorn, solely in his capacity as the Escrow Participants’ Representative (as defined in the Merger Agreement), Merger Sub will be merged with and into the Company (the merger of Merger Sub into the Company being referred to as the “Merger”). Capitalized terms used (but not defined) in this Letter of Transmittal have the meanings given to such terms in the Merger Agreement.
     As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent and outstanding shares of the Company’s capital stock will be converted into the right to receive the cash consideration set forth in the Merger Agreement in exchange for such shares. The amount of cash to be paid for each share of the Company’s Common Stock, par value $.0001 per share (the “Common Stock”), Series A Preferred Stock, par value $.0001 per share (the “Series A”) and Series B Preferred Stock, par value $.0001 per share (the “Series B,” and together with the Series A, the “Preferred Stock”) is described in the Merger Agreement and the Information Statement that was previously provided to the Company Stockholders. To the extent a Company Stockholder is an Escrow Participant, a portion of the aggregate consideration to which such Company Stockholder is otherwise entitled for such Company Stockholder’s shares of Common Stock and/or Preferred Stock will be withheld from such Company Stockholder and will be placed in escrow to secure certain (i) indemnification, compensation and reimbursement obligations of the Company Stockholders and (ii) adjustments with respect to the Company’s Net Working Capital, as described in the Merger Agreement and the Information Statement previously provided to the Company Stockholders. You are encouraged to read the Merger Agreement and the Information Statement previously provided to you very carefully.
     The Merger has been approved by the written consent of a majority of the Company Stockholders and thus no further action is required on the part of Company Stockholders to approve the Merger. However, you will not receive the consideration payable to you in connection with the Merger until after the Merger is completed and you return this Letter of Transmittal to the Payment Agent.

     To obtain payment of the consideration payable to you pursuant to the Merger Agreement in exchange for your shares of Company Stock, please complete this Letter of Transmittal and forward it by mail, overnight delivery, courier or hand delivery, to [___] (the “Payment Agent”), at the address set forth above. Each Company Stockholder must also deliver each original stock certificate representing the Company Stock held by such Company Stockholder with the delivery of this Letter of Transmittal to the Paying Agent. Instructions regarding the completion of the Letter of Transmittal are set forth on the following pages.
DO NOT SEND STOCK CERTIFICATES DIRECTLY TO
MERGER SUB OR PARENT
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN
AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS ON PAGE 7 CAREFULLY.

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Ladies and Gentlemen:
     In connection with the Merger, the undersigned (or, if two or more persons have signed this Letter of Transmittal as the registered holders of a certificate representing Company Stock, each of the undersigned), the registered holder of the certificate or certificates described below representing shares of Company Stock (such certificates, the “Surrendered Certificate(s),” and the shares of Company Stock represented by the Surrendered Certificate(s) the “Surrendered Securities”) that will be converted into the right to receive cash consideration upon the consummation of the Merger, or the transferee or assignee of such registered holder, hereby surrenders the Surrendered Certificate(s) in exchange for a check or wire transfer to the account specified by the undersigned in this Letter of Transmittal representing a portion of the merger consideration payable pursuant to the Merger Agreement (less the amounts placed in escrow pursuant to the Merger Agreement to the Extend the undersigned is an Escrow Participant), in respect of the shares of Company Stock represented by the Surrendered Certificate(s) (the cash consideration payable to the undersigned in connection with the Merger being referred to as the “Payment”).
     The name(s) and address of the registered holder(s), as they appear on the Surrendered Certificate(s) and the Company’s stock records, are printed under “Description of Surrendered Securities.” The number(s) and class(es) of the Surrendered Certificate(s) are indicated in the appropriate boxes.
     Each Company Stockholder is required to give the Payment Agent such Company Stockholder’s taxpayer identification number (“TIN”). If the Payment Agent is not provided with the correct TIN, payments that are made to such Company Stockholder or other payee will be subject to 28% backup withholding. Enclosed in this packet is a Substitute W-9 Form which must be completed by the presenting Company Stockholder.
     The undersigned (or, if applicable, each of the undersigned) hereby represents and warrants that: (a) he, she or it (i) is the true and lawful owner of, and has legal and valid title to, the Surrendered Certificate(s) free and clear of any liens, claims or encumbrances, and (ii) has full capacity, power and authority to execute and deliver this Letter of Transmittal and to surrender the Surrendered Certificate(s) for exchange as specified above; and (b) when such Surrendered Securities and Surrendered Certificate(s) are delivered to the Surviving Corporation neither the Surviving Corporation nor Parent will be subject to any adverse claim with respect thereto. The undersigned (or, if applicable, each of the undersigned) (x) acknowledges having received a copy of the Merger Agreement from Parent, (y) agrees to be bound by the merger consideration adjustment provisions set forth in Article II of the Merger Agreement, and (z) if the undersigned is an Escrow Participant, approves the appointment of and hereby appoints the Escrow Participants’ Representative as the representative of the undersigned and as the attorney-in-fact and agent for and on behalf of the undersigned with respect to the Merger Agreement, and the taking by such representative of any and all actions (including the incurring of expenses) and the making of any decisions required or permitted to be taken by the representative under the Merger Agreement in accordance with terms and provisions thereof.
     The undersigned (or, if applicable, each of the undersigned) further agrees that: (i) by tendering the Surrendered Securities he, she or it shall, upon Surviving Corporation’s or Parent’s request, execute any additional documents reasonably necessary or desirable to perfect the surrender of the Surrendered Certificate(s) and (ii) by executing the Letter of Transmittal the undersigned hereby forever waives any dissenter’s or appraisal right it may have under any applicable law.
     The undersigned (or, if applicable, each of the undersigned) surrenders to the Surviving Corporation all right, title and interest in and to the Surrendered Securities represented by the Surrendered Certificate(s) and irrevocably constitutes and appoints Surviving Corporation the lawful attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to deliver the Surrendered Certificate(s), together with all accompanying evidence of authority, to Payment Agent, and to effect the cancellation of the Surrendered Certificate(s) on the books of the Company. All authority herein conferred or agreed to be conferred shall survive the death, dissolution or incapacity of the undersigned and any obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. The representations, warranties, covenants and agreements of the undersigned contained in this Letter of Transmittal shall survive the delivery of the Payment to the undersigned and are in addition to any other representations, warranties, covenants or obligations of the undersigned, including any such representations, warranties, covenants and obligations contained in the Merger Agreement.

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     The undersigned understands that the surrender of the Surrendered Certificate(s) will not be deemed to have been made in acceptable form until receipt by Payment Agent of this Letter of Transmittal, or a reproduction hereof, duly completed and signed, together with all requisite evidence of authority in form satisfactory to Parent or Surviving Corporation. All questions as to validity, form and eligibility of a surrender of Surrendered Certificate(s) hereunder will be determined by Payment Agent and such determination shall be final and binding upon the undersigned.
     Unless the undersigned indicates otherwise under “Special Payment Instructions,” the Payment will be made payable to the registered holder(s) appearing under “Description of Surrendered Securities.” Similarly, unless otherwise indicated herein under “Special Delivery Instructions,” the Payment will be mailed to the address of the registered holder(s) of the Surrendered Certificate(s) appearing under “Description of Surrendered Securities” in this Letter of Transmittal.
     The undersigned shall timely pay all transfer, documentary, sales, use, stamp, registration and other taxes and charges arising from or relating to the transactions contemplated by the Merger Agreement, and the undersigned shall, at his, her or its own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other taxes and charges.
     The Delaware General Corporation Law will govern all questions concerning the relative rights of the Company and the undersigned, as applicable, with respect to the Merger and all other questions concerning the construction, validity and interpretation of this Letter of Transmittal. All authority conferred pursuant to this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executor, administrator and legal representatives of the undersigned and shall not be affected by, and shall survive, the dissolution, death or incapacity of the undersigned.
     The undersigned understands, acknowledges and agrees that in signing this instrument, the undersigned hereby absolutely, unconditionally and irrevocably (A) waives any objection or claim of invalidity relating to the Company’s Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on ___, 200___as amended by the Certificate of Amendment filed with the Delaware Secretary of State on September ___, 2007 (the “Certificate of Incorporation”) and accepts the applicable merger consideration for the undersigned’s Company Stock as set forth in the Merger Agreement, as full satisfaction of all rights that the undersigned may have pursuant to such Certificate of Incorporation in respect of the undersigned’s shares of Company Stock; (B) terminates, and waives any right that the undersigned may have (whether now or in the future) under, all investor rights agreements, right of first refusal and co-sale agreements, stockholders’ agreements, voting agreements and similar agreements to which the undersigned is a party (if any); (C) consents (to the extent that the undersigned has not already consented) to the consummation of the Merger without regard to, and prior to the expiration of, any notice periods that may be required by the terms of any instrument or agreement for the benefit of the undersigned; (D) to the extent the undersigned is an Escrow Participant, consents to the appointment of the Escrow Participant’s Representative and as attorney-in-fact for and an behalf of the undersigned to give and receive notices and communications, to authorize delivery to Parent of cash from the Escrow Fund in satisfaction of claims by Parent to object to such claims, to agree to, negotiate and enter into settlements and compromises of claims, to demand, prosecute and defend arbitration and to comply with order of courts and determinations and awards of arbitrators with respect to claims and to take all actions necessary or appropriate in the judgment of the Escrow Participants’ Representative for the accomplishment of any of the foregoing; (E) to the extent the undersigned is an Escrow Participant, consents to and accepts the indemnify obligations and the limitations on liability with respect to the Escrow Participant’s Representative set forth in the Merger Agreement and (F) to the extent the undersigned is an Escrow Participant, consents to the establishment of the Indemnification Escrow Fund and the Net Working Capital Escrow Fund as contemplated in the Merger Agreement (the acknowledgements, agreements, consents and waivers contained in (A), (B), (C), (D), (E) and (F) are collectively referred to herein as the “Waivers and Acknowledgements”).

4

     Waiver of Rights Under Section 1542 of the California Civil Code. In connection with the foregoing Waivers and Acknowledgements, the undersigned expressly acknowledges that the undersigned has been advised by legal counsel or has had the opportunity to consult with legal counsel and has chosen not to do so, and that the undersigned is familiar with the provisions of section 1542 of the California Civil Code, which provides as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”
     To the extent set forth in the Waivers and Acknowledgments, the undersigned hereby expressly waives and relinquishes any and all rights that the undersigned may have under section 1542 of the California Civil Code as well as any and all similar rights, rules, regulations, and provisions of the laws of other states and other jurisdictions of the United States and other countries. To the extent set forth in the Waivers and Acknowledgments, the undersigned understands and agrees that this letter will act as a waiver and release of all future claims that may arise from such Waivers and Acknowledgements, whether such claims are currently known, unknown, foreseen, unforeseen, suspected or unsuspected, and agree that this release is intended to and shall constitute a full, complete, absolute and general release of all such claims. The undersigned represents and warrants to Parent that the effect and import of the provisions of section 1542 have been fully explained to the undersigned by the undersigned’s attorneys and the undersigned expressly acknowledges the undersigned’s understanding of the same.

Name of Registered Holder(s):

Signature(s):

Print name of individual whose signature appears above (if the registered holder is an entity):

Title of individual whose signature appears above (if the registered holder is an entity):

Date: ___________, 2007
COMPLETE THE INFORMATION AND SIGN WHERE INDICATED BELOW

5

DESCRIPTION OF SURRENDERED SECURITIES (See Instruction No. 1 to this Letter of Transmittal) Name(s) and Address(es) of Registered Owner(s) of Surrendered Securities (as shown on the Surrendered Certificate(s)): Name: Address: SHARES SURRENDERED: (Attach separate schedule if needed. Under “Class of Shares,” please indicate ” “Common,” “Series A,” or “Series B”) Number of Shares Certificate Represented Number(s) Class of Shares by Certificate ☐ Check here if you were issued any certificate(s) and your certificate(s) has been lost, stolen or destroyed. Upon receipt of notification on this Letter of Transmittal, the Company will contact you directly regarding completing an affidavit of loss and indemnification agreement and with further instructions. See Instruction No. 10 to this Letter of Transmittal. ☐ Check here if you elect to receive your Payment in exchange for the Surrendered Securities by wire transfer. ☐ Check here if you elect to receive your Payment in exchange for the Surrendered Securities by check. IF NO INSTRUCTION IS GIVEN, ANY PAYMENT SHALL BE PAID BY CHECK AND MAILED TO THE ADDRESS(ES) OF THE REGISTERED HOLDERS(S) APPEARING UNDER “DESCRIPTION OF SURRENDERED SECURITIES” ABOVE. SPECIAL PAYMENT INSTRUCTIONS SPECIAL DELIVERY INSTRUCTIONS Complete ONLY if the checks representing the Payment are to be issued in a name other than the name(s) on the Surrendered Certificate(s) or the Company’s stock records.* Pay to: Complete ONLY if the checks Name: representing the Payment are to be Address: mailed to the undersigned at an TIN**: address other than the address *Requires signature guarantee. See reflected above.* Mail to: Instruction No. 2 to this Letter of Name: Transmittal. Address: ** Fill in Taxpayer Identification *Requires signature guarantee. Number of Payee. See Instruction 9 to See Instruction No. 2 to this this Letter of Transmittal. Letter of Transmittal.

PAYMENT BY WIRE TRANSFER (to be completed only if the Payment is to be made by wire transfer): WIRE TRANSFER INSTRUCTIONS SPECIAL PAYMENT INSTRUCTIONS Complete ONLY if the wire transfers representing the Payment are to be made to an account name that differs from the name(s) on the Surrendered Certificate(s) or the Company’s stock records.* Transfer to: Bank Name/Address: ABA No./Swift Code: Account Name: Bank Name: Account No.: —— Reference: Bank Address: * Requires signature guarantee. See Instruction 2. ABA No./Swift Code: ** Fill in Taxpayer Identification Number of Account Name: Payee. See Instruction 9 to this Letter of Account No.: Transmittal on page 8. Reference: SIGN HERE (By signing, the undersigned acknowledges and agrees to the terms of the Letter of Transmittal) (Signature(s) of Registered Holder(s) of Surrendered Securities) (Signature(s) of Spouse(s) of Registered Holder(s) of Surrendered Securities) (Must be signed by Registered Holder(s) exactly as name(s) appear on Surrendered Certificate(s) and the Company’s stock records. If you are an individual resident of California, your spouse must sign. See Instructions No. 1, 2 and 4 to this Letter of Transmittal.) Dated: ___, 2007 (Print or Type Area Code and Telephone Number Above) (Print or Type Taxpayer Identification or Social Security Number Above) If signing is by an officer on behalf of a corporation or by an attorney, executor, administrator, trustee, guardian, agent or other person acting in a fiduciary or representative capacity, please provide the information requested below: (Print or Type Name(s) Above) (Print or Type Full Title(s) Above) (Print or Type Address Above) GUARANTEE OF SIGNATURE(S) (See Instruction No. 2 to this Letter of Transmittal – Complete Only if Required) X - (Authorized Signature) Dated: (Print or Type Name(s) Above) (Print or Type Full Title(s) Above) (Print or Type Area Code and Telephone Number Above) (Print or Type Name of Firm Above) (Print or Type Address Above) PLEASE COMPLETE SUBSTITUTE FORM W-9 ON PAGE 11 OF THIS DOCUMENT.

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INSTRUCTIONS FOR COMPLETING LETTER OF TRANSMITTAL
1. Delivery of Letter of Transmittal. The properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal, including the Surrendered Certificate(s) must be received by Payment Agent for delivery to be effected and the appropriate person to be entitled to receive the consideration set forth in the Merger Agreement. Notwithstanding any other provisions hereof, Payment will be delivered in exchange for Surrendered Certificate(s) only after receipt by Payment Agent of a properly completed and duly executed Letter of Transmittal and all other required documents, including the Surrendered Certificate(s).
     All questions as to validity, form and eligibility of any surrender of the Surrendered Securities hereunder or delivery by the holder(s) of this Letter of Transmittal shall be determined by Payment Agent and Parent. Parent reserves the absolute right to reject any Surrendered Certificate or Letter of Transmittal not in proper form or the acceptance of which may, in the judgment of counsel for Parent, be unlawful. Parent also reserves the absolute right to waive any defect or irregularity in the surrender of any Surrendered Certificate or delivery of any Letter of Transmittal, and its interpretations of other terms and conditions of the Merger Agreement and this Letter of Transmittal (including these instructions) with respect to such irregularities or defects shall be final and binding. Neither Parent (nor any of its affiliates) nor any other person will be under any duty to give notice of any defects or irregularities in any Letter of Transmittal or Surrendered Certificate nor will such parties incur any liability for failure to give any notice to any person (even if such notice is given to other persons).
     The method of delivery of the Letter of Transmittal and all other required documents, including any Surrendered Certificate(s), is at the election of the surrendering holder(s), but risk of loss and title to the Surrendered Certificate(s) will pass only upon delivery of the Surrendered Certificate(s) to Payment Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.
2. Guarantee of Signatures. No signature on this Letter of Transmittal is required to be guaranteed if (i) this Letter of Transmittal (or a reproduction hereof) is signed by the registered holder(s) of the Surrendered Securities and the signature(s) correspond exactly with the name(s) as written on the face(s) of the Surrendered Certificate(s) unless such holder(s) have completed the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions,” or (ii) the Surrendered Securities are tendered for the account of a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing firms, banks and trust companies being referred to as an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution that is a participant in the Securities Transfer Agents Medallion such as STAMP, SEMP or MSP.
3. Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, the Surrendered Certificate number(s) or number of shares should be listed on a separate signed schedule and attached hereto.
4. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Surrendered Securities, the signature(s) must correspond exactly with the name(s) as written on the face(s) of the Surrendered Certificate(s) without alteration, enlargement or any change whatsoever.
     Notwithstanding the foregoing, for a correction of name or for a change in name which, in either case, does not involve a change of ownership, proceed as follows: (a) for a change in name by marriage, etc. the Surrendered Certificate(s) should be endorsed, e.g., “Mary Doe, now by marriage Mrs. Mary Jones,” with the signature guaranteed by an Eligible Institution, and (b) for a correction in name, the Surrendered Certificate(s) should be endorsed, e.g., “James E. Brown, incorrectly inscribed as J.E. Brown,” with the signature guaranteed by an Eligible Institution. See Instruction 2 above.
     If any Surrendered Certificate is owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.
     Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, attorneys-in-fact, or other person acting in a representative or fiduciary capacity must be accompanied by proper evidence of the signer’s authority to act.

8

     When this Letter of Transmittal is signed by the registered holder(s) of the Surrendered Securities, no endorsements of the Surrendered Certificate(s) or separate stock powers for the Surrendered Certificate(s) are required.
     If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Surrendered Securities, the Surrendered Securities must be endorsed (in the case of Surrendered Certificate(s)) or accompanied by appropriate stock powers for the Surrendered Certificate(s) signed exactly as the name(s) of the registered holder(s) appear(s) on such Surrendered Certificate(s). Signature on any such Surrendered Certificate(s) or stock powers must be guaranteed by an Eligible Institution. See Instruction 2 above.
     If the registered holder(s) has completed the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions,” the signature(s) on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 2 above.
5. No Conditional Surrender. No alternative, conditional, irregular or contingent surrender of the Surrendered Securities or transmittal of this Letter of Transmittal will be accepted.
6. Multiple Registration. If a holder’s shares of Company stock to be surrendered are registered in different names or with different addresses on several Surrendered Certificates, it will be necessary for the holder to complete, sign and submit as many separate Letters of Transmittal as there are different registrations for the holder’s Company shares, or provide appropriate stock power forms with the signatures thereon guaranteed. See Instructions 1, 2 and 4 above.
7. Special Payment and Delivery Instructions. If the Payment is to be payable to someone other than the registered holder(s) of the Surrendered Securities, or the Payment is to be mailed to either (i) someone other than the person(s) signing this Letter of Transmittal, or (ii) to the person(s) signing this Letter of Transmittal at an address other than that under “Description of Surrendered Securities” above, then the appropriate boxes on this Letter of Transmittal should be completed and the signature(s) on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 2 above.
8. Requests for Assistance or Additional Copies. Requests for assistance may be directed to, and additional copies of this Letter of Transmittal may be obtained from ___ by contacting ___ at (XXX) XXX-XXXX or ___ at (XXX) XXX-XXXX.
9. Substitute Form W-9; Form W-8. Under federal income tax laws, each Company Stockholder surrendering any Surrendered Securities is required to provide Parent with a correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9, which is provided under “Important Tax Information,” and to indicate if such Company Stockholder is not subject to backup withholding by signing and dating the Substitute Form W-9. Failure to provide the information on the form may subject the surrendering holder(s) to a $50 penalty imposed by the Internal Revenue Service and the Payment will be subject to backup withholding taxes of 28%. See “Important Tax Information” below. Please consult your accountant or tax advisor for further guidance in completing the Substitute Form W-9. A non-U.S. Company Stockholder that certifies its non-U.S. status by completing an appropriate IRS Form W-8 will not be subject to backup withholding and will not need to complete a Form W-9. Non-U.S. holders should consult their tax advisors regarding the appropriate Form W-8 (which can be obtained from the Internal Revenue Service web site at http://www.irs.gov or by contacting the Payment Agent) and any other forms that may be required.
10. Lost, Destroyed or Stolen Certificates. If the Company issued to you any certificate(s) representing your shares of Company stock and any such certificate has been lost, mutilated, destroyed or stolen (the “Lost Certificate”), the holder should promptly notify the Payment Agent in writing, at the address set forth on the first page of this Letter of Transmittal. An affidavit of that fact, a completed Letter of Transmittal and any related documents should accompany the written notice of a lost, mutilated, destroyed or stolen Company stock certificate; however, it cannot be processed until the procedures for replacing the lost, mutilated, destroyed or stolen certificate have been followed. The holder will then be instructed as to the steps that must be taken in order to replace such certificate. In order to receive Payment, the Payment Agent will require holders who have lost their certificate(s) to post a bond as an indemnity against any claim that may be made against the Payment Agent with respect to such Lost Certificate. The bond fee is 2% of the cash value of the Company stock plus a $60 handling fee.

9

11. Important Tax Information. Under federal income tax law, a Company Stockholder surrendering any Surrendered Securities is required to provide Parent with such Company Stockholder’s correct Taxpayer Identification Number (TIN) on Substitute Form W-9 below. If such Company Stockholder is an individual, the TIN is the Company Stockholder’s social security number. If Parent is not provided with the correct TIN, the Company Stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any Payment made to such Company Stockholder may be subject to backup withholding. Certain Company Stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as such an exempt recipient, such Company Stockholder must submit a statement signed under penalties of perjury, attesting to such Company Stockholder’s exempt status. Such statements can be obtained from the Payment Agent, attention: ___ (XXX) XXX-XXXX or from the Internal Revenue Service at http://www.irs.gov. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional information. If backup withholding applies, Parent is required to withhold 28% of any cash amounts otherwise payable to the applicable Company Stockholder. Backup withholding is not an additional tax; rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.
Please consult your accountant or tax advisor for further guidance in completing the Substitute Form W-9.
Purpose of Substitute Form W-9
     To prevent backup withholding on cash payments that are made to a Company Stockholder with respect to Surrendered Securities surrendered for payment, the Company Stockholder is required to notify Payment Agent of his or her current TIN by completing the form below certifying that such holder is a U.S. person (including a U.S. resident alien), that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN) and that (i) such Company Stockholder is exempt from backup withholding, (ii) such Company Stockholder has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the Internal Revenue Service has notified such Company Stockholder that he or she is no longer subject to backup withholding.
What Number to Give
     Each Company Stockholder is required to give Parent the social security number or employer identification number of the record holder(s) of the Surrendered Securities. If a Surrendered Certificate is in more than one name or is not in the name of the actual holder, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for guidance on which number to report.
IRS Circular 230 Disclosure
     To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code, or (ii) promoting, marketing or recommending to another party any matters addressed herein.

10

Substitute Form W-9 Request for Taxpayer Identification Number and Certification PAYER’S NAME: ALLERGAN, INC. Name as shown on account (if joint, list first and circle name of the person or entity whose number you enter below) Name: Address: City, State, and Zip Code: TAXPAYER IDENTIFICATION NO. FOR ALL ACCOUNTS Enter your taxpayer identification number in the appropriate box. For most individuals this is your social SUBSTITUTE security number. If you do not have a Form W-9 number, see the enclosed Guidelines. Department of the Treasury Note: If the account is in more than one Social Security Number Internal Revenue Service name, see the chart in the enclosed ___ Payer’s Request for Guidelines on which number to give the Employer Identification Number Taxpayer Identification Number (TIN) payer. ___ Certification – Under penalties of perjury, I certify that: (1) the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien). Certification Instructions – You must cross out Item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax returns. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out Item (2). Also see “Signing the Certification” under “Specific Instructions” in the enclosed Guidelines. SIGNATURE DATE NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

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EXHIBIT H
LETTER OF TRANSMITTAL
for Warrant to Purchase Common Stock of
[Sprite], Inc.
Delivery Instructions:
[                      ]
(the “Payment Agent”)

By Overnight Courier or By Hand:	By Mail:
[ ]	[ ]
Attn: [ ]	Attn: [ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
For Information With Respect to the Payment Agent, Contact                      (XXX) XXX-XXXX.
For questions regarding this Letter of Transmittal call                      at (XX) XXX-XXXX.
     In accordance with the terms of that certain Agreement and Plan of Merger, dated as of September 18, 2007 (the “Merger Agreement”) by and among [Parent], Inc, a Delaware corporation (“Parent”), Esmeralde Acquisition, Inc., a Delaware corporation (“Merger Sub”), [Sprite], Inc., a Delaware corporation (the “Company”), and Andrew Einhorn, solely in his capacity as the Escrow Participants’ Representative (as defined in the Merger Agreement), Merger Sub will be merged with and into the Company (the merger of Merger Sub into the Company being referred to as the “Merger”). Capitalized terms used (but not defined) in this Letter of Transmittal have the meanings given to such terms in the Merger Agreement.
     As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent and outstanding shares of the Company’s capital stock will be converted into the right to receive the cash consideration set forth in the Merger Agreement in exchange for such shares. The amount of cash to be paid for each share of the Company’s Common Stock, par value $.0001 per share (the “Common Stock”), Series A Preferred Stock, par value $.0001 per share (the “Series A”) and Series B Preferred Stock, par value $.0001 per share (the “Series B,” and together with the Series A, the “Preferred Stock”) is described in the Merger Agreement and the Information Statement that was previously provided to the Company Securityholders. To the extent a Company Securityholder is an Escrow Participant, a portion of the aggregate consideration to which such Company Stockholder is otherwise entitled for such Company Stockholder’s shares of Common Stock and/or Preferred Stock will be withheld from such Company Stockholder and will be placed in escrow to secure certain (i) indemnification, compensation and reimbursement obligations of the Company Stockholders and (ii) adjustments with respect to the Company’s Net Working Capital, as described in the Merger Agreement and the Information Statement previously provided to the Company Stockholders. You are encouraged to read the Merger Agreement and the Information Statement previously provided to you very carefully. Pursuant to the terms of the Merger Agreement, the Warrant (to the extent outstanding and unexercised as of the Effective Time) shall be, at the Effective Time, terminated and upon termination thereof shall be converted into the right to receive, in respect of each share of Common Stock issuable upon the automatic exercise of the Warrant in accordance with its terms, the amount of cash set forth in the Merger Agreement.
     To obtain payment of the consideration payable to you pursuant to the Merger Agreement in exchange for the Warrant, please complete this Letter of Transmittal and forward it by mail, overnight

delivery, courier or hand delivery, to [    ] (the “Payment Agent”), at the address set forth above. You must also deliver the original Warrant with the delivery of this Letter of Transmittal to the Paying Agent. Instructions regarding the completion of the Letter of Transmittal are set forth on the following pages.
DO NOT SEND THE WARRANT DIRECTLY TO
MERGER SUB OR PARENT
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN
AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

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Ladies and Gentlemen:
     In connection with the Merger, the undersigned (or, if two or more persons have signed this Letter of Transmittal as the registered holders of the Warrant, each of the undersigned), the registered holder of the Warrant that will be converted into the right to receive cash consideration upon the consummation of the Merger, or the transferee or assignee of such registered holder, hereby surrenders the Warrant in exchange for a check or wire transfer to the account specified by the undersigned in this Letter of Transmittal representing a portion of the merger consideration payable pursuant to the Merger Agreement (less the applicable withholding amounts required by law), in respect of the shares of Company Stock represented by the Warrant (the cash consideration payable to the undersigned in connection with the Merger being referred to as the “Payment”).
     Each Company Securityholder is required to give the Payment Agent such Company Securityholder’s taxpayer identification number (“TIN”). If the Payment Agent is not provided with the correct TIN, payments that are made to such Company Securityholder or other payee will be subject to 28% backup withholding. Enclosed in this packet is a Substitute W-9 Form which must be completed by each Company Securityholder.
     The undersigned (or, if applicable, each of the undersigned) hereby represents and warrants that: (a) he, she or it (i) is the true and lawful owner of, and has legal and valid title to, the Warrant free and clear of any liens, claims or encumbrances, and (ii) has full capacity, power and authority to execute and deliver this Letter of Transmittal and to surrender the Warrant for exchange as specified above; and (b) when the Warrant is delivered to the Surviving Corporation neither the Surviving Corporation nor Parent will be subject to any adverse claim with respect thereto. The undersigned (or, if applicable, each of the undersigned) (x) acknowledges having received a copy of the Merger Agreement from Parent, (y) agrees to be bound by the merger consideration adjustment provisions set forth in Article II of the Merger Agreement, and (z) approves the appointment of and hereby appoints the Escrow Participants’ Representative as the representative of the undersigned and as the attorney-in-fact and agent for and on behalf of the undersigned with respect to the Merger Agreement, and the taking by such representative of any and all actions (including the incurring of expenses) and the making of any decisions required or permitted to be taken by the representative under the Merger Agreement in accordance with terms and provisions thereof, as such relates to the Post-Closing Cash Consideration.
     The undersigned (or, if applicable, each of the undersigned) further agrees that: (i) by tendering the Warrant he, she or it shall, upon Surviving Corporation’s or Parent’s request, execute any additional documents reasonably necessary or desirable to perfect the surrender and cancellation of the Warrant and (ii) by executing the Letter of Transmittal the undersigned hereby waives any notice or other such rights set froth in the Warrant (and related documents).
     The representations, warranties, covenants and agreements of the undersigned contained in this Letter of Transmittal shall survive the delivery of the Payment to the undersigned and are in addition to any other representations, warranties, covenants or obligations of the undersigned, including any such representations, warranties, covenants and obligations contained in the Merger Agreement.
     Unless the undersigned indicates otherwise under “Special Payment Instructions,” the Payment will be made payable to the registered holder(s) of the Warrant. Similarly, unless otherwise indicated herein under “Special Delivery Instructions,” the Payment will be mailed to the address of the registered holder(s) set forth in the signature block of this Letter of Transmittal.
     The undersigned shall timely pay all transfer, documentary, sales, use, stamp, registration and other taxes and charges arising from or relating to the transactions contemplated by the Merger Agreement, and the undersigned shall, at his, her or its own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other taxes and charges.
     The Delaware General Corporation Law will govern all questions concerning the relative rights of the Company and the undersigned, as applicable, with respect to the Merger and all other questions concerning the construction, validity and interpretation of this Letter of Transmittal. All authority conferred pursuant to this Letter of Transmittal

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shall be binding upon the successors, assigns, heirs, executor, administrator and legal representatives of the undersigned and shall not be affected by, and shall survive, the dissolution, death or incapacity of the undersigned.

Name of Warrant Holder(s):

Signature(s):

Print name of individual whose
signature appears above
(if the registered holder is an entity):

Title of individual whose
signature appears above
(if the registered holder is an entity):

Date: , 2007
COMPLETE THE INFORMATION AND SIGN WHERE INDICATED BELOW

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SPECIAL PAYMENT INSTRUCTIONS SPECIAL DELIVERY INSTRUCTIONS Complete ONLY if the checks representing the Payment are to be issued in a name other than the name(s) on the registered holder of the Warrant.* Pay to: Complete ONLY if the checks Name: representing the Payment are to be Address: mailed to the undersigned at an TIN**: address other than the address *Requires signature guarantee. See reflected below.* Mail to: Instruction No. 2 to this Letter of Name: Transmittal. Address: ** Fill in Taxpayer Identification *Requires signature guarantee. Number of Payee. See Instruction 9 to See Instruction No. 2 to this this Letter of Transmittal. Letter of Transmittal. PAYMENT BY WIRE TRANSFER (to be completed only if the Payment is to be made by wire transfer): WIRE TRANSFER INSTRUCTIONS SPECIAL PAYMENT INSTRUCTIONS Complete ONLY if the wire transfers representing the Payment are to be made to an account name that differs from the name(s) of the holder of the Warrant.* Transfer to: Bank Name/Address: ABA No./Swift Code: Bank Name: Account Name: —— Account No.: Bank Address: Reference: ABA No./Swift Code: * Requires signature guarantee. See Instruction 2. Account Name: ** Fill in Taxpayer Identification Number of Account No.: Payee. See Instruction 9 to this Letter of Reference: Transmittal on page 8. SIGN HERE (By signing, the undersigned acknowledges and agrees to the terms of the Letter of Transmittal) (Signature(s) of Registered Holder(s) of the Warrant) (Signature(s) of Spouse(s) of Registered Holder(s) of the Warrant) (Must be signed by Registered Holder(s) exactly as name(s) appear on the Warrant. If you are an individual resident of California, your spouse must sign. See Instructions No. 1, 2 and 4 to this Letter of Transmittal.) Dated: ___, 2007 (Print or Type Area Code and Telephone Number Above) (Print or Type Taxpayer Identification or Social Security Number Above) If signing is by an officer on behalf of a corporation or by an attorney, executor, administrator, trustee, guardian, agent or other person acting in a fiduciary or representative capacity, please provide the information requested below: (Print or Type Name(s) Above) (Print or Type Full Title(s) Above) (Print or Type Address Above) PLEASE COMPLETE SUBSTITUTE FORM W-9 ON PAGE 9 OF THIS DOCUMENT.

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INSTRUCTIONS FOR COMPLETING LETTER OF TRANSMITTAL
1. Delivery of Letter of Transmittal. The properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal, including the original Warrant must be received by Payment Agent for delivery to be effected and the appropriate person to be entitled to receive the consideration set forth in the Merger Agreement. Notwithstanding any other provisions hereof, Payment will be delivered in exchange for the Warrant only after receipt by Payment Agent of a properly completed and duly executed Letter of Transmittal and all other required documents.
     All questions as to validity, form and eligibility of the surrender of the Warrant hereunder or delivery by the holder(s) of this Letter of Transmittal shall be determined by Payment Agent and Parent.
     The method of delivery of the Letter of Transmittal and all other required documents, including the Warrant, is at the election of the surrendering holder(s), but risk of loss and title to the Warrant will pass only upon delivery of the Warrant to Payment Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.
2. Special Payment and Delivery Instructions. If the Payment is to be payable to someone other than the registered holder(s) of the Warrant, or the Payment is to be mailed to someone other than the person(s) signing this Letter of Transmittal, then the appropriate boxes on this Letter of Transmittal should be completed.
3. Requests for Assistance or Additional Copies. Requests for assistance may be directed to, and additional copies of this Letter of Transmittal may be obtained from ___ by contacting ___ at (XXX) XXX-XXXX or ___ at (XXX) XXX-XXXX.
4. Substitute Form W-9; Form W-8. Under federal income tax laws, each Company Securityholder is required to provide Parent with a correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9, which is provided under “Important Tax Information,” and to indicate if such Company Securityholder is not subject to backup withholding by signing and dating the Substitute Form W-9. Failure to provide the information on the form may subject the surrendering holder(s) to a $50 penalty imposed by the Internal Revenue Service and the Payment will be subject to backup withholding taxes of 28%. See “Important Tax Information” below. Please consult your accountant or tax advisor for further guidance in completing the Substitute Form W-9. A non-U.S. Company Stockholder that certifies its non-U.S. status by completing an appropriate IRS Form W-8 will not be subject to backup withholding and will not need to complete a Form W-9. Non-U.S. holders should consult their tax advisors regarding the appropriate Form W-8 (which can be obtained from the Internal Revenue Service web site at http://www.irs.gov or by contacting the Payment Agent) and any other forms that may be required.
Please consult your accountant or tax advisor for further guidance in completing the Substitute Form W-9.
Purpose of Substitute Form W-9
     To prevent backup withholding on cash payments that are made to a Company Stockholder with respect to Surrendered Securities surrendered for payment, the Company Stockholder is required to notify Payment Agent of his or her current TIN by completing the form below certifying that such holder is a U.S. person (including a U.S. resident alien), that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN) and that (i) such Company Stockholder is exempt from backup withholding, (ii) such Company Stockholder has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the Internal Revenue Service has notified such Company Stockholder that he or she is no longer subject to backup withholding.
What Number to Give
     Each Company Stockholder is required to give Parent the social security number or employer identification number of the record holder(s) of the Surrendered Securities. If a Surrendered Certificate is in more than one name or is not in the name of the actual holder, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for guidance on which number to report.
IRS Circular 230 Disclosure
     To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code, or (ii) promoting, marketing or recommending to another party any matters addressed herein.

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Substitute Form W-9 Request for Taxpayer Identification Number and Certification PAYER’S NAME: ALLERGAN, INC. Name as shown on account (if joint, list first and circle name of the person or entity whose number you enter below) Name: Address: City, State, and Zip Code: TAXPAYER IDENTIFICATION NO. FOR ALL ACCOUNTS Enter your taxpayer identification number in the appropriate box. For most individuals this is your social SUBSTITUTE security number. If you do not have a Form W-9 number, see the enclosed Guidelines. Department of the Treasury Note: If the account is in more than one Social Security Number Internal Revenue Service name, see the chart in the enclosed ___ Payer’s Request for Guidelines on which number to give the Employer Identification Number Taxpayer Identification Number (TIN) payer. ___ Certification – Under penalties of perjury, I certify that: (1) the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien). Certification Instructions – You must cross out Item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax returns. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out Item (2). Also see “Signing the Certification” under “Specific Instructions” in the enclosed Guidelines. SIGNATURE DATE NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

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